As filed with the Securities and Exchange Commission on May 29, 2015

Registration No. 333-196594

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AMERICAN REALTY CAPITAL —
RETAIL CENTERS OF AMERICA II, INC.

(Exact Name of Registrant As Specified in Its Governing Instruments)

405 Park Avenue
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William M. Kahane
AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
405 Park Avenue
New York, New York 10022
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP Three First National Plaza 70 West Madison Chicago, Illinois 60602-4342 Tel: (312) 962-3567 Fax: (312) 962-3551	James A. Tanaka, Esq. General Counsel RCS Capital 405 Park Avenue, 14th floor New York, NY 10022 Tel: (212) 415-6500 Fax: (212) 421-5799

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 2 consists of the following:

•	Supplement No. 9, dated May 29, 2015, included herewith, which will be delivered as an unattached document along with the Prospectus;
•	Registrant’s Prospectus, dated September 25, 2014, originally filed pursuant to Rule 424(b)(3);
•	Part II to this Post-Effective Amendment No. 2, included herewith; and
•	Signatures, included herewith.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
SUPPLEMENT NO. 9, DATED MAY 29, 2015,
TO THE PROSPECTUS, DATED SEPTEMBER 25, 2014

This prospectus supplement, or this Supplement No. 9, is part of the prospectus of American Realty Capital — Retail Centers of America II, Inc., or the Company, dated September 25, 2014, or the Prospectus. This Supplement No. 9 supersedes and replaces all previous supplements and should be read in conjunction with the Prospectus. This Supplement No. 9 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 9 are to, among other things:

•	update our investor suitability standards;
•	update the Cautionary Note Regarding Forward-Looking Statements section;
•	update disclosure relating to our NAV calculation;
•	update our prospectus summary;
•	update our risk factors;
•	update our market overview;
•	update disclosure relating to recent management changes;
•	update disclosure relating to the management of our dealer manager;
•	update disclosure relating to management compensation;
•	update disclosure relating to our valuation policies;
•	include disclosure relating to the engagement of KPMG LLP as our independent registered public accounting firm;
•	update our investment strategy, objectives and policies;
•	update disclosure relating to conflicts of interest;
•	update disclosure relating to our special limited partner;
•	update disclosure relating to the plan of distribution;
•	update our prior performance information;
•	update disclosure relating to our use of experts;
•	attach our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as Annex A;
•	attach our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 as Annex B;
•	replace Appendix A — Prior Performance Tables; and
•	replace Appendix C — American Realty Capital — Retail Centers of America II, Inc. Subscription Agreement.

	Supplement No. 9 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Status of Distributions	S-1	N/A
Share Repurchase Program	S-1	N/A
Status of Fees Paid and Deferred	S-2	N/A
Selected Financial Data	S-3	N/A
Management Updates	S-3	N/A
Change in Auditor	S-4	N/A
Independence from Accounting Issues Identified by American Realty Capital Properties, Inc.	S-5	N/A
Engagement of Deloitte & Touche, LLP	S-5	N/A
Prospectus Updates
Cover Page	S-6	Cover Page
Investor Suitability Standards	S-6	i-iv
Cautionary Note Regarding Forward-Looking Statements	S-7	vi
Prospectus Summary	S-7	1 – 4, 6, 10, 12 – 14, 17 – 18, 22
Risk Factors	S-13	29, 40
Market Overview	S-14	71
Management	S-21	71, 74 – 77, 80 – 83, 85, 87, 89 – 90
Management Compensation	S-27	91, 95 – 96, 101, 103 – 106
Conflicts of Interest	S-31	108, 110 – 111, 115
Investment Strategy, Objectives and Policies	S-32	119
Valuation Policies	S-33	134 – 135
Prior Performance Summary	S-34	152 – 159
Summary of Our Operating Partnership Agreement	S-46	204, 209
Plan of Distribution	S-46	210
Experts	S-46	222
Change in Auditor	S-47	N/A
Annex A — Annual Report on Form 10-K for the fiscal year ended December 31, 2014

i

	Supplement No. 9 Page No.	Prospectus Page No.
Annex B — Quarterly Report on Form 10-K for the quarter ended March 31, 2015
Appendix A — Prior Performance Tables	A-1	A-1
Appendix C — Subscription Agreement	C-1	C-1

ii

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 125.0 million shares of our common stock (excluding shares to be issued under our distribution reinvestment plan, or DRIP) on September 25, 2014. As of May 15, 2015, the Company had not received proceeds in excess of $2.0 million in connection with the sale of common stock in order to break escrow.

Shares Currently Available for Sale

As of May 15, 2015, we received aggregate gross proceeds of $0.2 million, which includes the sale of 8,888 shares of common stock in our initial public offering. As of May 15, 2015, there were 11,554 shares of our common stock outstanding, including unvested restricted stock. As of May 15, 2015, there were 125.0 million shares of our common stock available for sale.

Status of Distributions

In order to qualify and continue to qualify as a real estate investment trust for federal income tax purposes, or REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP) determined without regard to the deduction for dividends paid and excluding net capital gains, and must comply with a number of other organizational and operational requirements. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status and depending on our financial condition and other factors as our board of directors deems relevant.

Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. The discretion of our board of directors will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of Internal Revenue Code of 1986, as amended.

We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets in order to fund distributions if we are unable to make distributions with our cash flows from our operations. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates. Doing so may reduce the amount of capital we have available to invest in properties or other permitted investments, and negatively impact the value of your investment.

Share Repurchase Program

We have a share repurchase program, or SRP, that enables stockholders to sell their shares to us. Under the SRP, stockholders may request that we redeem all or any portion of their shares, subject to certain minimum conditions described below, if such repurchase does not impair our capital or operations.

Prior to the time our advisor begins calculating our net asset value, or NAV, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the time our advisor begins calculating NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share; and
•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share;

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

After the NAV pricing date, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase program. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the NAV pricing date, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1.0 billion in cash, cash equivalents and other short-term investments and certain types of real estate-related assets that can be liquidated more readily than properties, or collectively, liquid assets. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets.

As of May 15, 2015, no shares of common stock had been repurchased or requested to be repurchased under the SRP.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred, forgiven and unpaid to our dealer manager and advisor as of and for the periods presented:

(In thousands)	Incurred for the Three Months Ended March 31, 2015	Forgiven for the Three Months Ended March 31, 2015	Unpaid as of March 31, 2015	Incurred for the Period from April 23, 2014 (date of inception) to December 31, 2014	Forgiven for the Period from April 23, 2014 (date of inception) to December 31, 2014	Unpaid as of December 31, 2014
Offering costs reimbursements	$436	$—	$1,134	$699	$—	$699
Professional fees and reimbursements	27	—	27	—	—	—
	$463	$—	$1,161	$699	$—	$699

Selected Financial Data

The following selected financial data as of March 31, 2015 and December 31, 2014 and for the three months ended March 31, 2015 and the period from April 23, 2014 (date of inception) to December 31, 2014 should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (attached hereto as Annex B) and our Annual Report on Form 10-K for the period from April 23, 2014 (date of inception) to December 31, 2014 (attached hereto as Annex A):

Balance sheet data (In thousands)	March 31, 2015	December 31, 2014
Total assets	$209	$62
Total liabilities	$3,481	$2,450
Total stockholders' deficit	$(3,272)	$(2,388)

Operating data (In thousands, except share and per share data)	Three Months Ended March 31, 2015
Total revenues	$—
Operating expenses	322
Operating loss	(322)
Total other expenses	—
Net loss	$(322)
Other data:
Cash flows used in operating activities	$(223)
Cash flows provided by financing activities	$227
Per share data:
Basic and diluted weighted-average shares outstanding	8,888
Basic and diluted net loss per share	$(36.23)

Management Updates

Appointment of William M. Kahane as Chief Operating Officer and Secretary to Replace Edward M. Weil, Jr.

On October 31, 2014, in light of his recent appointment as chief executive officer of RCS Capital Corporation, Edward M. Weil, Jr. resigned from his role as president, chief operating officer, treasurer and secretary of the Company, effective as of that same date. Mr. Weil did not resign pursuant to any disagreement with the Company. Simultaneously with Mr. Weil’s resignation, the Company’s board of directors, or the Board, appointed William M. Kahane to serve as the Company’s president, chief operating officer, treasurer and secretary. Mr. Weil also resigned from his role as president, chief operating officer, treasurer and secretary of the Company’s advisor and property manager. Mr. Kahane replaced Mr. Weil as president, chief operating officer, treasurer and secretary of the Company’s advisor and property manager.

Appointments of William M. Kahane as Chief Executive Officer to Replace Nicholas S. Schorsch, Nicholas Radesca as Treasurer to Replace William M. Kahane and Kase Abusharkh as Chief Investment Officer to Replace Peter M. Budko.

On November 20, 2014, the Board appointed William M. Kahane, the then-current president, chief operating officer, treasurer and secretary of the Company, to serve as the Company’s chief executive officer, effective as of that same date. Simultaneously with his appointment as chief executive officer of the Company, Mr. Kahane resigned from his role as treasurer of the Company and the Company’s advisor. Mr. Kahane did not resign pursuant to any disagreement with the Company. Mr. Kahane continued to serve in his capacity as president, chief operating officer and secretary of the Company and the Company’s advisor. In connection with Mr. Kahane’s appointment as chief executive officer of the Company, Nicholas S. Schorsch resigned from his role as chief executive officer of the Company, effective as of that same date. Mr. Schorsch did not resign pursuant to any disagreement with the Company. Mr. Schorsch also resigned from his role as chief executive officer of the Company’s advisor. Mr. Kahane also replaced Mr. Schorsch as chief executive officer of the Company’s advisor and continued to serve as president, chief operating officer and secretary of the Company’s advisor.

Simultaneously with Mr. Kahane’s resignation from his role as treasurer of the Company, the Board appointed Nicholas Radesca, the then-current chief financial officer of the Company, to serve as the Company’s treasurer. Mr. Radesca continued to serve in his capacity as chief financial officer of the Company. Mr. Radesca also replaced Mr. Kahane as treasurer of the Company’s advisor and continued to serve as chief financial officer of the Company’s advisor.

Also on November 20, 2014, the Board appointed Kase Abusharkh, the chief investment officer of the Company’s advisor, to serve as the Company’s chief investment officer, effective as of that same date. In connection with Mr. Abusharkh’s appointment as chief investment officer of the Company, Peter M. Budko resigned from his role as executive vice president and chief investment officer of the Company, effective as of that same date. Mr. Budko did not resign pursuant to any disagreement with the Company. Mr. Budko also resigned from his role as executive vice president of the Company’s advisor.

Company Simplifies Board Structure as Part of Sponsor’s Corporate Governance Initiative

On December 29, 2014, the Board implemented certain changes to the composition of the Board and management team consistent with its sponsor’s year-long initiative to further enhance the corporate governance profiles of its various sponsored programs, including promoting or appointing experienced management, mitigating potential conflicts, reducing complexity and minimizing overlap among directors of its sponsored programs.

Appointment of William M. Kahane as Director and Chairman to Replace Nicholas S. Schorsch

On December 29, 2014, the Board appointed William M. Kahane, the then-current chief executive officer, president, chief operating officer, and secretary of the Company, to serve as a director of the Company and the chairman of the Board, effective as of that same date. In connection with Mr. Kahane’s appointment as a director and chairman of the Board, Nicholas S. Schorsch resigned from his role as chairman of the Board. Mr. Schorsch did not resign pursuant to any disagreement with the Company. Simultaneously with his appointment as a director and chairman of the Board, Mr. Kahane resigned from his role as chief operating officer and secretary of the Company and the Company’s advisor. Mr. Kahane did not resign pursuant to any disagreement with the Company. Mr. Kahane continues to serve in his capacity as chief executive officer and president of the Company.

Appointment of Patrick J. Goulding as Chief Financial Officer and Treasurer to Replace Nicholas Radesca and as Secretary to Replace William M. Kahane

On December 29, 2014, the Board appointed Patrick J. Goulding to serve as the Company’s chief financial officer and treasurer, effective as of that same date. In connection with Mr. Goulding’s appointment as chief financial officer and treasurer of the Company, Nicholas Radesca resigned as chief financial officer and treasurer of the Company, effective as of that same date. Mr. Radesca also resigned from his role as chief financial officer and treasurer of the Company’s advisor. Mr. Radesca did not resign pursuant to any disagreement with the Company. Mr. Goulding was also appointed as chief financial officer and treasurer of the Company’s advisor.

Also effective December 29, 2014, the Board appointed Mr. Goulding to serve as the Company’s secretary. Mr. Goulding was also appointed as secretary of the Company’s advisor.

Change in Auditor

On January 22, 2015, Grant Thornton LLP, or Grant Thornton, resigned as the Company’s independent registered public accounting firm. Grant Thornton’s resignation was accepted by the Company’s audit committee.

Grant Thornton’s audit report on the Company’s consolidated financial statements for the period from April 23, 2014 to June 2, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Since the Company’s establishment in April 2014 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through January 22, 2015, (i) there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of the foregoing statements and has requested and received from Grant Thornton a letter addressed to the Securities and Exchange Commission stating that Grant Thornton agrees with the above statements.

On February 2, 2015, we engaged KPMG LLP, or KPMG, as our new independent registered public accounting firm for the fiscal year ended December 31, 2014. Our audit committee participated in and approved the decision to appoint KPMG.

Since our establishment in April 2014 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through February 2, 2015, neither we nor anyone acting on our behalf, consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Independence from Accounting Issues Identified by American Realty Capital Properties, Inc.

Since the announcement on October 29, 2014, by American Realty Capital Properties, Inc., or ARCP, a publicly-traded REIT previously sponsored by the parent of our sponsor, relating to certain ARCP accounting misstatements, our sponsor and our dealer manager have engaged in continuous dialogue with soliciting dealers through which our offering is distributed to clarify that ARCP is a separate publicly-listed company and is not affiliated with us, and we and ARCP have independent accounting teams and no overlapping accounting and control systems. Our sponsor and dealer manager believe that the independent broker-dealer community remains supportive of direct investment products sponsored by our sponsor, including our offering, and are providing soliciting dealers with requested information in order to maintain distribution relationships.

Engagement of Deloitte & Touche, LLP

On December 11, 2014, AR Capital, LLC, the parent of our sponsor, announced that it will engage Deloitte & Touche, LLP, or Deloitte, to provide outsourced internal audit services on behalf of the publicly registered, nontraded companies that AR Capital, LLC directly or indirectly sponsors, including us. Pursuant to the engagement, Deloitte will work with our management to develop an annual risk-based internal audit work plan and budget which will be presented to our audit committee for approval, provide our audit committee with a quarterly update on its work and formally report the results of its work to our audit committee.

PROSPECTUS UPDATES

Each occurrence of the phrase “Asset Management Subordinated Participation” throughout the Prospectus is deleted in its entirety and the phrase “Asset Management Subordinated Deferred Participation” is inserted in lieu thereof.

Cover Page

The seventh sentence of the first paragraph on the cover page of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Beginning with the NAV pricing date (as described below), the per share price for shares in our primary offering and our DRIP will vary quarterly and will be equal to our per share net asset value, or NAV, as determined by our advisor, divided by the number of shares of our common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, plus, in the case of our primary offering, applicable commissions and fees. For purposes of this prospectus, the NAV pricing date means the date on which we first publish an estimated per share NAV, which will be on or prior to the date that is 150 days following the second anniversary of breaking escrow in this offering. If, due to rules adopted by the Financial Industry Regulatory Authority, or FINRA, contractual obligations in the selling agreements between our participating broker-dealers and our dealer manager, or rules that may be adopted by the SEC or the states, we publish an estimated per share value during this offering, then our board of directors may change the offering price of shares offered in the primary offering as well as the price at which shares are being offered pursuant to our DRIP. We will file a post-effective amendment to this registration statement to reflect any change in the price, after the NAV pricing date, that is more than 20% higher or lower than the $25.00 per share or $23.75 per share price, as applicable, listed in this offering or pursuant to our DRIP.”

The fifth paragraph on the cover page of the Prospectus is hereby replaced in its entirety with the following disclosure.

“PENNSYLVANIA AND WASHINGTON INVESTORS:  The minimum closing amount is $2,000,000. Because the minimum closing amount is less than $312,500,000, Pennsylvania investors are cautioned to carefully evaluate this program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program subscriptions. We will not release any proceeds for subscriptions from Pennsylvania or Washington residents from escrow unless and until we have received $156,250,000 and $20,000,000, respectively, in aggregate subscriptions from all investors.”

Investor Suitability Standards

The following disclosure hereby replaces the paragraph entitled “Alabama” on page i of the Prospectus.

“Alabama

•	In addition to the general suitability standards, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in this program and our affiliates.”

The bullet under the section entitled “Investor Suitability Standards — Nebraska” on page ii of the Prospectus is hereby replaced with the following disclosure.

“Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor’s investment in us and in other non-publicly traded real estate investment trusts and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) may not exceed ten percent (10%) of his or her net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.”

The following disclosure hereby replaces the paragraph entitled “Ohio” on page iii of the Prospectus.

“Ohio

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.”

The following disclosure is hereby added after the paragraph entitled “Tennessee” on page iii of the Prospectus.

“Vermont

•	Accredited investors in Vermont, as defined in 17 C.F.R. 9230.501, may invest freely in us. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in our offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investors total assets (not including home, home furnishings, or automobiles) minus total liabilities.”

The second paragraph on page iv of the Prospectus is hereby replaced with the following disclosure.

“Because the minimum offering of our common stock is less than $312,500,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, we will not release from escrow any proceeds for subscriptions from Pennsylvania or Washington residents unless and until we have received a minimum of $156,250,000 and $20,00,000, respectively, in aggregate subscriptions from all investors.”

Cautionary Note Regarding Forward-Looking Statements

The following disclosure is hereby inserted after the second full paragraph on page vi of the Prospectus.

“This prospectus contains estimates and other statistical data that we obtained or derived from, or that we estimated in good faith based partly on, industry publications, surveys, forecasts and reports, governmental publications, reports by market research firms or other independent sources. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports, based on our industry experience we believe that the publications are reliable and the conclusions contained in the publications and reports are reasonable.”

Prospectus Summary

The third paragraph under the question “What is American Realty Capital — Retail Centers of America II, Inc.?” on pages 1-2 of the Prospectus is hereby replaced with the following disclosure.

“We are one of 15 publicly offered, non-traded REITs sponsored or co-sponsored by the American Realty Capital group of companies including Phillips Edison Grocery Center REIT, Inc., a Maryland corporation organized as Phillips Edison — ARC Shopping Center REIT Inc. on October 13, 2009, or PECO; American Realty Capital — Retail Centers of America, Inc., a Maryland corporation organized on July 29, 2010, or ARC RCA; American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation organized on September 10, 2010, or ARC DNAV; Global Net Lease, Inc., a Maryland corporation organized on July 13, 2011, or GNL; American Realty Capital Healthcare Trust II, Inc., a Maryland corporation organized on October 15, 2012, or ARC HT II; Realty Finance Trust, Inc., a Maryland corporation organized on November 15, 2012, or RFT; American Realty Capital Trust V, Inc., a Maryland corporation organized on January 22, 2013, or ARCT V; Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation organized as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013, or PECO II; American Realty Capital

Hospitality Trust, Inc., a Maryland corporation organized on July 25, 2013, or ARC HOST; United Development Funding Income Fund V, a Maryland corporation organized on October 1, 2013, or UDF V; American Realty Capital New York City REIT, Inc., a Maryland corporation organized on December 19, 2013, or ARC NYCR; American Realty Capital Healthcare Trust III, Inc.; a Maryland corporation organized on April 24, 2014, or ARC HT III; American Realty Capital Global Trust II, Inc., a Maryland corporation organized on April 23, 2014, or ARC Global II; and American Realty Capital New York City REIT II, Inc., a Maryland corporation organized on July 1, 2014, or ARC NYCR II. Additionally, the American Realty Capital group of companies is the sponsor of one New York Stock Exchange-listed REIT, New York REIT, Inc. (formerly American Realty Capital New York Recovery REIT, Inc.), or NYRT. The American Realty Capital group of companies is also the co-sponsor of two business development companies, Business Development Corporation of America, a Maryland corporation organized on May 5, 2010, or BDCA, and Business Development Corporation of America II, a Maryland corporation organized on April 17, 2014, or BDCA II, and a non-traded oil and gas limited partnership, American Energy Capital Partners — Energy Recovery Program, LP, a Delaware limited partnership organized on October 30, 2013, or AERP. An American Realty Capital company also advises BDCA Venture Inc., a business development company organized as a Maryland corporation on May 9, 2008 and listed on the NASDAQ Capital Market since December 2011. For additional information concerning these other American Realty Capital-sponsored programs, please see the section in this prospectus entitled “Conflicts of Interest.””

The following disclosure hereby replaces in its entirety the paragraph under the question “What are your investment objectives?” on page 2 of the Prospectus.

“Our primary investment objectives are:

•	Preserve and protect capital;
•	Provide attractive and stable cash distributions; and
•	Increase the value of assets in order to generate capital appreciation.

We plan to implement our investment objectives as follows:

•	Large Retail Focus — We will pursue an investment strategy focused on acquiring a diversified portfolio of existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20 million), and other need-based shopping centers, or collectively, large retail assets, which are located in the United States and at least 80.0% leased at the time of acquisition. We expect the cost of each of these properties to be up to $100 million, and in some cases, in excess of $100 million. By the time we are fully invested, we expect our portfolio to consist of at least 65% of large retail assets. In addition, we may invest in existing enclosed mall opportunities for de-malling and reconfiguration into an open air format in an amount expected not to exceed 20% of our assets.
•	Necessity-Based Retail — Up to 20.0% of our portfolio may consist of existing grocery-anchored shopping centers with a purchase price of $20 million dollars or less, typically anchored by drug stores, grocery stores, convenience stores and discount stores, or collectively, necessity-based retail assets.
•	Real Estate-Related Assets — Up to 15% of our portfolio may consist of real estate-related assets, including loans and debt securities secured by our targeted assets.
•	Discount to Replacement Cost — We intend to purchase properties valued at a substantial discount to replacement cost using current market rents, and with significant potential for appreciation.
•	Low Leverage — We intend to finance our portfolio opportunistically at a target leverage level of not more than 45% loan-to-value, which ratio will be determined after the close of this offering and once we have invested substantially all the net proceeds of this offering.
•	Diversified Tenant Mix — We expect to lease our properties to a diversified group of tenants with a bias toward national tenants.

•	Lease Term — We expect the average lease term on leases on our properties with anchor tenants to be five years or greater.
•	Monthly Distributions — We intend to pay distributions monthly out of funds from operations, as adjusted (as described below) and subject to exceptions described herein.
•	Maximize Total Returns — We intend to maximize total returns to our stockholders through a combination of realized appreciation and current income.
•	Exit Strategy — We intend to maximize stockholder total returns through a highly disciplined acquisitions strategy, with a constant view towards a seamless and profitable exit.”

The following disclosure hereby replaces in its entirety the paragraph under the question “What is the experience of your investment team?” on page 3 of the Prospectus.

“Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Our chief executive officer and president has more than 35 years of real estate experience. In addition, our chief investment officer has more than 13 years of real estate experience and our chief financial officer, treasurer and secretary has more than 25 years of real estate experience. Additionally, we will benefit by leveraging the long-established best practices, infrastructure and national resources of the service provider and its affiliates. We believe a number of factors differentiate us from other non-traded REITs, including our property type focus, our lack of legacy issues, our opportunistic buy and sell strategy, and our institutional management team.”

The following disclosure hereby replaces in its entirety the paragraph under the question “What is the experience of your principal executive officers?” on page 4 of the Prospectus.

“Our investments are identified, evaluated, negotiated, consummated and managed by our investment team employed by our advisor, including the three principal officers of our advisor, William M. Kahane, Kase Abusharkh and Patrick J. Goulding. William M. Kahane is the chief executive officer and president of our company and our advisor. Kase Abusharkh is the chief investment officer of our company and our advisor and Patrick J. Goulding is the chief financial officer, treasurer and secretary of our company and our advisor. Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Abusharkh has 13 years of experience in commercial real estate finance, acquisition, disposition and development, with a specialized focus on retail properties. Mr. Goulding has more than 25 years of experience in real estate finance accounting and operations. Please also see the section entitled “Management” in this prospectus.”

The first sentence under the question “How will your advisor calculate NAV?” on page 6 of the Prospectus is hereby replaced with the following disclosure.

“Commencing with the initial NAV pricing date and on each pricing date thereafter (unless we list our common stock on a national securities exchange), our advisor will be responsible for calculating our quarterly NAV at the end of each business day on which we make our quarterly financial filing.”

The following disclosure is added as the last bullet under the question “Are there any risks involved in an investment in your shares?” on page 10 of the Prospectus.

“•	We will use, and we intend to disclose to investors, funds from operations, or FFO, and modified funds from operations, or MFFO, which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss of cash flow from operations as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.”

The following is added as a new bullet under the question “What conflicts of interest will your advisor and the service provider and its affiliates face” on page 12 of the Prospectus.

“•	We have entered into an investment opportunity allocation agreement with ARC RCA, which may result in us not being able to acquire separate properties identified by our advisor and its affiliates.”

The second and third sentences of the first paragraph under the question “What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?” on page 13 of the Prospectus is hereby replaced with the following disclosure.

“During the period from our inception on April 23, 2014 through March 31, 2015, no compensation, fees, distributions or expense reimbursements were paid or reimbursed to the respective affiliates of our sponsor including our advisor (and its affiliates) and our dealer manager. However, as of March 31, 2015, $2.5 million was accrued and unpaid.”

The following disclosure is added as the last sentence of the first paragraph under the question “What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?” on page 14 of the Prospectus.

“To the extent we enter into a joint venture agreement, our advisor will be compensated on the same basis described below proportionately with our interest in the joint venture.”

The second paragraph under the question “What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?” on page 14 of the Prospectus is hereby replaced with the following disclosure.

“The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, real estate commissions and subordinated distributions by our operating partnership payable to our advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, may not exceed (a) six percent of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) real estate commissions, if any, of up to 2% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.”

The disclosure relating to the Asset Management Subordinated Participation on pages 17-18 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Asset Management Subordinated Deferred Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV, to per share NAV.	Not determinable at this time. Because the subordinated deferred participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Our advisor and its assignees are entitled to receive distributions on the vested and unvested Class B units they receive in connection with its asset management subordinated deferred participation at the same rate as distributions received on our common stock. These distributions will be in addition to the incentive fees and other participations the advisor, its affiliates and assigns may receive, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.
Class B Units are subject to forfeiture until such time as any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of our independent directors; provided that the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described herein, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

The disclosure relating to the Subordinated Participation in Net Sale Proceeds on page 22 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange at the time of sale)	The special limited partner or its assignees will receive from time to time, when available, including in connection with a merger, consolidation or sale or other disposition of all or substantially all of our assets, 15.0% of the value accorded to our shares of common stock outstanding immediately prior to the effective time of the merger or consolidation by the relevant transaction documents or the remaining “net sales proceeds” (as defined in our charter) of an asset sale, as applicable, after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide the return of capital and the 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ and assigns’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.”

Risk Factors

The following disclosures are hereby inserted as new risk factors under the section “Risk Factors — Risks Related to an Investment in American Realty Capital — Retail Centers of America II, Inc.” beginning on page 29 of the Prospectus.

“Disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor, may adversely affect our ability to raise substantial funds.

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of adjusted funds from operations (“AFFO”) and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. ARCP also announced the resignations of its chief accounting officer and its chief financial officer. ARCP’s former chief financial officer is one of the non-controlling owners of the parent of our sponsor, but does not have a role in the management of our sponsor’s or our business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the executive chairman of our board of directors until his resignation on December 29, 2014. This individual is one of the controlling members of the parent of our sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the parent of our sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents. On March 30, 2015, ARCP filed its Form 10-K for the year ended December 31, 2014. ARCP’s filings with the SEC are available at the internet site maintained by the SEC, www.sec.gov.

Since the initial announcement in October, a number of participating broker-dealers temporarily suspended their participation in the distribution of our offering. Although certain of these broker-dealers have reinstated their participation, we cannot predict the length of time the remaining temporary suspensions will continue or whether all participating broker-dealers will reinstate their participation in the distribution of our offering. As a result, our ability to raise substantial funds may be adversely impacted.”

The following risk factor replaces in its entirety the risk factor “Our advisor and the service provider face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.” on page 40 of the Prospectus.

“The conflicts of interest inherent in the incentive fee structure of our arrangements with our advisor, the service provider and their affiliates could result in actions that are not necessarily in the long-term best interests of our stockholders, including required payments if we terminate the advisory agreement or services agreement, even for poor performance by our advisor or the service provider.

Under our advisory agreement and the limited partnership agreement of our operating partnership, or the partnership agreement, the special limited partner and its affiliates are entitled to fees, distributions and other amounts that are structured in a manner intended to provide incentives to our advisor to perform in our best interests. However, because our advisor and the service provider do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, our advisor’s and the service provider’s interests may not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend to our board of directors, or the service provider could be motivated to recommend to our advisor, riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle it or the special limited partner to fees. In addition, the special limited partner and its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending to our board or directors sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor and its affiliates, including the special limited partner, to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Moreover, the partnership agreement requires our operating partnership to pay a performance-based termination distribution to the special limited partner or its assignees if we terminate the advisory agreement, even for poor performance by our advisor, prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. Similarly, because this distribution will still be due even if we terminate the advisory agreement for poor performance, our advisor may be incentivized to focus its resources and attention on other matters or otherwise fail to use its best efforts on our behalf.

In addition, the requirement to pay the distribution to the special limited partner or its assignees at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the special limited partner or its assignees. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control. In addition, our advisor will be entitled to an annual subordinated performance fee such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to our advisor does not exceed 10.0% of the aggregate return for such year, and that the amount, while accruing annually in each year the 6.0% return is attained, will not actually be paid to our advisor unless investors receive a return of capital contributions, which could encourage our advisor to recommend riskier or more speculative investments.”

Market Overview

The following disclosure is hereby inserted after the last paragraph under the section “Market Overview” beginning on page 71 of the Prospectus.

“Industry Overview

We believe that there are several important drivers contributing to current retail real estate demand within our target market, including the following five factors:

•	Improving Fundamentals Historically Associated with Increased Consumer Demand for Retail Goods.
•	Favorable Spread Between Ten-Year U.S. Treasury Yields and Average Retail Real Estate Cap Rates.
•	Dramatically Limited Supply of Retail Real Estate Both Now and for the Foreseeable Future.
•	Stronger Historic Return-for-Risk Proposition Relative to Other Commercial Real Estate Asset Classes.
•	Online Activity Complementary to Brick-and-Mortar Retail Sales.

Improving Fundamentals Leading to Increased Consumer Demand for Retail Goods

According to the U.S. Federal Reserve Economic Database (“FRED”), as of January 1, 2015, personal consumption expenditures, a key measure of consumer spending on the types of goods and services found in retail shopping centers, accounted for 68% of total U.S. gross domestic product (“GDP”). Moreover, the share of total GDP accounted for by personal consumption expenditures has increased by approximately 10% over the past 50 years. Given the proportion of GDP accounted for by personal spending on goods and services, we believe that the consistent increase in GDP per capita since 2009 will be conducive to increased retail consumption.

GDP Growth — The U.S. economy has been growing slowly with healthy growth expected.

Sources: Federal Reserve Bank of St. Louis; Goldman Sachs Investment Management Research

In addition, we believe that retail sales growth, the recent drop in gas prices, year-over-year consumer sentiment and job growth will contribute to further demand for retail real estate:

•	Retail sales in the U.S. have increased each year since 2009 according to the U.S. Census Bureau.

Seasonally Adjusted Monthly Retail Sales In Millions
(Jan 2008 – Jan 2015)

Source: U.S. Census Bureau

•	U.S. monthly job growth has been positive since the fourth quarter of 2010 according to the U.S. Bureau of Labor Statistics (as of February, 2015), extending the “longest streak on record” according to the White House (as of February, 2015). Furthermore, according to the U.S. Bureau of Labor Statistics, the pace of job growth over the past three months was the fastest in 17 years (as of February, 2015).

Job Growth — Monthly job growth has been positive since the fourth quarter of 2010.

Source: Federal Reserve Bank of St. Louis, as of January 2015

•	2014 year-over-year consumer optimism was the highest in seven years according to the University of Michigan Surveys of Consumers.

Rising Consumer Confidence:

Source: University of Michigan

•	According to the U.S. Bureau of Labor Statistics, the seasonally adjusted gasoline index, which is a component of the consumer price index and which measures the average price of American consumers’ gasoline expenditures, decreased by 53.7% for the six months ended February of 2015, which is the largest decrease reported for any component of the consumer price index for that period. We believe that decreases in the price of gas will allow for increased spending in other areas of the economy. As such, we believe that many consumers will spend a portion of the dollars saved on gas due to the recent drop in gas prices on retail goods and at retail shopping centers, which in turn will drive demand for retail real estate.

Favorable Spread Between Ten-Year U.S. Treasury Yields and Average Retail Real Estate Cap Rates
10 YEAR T-BILL YIELD VS. RETAIL CAP RATES

Chart Source: CBRE “All Factors Point to an Exceptional 2015 for Retail” Presentation. February, 2015.

Generally speaking as the spread between ten-year government bonds, and retail real estate capitalization rates (generally calculated by dividing annualized net income by property value, which is typically measured by initial purchase price) widens, total achievable yield on retail real estate-related investments increases relative to risk — making them a more attractive proposition to investors. As the chart illustrates, current spreads between the ten-year U.S. Treasury and this selection of retail real estate subclasses have widened between December of 2001 and December of 2014.

Dramatically Limited Current Supply of Retail Real Estate with a Forecast for Accelerating Demand

As of December of 2014, AEW Capital Management (“AEW”) reported that the total supply of U.S. shopping center GLA, or gross leasable area, grew at 0.3% per year over the last four years. This falls well below the averages reported by AEW of 4.2% growth in annual supply experienced in the 1980s and 2.3% growth in annual supply experienced from 1990 to 2010. At the same time, CBRE forecasts that retail development will return, vacancies will decline and demand for retail real estate will accelerate through 2018. We believe that such minimal new development of retail real estate combined with the forecast of accelerating demand, recent growth in retail rents, declining vacancy rates, year-over-year growth in retail sales and improving economic fundamentals will contribute to downward pressure on vacancy rates and upward pressure on rental rates at the properties we target for investment.

We believe the retail real estate market is transitioning from the “recovery” phase of the retail real estate cycle, where demand is weak but improving, construction is low, vacancy is high but falling and rents are stabilizing, to the “expansion” phase of the retail real estate cycle, where demand increases, construction increases, vacancy rises as new construction is completed, and rents rise to above-average levels. We believe this transition period is an opportune time to invest in retail real estate.

Chart Source: CBRE “All Factors Point to an Exceptional 2015 for Retail” Presentation. February, 2015.

Stronger Historic Return-for-Risk Proposition Than Other Commercial Real Estate Asset Classes

Retail-Focused Investments: Historic High Returns Relative to Risk

Chart Sources: Bloomberg, REIS (using data from the National Council Real Estate Investment Fiduciaries Property Index (the “NCREIF Index”) of Property Returns for Retail, Apartment, Industrial, and Office property types, respectively, from March 31, 1990 through December 31, 2014).

The chart above is a risk-return breakdown of the retail, industrial, apartment and office sectors from March 31, 1990 through December 31, 2014. During this time span, retail real estate outperformed all other sectors of commercial real estate in delivering investment returns relative to risk, showing the least amount of average volatility and the greatest average return. The NCREIF Index, which is the source of the chart above, is a composite total rate of return measure of the investment performance of a large pool of individual commercial real estate properties acquired in the private market for investment purposes. Significant differences exist between the NCREIF Index and the Company’s investments. The NCREIF Index represents a blended portfolio, involves institutional investors, is leverage free, and fees are not included. Therefore, the returns in the chart above are not indicative of returns investors should expect to receive from an investment in the Company. Past performance is no guarantee of future results. This chart does not represent the performance of any specific investment and is for illustrative purposes only. An investment cannot be made directly in an index.

Online Activity Complementary to Brick-and-Mortar Retail Sales

Consumers can now interface with retailers from anywhere in the world, whether at physical brick-and-mortar locations, through mobile devices or computers. Despite the rise in online activity, management consulting firm A.T. Kearney reports in an article published in September of 2014 that over 90% of U.S. retail sales in 2013 were still made in physical brick-and-mortar locations. Furthermore, according to Monetate, a provider of cloud-based technology for online marketers, online shoppers rarely close on a purchase, as evidenced by an average online conversion rate for 2013 of only 2.65% for consumers who did not visit the store.

Listed below are some of the ways in which we believe retailers are using online devices as tools to enhance brick-and-mortar retail sales:

•	Initiating the buying process by encouraging online “window shopping”: Browsing through items, getting peer recommendations, and researching stores, brands or products online is being encouraged by retailers through partnerships with online vendors, social media, online advertising and search engine optimization.
•	Purchasing online but picking up in-store: According to a report published by McKinsey & Company in December of 2014, 40% of Best Buy’s and more than 50% of Wal-Mart’s online sales are picked up in-store.
•	Consumers need retail stores close by to return and exchange items: We believe consumers expect simple and seamless interactions with retailers. This applies not only for purchasing the products they want, but also for returning unwanted products. We believe retail stores offer a more convenient way to return and/or exchange purchased items, often including items that were purchased online.
•	Online vendors are investing in the infrastructure of brick-and-mortar retail locations: Online sales platforms and retail locations are working together by installing lockers and pickup boxes to provide consumers with more responsive, convenient and secure package deliveries. For example, in a third quarter 2014 earnings call, Home Depot President and CEO Craig Menear said, “Interconnected retail also requires us to rethink space allocation within our stores. Almost 40% of our online orders are picked up in the store using our Buy Online Pick Up in Store and Buy Online Ship to Store capabilities. This year we are installing dedicated storage bays in 550 stores to improve the customer experience.”
•	E-commerce giants like Amazon are experimenting with having their own brick-and-mortar locations: Amazon has launched several kiosks in California in part to gauge the support of their online consumer-base and to provide a place for consumers to see, feel and touch Amazon’s proprietary physical products like the Amazon Fire smartphone and the Amazon Kindle tablet.

Total U.S. Retail Sales 2013

Chart Source: A.T. Kearney”

Management

The second sentence of the third paragraph under “Management — General” on page 71 of the Prospectus is hereby replaced with the following disclosure:

“Currently, we have three directors: Mr. Kahane, Mr. Vederman and Mr. Penn, the last two of which are independent directors.”

The table under the heading “Executive Officers and Directors” on page 74 of the Prospectus is hereby deleted in its entirety and replaced with the following table.

Name	Age	Position(s)
William M. Kahane	67	Chief Executive Officer, President and Chairman of the Board of Directors
Kase Abusharkh	33	Chief Investment Officer
Patrick J. Goulding	51	Chief Financial Officer, Treasurer and Secretary
Herbert Vederman	69	Independent Director
B.J. Penn	76	Independent Director

Mr. Schorsch’s biography on page 74 of the Prospectus is hereby deleted in its entirety.

Mr. Budko’s biography on pages 76 – 77 of the Prospectus is hereby deleted in its entirety.

Mr. Weil’s biography on pages 75 – 76 of the Prospectus is hereby deleted in its entirety

Mr. Kahane’s biography on page 76 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“William M. Kahane was appointed as a director and as the chairman of the board of directors in December 2014 and has served as chief executive officer of our company and our advisor since November 2014. Mr. Kahane has served as the president of our company and our advisor since October 2014. Mr. Kahane also previously served as treasurer of our company and our advisor from October 2014 to November 2014 and as chief operating officer and secretary of our company and our advisor from October 2014 to December 2014.

William M. Kahane has served as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012. From November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane has served as the chief executive officer and president of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane has served as chairman of the board of directors of ARCT V since February 2015, as chief executive officer of ARCT V from December 2014 through May 2015 and as president of ARCT V from November 2014 through May 2015. Mr. Kahane also has served as chief executive officer of the ARCT V advisor and the ARCT V property manager since December 2014 and as president of the ARCT V advisor and the ARCT V property manager since November 2014. From November 2014 to December 2014, Mr. Kahane served as chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served as a director of ARC NYCR since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane served as chief operating officer, treasurer and secretary of GNL, the GNL advisor and the GNL property manager from October 2014 until February 2015 and was appointed executive chairman of the board of directors of GNL in February 2015. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC Global II in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from

October 2014 until December 2014. Mr. Kahane was appointed a director of ARC HOST in February 2014 and was appointed as executive chairman in December 2014. Mr. Kahane previously served as the chief executive officer and president of ARC HOST from August 2013 to November 2014. Mr. Kahane has served as a director of RFT since November 2014 and was appointed as chairman in December 2014. Mr. Kahane was appointed as a director and as the executive chairman of the board of directors ARC NYCR II in January 2015. Mr. Kahane served as a director of ARCP from February 2013 to June 2014 and as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012. Mr. Kahane has also served as a director of NYRT since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012. Mr. Kahane served as a director of American Realty Capital Healthcare Trust, Inc., or ARC HT, from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane has served as a director of ARC HT II since March 2013 and served as executive chairman from December 2014 until February 2015. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc., or ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust, III, or ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of PECO II from August 2013 until January 2015. Mr. Kahane also has been the interested director of BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCAP from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc., or Cole DNAV, from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc., or CCPT, from February 2014 until May 2014.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Nicholas S. Schorsch while a trustee at American Financial Realty Trust, or AFRT, from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an M.B.A. from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current and prior experience as a director or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.”

Mr. Abusharkh’s biography on pages 82 – 83 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure immediately after Mr. Kahane’s biography on page 76 of the Prospectus.

“Kase Abusharkh was appointed as chief investment officer of our company in November 2014 and as chief investment officer of our advisor in August 2014. Mr. Abusharkh has served as chief investment officer of ARC RCA since December 2014 and as chief investment officer of the ARC RCA advisor since August 2014. Mr. Abusharkh has also served as president of Sperry Van Ness | The Kase Group, known as The Kase Group, a real estate firm that Mr. Abusharkh helped form in June of 2006. Mr. Abusharkh has 13 years of experience in commercial real estate finance, acquisition, disposition and development, with a specialized focus on retail properties. Mr. Abusharkh has facilitated over $2 billion in commercial real estate transactions in his career and was the number one net leased broker within the Sperry Van Ness organization every year from 2006 to 2013. Mr. Abusharkh is also a developer and principal in a number of developments and repositions in Walnut Creek, California, San Francisco, California, Sonoma County, California, Monterey County, California, Alameda County, California, and Charlotte, North Carolina. Mr. Abusharkh received his Bachelor’s Degree in economics and business administration from St. Mary’s College of California.”

Mr. Radesca’s biography on page 77 of the Prospectus is hereby deleted in its entirety.

The following is hereby added after Mr. Abusharkh’s biography on page 82 of the Prospectus.

“Patrick J. Goulding was appointed as our chief financial officer, treasurer and secretary in December 2014. Mr. Goulding has served as chief financial officer and secretary of ARC RCA and the ARC RCA advisor since December 2014. Mr. Goulding has served as the chief financial officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since July 2014. Mr. Goulding has also served as the chief financial officer of GNL, the GNL advisor and the GNL property manager since July 2014. Prior to joining GNL and ARC Global II, Mr. Goulding served as managing director at Morgan Stanley from January 2010 to June 2014 where he was global head of portfolio management for its opportunistic real estate platform. From January 2007 to April 2009, Mr. Goulding served as managing director at Strategic Value Partners, a global alternative investment firm. Mr. Goulding has more than 25 years of experience in real estate finance accounting and operations and is a fellow of the institute of chartered accountants in Ireland. Mr. Goulding graduated from the Waterford Institute of Technology in Waterford, Ireland.”

The following disclosure is hereby added as Herbert Vederman’s biography on page 77 of the Prospectus.

“Herbert Vederman was appointed as an independent director of the Company in March 2015. Mr. Vederman has also served as an independent director of ARCT V since March 2015. Mr. Vederman most recently served as senior consultant in the government and public affairs group of law firm Stradley Ronon Stevens & Young, LLP, from September 2004 until June 2014. Previously he served as a director of the Pennsylvania Economic Development Finance Authority from June 2004 to September 2012 and as a director of the Philadelphia Regional Port Authority from April 2004 to September 2011. Mr. Vederman also served as deputy mayor for economic development for the city of Philadelphia, Pennsylvania from January 1992 through January 2000. Mr. Vederman has served as a director of Rodman Properties, Inc., a developer, manager and owner of multi-family units throughout the United States, since March 1991. Mr. Vederman has also assisted in directing investment activities at his family’s investment office, which has made early stage investments in retail companies such as David’s Bridal Inc. and Five Below, Inc., since March 1991. Mr. Vederman served in various capacities, including as executive vice president and as a member of the executive board of directors, of Charming Shoppes, Inc. and its brand Fashion Bug from June 1968 through March 1988. Mr. Vederman served as adjunct professor of government and political science at Drexel University from April 2005 through June 2005 and from August 2004 through December 2004. Mr. Vederman also served as a trustee of the Drexel University College of Medicine from June 2003 to August 2011 and as a trustee of American University from September 1988 to May 1999. Mr. Vederman holds a Bachelor of Arts Degree from Long Island University. We believe that Mr. Vederman’s over 20 years of experience in the real estate industry and in the retail industry makes him well qualified to serve on our board of directors.”

Mr. Cassato’s biography on page 77 of the Prospectus is hereby deleted in its entirety.

The disclosure in the section entitled “Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” on page 80 is hereby amended by inserting the following disclosure as a new paragraph below the bullet points on page 81:

“We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter.”

The Advisor

The second and third paragraphs and the table under the heading “The Advisor” on page 82 of the Prospectus is hereby deleted in its entirety and replaced with the following.

“The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
William M. Kahane	67	Chief Executive Officer and President
Kase Abusharkh	33	Chief Investment Officer
Patrick J. Goulding	51	Chief Financial Officer, Treasurer and Secretary

The backgrounds of Messrs. Kahane, Abusharkh and Goulding are described in the “Management —  Executive Officers and Directors” section of this prospectus.”

The Advisory Agreement

The following disclosure hereby replaces the last paragraph set forth under the heading “The Advisory Agreement” on page 85 of the Prospectus.

“The advisory agreement has a one-year term ending September 25, 2015, and may be renewed for an unlimited number of successive one-year periods. Additionally, the advisory agreement may be terminated (a) by the Company with cause upon 45 days’ prior written notice or (b) upon 60 days’ prior written notice (i) by the independent directors of the Company or the advisor, without cause and without penalty, (ii) by the advisor for good reason, or (iii) by the advisor upon a change of control.”

Dealer Manager

The following disclosure hereby replaces the disclosure set forth under the heading “Dealer Manager” beginning on page 87 of the Prospectus.

“Dealer Manager

Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for ARC HT III, RFT, PECO II, ARC HOST, UDF V, ARC Global II, NYCR, AERP, ARC NYCR II, BDCA and BDCA II.

Our dealer manager is owned by an entity which is under common control with the parent of our sponsor. Accordingly, Messrs. Schorsch, Kahane and Weil are indirect owners of our dealer manager. Our dealer manager is an affiliate of our advisor. See the section entitled “Conflicts of Interest” in this prospectus.

Name	Age	Position(s)
Edward M. Weil, Jr.	48	Chairman
William E. Dwyer III	57	Chief Executive Officer
Louisa Quarto	47	President
Michael Shuckerow	43	Chief Compliance Officer
Jennifer Round	39	Chief Operating Officer
Steve Rokoszewski	39	Executive Vice President

The backgrounds of Mses. Quarto and Round and Messrs. Weil, Dwyer, Shuckerow and Rokoszewski are described below:

Edward M. Weil, Jr. has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 until September 2014 and the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor from their respective formations in October 2009 until November 2014. He has served as the executive vice president and secretary of the PECO advisor since its formation in December 2009. Mr. Weil served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager from their respective formations in September 2010 until November 2014, and served as a director of ARC DNAV from September 2010 until August 2014. Mr. Weil served as a director of ARCP from March 2012 until June 2014. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil was an executive officer of GNL, the GNL advisor and the GNL property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of GNL from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil served as the president, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012 until November 2014, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of RFT and the RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013, and served as a director of ARCT V from January 2013 to September 2014. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil served as president, chief operating officer, treasurer and secretary of the PECO II advisor from July 2013 until October 2014. Mr. Weil has served as a member of the board of directors of the ARC HOST sub-property manager since August 2013. Mr. Weil served as chief executive officer and president of the general partner of AERP from its formation in October 2013 until November 2014. Mr. Weil has served as president, treasurer, secretary and a director of RCAP since February 2013 and as chief executive officer since September 2014. Mr. Weil also served as treasurer and secretary of ARC NYCR, its advisor and property manager from April 2014 until November 2014 and previously served as chief operating officer of ARC NYCR, its advisor and property manager from their respective formations in December 2013 until April 2014. Mr. Weil served as our president, chief operating officer, treasurer and secretary, and as president, chief operating officer, treasurer and secretary of our advisor and property manager from their respective formations in April 2014 until October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager from their respective formations in April 2014 until November 2014. Mr. Weil has served as president, treasurer, secretary and a director of RCS Capital since February 2013 and as chief executive officer since September 2014. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William E. Dwyer III has served as the chief executive officer of our dealer manager since September 2014. Mr. Dwyer joined our dealer manager from LPL Financial, where he held various positions from September 1992 to March 2013, including serving as President — National Sales from September 2009 to March 2013, where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. In addition, Mr. Dwyer has been a member of the Financial Services Institute since October 2005, including serving as its Chairman from January 2008 to December 2009. Mr. Dwyer was a member of the Private Client Services Committee at the Securities Industry and Financial Markets Association, or SIFMA, from January 2008 to December 2010, including serving as its Co-Chairman from January 2009 to December 2010, as well as a member of the Board of Directors of SIFMA from January 2009 to December 2012. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA Series 3, 7 and 63 licenses.

Louisa Quarto has served as the President of Realty Capital Securities LLC, our dealer manager, since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for Realty Capital Securities include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker-dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA© REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Michael Shuckerow has served as the chief compliance officer of our dealer manager since October 2014. In addition, he is currently a member of the Investment Adviser Association’s social media working group. Prior to joining our dealer manager, Mr. Shuckerow was Head of Distribution Compliance at Columbia Management from April 2008 until October 2014. From April 2005 until April 2008, Mr. Shuckerow served as Chief Compliance Officer and Senior Vice President of a multi-national joint-venture of Citigroup and State Street Bank. From April 2000 until April 2005, Mr. Shuckerow served as Associate General Counsel at UBS, as well as Deputy Chief Administrative Officer of its investment consulting division. Mr. Shuckerow earned a J.D. from St. John’s University School of Law and a B.S. from Northeastern University. He is admitted to the bar in New York and Connecticut and holds FINRA Series 7 and 24 licenses.

Jennifer Round has served as the chief operating officer of our dealer manager since December 2014. Prior to joining our dealer manager, Ms. Round was the Head of Sales Analytics and Strategy at New York Life MainStay Investments from August 2014 until December 2014, where she was responsible for sales reporting, analytics and business strategy, and served as the National Sales Desk Manager at New York Life MainStay Investments, where she oversaw an internal sales force, from July 2010 until August 2014. Ms. Round also previously served as the Vice President of Sales at Fidelity Investments from June 2008 until July 2010, where she led a team of internal sales consultants on providing advisors with charitable, wealth and tax planning solutions. She received her B.S. degree from the University of New Hampshire in 1998 and a Juris Doctorate degree from the New England School of Law in 2009. Ms. Round has her Series 7, 63 and 24 licenses.

Steve Rokoszewski joined our dealer manager in March 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all our dealer manager’s internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining our dealer manager, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.”

The first sentence of the first paragraph under the heading “Investment Decisions” on page 89 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with William M. Kahane, Kase Abusharkh and Patrick J. Goulding.”

The second paragraph under the heading “Certain Relationships and Related Transactions — Advisory Agreement” on page 89 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“William M. Kahane, our chief executive officer, president and chairman of the board, is also chief executive officer and president of our advisor. Mr. Kahane is an indirect owner of our advisor. Kase Abusharkh, our chief investment officer, also is chief investment officer of our advisor. Patrick J. Goulding, our chief financial officer, treasurer and secretary, also is the chief financial officer, treasurer and secretary of our advisor. For a further description of this agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.”

The paragraph under the heading “Certain Relationships and Related Transactions — Dealer Manager Agreement” on page 90 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Dealer Manager Agreement.  We have entered into a dealer manager agreement with our dealer manager, which may be amended from time to time. We will pay to our dealer manager a selling commission and certain expense reimbursements. Nicholas S. Schorsch and William M. Kahane, our chief executive officer, president and chairman of the board, together indirectly own a majority of the combined voting power of and a substantial economic interest in our dealer manager. Edward M. Weil, Jr. serves as chairman of our dealer manager. William E. Dwyer III serves as chief executive officer of our dealer manager. Louisa Quarto is president of our dealer manager. Michael Shuckerow currently serves as the chief compliance officer of our dealer manager. For a further description of this agreement, see the sections entitled “—Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.”

Management Compensation

The first paragraph under the heading “Management Compensation” on page 91 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We have no paid employees. Our advisor, any service provider and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to our advisor, any service provider and their affiliates, including amounts to reimburse their costs in providing services. This table also summarizes fees to be paid to our independent directors. During the period from our inception on April 23, 2014 through March 31, 2015, no compensation, fees, distributions or expense reimbursements were paid or reimbursed to the respective affiliates of our sponsor including our advisor (and its affiliates) and our dealer manager. However, as of March 31, 2015, $2.5 million was accrued and unpaid. Our advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash, shares of our common stock or OP units. The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, real estate commissions and subordinated distributions by our operating partnership payable to our advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, may not exceed (a) six percent of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) real estate commissions, if any, of up to 2% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. To the extent we enter into a joint venture agreement, our advisor will be compensated on the same basis described below proportionately with our interest in the joint venture.”

The disclosure relating to the Asset Management Subordinated Participation on pages 95-96 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Asset Management Subordinated Deferred Participation(5)	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV.	Not determinable at this time. Because the subordinated deferred participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”
Our advisor and its assignees are entitled to receive distributions on the vested and unvested Class B units they receive in connection with its asset management subordinated deferred participation at the same rate as distributions received on our common stock. These distributions will be in addition to the incentive fees and other participations the advisor, its affiliates and assigns may receive, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Class B Units are subject to forfeiture until such time as any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of our independent directors; provided that the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described herein, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

The disclosure relating to the Subordinated Participation in Net Sale Proceeds on page 101 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange at the time of sale)	The special limited partner or its assignees will receive from time to time, when available, including in connection with a merger, consolidation or sale or other disposition of all or substantially all of our assets, 15.0% of the value accorded to our shares of common stock outstanding immediately prior to the effective time of the merger or consolidation by the relevant transaction documents or the remaining “net sales proceeds” (as defined in our charter) of an asset sale, as applicable, after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide the return of capital and the 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ and assigns’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.”

The following disclosure replaces Notes 8 through 11 under the section “Management Compensation” and the two paragraphs following Note 11 on pages 103 – 106 of the Prospectus.

“(8)	Neither our advisor nor any of its affiliates (including the special limited partner) and assignees can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be evidenced by a non-interest bearing promissory note. Any subordinated participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder will be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount payable to the special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by our charter.
(9)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale occurs, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive distributions of an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the value accorded to our shares of common stock outstanding immediately prior to the effective time of the investment liquidity event by the relevant transaction documents or the net sales proceeds of an asset sale, as applicable, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the minimum amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.
(10)	The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning six months after the shares are first listed or included for quotation. If any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution, then we will not be required to pay the special limited partner any further subordinated participation in net sales proceeds.
(11)	The subordinated distribution upon termination, if any, will be evidenced by a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (v) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (w) any loans secured by such investments and any unsecured loans, plus or minus (x) any working capital surplus or deficit, as applicable, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the minimum amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution, as applicable. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity).

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (y) the average closing price per share of common stock over the 30 days beginning 180 days after listing multiplied by the number of shares of common stock outstanding on the day trading first commenced upon listing, plus (z) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the minimum amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution, as applicable.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (y) the value accorded to our shares of common stock outstanding immediately prior to the effective time of the investment liquidity event by the relevant transaction documents or the net sales proceeds of an asset sale, as applicable, plus (z) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less, exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the minimum amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution, as applicable.

If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.”

Conflicts of Interest

The first paragraph under the section entitled “Our Sponsor and its Affiliates” on page 108 of the Prospectus is hereby replaced with the following disclosure.

“Mr. Kahane is also an officer or director of ARC RCA, RFT, ARC HOST, ARC HT II, ARCT V, ARC DNAV, ARC NYCR, ARC NYCR II, GNL, ARC Global II and ARC HT III, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Kahane is also executive chairman of NYRT, a REIT sponsored by the parent of our sponsor that is listed on the New York Stock Exchange. Mr. Kahane is also a director of BDCA and BDCA II, which are public, non-traded business development companies sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acts as dealer manager. Mr. Kahane is also a director of the general partner of AERP, a non-traded oil and gas limited partnership sponsored by an entity under common control with our sponsor, advised by affiliates of our sponsor and for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

The following disclosure replaces the first three sentences of the fourth paragraph under the heading “Our Sponsor and its Affiliates” beginning on page 108 of the Prospectus.

“Each of our dealer manager, our transfer agent and RCS Advisory is an indirect subsidiary of RCAP. RCAP Holdings, LLC, or RCAP Holdings, which is directly or indirectly controlled by Messrs. Schorsch and Kahane, owns the sole outstanding share of RCAP’s Class B common stock.”

The third sentence of the second paragraph under the heading “Allocation of Our Affiliates’ Time” on page 110 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We believe that certain executive officers of our advisor will devote a large portion of their time to us and that Mr. Kahane, our chief executive officer, president and chairman of the board, may devote less time to us.”

The following disclosure replaces the third and last bullets, respectively, under the heading “Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates” on page 111 of the Prospectus.

“•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner, respectively, to disposition fees and a possible subordinated participation;
•	whether and when we seek to sell the company or its assets, which sale could entitle the special limited partner to a subordinated participation.”

Certain Conflict Resolution Procedures

The following disclosure hereby replaces the first bullet point on page 115 of the Prospectus under the section “Certain Conflict Resolution Procedures.”

“•	We will not purchase or lease properties in which our sponsor, advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an appraiser which has no material current or prior business or personal relationship with our directors, our sponsor or our advisor. We will not sell or lease properties to our sponsor, advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us. If a related party transaction is approved by our board, our advisor and its affiliates will be entitled to receive fees and expense reimbursements in connection with the transaction on the same basis as if the transaction were with a third party.”

Investment Strategy, Objectives and Policies

The following disclosure hereby replaces in its entirety the disclosure under the heading “Investment Strategy, Objectives and Policies — Overview” on page 119 of the Prospectus.

“Our primary investment objectives are:

•	Preserve and protect capital;
•	Provide attractive and stable cash distributions; and
•	Increase the value of assets in order to generate capital appreciation.

We intend to implement our investment objectives as follows:

•	Large Retail Focus — We intend to pursue an investment strategy focused on acquiring a diversified portfolio of existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20 million), and other need-based shopping centers, or collectively, large retail assets, which are located in the United States and at least 80.0% leased at the time of acquisition. We expect the cost of each of these properties to be up to $100 million, and in some cases, in excess of $100 million. By the time we are fully invested, we expect our portfolio to consist of at least 65.0% of large retail assets. In addition, we may invest in existing enclosed mall opportunities for de-malling and reconfiguration into an open air format in an amount expected not to exceed 20.0% of our assets.
•	Necessity-Based Retail — Up to 20.0% of our portfolio may consist of existing grocery-anchored shopping centers with a purchase price of $20 million dollars or less, typically anchored by drug stores, grocery stores, convenience stores and discount stores, or collectively, necessity-based retail assets.
•	Real Estate-Related Assets — Up to 15.0% of our portfolio may consist of real estate-related assets, including loans and debt securities secured by our targeted assets.
•	Discount to Replacement Cost — We intend to purchase properties valued at a substantial discount to replacement cost using current market rents, and with significant potential for appreciation.
•	Low Leverage — We will finance our portfolio opportunistically at a target leverage level of not more than 45% loan-to-value, which ratio will be determined after the close of this offering and once we have invested substantially all the proceeds of this offering.
•	Diversified Tenant Mix — We expect to lease our properties to a diversified group of tenants with a bias toward national tenants.
•	Lease Term — We expect the average lease term on leases on our properties with anchor tenants to be 5 years or greater.
•	Monthly Distributions — We intend to pay distributions monthly out of funds from operations, as adjusted (as described below).
•	Maximize Total Returns — We intend to maximize total returns to our stockholders through a combination of realized appreciation and current income.
•	Exit Strategy — We intend to maximize stockholder total returns through a highly disciplined acquisitions strategy, with a constant view towards a seamless and profitable exit.

Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Our chief executive officer and president has more than 25 years of real estate experience. In addition, our chief investment officer has more than 13 years of real estate experience and our chief financial officer, treasurer and secretary has more than 12 years of real estate experience. Additionally, we will benefit by leveraging the long-established best practices, infrastructure and national resources of the service provider and its affiliates. We believe a number of factors differentiate us from other non-traded REITs, including our property type focus, our lack of legacy issues, our opportunistic buy and sell strategy, and our institutional management team.”

Valuation Policies

The following disclosure is added as the last paragraph under the heading “Valuation Guidelines; Calculation of NAV” on page 134 of the Prospectus.

“We will no longer calculate our NAV following listing of our common stock on a national securities exchange or other liquidity events, if such events occur. See “Risk Factors — Risks Related to an Investment in American Realty Capital — Retail Centers of America II, Inc. — There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.”

The following disclosure is added as the first sentence under the heading “Calculation of our Per Share NAV by Our Advisor” on page 135 of the Prospectus.

“Commencing with the initial NAV pricing date and on each pricing date thereafter (unless we list our common stock on a national securities exchange), our advisor will be responsible for calculating our quarterly NAV at the end of each business day on which we make our quarterly financial filing.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the disclosure under the heading “Prior Performance Summary” on pages 165 — 175 of the Prospectus.

“Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital –Retail Centers of America II, Inc. — Both we and our advisor are newly-formed entities with no operating history. The prior performance of programs sponsored by affiliates of our sponsor should not be used to predict our future results.” The information summarized below is current as of December 31, 2014 (unless specifically stated otherwise) and is set forth in greater detail through the year ended December 31, 2014, in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report. In addition, we will provide upon request and without charge, the more detailed information in Part II. We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2014, affiliates of advisor have sponsored 21 public programs, 19 of which had raised funds as of December 31, 2014. From August 2007 (inception of the first public program) to December 31, 2014, ARCT, ARCT III, ARCT IV, PECO, ARC HT, ARCT V, NYRT, ARC DNAV, GNL, ARCP, ARC RCA, ARC HT II, PECO II, RFT, ARC HOST, UDF V, ARC HT III, ARC Global II and ARC NYCR had raised $20.1 billion from 363,326 investors in public offerings. The public programs purchased 4,869 properties with an aggregate purchase price of $25.7 billion in 49 states, Washington D.C., the Commonwealth of Puerto Rico, Finland, France, Germany and the United Kingdom. Our company and ARC NYCR II had not raised any funds as of December 31, 2014.

The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as several European countries based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.8%
Alaska	0.0%
Arizona	1.3%
Arkansas	0.7%
California	5.2%
Colorado	1.5%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Finland	0.3%
Florida	6.4%
France	0.1%
Georgia	4.7%
Germany	1.1%
Idaho	0.2%
Illinois	5.2%
Indiana	2.6%
Iowa	1.4%
Kansas	1.2%
Kentucky	1.5%
Louisiana	1.0%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.9%
Michigan	3.1%
Minnesota	1.4%
Mississippi	1.1%
Missouri	2.5%
Montana	0.1%
Nebraska	0.4%
Netherlands	0.3%
Nevada	0.6%
New Hampshire	0.2%
New Jersey	3.0%
New Mexico	0.6%
New York	13.2%
North Carolina	2.9%
North Dakota	0.2%
Ohio	3.5%
Oklahoma	1.0%
Oregon	0.6%
Pennsylvania	4.7%
Puerto Rico	0.3%
Rhode Island	0.6%
South Carolina	2.0%
South Dakota	0.1%
Tennessee	1.8%

State/Possession/Country	Purchase Price %
Texas	7.7%
United Kingdom	1.9%
Utah	0.3%
Vermont	0.1%
Virginia	2.1%
Washington	1.1%
West Virginia	0.4%
Wisconsin	1.7%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price %
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Manufacturing	0.2%
Auto Retail	0.8%
Auto Services	0.4%
Automation	0.1%
Automotive Parts Manufacturing	0.1%
Automotive Parts Supplier	0.3%
Biotechnology	0.1%
Casual Dining	2.8%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	3.8%
Contract Research	0.0%
Discount Retail	4.5%
Distribution	1.0%
Diversified Industrial	0.5%
Education	0.1%
Electronics	0.0%
Energy	0.5%
Family Dining	1.6%
Financial Services	2.7%
Fitness	0.1%
Foot Apparel	0.1%
Freight	4.0%
Gas/Convenience	1.0%
Government Services	1.8%
Haircare Services	0.0%
Healthcare	19.3%
Heavy Equipment	0.1%
Home Décor	0.2%
Home Maintenance	1.3%
Hospitality	0.1%

State/Possession/Country	Purchase Price %
Hotel	1.0%
Information and communications	0.1%
Insurance	2.1%
Jewelry	0.3%
Manufacturing	0.5%
Marine Products	0.0%
Marketing	0.1%
Media	0.1%
Medical Office	0.1%
Metal Processing	0.1%
Motor Cycle	0.0%
Office	9.0%
Oil/Gas	0.2%
Packaging	0.1%
Packaging Goods	0.1%
Parking	0.1%
Personal services	0.0%
Petroleum Services	0.0%
Pharmaceuticals	0.5%
Pharmacy	4.6%
Printing Services	0.0%
Professional Services	0.3%
Publishing	0.1%
Quick Service Restaurant	4.9%
Refrigerated Warehousing	0.7%
Residential	0.1%
Restaurant	0.7%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.1%
Retail	13.1%
Retail – Department Stores	0.7%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.0%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.0%
Retail Banking	4.8%
Retail Food Distribution	0.3%
Specialty Retail	1.6%
Storage Facility	0.0%
Supermarket	1.7%
Technology	1.2%
Telecommunications	0.7%
Transportation	0.0%
Travel Centers	0.0%
Utilities	0.7%
Waste Management	0.0%
100.0%

The purchased properties were 24.8% new and 75.2% used, based on purchase price. As of December 31, 2014, four properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of May 15, 2015, NYRT had 162.5 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of May 15,

2015, NYRT had total real estate-related assets of $2.4 billion, comprised of 23 properties. As of March 31, 2015, NYRT had incurred, cumulatively to that date, $175.0 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $42.7 million of acquisition and transaction-related costs related to its portfolio of properties. On May 28, 2015, the closing price per share of NYRT was $9.29.

Phillips Edison Grocery Center REIT, Inc.

Phillips Edison Grocery Center REIT, Inc., or PECO, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PECO was incorporated as Phillips Edison — ARC Shopping Center REIT Inc. on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PECO filed its registration statement with the SEC, which became effective on August 12, 2010. PECO invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of May 15, 2015, PECO had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 184.3 million shares of common stock in its public offering and $109.6 million from its distribution reinvestment program. As of May 15, 2015, PECO had acquired 147 properties and had total real estate investments at cost of $2.2 billion. As of March 31, 2015, PECO had incurred, cumulatively to that date, $186.2 million in offering costs for the sale of its common stock and $44.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by the parent of our sponsor. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of May 15, 2015, ARC NYCR received aggregate gross proceeds of $676.8 million, which includes the sale of 26.8 million shares in its public offering and $11.7 million from its distribution reinvestment plan. As of May 15, 2015, ARC NYCR owned five properties at an aggregate purchase price of $507.5 million. As of March 31, 2015, ARC NYCR had incurred, cumulatively to that date, $69.8 million in offering costs for the sale of its common stock and $12.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of December 31, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of December 31, 2014, ARC HT owned 155 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $62.6 million of acquisition and transaction-related costs related to its portfolio of properties. On June 1, 2014, ARC HT entered into an Agreement and Plan of Merger with Ventas, Inc., or Ventas, a Delaware corporation. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 15, 2015. The merger closed on January 16, 2015, pursuant to which ARC HT merged with and into a subsidiary of Ventas and trading of ARC HT’s shares was suspended at market close on that date.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of May 15, 2015, ARC RCA had received aggregate gross proceeds of $952.7 million, which includes the sale of 92.7 million shares in its public offering and $30.0 million from its distribution reinvestment plan. As of May 15, 2015, ARC RCA owned 23 properties with an aggregate purchase price of $785.4 million. As of March 31, 2015, ARC RCA had incurred, cumulatively to that date, $101.4 million in offering costs for the sale of its common stock and $14.4 million for acquisition costs related to its portfolio of properties. The ARC RCA public offering terminated on September 12, 2014.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011. As of May 15, 2015, ARC DNAV had received aggregate gross proceeds of $25.2 million, which includes the sale of 2.4 million shares in its public offering and $1.4 million from its distribution reinvestment plan. As of May 15, 2015, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.8 million. As of March 31, 2015, ARC DNAV had incurred, cumulatively to that date, $7.8 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties. As of March 31, 2015, the offering costs exceeded 1.5% of gross proceeds from its public offering by $6.5 million, which is a cap elected by its Advisor and became its Advisor’s responsibility. The ARC DNAV public offering terminated on February 11, 2015.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

Global Net Lease, Inc.

Global Net Lease, Inc., or GNL, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. GNL was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, GNL filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of May 15, 2015, GNL had received aggregate gross proceeds of $1.8 billion which includes the sale of 173.0 million shares in its public offering and $74.8 million from its distribution reinvestment plan. As of May 15, 2015, GNL owned 311 properties with an aggregate base purchase price of $2.4 billion. As of March 31, 2015 GNL had incurred, cumulatively to that date, $188.1 million in offering costs for the sale of its common stock and $92.6 million for acquisition costs related to its property acquisitions. The GNL public offering terminated on June 30, 2014. On May 20, 2015, GNL announced that it anticipates that its common stock will be listed and begin trading on the New York Stock Exchange under the ticker “GNL” in the second quarter of 2015.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On

October 31, 2012, ARC HT II filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of May 15, 2015, ARC HT II received aggregate gross proceeds of $2.1 billion, which includes the sale of 81.8 million shares in its public offering and $75.2 million from its distribution reinvestment plan. As of May 15, 2015, ARC HT II owned 139 properties with an aggregate purchase price of $1.8 billion. As of March 31, 2015, ARC HT II had incurred, cumulatively to that date, $227.6 million in offering costs for the sale of its common stock and $36.4 million for acquisition costs related to its portfolio of properties. The ARC HT II public offering terminated on November 17, 2014.

Realty Finance Trust, Inc.

Realty Finance Trust, Inc., or RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. RFT was incorporated on November 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of May 15, 2015, RFT received aggregate gross proceeds of $548.2 million, which includes the sale of 21.6 million shares in its public offering and $11.5 million from its distribution reinvestment plan. As of March 31, 2015, RFT had 46 real estate mortgage debt investments with a total carrying value of $559.8 million and CMBS investments with a fair value of $58.4 million. As of March 31, 2015, RFT had incurred, cumulatively to that date, $54.5 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and elected to qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, ARCT V filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. As of May 15, 2015, ARCT V received aggregate gross proceeds of $1.6 billion which includes the sale of 61.5 million shares in its public offering and $106.2 million from its distribution reinvestment plan. As of May 15, 2015, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of March 31, 2015, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $49.7 million for acquisition costs related to its portfolio of properties. The ARCT V public offering terminated in October 2013.

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc., or PECO II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PECO II was incorporated as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 13, 2013, PECO II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of May 15, 2015, PECO II received aggregate gross proceeds of $842.5 million from the sale of 33.9 million shares in its public offering and $16.2 million from its distribution reinvestment plan. As of May 15, 2015, PECO II owned 29 properties at an aggregate purchase price of $447.4 million. As of March 31, 2015, PECO II had incurred, cumulatively to that date, $84.9 million in offering costs for the sale of its common stock and $6.6 million in acquisition costs related to its portfolio of properties.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 16, 2013, ARC HOST filed its registration statement with the SEC, which was declared effective by the SEC on January 7, 2014. As of May 15, 2015, ARC HOST received aggregate gross proceeds of $529.1 million, which includes the sale of 21.0 million shares in its public offering and $6.0 million from its distribution reinvestment plan. As of May 15, 2015, ARC HOST owned or had an interest in 122 properties at an aggregate purchase price of $1.9 billion. As of March 31, 2015, ARC HOST had incurred, cumulatively to that date, $51.3 million in offering costs for the sale of its common stock and $48.2 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of May 15, 2015, BDCA had raised gross proceeds of $1.9 billion which includes the sale of 161.7 million shares in its public offering and $90.2 million from its distribution reinvestment plan. As of May 15, 2015, BDCA’s investments, at amortized cost, were $2.0 billion. As of March 31, 2015, BDCA had incurred, cumulatively to that date, $176.0 million in offering costs for the sale of its common stock.

American Energy Capital Partners — Energy Recovery Program, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners — Energy Recovery Program, LP, or AERP, a Delaware limited partnership. AERP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AERP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AERP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of May 15, 2015, AERP had raised gross proceeds of $9.3 million, which includes the sale of 0.5 million shares in its public offering. As of May 15, 2015, AERP had made no investments. As of March 31, 2015, AERP had incurred, cumulatively to that date, $3.8 million in offering costs relating to the sale of its limited partner interests.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT sponsored by American Realty Capital and is co-sponsored by UDF Holdings, L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of May 15, 2015, UDF V received aggregate gross proceeds of $23.7 million, which includes the sale of 1.2 million shares in its public offering and $0.1 million from its distribution reinvestment plan. As of May 15, 2015, UDF V had made four real estate mortgage debt investments with a total carrying value of $27.5 million. As of March 31, 2015 UDF V had incurred, cumulatively to that date, $2.2 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On May 28, 2014, ARC HT III filed its registration statement with the SEC, which became effective on August 20, 2014. As of May 15, 2015, ARC HT III received aggregate gross proceeds of $51.0 million, which includes the sale of 2.1 million shares and $0.8 million from its distribution reinvestment plan. As of May 15, 2015, ARC HT III owned 3 properties with an aggregate purchase price of $9.1 million. As of March 31, 2015, ARC HT III had incurred, cumulatively to that date, $4.0 million in offering costs for the sale of its common stock and $0.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of May 15, 2015, ARC

Global II received aggregate gross proceeds of $168.0 million, which includes the sale of 6.8 million shares and $0.8 million from its distribution reinvestment plan. As of May 15, 2015, ARC Global II owned five properties with an aggregate purchase price of $131.9 million. As of March 31, 2015, ARC Global II had incurred, cumulatively to that date, $15.0 million in offering costs for the sale of its common stock and $9.1 million for acquisition costs related to its portfolio of properties.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of May 15, 2015, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of May 15, 2015, BDCA II had made no investments. As of March 31, 2015, BDCA II had incurred, cumulatively to that date, $2.0 million in offering costs for the sale of its common stock.

American Realty Capital New York City REIT II, Inc.

American Realty Capital New York City REIT II, Inc., or ARC NYCR II, a Maryland corporation, is the twenty-first publicly offered REIT sponsored by American Realty Capital. ARC NYCR II was incorporated on July 1, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2015 or its first year of material operations. On August 25, 2014, ARC NYCR II filed its registration statement with the SEC, which has not yet been declared effective by the SEC. As of May 15, 2015, ARC NYCR II received aggregate gross proceeds of $0.2 million, which includes the sale of 8,888 shares in a private placement. As of May 15, 2015, ARC NYCR II had not acquired any properties. As of December 31, 2014, ARC NYCR II had incurred, cumulatively to that date, $0.5 million in offering costs for the sale of its common stock.”

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by the parent of our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through December 31, 2014, American Realty Capital has sponsored the following 22 other public programs (excluding ARCP): ARCT, NYRT, PECO, ARC HT, ARC RCA, ARC DNAV, ARCT III, GNL, ARCT IV, ARC HT II, ARCT V, RFT, BDCA, UDF V, PECO II, ARC HOST, ARC Global II, ARC NYCR, ARC NYCR II, ARC RCA II, BDCA II and our company.

Of these 22 public programs, each disclosed in their respective prospectus a date or time period for a liquidity event. As of December 31, 2014, the following five of the 22 public programs listed above have engaged in a liquidity event through the listing of their common stock on a national securities exchange or through merging with a company already listed on a national securities exchange: ARCT, ARC HT, NYRT, ARCT III and ARCT IV.

The remaining 17 of the 22 public programs listed below have not yet reached the disclosed time limit in which they have to engage in a liquidity event through the listing of their common stock on a national securities exchange or to engage in some other type of liquidity event: PECO, GNL, ARCT V, ARC DNAV, RFT, ARC RCA, ARC HT II, PECO II, BDCA, ARC HOST, ARC RCA II, ARC NYCR, ARC NYCR II, BDCA II, UDFV, ARC Global II and our company.

ARCT was a non-traded REIT until March 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so.

ARCT III was a non-traded REIT until February 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so.

ARCT IV was a non-traded REIT until January 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so.

ARC HT was a non-traded REIT until April 2014, when it listed its common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so.

NYRT was a non-traded REIT until April 2014, when it listed its common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on the NYSE, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so.

The prospectus for each of the other public programs sponsored by the parent of our sponsor provided a date or time period by which it might be liquidated or engage in another liquidity event. PECO, ARC HT II, GNL, ARC RCA, ARC DNAV and ARCT V have each completed their primary offering stages, and ARC NYCR, ARC Global II, RFT, BDCA, BDCA II, ARC HT III, PECO II, UDF V and ARC HOST are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they might be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief accounting officer and its chief financial officer. ARCP’s former chief financial officer also is one of the non-controlling owners of the parent of our sponsor, but does not have a role in managing our business or our sponsor’s business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the chairman of our board of directors until his resignation on December 29, 2014. This individual is one of the controlling members of the parent of our sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which are available at the internet site maintained by the SEC, www.sec.gov. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the parent of our sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Summary of Our Operating Partnership Agreement

The second paragraph under the heading “Class B Units” on page 204 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Class B Units are subject to forfeiture until such time as any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of our independent directors; provided that the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described therein, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.”

The following disclosure replaces the third sentence under the heading “Special Limited Partner” on page 209 of the Prospectus.

“The special limited partner is entitled to receive subordinated distributions in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.”

Plan of Distribution

The following disclosure replaces the second paragraph below the table under the heading “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” on page 210 of the Prospectus.

“We or our affiliates also may provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to registered representatives of our dealer manager and the selling group participants, such as:

•	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target;
•	the national and regional sales conferences of our selected broker-dealers;
•	training and education meetings for registered representatives of our selected broker-dealers; and
•	gifts, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event, the value of which shall not exceed an aggregate of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target.

The value of such items of non-cash compensation to participating broker-dealers will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our advisor.”

Experts

The following disclosure replaces in its entirety the section “Experts” on page 222 of the Prospectus.

“The consolidated financial statements of American Realty Capital — Retail Centers of America II, Inc. and subsidiary as of December 31, 2014, and for the period from April 23, 2014 (date of inception) to December 31, 2014, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.”

Change in Auditor

The following disclosure is hereby inserted as a new section following the section entitled “Experts” on page 222 of the Prospectus.

“Change in Auditor

On January 22, 2015, Grant Thornton LLP, or Grant Thornton, resigned as the Company’s independent registered public accounting firm. Grant Thornton’s resignation was accepted by the Company’s audit committee.

Grant Thornton’s audit report on the Company’s consolidated financial statements for the period from April 23, 2014 to June 2, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Since the Company’s establishment in April 2014 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through January 22, 2015, (i) there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of the foregoing statements and has requested and received from Grant Thornton a letter addressed to the Securities and Exchange Commission stating that Grant Thornton agrees with the above statements.

On February 2, 2015, we engaged KPMG LLP, or KPMG, as our new independent registered public accounting firm for the fiscal year ended December 31, 2014. Our audit committee participated in and approved the decision to appoint KPMG.

Since our establishment in April 2014 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through February 2, 2015, neither we nor anyone acting on our behalf, consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).”

Financial Statements

The financial statements and the notes thereto, and the report of Grant Thornton, contained in the F pages of the Prospectus are hereby deleted in their entirety.

Annex A

On March 31, 2015, we filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the period from April 23, 2014 (date of inception) to December 31, 2014. The Annual Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 9.

Annex B

On May 12, 2015, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The Quarterly Report (excluding the exhibits thereto) is attached as Annex B to this Supplement No. 9.

Prior Performance Tables

The prior performance tables contained in Appendix A of the Prospectus are hereby deleted in their entirety and replaced with the prior performance tables attached to this Supplement No. 9 as Appendix A.

Subscription Agreement

The form of subscription agreement contained in Appendix C of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 9 as Appendix C. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

ANNEX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)
☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from            to

Commission file number: 333-196594

American Realty Capital — Retail Centers of America II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	38-3930764
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Ave., 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 415-6500

(Registrant’s telephone number, including area code)

Securities registered pursuant to section 12(b) of the Act: None
Securities registered pursuant to section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

There is no established public market for the registrant’s shares of common stock. The registrant is currently conducting the ongoing initial public offering of its shares of common stock pursuant to its Registration Statement on Form S-11, as amended (File No. 333-196594), which shares are being sold at $25.00 per share, with discounts available for certain categories of purchasers. The registrant did not have any common stock held by non-affiliates as of June 30, 2014.

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:

The number of outstanding shares of the registrant’s common stock on March 15, 2015 was 11,554 shares.

DOCUMENTS INCORPORATED BY REFERENCE: None

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

FORM 10-K
Period from April 23, 2014 (Date of Inception) to December 31, 2014

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Forward-Looking Statements

Certain statements included in this Annual Report on Form 10-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of American Realty Capital — Retail Centers of America II, Inc. (the “Company,” “we,” “our” or “us”) and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history and our external affiliated advisor, American Realty Capital Retail II Advisors, LLC (the “Advisor”), has limited experience operating a public company. This inexperience makes our future performance difficult to predict.
•	All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our Advisor, our dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”) and other entities affiliated with AR Capital, LLC (the “Parent of our Sponsor”), the parent of our sponsor American Realty Capital IV, LLC (the “Sponsor”). As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s and its affiliates’ compensation arrangements with us and other investment programs advised by affiliates of the Parent of our Sponsor and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Lincoln Retail REIT Services, LLC, a Delaware limited liability company (“Lincoln”), and its affiliates may have conflicts of interest in determining which investment opportunities to recommend to our Advisor for presentation to us and to other programs for which they may provide these services.
•	Lincoln and its affiliates will have to allocate their time between providing services to our Advisor and other real estate programs and other activities in which they are presently involved or may be involved in the future.
•	Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affiliates of the Parent of our Sponsor, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.
•	Commencing with the date (the “NAV Pricing Date”) we first publish an estimated per share net asset value (“NAV”), which will be on or prior to the date that is 150 days following the second anniversary of the date that we break escrow in the IPO, the purchase price per share for shares of common stock issued pursuant to our distribution reinvestment plan (the “DRIP”) and shares repurchased under our share repurchase program (the “SRP”) will be based on our NAV as determined by our Advisor. Our published NAV will be an estimate and may not accurately reflect the value of our assets.
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
•	If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions with cash flows from operations.

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•	Our IPO commenced on September 25, 2014. We have not acquired or identified any properties to acquire with the proceeds from the IPO; thus, the IPO initially is a blind pool offering and our stockholders may not have the opportunity to evaluate all of our investments before purchasing our common stock, thus making their investment more speculative.
•	If we raise substantially less than the maximum offering in our IPO, we may not be able to invest in a diversified portfolio of real estate assets and the value of an investment in us may vary more widely with the performance of specific assets.
•	We may be unable to pay or maintain cash distributions or increase distributions over time.
•	We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates.
•	We will depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.
•	Increases in interest rates could increase the amount of our debt payments, as applicable, and limit our ability to pay distributions to our stockholders.
•	Our organizational documents permit us to pay distributions from unlimited amounts of any source. Until substantially all of the proceeds from our IPO are invested, we may use net proceeds from our IPO and borrowings to fund distributions until we have sufficient cash flow. There are no established limits on the amount of net proceeds and borrowings that we may use to fund such distribution payments, except in accordance with our organizational documents and Maryland law. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment.
•	We may not generate cash flows in the future sufficient to pay our distributions to stockholders and, as such, we may be forced to source distributions from borrowings, which may be at unfavorable rates, or depend on our Advisor to waive reimbursement of certain expenses and fees to fund our operations. There is no assurance that our Advisor will waive reimbursement of expenses or fees.
•	We are subject to risks associated with any dislocation or liquidity disruptions that may exist or occur in the credit markets of the United States of America from time to time.
•	We may fail to qualify to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our common stock and the cash available for distributions.
•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act.

In addition, we describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” (Part I, Item 1A of this Annual Report on Form 10-K), “Quantitative and Qualitative Disclosures about Market Risk” (Part II, Item 7A), and “Management’s Discussion and Analysis” (Part II, Item 7).

iii

PART I

Item 1. Business.

We were incorporated on April 23, 2014 as a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2015 or our first year of material operations. On September 25, 2014, we commenced our IPO on a “reasonable best efforts” basis of up to $3.125 billion of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-196594), as amended from time to time (the “Registration Statement”), filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covers up to 26.3 million shares of common stock available pursuant to the DRIP under which our common stockholders may elect to have their distributions reinvested in additional shares of our common stock. We reserve the right to reallocate shares in our IPO between the primary offering and the DRIP.

Until the NAV Pricing Date, the per share purchase price in our IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued pursuant to the DRIP will be initially equal to $23.75 per share, which is 95.0% of the per share offering price in our IPO. Beginning with the NAV Pricing Date, the per share price for shares in our IPO and the DRIP will vary quarterly and will be equal to our NAV, as determined by our Advisor, divided by the number of shares of common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, plus, in the case of our IPO, applicable commissions and fees (“Per Share NAV”).

As of December 31, 2014, we had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total proceeds from the IPO of $0.2 million.

We were formed to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. All properties will be acquired and operated by us or by us jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. As of December 31, 2014, we had not acquired any real estate investments.

Substantially all of our business will be conducted through American Realty Capital Retail II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, our Advisor contributed $2,020 to the OP in exchange for 90 OP Units, which represent a nominal percentage of the aggregate OP ownership. After holding the OP Units for a period of one year, holders of the OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the OP, a corresponding number of shares of our common stock, in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no direct employees. We have retained the Advisor to manage our affairs on a day-to-day basis. The Advisor has entered into a service agreement with an independent third party, Lincoln, pursuant to which Lincoln has agreed to provide, subject to the Advisor’s oversight, real estate-related services, including services related to locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. The Dealer Manager serves as the dealer manager of the IPO. The Advisor and the Dealer Manager are under common control with the Parent of our Sponsor, as a result of which they are related parties, and each of which has received or will receive compensation, fees and expense reimbursements for services related to our IPO and the investment and management of our assets. Such entities will also receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages. The Advisor will pay Lincoln a substantial portion of the fees payable to the Advisor for the performance of real estate-related services.

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Investment Objectives

Our investment objectives are:

•	Preserve and protect capital;
•	Provide attractive and stable cash distributions; and
•	Increase the value of assets in order to generate capital appreciation.

We plan to implement our investment objectives as follows:

•	Large Retail Focus — We will pursue an investment strategy focused on acquiring a diversified portfolio of existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million), and other need-based shopping centers, or collectively, large retail assets, which are located in the United States and at least 80.0% leased at the time of acquisition. We expect the cost of each of these properties to be up to $100.0 million, and in some cases, in excess of $100.0 million. By the time we are fully invested, we expect our portfolio to consist of at least 65% of large retail assets. In addition, we may invest in existing enclosed mall opportunities for de-malling and reconfiguration into an open air format in an amount expected not to exceed 20% of our assets.
•	Necessity-Based Retail — Up to 20.0% of our portfolio may consist of existing grocery-anchored shopping centers with a purchase price of $20.0 million dollars or less, typically anchored by drug stores, grocery stores, convenience stores and discount stores, or collectively, necessity-based retail assets.
•	Real Estate Related Assets — Up to 15.0% of our portfolio may consist of real estate-related assets, including loans and debt securities secured by our targeted assets.
•	Discount to Replacement Cost — We intend to purchase properties valued at a substantial discount to replacement cost using current market rents, and with significant potential for appreciation.
•	Low Leverage — We intend to finance our portfolio opportunistically at a target leverage level of not more than 45.0% loan-to-value, which ratio will be determined after the close of our IPO and once we have invested substantially all the net proceeds of our IPO.
•	Diversified Tenant Mix — We expect to lease our properties to a diversified group of tenants with a bias toward national tenants.
•	Lease Term — We expect the average lease term on leases on our properties with anchor tenants to be five years or greater.
•	Monthly Distributions — We intend to pay distributions monthly out of funds from operations, as adjusted (as described below) and subject to exceptions described herein.
•	Maximize Total Returns — We intend to maximize total returns to our stockholders through a combination of realized appreciation and current income.
•	Exit Strategy — We intend to maximize stockholder total returns through a highly disciplined acquisitions strategy, with a constant view towards a seamless and profitable exit.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on acquiring primarily existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers and other need-based shopping centers and originating or acquiring real estate-related debt and other investments backed by these types of properties. The real estate-related debt we originate or acquire is expected to be primarily first mortgage debt but also may include bridge loans, mezzanine loans, preferred equity or securitized loans.

2

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of our IPO that may be invested in a single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition of properties and the amount of proceeds raised in our IPO.

Investing in Real Property

We seek to invest primarily in existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million), and other need-based shopping centers, or collectively, large retail assets, which are located in the United States and at least 80.0% leased at the time of acquisition. We expect the cost of each of these properties to be up to $100.0 million, and in some cases, in excess of $100.0 million. When we are fully invested, our portfolio is expected to consist of at least 65.0% of large retail assets. In addition, we may make the following investments in the United States: existing grocery-anchored shopping centers, the purchase price of which is $20.0 million or less, in an amount expected not to exceed 20.0% of our assets; existing enclosed mall opportunities for de-malling and reconfiguration into an open air format in an amount expected not to exceed 20.0% of our assets; and real estate-related debt and investments secured by, or which represent a direct or indirect interest in, the assets described above in an amount expected not to exceed 15.0% of our assets.

Investing In and Originating Loans

We may originate or acquire real estate loans with respect to the same types of properties in which we may invest directly. Although we do not have a formal policy, our criteria for investing in loans will be substantially the same as those involved in our investment in properties. We may originate or invest in real estate loans (including, but not limited to, investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages). We also may invest in participations in mortgage, bridge or mezzanine loans. Further, we may invest in unsecured loans; however, we will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors. We currently do not intend to invest in, or originate, as applicable, real estate-related debt or investments, including, but not limited to, commercial mortgage-backed securities (“CMBS”) and other real estate-related investments, in excess of 15.0% of the aggregate value of our assets as of the close of our IPO and thereafter.

Our underwriting process typically will involve comprehensive financial, structural, operational and legal due diligence. We will not require an appraisal of the underlying property from a certified independent appraiser for an investment in mortgage, bridge or mezzanine loans, except for investments in transactions with our Sponsor, Advisor, directors or their respective affiliates. For each such appraisal obtained, we will maintain a copy of such appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount of all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property, as determined by appraisal, unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

3

When evaluating prospective investments in and originations of real estate loans, our management, and our Advisor consider factors such as the following:

•	the ratio of the total amount of debt secured by property to the value of the property by which it is secured;
•	the amount of existing debt on the property and the priority of that debt relative to our proposed investment;
•	the property’s potential for capital appreciation;
•	expected levels of rental and occupancy rates;
•	current and projected cash flow of the property;
•	the degree of liquidity of the investment;
•	the geographic location of the property;
•	the condition and use of the property;
•	the quality, experience and creditworthiness of the borrower;
•	general economic conditions in the area where the property is located; and
•	any other factors that the Advisor believes are relevant.

Prior to presenting any such opportunity to our Advisor so that our Advisor may determine whether to recommend it to our board of directors, Lincoln also considers these factors.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our Advisor, after being presented with such an opportunity by Lincoln, as applicable, will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our Advisor or Lincoln, as applicable, will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. We do not expect to make or invest in bridge loans with a maturity of more than one year (with the right to extend the term for an additional one year) from the date of our investment. Most loans which we will consider for investment would provide for monthly payments of interest and some also may provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

While we do not expect to invest more than 15.0% of the aggregate value of our assets as of the close of our IPO and thereafter in real estate-related debt or investments, our charter does not limit the amount of gross offering proceeds that we may apply to loan originations or investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type or any single loan; or
•	the types of properties subject to the mortgages or other loans in which we invest.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility,

4

character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Investing in Real Estate Securities

We may invest in securities of non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets. We may purchase the common stock, preferred stock, debt, or other securities of these entities or options to acquire such securities. We currently do not intend to invest in, or originate, as applicable, real estate-related debt or investments (including real estate securities), including, but not limited to, CMBS, in excess of 15.0% of the aggregate value of our assets as of the close of our IPO and thereafter. Any investment in equity securities (including any preferred equity securities) that are not traded on a national securities exchange or included for quotation on an inter-dealer quotation system must be approved by a majority of directors, including a majority of independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable.

Acquisition Structure

We anticipate acquiring fee interests in properties (a “fee interest” is the absolute, legal possession and ownership of land, property, or rights), although other methods of acquiring a property, including acquiring leasehold interests (a “leasehold interest” is a right to enjoy the exclusive possession and use of an asset or property for a stated definite period as created by a written lease), may be utilized if we deem it to be advantageous. For example, we may acquire properties through the acquisition of substantially all of the interests of an entity which in turn owns the real property. Our focus will be on acquiring anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers and other need-based shopping centers.

Our Advisor, Lincoln and their respective affiliates are permitted to purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us or any other purpose related to our business.

International Investments

We do not intend to invest in real estate outside of the United States or the Commonwealth of Puerto Rico or make other real estate investments related to assets located outside of the United States.

Development and Construction of Properties

We do not intend to acquire undeveloped land, develop new properties, or substantially redevelop existing properties, except for instances where we may invest in existing enclosed mall opportunities for de-malling and reconfiguration into an open air format, in an amount expected not to exceed 20.0% of our assets and except with respect to existing properties that also include undeveloped land as part of the acquisition opportunity.

Joint Ventures

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. Some of the potential reasons to enter into a joint venture would be to acquire assets we could not otherwise acquire, to reduce our capital commitment to a particular asset, or to benefit from certain expertise that a partner might have.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. If the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. If any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

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Financing Strategies and Policies

Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at a later time. In addition, debt financing may be used from time to time for property improvements, tenant improvements, leasing commissions and other working capital needs. The form of our indebtedness will vary and could be long-term or short-term, secured or unsecured, or fixed-rate or floating rate. We will not enter into interest rate swaps or caps, or similar hedging transactions or derivative arrangements for speculative purposes but may do so in order to manage or mitigate our interest rate risks on variable rate debt.

Under our charter, the maximum amount of our total indebtedness may not exceed 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is equal to 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, we intend to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, calculated after the close of our IPO and once we have invested substantially all the proceeds of our IPO, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy the requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

We will not borrow from our Sponsor, our Advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our financing policies without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, our expected investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Tax Status

For the period from April 23, 2014 (date of inception) to December 31, 2014, we will be taxed as a C corporation, because we did not meet the requirements to be taxed as a REIT. We intend to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ending December 31, 2015 or our first year of material operations. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. In order to qualify and continue to qualify for taxation as a REIT, we must distribute annually at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, as well as federal income and excise taxes on our undistributed income.

Competition

The retail real estate market is highly competitive. We will compete for tenants in all of our markets with other owners and operators of retail real estate. We will compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner

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in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.

In addition, we will compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors will include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There are also other REITs, including American Realty Capital — Retail Centers of America, Inc., which is also sponsored by our Sponsor, with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our Company. Therefore, we will compete for institutional investors in a market where funds for real estate investment may decrease.

Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It also may result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from our IPO in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to commence or maintain distributions to stockholders.

Regulations

Our investments will be subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we will have all permits and approvals necessary under current law to operate our investments.

Environmental

As an owner of real estate, we will be subject to various environmental laws of federal, state and local governments. We do not expect compliance with existing laws to have a material adverse effect on our financial condition or results of operations. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties that may be acquired directly or indirectly in the future. We will hire third parties to conduct Phase I environmental reviews of the real property that we intend to purchase.

Employees

As of December 31, 2014, we had no direct employees. Instead, the employees of the Advisor and other affiliates of our Sponsor perform a full range of real estate services for us, including acquisitions, property management, accounting, legal, asset management, wholesale brokerage, transfer agent and investor relations services.

We are dependent on these affiliates for services that are essential to us, including the sale of shares of our common stock, asset acquisition decisions, property management and other general administrative responsibilities. In the event that any of these companies were unable to provide these services to us, we would be required to provide such services ourselves or obtain such services from other sources at potentially higher cost.

Financial Information About Industry Segments

Our business will consist of owning, managing, operating, leasing, acquiring, investing in and disposing of real estate assets. All of our consolidated revenues will be from our consolidated real estate properties. We will internally evaluate operating performance on an individual property level and view all of our real estate assets as one industry segment, and, accordingly, all of our properties will be aggregated into one reportable segment.

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Available Information

We electronically file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, and proxy statements, with the SEC. We also filed with the SEC our Registration Statement in connection with our IPO. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, or you may obtain information by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet address at http://www.sec.gov that contains reports, proxy statements and information statements, and other information, which you may obtain free of charge. In addition, copies of our filings with the SEC may be obtained from the website maintained for us and our affiliates at www.americanrealtycap.com. Access to these filings is free of charge. We are not incorporating our website or any information from the website into this Form 10-K.

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Item 1A. Risk Factors.

Risks Related to an Investment in American Realty Capital — Retail Centers of America II, Inc.

Both we and our Advisor are newly-formed entities with limited operating history. The prior performance of programs sponsored by affiliates of our Sponsor should not be used to predict our future results.

Both we and our Advisor are newly-formed entities with limited operating history. The prior performance of programs sponsored by affiliates of our Sponsor should not be used to predict our future results. Investors should consider an investment in our shares in light of the risks, uncertainties and difficulties frequently encountered by other newly-formed companies with similar objectives. To be successful in this market, we, our Advisor and service providers must, among other things:

•	identify and acquire real estate assets consistent with our investment strategies;
•	increase awareness of our name within the investment products market;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and
•	continue to build and expand our operations structure to support our business.

Investors should not rely upon the past performance of other programs sponsored by affiliates of our Sponsor as an indicator of our future performance. There is no assurance that we will achieve our investment objectives.

Purchases of common stock by our directors, officers and other affiliates in our IPO should not influence investment decisions of independent, unaffiliated investors. We may ultimately attain the minimum offering amount and break escrow only by selling shares to our affiliates and we may still be unable to raise a substantial amount of proceeds despite purchases made by our affiliates.

Our directors, officers, other affiliates and Friends may purchase shares of our common stock, and any such purchases will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. “Friends” means those individuals who have prior business and/or personal relationships with our executive officers, directors or our Sponsor, including, without limitation, any service provider. There are no written or other binding commitments with respect to the acquisition of shares by these parties, and there can be no assurance as to the amount, if any, of shares of common stock these parties may acquire in our IPO, however, we may ultimately attain the minimum offering amount and break escrow only by selling shares to our affiliates. Any shares purchased by directors, officers, other affiliates or Friends of ours will be purchased for investment purposes only. However, the investment decisions made by any such directors, officers, other affiliates or Friends should not influence an investor’s decision to invest in shares of our common stock, and an investor should make his or her own independent investment decision concerning the risks and benefits of an investment in our common stock. Additionally, we may still be unable to raise a substantial amount of proceeds from our IPO despite purchases made by our affiliates.

Because our IPO is a blind pool offering, our stockholders will not have the opportunity to evaluate all of our investments before we make them, which makes an investment in us more speculative.

We have neither acquired any properties or other investments nor identified any investments. Additionally, stockholders are not provided with information to evaluate our investments prior to our acquisition of the investments, but must instead rely on our board of directors and our Advisor to implement our investment strategy.

Our stockholders may be more likely to sustain a loss on their investment because our Sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

American Realty Capital Retail II Special Limited Partnership, LLC (the “Special Limited Partner”), an entity controlled by the Sponsor, has only invested $200,000 in us through the purchase of 8,888 shares of our common stock at $22.50 per share, reflecting no selling commission or dealer manager fees paid in connection

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with such sale. Neither the Special Limited Partner nor any affiliate may sell this initial investment while the Sponsor remains a sponsor but may transfer the shares to our other affiliates. Therefore, if we are successful in raising enough proceeds to be able to reimburse our Advisor for our significant organization and offering expenses, our Sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our Sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

There is no established trading market for our shares and there may never be one; therefore, it will be difficult for investors to sell their shares.

There currently is no established trading market for our shares and there may never be one. If a stockholder is able to find a buyer for his or her shares, the stockholder may not sell his or her shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock by a single investor, unless exempted (prospectively or retroactively) by our board of directors, which may inhibit large investors from desiring to purchase our shares. Moreover, our SRP includes numerous restrictions that would limit a stockholder’s ability to sell shares to us.

Our board of directors may amend the terms of our SRP without stockholder approval. Our board of directors also is free to amend, suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase.

Therefore, it will be difficult for a stockholder to sell his or her shares promptly or at all. If a stockholder is able to sell his or her shares, the stockholder likely will have to sell them at a substantial discount to the price her or she paid for the shares. It also is likely that the shares would not be accepted as the primary collateral for a loan. An investor should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

Because transferees will be ineligible to sell their shares pursuant to our SRP, the value of their shares may be adversely affected.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the SRP. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the SRP. Because transferees will be unable to sell their shares to us and the market for resale of our shares may be limited, the fair market value of the shares may be less than the amount our stockholders would receive if transferees were able to sell their shares pursuant to our SRP.

We established the offering price on an arbitrary basis; as a result, the actual value of an investment in our shares may be substantially less than what an investor pays.

Our board of directors has arbitrarily determined the initial selling price of the shares in our IPO, and did not base the price on any relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that an investor would receive upon liquidation.

If Lincoln and its affiliates, acting on behalf of and under the oversight of our Advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon Lincoln and its affiliates locating suitable investments, selecting tenants for our properties and securing independent financing arrangements and upon the performance of our Advisor, which oversees Lincoln and ultimately makes recommendations to our board of directors in respect of potential investments, financings and dispositions. We cannot be sure that our Advisor or Lincoln or their respective affiliates will be successful in locating suitable investments on financially attractive terms or that, if we make an investment, our objectives will be achieved. If they are unable to find suitable investments, we will hold the proceeds of our IPO in an

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interest-bearing account, invest the proceeds in short-term, investment grade investments, or if our board of directors determines it is in the best interest of our stockholders, liquidate. In these events, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of our stockholders’ investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our Advisor or Lincoln or their respective affiliates at times when management of our Advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, if we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of an investment in our common stock.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders, including the amount of cash flow from operations and funds from operations (“FFO”). Distributions will be based principally on cash available from our operations. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With a limited operating history, we cannot give any assurance that we will be able to pay distributions or, once we begin paying distributions, maintain our then-current level of distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties we acquire will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing a distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our REIT status, which may materially adversely affect the value of an investment in our shares.

Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of an investment in our shares, especially if a substantial portion of our distributions is paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all.

Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of an investment in our shares, especially if a substantial portion of our distributions is paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all. Distributions from the proceeds of our IPO or from borrowings also would reduce the amount of capital we ultimately invest in properties and other permitted investments. This, in turn, would reduce the value of an investment in our shares. If we encounter any delays in locating suitable investments, we may pay all or a substantial portion of our distributions from the proceeds of our IPO or from borrowings in anticipation of future cash flow, which may constitute a return of capital. In addition, if we fail to timely invest the net proceeds of our IPO or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by geographic area and type of tenant, could be materially adversely affected.

We may change our targeted investments without stockholder consent.

We expect to use substantially all the net proceeds of our IPO to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. We may change our investment objectives and target portfolio based on real estate market conditions and investment opportunities without

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stockholder approval. This could result in our making investments that are different from, and possibly riskier than, the investments described in our prospectus and this Annual Report. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions to our stockholders and the value of an investment in our common stock.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flows from operations and may dilute our stockholders’ interest in us and adversely affect the value of an investment in our common stock.

We may use net proceeds from our IPO to fund distributions. Using proceeds from our IPO to pay distributions, especially if the distributions are not reinvested through our DRIP, will reduce cash available for investment in assets or other purposes, and will reduce our stockholders’ per share equity.

We may not generate sufficient cash flows from operations to pay distributions. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and our Advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from proceeds from our IPO will be a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (a) cause us to be unable to pay our debts as they become due in the usual course of business; (b) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (c) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds from our IPO may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute each stockholder’s interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to stockholders upon a liquidity event, any or all of which may have an adverse effect on an investment in our shares.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of an investment in us will fluctuate with the performance of the specific properties we acquire.

Our IPO is being made on a reasonable best efforts basis, whereby the brokers, including the Dealer Manager, participating in our IPO are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in our IPO may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, if we only sell $2,000,000 of our common stock, we may be able to make only one investment. If we only are able to make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. An investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.

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In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

We rely on our Advisor, and our Advisor relies on Lincoln and its affiliates, acting on behalf of and under the oversight of our Advisor, to identify, structure and negotiate our investments, manage our properties and provide asset management and disposition services in connection with our investments. If Lincoln does not succeed in implementing our investment strategy, our performance will suffer.

Our Advisor has retained Lincoln to perform some of the services for which our Advisor is responsible under the advisory agreement on its behalf. Although our Advisor ultimately determines whether to recommend particular investments, financing and dispositions to our board of directors, our Advisor relies primarily on Lincoln and its affiliates, subject to the oversight of our Advisor, for identifying, structuring and negotiating investments, managing and leasing our properties and providing asset management and disposition services in connection with our investments. Personnel of our Advisor do not have significant experience in connection with the types of properties in which we propose to invest and, as a result, have engaged Lincoln and its affiliates. Accordingly, our future success and our ability to implement our investment strategy will depend, to a certain extent, on Lincoln’s and its affiliates’ performance of these services. If Lincoln does not succeed in implementing our investment strategy, our performance will suffer. In addition, since the services agreement will be automatically renewed unless terminated by our Advisor or Lincoln for cause, or by our Advisor in the event that the advisory agreement is terminated, it may be difficult and costly to terminate and replace Lincoln.

If we internalize our management functions, we may be unable to obtain key personnel, and our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to our stockholders and the value of an investment in our shares.

We may engage in an internalization transaction and become self-managed in the future. If we internalize our management functions, certain key employees may not become our employees but may instead remain employees of our Advisor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments, which could result in us being sued and incurring litigation-associated costs in connection with the internalization transaction.

If our Advisor, Lincoln or their respective affiliates lose or are unable to obtain key personnel, including in the event another program advised by the Parent of our Sponsor internalizes its advisor, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of our stockholders’ investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Advisor, including William M. Kahane and key personnel of Lincoln and its affiliates, each of whom would be difficult to replace. If any of the key personnel were to cease their affiliation with our Advisor or Lincoln, our operating results could suffer. This could occur, among other ways, if another program advised by the Parent of our Sponsor internalizes its advisor. If that occurs, key personnel of our Advisor, who also are key personnel of the internalized advisor, could become employees of the other program and would no longer be available to our Advisor. Further, we do not intend to separately maintain key person life insurance on Mr. Kahane or any other person. We believe that our future success depends, in large part, upon our Advisor’s, Lincoln’s and their respective affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for these personnel is intense, and we cannot assure our stockholders that our Advisor, Lincoln or their respective affiliates will be successful in attracting and retaining these skilled personnel. If our Advisor, Lincoln or their respective affiliates lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of their investment may decline.

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In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise a substantial amount of capital in the IPO, we may have difficulty identifying and purchasing suitable properties on attractive terms, and there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in the IPO and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for an investment in our shares to realize its full potential return and could adversely affect our ability to pay distributions. If we fail to timely invest the net proceeds of our IPO or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by geographic area and type of tenant, could be materially adversely affected.

Our rights and the rights of our stockholders to recover claims against our officers, directors, our Advisor and Lincoln are limited, which could reduce our stockholders’ and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for monetary damages and requires us to indemnify our directors, our officers, our Advisor and our Advisor’s affiliates and Lincoln and Lincoln’s affiliates and permits us to indemnify our employees and agents. However, as required by our charter, we may not indemnify a director, our Advisor or an affiliate of our Advisor for any loss or liability suffered by any of them or hold harmless such indemnitee for any loss or liability suffered by us unless: (1) the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the liability or loss was not the result of (A) negligence or misconduct, in the case of a director (other than an independent director), the Advisor or an affiliate of the Advisor, or (B) gross negligence or willful misconduct, in the case of an independent director, and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter.

Although our charter does not allow us to indemnify or hold harmless an indemnitee to a greater extent than permitted under Maryland law and the North American Securities Administrators Association (“NASAA”) REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our Advisor, Lincoln and their respective affiliates, than might otherwise exist under common law, which could reduce our stockholders’ and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our Advisor, Lincoln and their respective affiliates in some cases which would decrease the cash otherwise available for distribution to our stockholders.

Commencing with the NAV Pricing Date, the offering price for shares in our primary offering and pursuant to our DRIP, as well as the repurchase price for our shares under our SRP, will vary quarterly and will be based on NAV, which will be based upon subjective estimates, judgments, assumptions and opinions about future events, and also may not accurately reflect the value of our assets and liabilities at a particular time for other reasons.

Commencing with the NAV Pricing Date, the offering price for shares in our primary offering (to the extent we are still offering shares in our primary offering) and pursuant to our DRIP, as well as the repurchase price for our shares under our SRP, will vary quarterly and will be based on NAV. Our advisor, with the assistance of an independent third party valuer, will calculate NAV quarterly by estimating the market value of our assets and liabilities, many of which may be illiquid.

In calculating NAV, our Advisor will consider an estimate provided by an independent valuer of the market value of our real estate assets. Our Advisor will review such valuation for consistency with its

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determinations of value and our valuation guidelines and the reasonableness of the independent valuer’s conclusions. The final determination of value may be made by a valuation committee comprised of our independent directors if our Advisor determines that the appraisals of the independent valuer are materially higher or lower than its valuations. The valuations used by the independent valuer, our Advisor and our board of directors may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events, such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. If different judgments, assumptions or opinions were used, a different estimate would likely result.

Each property will be appraised at least annually and appraisals will be spread out over the course of a year so that approximately 25% of all properties are appraised each quarter. Because each property will be appraised only annually, there may be changes in the course of the year that are not fully reflected in the quarterly NAV. As a result, the published NAV may not fully reflect changes in value that may have occurred since the prior quarterly valuation. Moreover, appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV. Any resulting disparity may benefit the selling or non-selling stockholders or purchasers. Further, valuations do not necessarily represent the price at which we would be able to sell an asset.

In addition, our NAV may suddenly change if the appraised values of our properties materially change or the actual operating results differ from what we originally budgeted for that quarter. For example, if a material lease is unexpectedly terminated or renewed, or a property experiences an unanticipated structural or environmental event, the value of a property may materially change. Furthermore, if we cannot immediately quantify the financial impact of any extraordinary events, our NAV as published in any given quarter will not reflect such events. As a result, the NAV published after the announcement of a material event may differ significantly from our actual NAV until we are able to quantify the financial impact of such events and our NAV is appropriately adjusted on a going forward basis.

NAV does not represent the fair value of our assets less liabilities under accounting principles generally accepted in the United States (“GAAP”). NAV is not a representation, warranty or guarantee of: (a) what a stockholder would ultimately realize upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event, (b) that the shares of our common stock would trade at NAV on a national securities exchange, (c) what any third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV, and (d) that NAV would equate to a market price for an open-end real estate fund. We will not retroactively adjust the valuation of such assets, the price of our common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our Advisor and Dealer Manager.

Prior to the NAV Pricing Date, you will not be able to determine the NAV of your shares.

We will not publish our NAV until the NAV Pricing Date because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our SRP, will be based on our estimated NAV commencing with the NAV Pricing Date, you may pay more than realizable value or receive less than realizable value for your investment.

Our stockholders’ interest in us may be diluted if the price we pay in respect of shares repurchased under our SRP exceeds the NAV per share, at such time as we calculate NAV per share.

The prices we may pay for shares repurchased under our SRP may exceed the NAV per share at the time of repurchase, which may reduce the NAV per share of the remaining shares.

The occurrence of cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data,

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or steal confidential information. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced. In addition, the risk of a cyber incident, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and instructions from around the world have increased.

Our remediation costs and lost revenues could be significant if we fall victim to a cyber incident. We may be required to expend significant resources to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of revenues and litigation, caused by any breaches. Security breaches could also result in and could subject us to significant liability or loss that may not be covered by insurance, damage to our reputation, or a loss of confidence in our security measures, which could harm our business. We also may be found liable for any stolen assets or misappropriated confidential information. Although we intend to continue to implement industry-standard security measures, we cannot assure you that those measures will be sufficient.

Disclosures made by American Realty Capital Properties, Inc. (“ARCP”), an entity previously sponsored by the Parent of our Sponsor, may adversely affect our ability to raise substantial funds.

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of adjusted funds from operations (“AFFO”) and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. ARCP also announced the resignations of its chief accounting officer and its chief financial officer. ARCP’s former chief financial officer is one of the non-controlling owners of the Parent of our Sponsor, but does not have a role in the management of our Sponsor’s or our business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the executive chairman of our board of directors until his resignation on December 29, 2014. This individual is one of the controlling members of the Parent of our Sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the Parent of our Sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents. On March 30, 2015, ARCP filed its Form 10-K for the year ended December 31, 2014. ARCP’s filings with the SEC are available at the internet site maintained by the SEC, www.sec.gov.

Since the initial announcement in October, a number of participating broker-dealers temporarily suspended their participation in the distribution of our IPO. Although certain of these broker-dealers have reinstated their participation, we cannot predict the length of time the remaining temporary suspensions will continue or whether all participating broker-dealers will reinstate their participation in the distribution of our IPO. As a result, our ability to raise substantial funds may be adversely impacted.

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Risks Related to Conflicts of Interest

We will be subject to conflicts of interest, including conflicts arising out of our relationships with our Advisor and its affiliates, including the material conflicts discussed below.

Our Advisor faces conflicts of interest relating to the acquisition of assets and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce our stockholders’ overall investment return.

We rely on our Sponsor and the executive officers and other key real estate professionals at our Advisor to identify suitable investment opportunities for us. Several of the other key real estate professionals of our Advisor are also the key real estate professionals at the Parent of our Sponsor and their other public programs. Many investment opportunities that are suitable for us may also be suitable for other programs sponsored directly or indirectly by the Parent of our Sponsor. For example, American Realty Capital — Retail Centers of America, Inc. seeks, like us, to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. The investment opportunity allocation agreement we have entered into with American Realty Capital — Retail Centers of America, Inc. may result in us not being able to acquire separate properties identified by our Advisor and its affiliates. Thus, the executive officers and real estate professionals of our Advisor could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions.

We and other programs sponsored directly or indirectly by the Parent of our Sponsor also rely on these real estate professionals to supervise the property management and leasing of properties. Our executive officers and key real estate professionals are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments.

Lincoln and its affiliates face conflicts of interest relating to the selection, purchase, leasing and management of properties, and these conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

Lincoln and/or its affiliates are responsible for, and may in the future be responsible for, the selection, acquisition, leasing and management of one or more real estate investment programs in addition to us (including persons or entities with contractual arrangements with Lincoln and/or its affiliates). We may buy properties at the same time as one or more of these other real estate investment programs. As a result, there may be a conflict between our interests and the interests of Lincoln and its affiliates in connection with acquisitions of investments, which result may have an adverse impact on us. We cannot be sure that officers and key personnel acting on behalf of Lincoln and its affiliates will act in our best interests when deciding whether to allocate any particular investment to us. In addition, we may acquire properties in geographic areas where other real estate investment programs or properties managed by Lincoln and its affiliates own properties. If one of the other real estate investment programs managed by Lincoln and its affiliates attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. An investor will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making his or her investment. Similar conflicts of interest may apply to Lincoln’s determination of whether to recommend to our Advisor the making or purchase of mortgage, bridge or mezzanine loans or participations therein, since other real estate investment programs Lincoln may manage may be competing with us for these investments.

Our Advisor and Lincoln face conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense and adversely affect the return on investment.

We may enter into joint ventures with other programs advised by affiliates of the Parent of our Sponsor and real estate investment programs for which Lincoln and/or its affiliates provide services for the acquisition, development or improvement of properties. Our Advisor and Lincoln and its affiliates may have conflicts of

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interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our Advisor and/or Lincoln and its affiliates may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Because our Advisor and its affiliates, or Lincoln and its affiliates, as applicable, will control or have a services relationship with both the co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to that joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceeds the percentage of our investment in the joint venture. In addition, our Advisor will be entitled to an annual subordinated performance fee such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors, our Advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to our Advisor does not exceed 10.0% of the aggregate return for such year, and that the amount will not actually be paid to the Advisor unless investors receive a return of capital contributions, which could encourage our Advisor to recommend riskier or more speculative investments.

Our Advisor, Lincoln and its affiliates and their officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our Advisor, Lincoln and its affiliates and their officers and employees and certain of our key personnel and their respective affiliates are key personnel of general partners, sponsors, managers, owners and advisors of other real estate investment programs, including, with respect to our Advisor, certain of our key personnel and their respective affiliates, programs advised by affiliates of the Parent of our Sponsor, some of which have investment objectives and legal and financial obligations similar to ours, and may own real properties or provide services with respect to other real properties, some of which compete with us, as well as owning other business interests. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.

Our Advisor and its affiliates face conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement and the partnership agreement of the OP, our Advisor and its affiliates, including the Special Limited Partner, are entitled to fees, distributions and other amounts that are structured in a manner intended to provide incentives to our Advisor to perform in our best interests and in the best interests of our stockholders. However, because our Advisor does not own a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our Advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our Advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our Advisor to fees. In addition, our Advisor’s and its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our Advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our Advisor and its affiliates to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The partnership agreement of the OP requires us to pay a performance-based termination distribution to the Special Limited Partner if we terminate the advisory agreement, even for poor performance by our Advisor, prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to the Special Limited Partner at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution. Moreover, our Advisor will have the right to terminate the

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advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control.

We compete for investors with other programs of, and entities sponsored or co-sponsored by, our Sponsor, which could adversely affect the amount of capital we have to invest.

The Parent of our Sponsor is currently the sponsor of several other public offerings of non-traded REIT shares, many of which will be ongoing during a significant portion of our IPO. These programs all have filed registration statements for the IPO of common stock and either are or intend to elect to be taxed as REITs. The offerings will likely occur concurrently with our IPO, and our Sponsor is likely to sponsor other offerings during our IPO. Our Dealer Manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our IPO could adversely affect our ability to raise all the capital we seek in our IPO, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

We intend to disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operations are not equivalent to our net income or loss or cash flow from operations as determined under GAAP, and our stockholders should consider GAAP measures to be more relevant to our operating performance.

We will use, and we intend to disclose to investors, FFO and modified funds from operations (“MFFO”), which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss or cash flow from operations as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance and ability to pay distributions. FFO and MFFO and GAAP net income differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjust for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests.

In addition, FFO and MFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations, as an indication of our liquidity, or as indicative of funds available to fund our cash needs, including our ability to pay distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.

American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party of the Parent of our Sponsor that has been providing certain transfer agency services for programs sponsored directly or indirectly by the Parent of our Sponsor since 2013. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agency and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agency and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.

The management of multiple REITs and other direct investment programs by our executive officers and officers of our Advisor and any service provider may significantly reduce the amount of time our executive officers and officers of our Advisor and any service provider are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer.

Certain officers of our Advisor are part of the senior management or are key personnel of several other REITs sponsored directly or indirectly by the Parent of our Sponsor, as well as their advisors and their respective affiliates. Some of these REITs have registration statements that became effective in the past

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twelve months. As a result, such REITs will have concurrent or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, selling our shares, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on the experience of the Parent of our Sponsor, a significantly greater time commitment is required of senior management when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the IPO matures. The conflicts of interest each of the officers of our Advisor faces may delay our fundraising and the investment of our proceeds due to the competing time demands.

All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor and our Dealer Manager face conflicts of interest related to their positions or interests in affiliates of our Sponsor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, some of our directors and the key real estate and other professionals assembled by our Advisor and Dealer Manager are also executive officers, directors, managers, key professionals or holders of a direct or indirect controlling interests in our Advisor and our Dealer Manager or other Sponsor-affiliated entities. Through our Sponsor’s affiliates, some of these persons work on behalf of programs sponsored directly or indirectly by the Parent of our Sponsor that are currently raising capital publicly. As a result, they have loyalties to each of these entities, which loyalties could conflict with the fiduciary duties they owe to us and could result in action or inaction detrimental to our business. Conflicts with our business and interests are most likely to arise from (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) development of our properties by affiliates, (d) investments with affiliates of our Advisor, (e) compensation to our Advisor and (f) our relationship with our Advisor and our Dealer Manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

The conflicts of interest inherent in the incentive fee structure of our arrangements with our Advisor, Lincoln and their affiliates could result in actions that are not necessarily in the long-term best interests of our stockholders, including required payments if we terminate the advisory agreement or services agreement, even for poor performance by our Advisor or Lincoln.

Under our advisory agreement and the partnership agreement, the Special Limited Partner and its affiliates are entitled to fees, distributions and other amounts that are structured in a manner intended to provide incentives to our Advisor to perform in our best interests. However, because our Advisor and Lincoln do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, our Advisor’s and Lincoln’s interests may not be wholly aligned with those of our stockholders. In that regard, our Advisor could be motivated to recommend to our board of directors, or Lincoln could be motivated to recommend to our Advisor, riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle it or the Special Limited Partner to fees. In addition, the Special Limited Partner and its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our Advisor recommending to our board or directors sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our Advisor and its affiliates, including the Special Limited Partner, to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Moreover, the partnership agreement requires the OP to pay a performance-based termination distribution to the Special Limited Partner or its assignees if we terminate the advisory agreement, even for poor performance by our Advisor, prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. Similarly, because this distribution will still be due even if we

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terminate the advisory agreement for poor performance, our Advisor may be incentivized to focus its resources and attention on other matters or otherwise fail to use its best efforts on our behalf.

In addition, the requirement to pay the distribution to the Special Limited Partner or its assignees at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the Special Limited Partner or its assignees. Moreover, our Advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control. In addition, our Advisor will be entitled to an annual subordinated performance fee such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors, our Advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to our Advisor does not exceed 10.0% of the aggregate return for such year, and that the amount, while accruing annually in each year the 6.0% return is attained, will not actually be paid to our Advisor unless investors receive a return of capital contributions, which could encourage our Advisor to recommend riskier or more speculative investments.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest and such conflicts may not be resolved in our favor, which could adversely affect the value of our stockholders’ investment.

Proskauer Rose LLP acts as legal counsel to us and also represents our Advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one of or all such parties. If any situation arises in which our interests appear to be in conflict with those of our Advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Our Dealer Manager signed a Letter of Acceptance, Waiver and Consent (“AWC”) with the Financial Industry Regulatory Authority (“FINRA”); any further action, proceeding or litigation with respect to the substance of the Letter of Acceptance, Waiver and Consent, or in connection with any other similar action, proceeding or litigation that may occur, could adversely affect our IPO or the pace at which we raise proceeds.

In April 2013, our Dealer Manager received notice and a proposed AWC from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our Dealer Manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our Dealer Manager consented to the imposition of a censure and a fine of $60,000. To the extent any action would be taken against our Dealer Manager in connection with the above AWC, or in connection with any other similar action, proceeding or litigation that may occur, our Dealer Manager could be adversely affected.

Risks Related to Our IPO and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or more than 9.8% (in value or number, whichever is more restrictive) of any class or series of the outstanding shares of our capital stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.

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Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 350,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may also classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit a stockholder’s ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our Advisor or any affiliate of our Advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our Advisor or any of its affiliates. As a result, our Advisor and any of its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the

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other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Maryland law limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

The Maryland Control Share Acquisition Act provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Our stockholders’ investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered, and do not intend to register ourselves or any of our subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register ourselves or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We conduct, and intend to continue conducting, our operations, directly and through wholly or majority owned subsidiaries, so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Because we are primarily engaged in the business of acquiring real estate, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

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Under Section 3(c)(5)(C), the SEC staff generally requires an entity to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate-related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that the entity has with respect to the underlying loans. Our ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the Company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income generated by our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act (the “JOBS Act”). We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment

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of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold stockholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of our stockholders’ investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of our stockholders’ investment could change without our stockholders’ consent.

Stockholders are bound by the majority vote on matters on which they are entitled to vote, and therefore, their vote on a particular matter may be superseded by the vote of others.

Stockholders may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, stockholders will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if those stockholders do not vote with the majority on any such matter.

Our stockholders are limited in their ability to sell their shares pursuant to our SRP and may have to hold their shares for an indefinite period of time.

Our board of directors may amend the terms of our SRP without stockholder approval. Our board of directors also is free to amend, suspend or terminate the program upon notice or to reject any request for repurchase. There is no assurance that funds available for our SRP will be sufficient to accommodate all requests. In addition, the SRP includes numerous restrictions that would limit our stockholders’ ability to sell their shares.

Prior to the time our Advisor begins calculating NAV, unless waived by our board of directors, a stockholder must have held his or her shares for at least one year in order to participate in our SRP. Prior to the NAV Pricing Date, subject to funds being available, the purchase price for shares repurchased under our SRP will be as set forth below (unless such repurchase is in connection with a stockholder’s death or disability): (a) for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share; (b) for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share; (c) for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $24.38 and 97.5% of the amount paid for each such share; and (d) for stockholders who have held their shares of our common stock for at least four years, the price will be the lower of $25.00 and 100.0% of the amount they paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). These limits might prevent us from accommodating all repurchase requests made in any year.

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After the NAV Pricing Date, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our SRP and the repurchase price will vary quarterly and will be based on NAV. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Accordingly, following the NAV Pricing Date, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1.0 billion in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties, or collectively, liquid assets. There can be no assurance, however, that we will maintain this level of liquid assets, and our stockholders will only be able to have their shares repurchased to the extent that we have sufficient liquid assets to repurchase them. Accordingly, there can be no assurance we will be able to satisfy all repurchase requests made after the NAV Pricing Date.

See the section entitled “Share Repurchase Program” in the notes to the financial statements contained within this Annual Report on Form 10-K for more information about the SRP. These restrictions severely limit our stockholders’ ability to sell their shares should they require liquidity, and limit their ability to recover the value invested or the fair market value of their shares.

Because our Advisor is wholly owned by our Sponsor through the Special Limited Partner, the interests of the Advisor and the Sponsor are not separate and as a result the Advisor may act in a way that is not necessarily in the investors’ interest.

Our Advisor is indirectly wholly owned by our Sponsor through the Special Limited Partner. Therefore, the interests of our Advisor and our Sponsor are not separate and the Advisor’s decisions may not be independent from the Sponsor and may result in the Advisor making decisions to act in ways that are not in the investors’ interests.

Our stockholders’ interest in us will be diluted if we issue additional shares, which could adversely affect the value of their investment.

Existing stockholders and potential investors in our IPO do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 350,000,000 shares of stock, of which 300,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock, or the number of authorized shares of any class or series of stock, or may classify or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All of our shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Existing stockholders likely will suffer dilution (percentage interest) and potential economic dilution of their equity investment in us if we: (a) sell shares in our IPO or sell additional shares in the future, including those issued pursuant to our DRIP; (b) sell securities that are convertible into shares of our common stock (including Class B Units issued to our Advisor and its assignees); (c) issue shares of our common stock in a private offering of securities to institutional investors; (d) issue restricted share awards to our directors; (e) issue shares to our Advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or (f) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of the OP. In addition, the partnership agreement contains provisions that would allow, under certain circumstances, other entities, including other programs advised by affiliates of the Parent of our Sponsor, to merge into or cause the exchange or conversion of their interest for OP Units. Because the OP Units may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between the OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these reasons, among others, an investor should not expect to be able to own a significant percentage of our shares.

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Payment of fees to our Advisor and its affiliates reduces cash available for investment and distribution.

Our Advisor and its affiliates will perform services for us in connection with conducting our operations and managing the portfolio of real estate and real estate-related debt and investments. Our Advisor has entered into agreements with Lincoln, pursuant to which Lincoln and its affiliates will perform some of the services for which the Advisor is responsible under the advisory agreement. The Advisor will be paid fees, which may be substantial, for these services (a substantial portion of which will be paid to Lincoln), which will reduce the amount of cash available for investment in properties or distribution to stockholders.

Because we will conduct all of our operations through the OP, we will depend on it and its subsidiaries for cash flow and we are structurally subordinated in right of payment to the obligations of the OP and its subsidiaries, which could adversely affect our ability to make distributions to our stockholders.

We will receive cash to pay distributions only from the OP and its subsidiaries. We cannot give assurance that the OP or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders. Each of the OP’s subsidiaries will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. Any claim as a stockholder will be structurally subordinated to all existing and future liabilities and obligations of the OP and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of the OP and its subsidiaries will be able to satisfy claims as stockholders only after all of our and the OP’s and its subsidiaries’ liabilities and obligations have been paid in full.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and there can be no assurance that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

These and other risks may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to make distributions to our stockholders.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. A bankruptcy filing of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy

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could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to our stockholders. In the event of a bankruptcy there can be no assurance that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to our stockholders may be adversely affected.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition and ability to make distributions to our stockholders could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If such a plan is confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to our stockholders.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

If we enter into sale-leaseback transactions, we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, we cannot assure our stockholders that the Internal Revenue Service (the “IRS”) will not challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on our stockholders’ investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce our stockholders’ return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property, which could adversely affect our financial condition and ability to make distributions to our stockholders.

The seller of a property often sells its property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some of or all our invested capital in the property as well as the loss of rental income from that property.

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We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to make distributions to our stockholders.

If tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops, even if our leases with tenants require tenants to pay routine property maintenance costs. We will use substantially all of our IPO’s gross proceeds to buy real estate and pay various fees and expenses. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to make distributions to our stockholders.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. There can be no assurance that we will have funds available to correct these defects or to make these improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased that property, which may lead to a decrease in the value of our assets.

Many of our leases will not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell that property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties, which could have an adverse effect on our stockholders’ investment.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties, and thus affect cash available for distributions to our stockholders. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing that indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to those properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and could adversely affect our ability to make future acquisitions and to pay cash distributions to our stockholders.

Any properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates,

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utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. We expect that many of our properties will require the tenants to pay all or a portion of these costs and expenses and, accordingly, if the tenants are unable to pay these costs and expenses, we will have to pay these costs and expenses. We may, however, enter into leases or renewals of leases that do not require tenants to pay these costs and expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of these costs and expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available to pay distributions.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002 (the “TRIA”), could reduce our cash flows and the return on our stockholders’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bears a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our stockholders’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Additionally, mortgage lenders insist in some cases that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for these losses.

Real estate-related taxes may increase and if these increases are not passed on to tenants, our income will be reduced, which could adversely affect our ability to make distributions to our stockholders.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. There is no assurance that leases will be negotiated on a basis that passes such tax onto the tenant, even if some tenant leases permit us to pass through such tax increases to the tenants for payment. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to our stockholders.

Properties may be subject to restrictions on their use that affect our ability to operate a property, which may adversely affect our operating costs and reduce the amount of funds available to make distributions to our stockholders.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with these properties, there are significant covenants, conditions and

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restrictions, known as “CC&Rs,” restricting the operation of these properties and any improvements on these properties, and related to granting easements on these properties. Moreover, the operation and management of the contiguous properties may impact these properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential construction delays and resultant increased costs and risks.

We may use proceeds from our IPO or from other sources to acquire properties, upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning, environmental concerns of governmental entities or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on our stockholders’ investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and our stockholders may experience a lower return on their investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distribution and the amounts of distributions.

Some of our properties may be located in developed areas. In these cases, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to our stockholders.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and
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common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows and our ability to make distributions to our stockholders.

If we decide to sell any of our properties, we intend to sell them for cash, if possible. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage, bridge or mezzanine loan that has defaulted may be limited, resulting in losses to us and reducing the amount of funds available to pay distributions to our stockholders.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under

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certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “Disabilities Act”) may affect cash available for distributions.

Our properties are subject to the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We cannot give assurance that we will be able to acquire properties that comply with the Disabilities Act or allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. If we cannot acquire properties or allocate responsibilities in this manner, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to our stockholders.

Retail Industry Risks

Economic conditions in the United States have had, and may continue to have, an adverse impact on the retail industry generally. Slow or negative growth in the retail industry could result in defaults by retail tenants which could have an adverse impact on our financial operations.

U.S. and international markets continue to experience constrained growth. This slow growth may, among other things, impact demand for space and support for rents and property values. Since we cannot predict when the real estate markets will fully recover, the value of our properties may decline if recent market conditions persist or worsen.

Economic conditions in the United States have had an adverse impact on the retail industry generally. As a result, the retail industry has recently faced reductions in sales revenues and increased bankruptcies throughout the United States. The continuation of adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn would result in an increase in defaults by tenants at our retail properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market which may make it difficult for us to fully lease the real properties that we plan to acquire. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of the retail properties that we plan to acquire and our results of operations.

Retail conditions may adversely affect our income.

A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases also may include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could be adversely affected by a general economic downturn.

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Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

In the retail sector, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant’s lease is terminated.

We may own properties where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These “co-tenancy” provisions also may exist in some leases where we own a portion of a retail property and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If these tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us or seek a rent reduction from us. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. If we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to remodel the space to be able to re-lease the space to more than one tenant.

Competition with other retail channels may reduce our profitability and the return on our stockholders’ investment.

Our retail tenants will face potentially changing consumer preferences and increasing competition from other forms of retailing, such as e-commerce, discount shopping centers, outlet centers, upscale neighborhood strip centers, catalogues and other forms of direct marketing, discount shopping clubs and telemarketing. Other retail centers within the market area of our properties will compete with our properties for customers, affecting their tenants’ cash flows and thus affecting their ability to pay rent. In addition, some of our tenants’ rent payments may be based on the amount of sales revenue that they generate. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

Competition may impede our ability to renew leases or re-let space as leases expire and require us to undertake unbudgeted capital improvements.

Retail centers near our properties may compete with us for tenants. Any competitive properties may impact our ability to lease space to creditworthy tenants or impact the amount of rent that we may charge and may among other things, cause us to accelerate the timing and amount of capital improvements to the impacted properties. Unbudgeted capital improvements may negatively impact our financial position. Also, to the extent we are unable to renew leases or re-let space as leases expire, our rental income will be reduced. Excessive vacancies may reduce customer traffic at and hurt sales of other tenants at that property and may discourage them from renewing leases.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry and have a disproportionate adverse effect on our operations and the value of our investments.

If our properties are concentrated in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our operations and our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or retail category, any adverse effect to that industry generally would have a disproportionately adverse effect on our operations and our portfolio.

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We anticipate that our properties will consist primarily of retail properties. Our performance, therefore, is linked to the market for retail space generally and a downturn in the retail market could have an adverse effect on the value of our stockholders’ investment.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. We anticipate that our properties will consist primarily of retail properties. Our performance, therefore, is linked to the market for retail space generally and a downturn in the retail market could have an adverse effect on the value of our stockholders’ investment.

We expect that most of our assets will be public places such as shopping centers. Because these assets will be public places, acts of terror, crimes, mass shootings and other incidents beyond our control may occur, which could result in a reduction of business traffic at our properties and could expose us to civil liability.

Because most of our assets will be open to the public, they will be exposed to a number of incidents that may take place within their premises and that are beyond our control or our ability to prevent, which may harm our consumers and visitors. Some of our assets may be located in large urban areas or areas of high gun ownership, which can be subject to elevated levels of crime and violence. If an act of terror, a mass shooting or other violence were to occur, we may lose tenants or be forced to close our assets for some time. If any of these incidents were to occur, the relevant asset could face material damage to its image and the property could experience a reduction of business traffic due to lack of confidence in the premises’ security. In addition, we may be exposed to civil liability and be required to indemnify the victims, and our insurance premiums could rise, any of which could adversely affect us. Should any of our assets be involved in incidents of this kind, our business, financial condition and results of operations could be adversely affected.

If we enter into long-term leases with retail tenants, those leases may not result in fair value over time, which could adversely affect our revenues and ability to make distributions.

Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. These circumstances would adversely affect our revenues and funds available for distribution.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We expect that in most instances, we will acquire real properties by assuming existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.

Our Advisor believes that utilizing borrowing is consistent with our investment objectives. Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is equal to 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding this limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, although we intend to limit our borrowings to not more than 45% of the aggregate fair market value of our assets, we may exceed this limit if doing so is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. This limitation, calculated after the close of our IPO and once we have invested substantially all

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the proceeds of our IPO, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of our IPO we will seek independent director approval of borrowings in excess of these limitations because we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our stockholders’ investment.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our stockholders’ investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of our stockholders’ investment.

Changes in the debt markets could have a material adverse impact on our earnings and financial condition.

The domestic and international commercial real estate debt markets are subject to changing levels of volatility, resulting in, from time to time, the tightening of underwriting standards by lenders and credit rating agencies. If our overall cost of borrowings increases, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance maturing indebtedness. In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate, which may result in price or value decreases of real estate assets. This could negatively impact the value of our assets after the time we acquire them.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties on favorable terms and conditions, if at all, and our income would likely be reduced because of increases in rates, reducing our cash flow and cash available for distribution to stockholders, as well as hinder our ability to raise more capital by issuing more stock or by borrowing more money.

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Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, replace our Advisor as our advisor or our Advisor’s ability to replace Lincoln as the service provider. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on these investments.

Risks Associated with Real Estate-Related Debt and Other Investments

Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the real estate debt security may be impaired. A property’s net operating income can be affected by, among other things:

•	increased costs, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;
•	property management decisions;
•	property location and condition;
•	competition from comparable types of properties;
•	changes in specific industry segments;
•	declines in regional or local real estate values, or occupancy rates; and
•	increases in interest rates, real estate tax rates and other operating expenses.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the real estate debt security, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a borrower, the real estate debt security to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the real estate debt security will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a real estate debt security can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed real estate debt security. We also may be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

We may invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

Our mortgage loan assets may be non-recourse loans. With respect to our non-recourse mortgage loan assets, in the event of a borrower default, the specific mortgaged property and other assets, if any, pledged to

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secure the relevant mortgage loan, may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure our stockholders that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Interest rate fluctuations will affect the value of our mortgage assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors, all of which are beyond our control. Interest rate fluctuations can adversely affect our income in many ways and present a variety of risks including the risk of variances in the yield curve, a mismatch between asset yields and borrowing rates, and changing prepayment rates.

Variances in the yield curve may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Short-term interest rates are ordinarily lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our mortgage loan assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Prepayment rates on our mortgage loans may adversely affect our yields.

The value of our mortgage loan assets may be affected by prepayment rates on investments. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, these prepayment rates cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on mortgages generally increase. If general interest rates decline as well, the proceeds of these prepayments received during these periods are likely to be reinvested by us in assets yielding less than the yields on the investments that were prepaid. In addition, the market value of mortgage investments may, because of the risk of prepayment, benefit less from declining interest rates than from other fixed-income securities. Conversely, in periods of rising interest rates, prepayments on mortgages generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Before making any investment, we will consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations will affect our decision whether to originate or purchase such an investment and the price offered for such an investment. No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property. Our inability to accurately assess investment yields may result in our purchasing assets that do not perform as well as expected, which may adversely affect the value of our stockholders’ investments.

Volatility of values of mortgaged properties may adversely affect our mortgage loans.

Real estate property values and net operating income derived from real estate properties are subject to volatility and may be affected adversely by a number of factors, including those relating to general economic conditions. In the event its net operating income decreases, a borrower may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our mortgage loans, which could also cause us to suffer losses.

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Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

We may make and acquire mezzanine loans. Mezzanine loans are typically unsecured and generally involve a higher degree of risk than loans secured by income-producing real property. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

Any hedging strategies we utilize may not be successful in mitigating our risks.

We may enter into hedging transactions to manage risk of interest rate changes or price changes with respect to borrowings made or to be made to acquire or carry real estate assets. To the extent that we use derivative financial instruments in connection with these risks, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to our stockholders will be adversely affected.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2015, or our first year of material operations, and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We have structured and intend to continue structuring our activities in a manner designed to satisfy all requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to

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stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of the OP or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to our stockholders.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for distributions paid and excluding any net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on our stockholders’ investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including the OP, but generally excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary would incur corporate rate income taxes with

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respect to any income or gain recognized by it), (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or indirectly through any subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including the OP, but generally excluding taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with our taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. Accordingly, we may use taxable REIT subsidiaries generally to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules which are applicable to us as a REIT also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

If the OP failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

We intend to maintain the status of the OP as a partnership or a disregarded entity for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the OP as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the OP could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on our stockholders’ investment. In addition, if any of the partnerships or limited liability companies through which the OP owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the OP. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

Our investments in certain debt instruments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount (“OID”), or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, in the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

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As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (4) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all of the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends they receive.

In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our common stock.

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Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our DRIP, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20.0%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under our DRIP inadvertently causing a greater than 5% discount on the price of such stock purchased). Initially, the per share price for our common stock pursuant to our DRIP will be $23.75, which is 95.0% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). After the NAV Pricing Date, the per share price for our common stock pursuant to our DRIP will be equal to the per share NAV on the date that the distribution is payable, which, for U.S. federal income tax purposes, is intended to reflect the fair market value per share and does not include selling commissions or the dealer manager fee. If the IRS were to take a position contrary to our

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position that the per share NAV reflects the fair market value per share, it is possible that we may be treated as offering our stock under our DRIP at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend.

There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or we may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

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We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Also, our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors (prospectively or retroactively), for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limits would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with such restrictions is no longer necessary in order for us to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain distribution will not be treated as effectively connected income if (1) the distribution is received with respect to a class of stock that is regularly traded on an established

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securities market located in the United States and (2) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI within the meaning of FIRPTA. Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure our stockholders, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (1) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (2) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage our non-U.S. stockholders to consult an independent tax advisor to determine the tax consequences applicable to them.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) we are a “pension-held REIT,” (2) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our common stock or (3) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Item 1B. Unresolved Staff Comments.

None.

Item 2. Properties.

None.

Item 3. Legal Proceedings.

We are not a party to any material pending legal proceedings.

Item 4. Mine Safety Disclosures.

Not applicable.

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PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

Our shares of common stock are not traded on a national securities exchange. No established public trading market currently exists for our shares and there may never be one. If our stockholders are able to find a buyer for their shares, they may not sell their shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock by a single investor, unless exempted by our board of directors. Consequently, there is risk that our stockholders may not be able to sell their shares at a time or price acceptable to them.

In order for FINRA members and their associated persons to participate in the IPO and sale of shares of common stock pursuant to our IPO, we are required pursuant to FINRA Rule 2310(b)(5) to disclose in each annual report distributed to stockholders a per share estimated value of the shares, the method by which it was developed and the date of the data used to develop the estimated value. In addition, we prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of the Employee Retirement Income Security Act of 1974 in the preparation of their reports relating to an investment in our shares.

Holders

As of March 15, 2015, we had 11,554 shares of common stock outstanding held by a total of three stockholders.

Distributions

For the period from April 23, 2014 (date of inception) to December 31, 2014, we will be taxed as a C corporation, because we did not meet the requirements to be taxed as a REIT. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015 or our first year of material operations. As a REIT, we are required to distribute at least 90% of our REIT taxable income to our stockholders annually. The amount of distributions payable to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable and annual distribution requirements needed to qualify and maintain our status as a REIT under the Code.

We, our board of directors and Advisor share a similar philosophy with respect to paying our distribution. The distribution should principally be derived from cash flows generated from real estate operations. In order to improve our operating cash flows and our ability to pay dividends from operating cash flows, our related party Advisor may waive certain fees. The fees that are waived are not deferrals and accordingly, will not be paid by us. Because the Advisor may waive certain fees that we may owe, cash flow from operations that would have been paid to the Advisor will be available to pay distributions to our stockholders.

We have not paid any distributions as of December 31, 2014. We intend to accrue and pay distributions on a regular basis. Distribution payments will be dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

Share-Based Compensation

Restricted Share Plan

We have an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by our board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholders’ meeting. Restricted stock issued to independent

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directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of our Advisor and its affiliates, employees of entities that provide services to us, directors of our Advisor or of entities that provide services to us, certain consultants to us and our Advisor and its affiliates or to entities that provide services to us. The total number of common shares granted under the RSP may not exceed 5.0% of our outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 6.3 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive common shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares will be subject to the same restrictions as the underlying restricted shares. The fair value of the shares will be expensed over the vesting period of five years. The following table reflects restricted share award activity for the period from April 23, 2014 (date of inception) to December 31, 2014:

	Number of Shares of Common Stock	Weighted-Average Issue Price
Unvested, April 23, 2014	—	$—
Granted	2,666	22.50
Unvested, December 31, 2014	2,666	$22.50

Recent Sale of Unregistered Equity Securities

On May 21, 2014, we sold 8,888 shares of common stock to the Special Limited Partner, an entity controlled by our Sponsor, under Rule 506 of Regulation D of the Securities Act, at a price of $22.50 per share for gross proceeds of $0.2 million. Additionally, our Advisor contributed $2,020 to the OP in exchange for 90 OP Units, which represent a nominal percentage of the aggregate OP ownership. The 90 OP Units issued to our Advisor may be exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. No sales commission or other consideration were paid in connection with such sales, which were consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act as transactions not involving any public offering.

Use of Proceeds from Sales of Registered Securities

On September 25, 2014 we commenced our IPO on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to our Registration Statement, filed with the SEC under the Securities Act. The Registration Statement also covers up to 26.3 million shares of common stock pursuant to the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

As of December 31, 2014, we had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total proceeds from the IPO of $0.2 million.

The following table reflects the offering costs associated with the issuances of common stock:

(In thousands)	Period from April 23, 2014 (date of inception) to December 31, 2014
Selling commissions and dealer manager fees	$—
Other offering costs	(2,433)
Total offering costs	$(2,433)

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The Dealer Manager may reallow the selling commissions and a portion of the dealer manager fees to participating broker-dealers. There were no such commissions or fees incurred from our Dealer Manager during the period from April 23, 2014 (date of inception) to December 31, 2014.

As of December 31, 2014, cumulative offering costs, excluding selling commissions and dealer manager fees, included $0.7 million from our Advisor and Dealer Manager for services related to our IPO. We are responsible for offering and related costs from the IPO, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 2.0% cap as of the end of the IPO are our Advisor’s responsibility. As of December 31, 2014, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $2.4 million, due to the on-going nature of the offering process and that costs were incurred before the IPO commenced.

After the escrow break, during our IPO, our Advisor will elect to cap cumulative offering costs from the IPO, including selling commissions and dealer manager fees, incurred by us, net of unpaid amounts, to 15.0% of gross common stock proceeds received during the IPO. As of December 31, 2014, we had not received proceeds in excess of $2.0 million in connection with the sale of common stock in order to break escrow.

We expect to use substantially all of the net proceeds from our IPO to primarily acquire a diversified portfolio of existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. We may also originate or acquire first mortgage loans secured by real estate. As of December 31, 2014, we do not own any properties.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in our best interest. In order to provide stockholders with interim liquidity, our board of directors has adopted a Share Repurchase Program (the “SRP”) that enables our stockholders to sell their shares back to us under limited circumstances. Our Sponsor, Advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases. The SRP permits stockholders to sell their shares back to us, subject to the significant conditions and limitations described below.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions are able to participate in the SRP. The repurchase of shares occurs on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date). The number of shares repurchased in any given year may not exceed 5.0% of the weighted-average number of shares of common stock outstanding at the end of the previous calendar year.

Prior to the NAV Pricing Date, a stockholder must beneficially hold the shares for at least one year prior to offering them for sale to us through the SRP, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one-year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement.

Prior to the NAV Pricing Date, the price per share for repurchases of shares of common stock is as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	the lower of $23.13 and 92.5% of the price paid to acquire the shares, for stockholders who had continuously held their shares for at least one year; and
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares for stockholders who had continuously held their shares for at least two years.

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Prior to the NAV Pricing Date, shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to $25.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Beginning with the NAV Pricing Date, the repurchase price for shares under the SRP will be based on Per Share NAV. Additionally, there will be no minimum holding period for shares of our common stock and stockholders will be able to submit their shares for repurchase at any time through the SRP. Subject to limited exceptions, stockholders whose shares of our common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate Per Share NAV of the shares of common stock repurchased.

Beginning with the NAV Pricing Date, shares repurchased in connection with the death or disability of a stockholder will be repurchased at the then-current Per Share NAV (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Shares purchased under the SRP will have the status of authorized but unissued shares. As of December 31, 2014, no shares of common stock have been repurchased or requested to be repurchased.

The SRP will immediately terminate if our shares are listed on any national securities exchange. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase, change the purchase price for repurchases or otherwise amend, suspend or terminate the terms of the SRP.

Item 6. Selected Financial Data.

The following selected financial data as of December 31, 2014 and for the period from April 23, 2014 (date of inception) to December 31, 2014 should be read in conjunction with the accompanying consolidated financial statements and related notes thereto and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” below:

Balance sheet data (In thousands)	December 31, 2014
Total assets	$62
Total liabilities	$2,450
Total stockholders’ deficit	$(2,388)

Operating data (In thousands, except share and per share data)	Period from April 23, 2014 (date of inception) to December 31, 2014
Total revenues	$—
Operating expenses	160
Operating loss	(160)
Total other expenses	—
Net loss	$(160)
Other data:
Cash flows used in operating activities	$(119)
Cash flows used in investing activities	$—
Cash flows provided by financing activities	$122
Per share data:
Basic and diluted weighted-average shares outstanding	7,905
Basic and diluted net loss per share	$(20.26)

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Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements. The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. Please see “Forward-Looking Statements” elsewhere in this report for a description of these risks and uncertainties.

Overview

American Realty Capital — Retail Centers of America II, Inc. (the “Company,” “we,” “our” or “us”), incorporated on April 23, 2014, is a Maryland corporation that intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2015 or its first year of material operations. On September 25, 2014, we commenced our ongoing initial public offering (our “IPO”) on a “reasonable best efforts” basis of up to $3.125 billion of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-196594), as amended from time to time (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 26.3 million shares of common stock available pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of our common stock. We reserve the right to reallocate shares in our IPO between the primary offering and the DRIP.

Until the NAV Pricing Date (as described below), the per share purchase price in our IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued pursuant to the DRIP will be initially equal to $23.75 per share, which is 95.0% of the per share offering price in our IPO. Commencing with the date (the “NAV Pricing Date”) we first publish an estimated per share net asset value (“NAV”), which will be on or prior to the date that is 150 days following the second anniversary of the date that we break escrow in the IPO, the per share price for shares in our IPO and the DRIP will vary quarterly and will be equal to our NAV, as determined by our external affiliated advisor, American Realty Capital Retail II Advisors, LLC (the “Advisor”), divided by the number of shares of common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, plus, in the case of our IPO, applicable commissions and fees (“Per Share NAV”).

As of December 31, 2014, we had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total proceeds from our IPO of $0.2 million.

We were formed to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. All properties will be acquired and operated by us or by us jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. As of December 31, 2014, we had not acquired any real estate investments.

Substantially all of our business will be conducted through American Realty Capital Retail II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Advisor contributed $2,020 to the OP in exchange for 90 OP Units, which represent a nominal percentage of the aggregate OP ownership. After holding the OP Units for a period of one year, holders of the OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no direct employees. We have retained the Advisor to manage our affairs on a day-to-day basis. The Advisor has entered into a service agreement with an independent third party, Lincoln Retail REIT Services, LLC, a Delaware limited liability company (“Lincoln”), pursuant to which Lincoln has agreed to

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provide, subject to the Advisor’s oversight, real estate-related services, including services related to locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. Realty Capital Securities, LLC (the “Dealer Manager”) serves as the dealer manager of our IPO. The Advisor and the Dealer Manager are under common control with the parent of American Realty Capital IV, LLC (the “Sponsor”), as a result of which, they are related parties, and each of which will receive, as applicable, compensation, fees and expense reimbursements for services related to our IPO and for the investment and management of our assets. Such entities will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages. The Advisor will pay Lincoln a substantial portion of the fees payable to the Advisor for the performance of real estate-related services.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service-related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse itemized and detailed due diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our IPO exceed 2.0% of gross offering proceeds from the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of our IPO.

Revenue Recognition

Our revenues, which will be derived primarily from rental income, will include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the term of the lease. Since many leases will provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We will defer the revenue related to lease payments received from tenants in advance of their due dates. When we acquire a property, the terms of the existing leases will be considered to commence as of the acquisition date for the purposes of this calculation.

We may own certain properties with leases that include provisions for the tenant to pay contingent rental income based on a percent of the tenant’s sales upon the achievement of certain sales thresholds or other targets which may be monthly, quarterly or annual targets. As the lessor to the aforementioned leases, we will defer the recognition of contingent rental income until the specified target that triggered the contingent rental income is achieved, or until such sales upon which percentage rent is based are known. Contingent rental income will be included in rental income on the accompanying consolidated statement of operations and comprehensive loss.

We will continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. If the collectability of a receivable is in doubt, we will record an increase in our

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allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statement of operations and comprehensive loss.

Cost recoveries from tenants will be included in operating expense reimbursement in the period the related costs are incurred, as applicable.

Real Estate Investments

Investments in real estate will be recorded at cost. Improvements and replacements will be capitalized when they extend the useful life of the asset. Costs of repairs and maintenance will be expensed as incurred.

We will evaluate the inputs, processes and outputs of each asset acquired to determine if the transaction is a business combination or asset acquisition. If an acquisition qualifies as a business combination, the related transaction costs will be recorded as an expense in the consolidated statement of operations and comprehensive loss. If an acquisition qualifies as an asset acquisition, the related transaction costs will generally be capitalized and subsequently amortized over the useful life of the acquired assets.

In business combinations, we will allocate the purchase price of acquired properties to tangible and identifiable intangible assets or liabilities based on their respective fair values. Tangible assets may include land, land improvements, buildings, fixtures and tenant improvements. Intangible assets may include the value of in-place leases and above- and below-market leases. In addition, any assumed mortgages receivable or payable and any assumed or issued noncontrolling interests will be recorded at their estimated fair values.

The fair value of the tangible assets of an acquired property with an in-place operating lease will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases will be determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases. The fair value of above- or below-market leases will be recorded based on the present value of the difference between the contractual amount to be paid pursuant to the in-place lease and our estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining term of the lease, including any below-market fixed rate renewal options for below-market leases.

In allocating the fair value to assumed mortgages, amounts will be recorded to debt premiums or discounts based on the present value of the estimated cash flows, which will be calculated to account for either above or below-market interest rates.

In allocating non-controlling interests, amounts will be recorded based on the fair value of units issued at the date of acquisition, as determined by the terms of the applicable agreement.

In making estimates of fair values for purposes of allocating purchase price, we will utilize a number of sources, including real estate valuations, prepared by independent valuation firms. We will also consider information and other factors including: market conditions, the industry that the tenant operates in, characteristics of the real estate, i.e.: location, size, demographics, value and comparative rental rates, tenant credit profile, store profitability and the importance of the location of the real estate to the operations of the tenant’s business.

We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the consolidated statement of operations and comprehensive loss for all periods presented to the extent the disposal of a component represents a strategic shift that has or will have a major effect on our operations and financial results. Properties that are intended to be sold will be designated as “held for sale” on the consolidated balance sheet at the lesser of carrying amount or fair value less estimated selling costs when they meet specific criteria to be presented as held for sale. Properties will no longer be depreciated when they are classified as held for sale.

Depreciation and Amortization

We are required to make subjective assessments as to the useful lives of the components of our real estate investments for purposes of determining the amount of depreciation to record on an annual basis. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of

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our real estate investments, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Depreciation will be computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

Capitalized above-market lease values will be amortized as a reduction of rental income over the remaining terms of the respective leases. Capitalized below-market lease values will be amortized as an increase to rental income over the remaining terms of the respective leases and expected below-market renewal option periods.

Capitalized above-market ground lease values will be amortized as a reduction of property operating expense over the remaining terms of the respective leases. Capitalized below-market ground lease values will be amortized as an increase to property operating expense over the remaining terms of the respective leases and expected below-market renewal option periods.

The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, will be amortized to expense over the remaining periods of the respective leases.

Assumed mortgage premiums or discounts will be amortized as an increase or reduction to interest expense over the remaining terms of the respective mortgages.

Impairment of Long-Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, we will review the property for impairment. This review will be based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss will be the adjustment to fair value less estimated cost to dispose of the asset. These assessments can have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) amended the requirements for reporting discontinued operations. Under the revised guidance, in addition to other disclosure requirements, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the component or group of components meets the criteria to be classified as held for sale, disposed of by sale or other than by sale. We have adopted the provisions of this guidance effective January 1, 2014, and have applied the provisions prospectively. The adoption of this guidance did not have a material impact on our consolidated financial position, results of operations or cash flows.

In May 2014, the FASB issued revised guidance relating to revenue recognition. Under the revised guidance, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revised guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is not permitted under accounting principles generally accepted in the United States of America (“GAAP”). The revised guidance allows entities to apply the full retrospective or modified retrospective transition method upon adoption. We have not yet selected a transition method and are currently evaluating the impact of the new guidance.

In June 2014, the FASB issued guidance updating the reporting requirements for development stage entities (“DSEs”). The updated guidance removes from GAAP the financial reporting distinction between DSEs and other reporting entities. Further, the guidance eliminates the requirements for DSEs to present

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inception-to-date information in the statements of operations, cash flows and stockholders’ equity, label the financial statements as those of a DSE, disclose a description of the development stage activities in which the entity is engaged and disclose in the first year in which the entity is no longer a DSE that in prior years it had been in the development stage. The revised guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2014. Early adoption is permitted under GAAP for any annual period or interim period for which financial statements have not been issued or made available. Changes within the revised guidance will be applied retrospectively upon adoption. We have adopted the provisions of this guidance effective December 31, 2014, and have applied the provisions retrospectively. The adoption of this guidance did not have a material impact on our consolidated financial position, results of operations or cash flows.

In August 2014, the FASB issued guidance relating to disclosure of uncertainties about an entity’s ability to continue as a going concern. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. If conditions or events raise substantial doubt about the entity’s ability to continue as a going concern, the guidance requires management to disclose information that enables users of the financial statements to understand the conditions or events that raised the substantial doubt, management’s evaluation of the significance of the conditions or events that led to the doubt, the entity’s ability to continue as a going concern and management’s plans that are intended to mitigate or that have mitigated the conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern. There is no disclosure required unless there are conditions or events that have raised substantial doubt about the entity’s ability to continue as a going concern. The guidance is effective for the annual period ending after December 15, 2016 and for annual and interim periods thereafter. We have elected to adopt the provisions of this guidance effective December 31, 2014, as early application is permitted. The adoption of this guidance did not have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2015, the FASB amended the accounting for consolidation of certain legal entities. The amendments modify the evaluation of whether certain legal entities are variable interest entities (“VIEs”) or voting interest entities, eliminate the presumption that a general partner should consolidate a limited partnership and affect the consolidation analysis of reporting entities that are involved with VIEs (particularly those that have fee arrangements and related party relationships). The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. If we decide to early adopt the revised guidance in an interim period, any adjustments will be reflected as of the beginning of the fiscal year that includes the interim period. We are currently evaluating the impact of the new guidance.

Results of Operations

As of December 31, 2014, we had not commenced active operations. Because we have not acquired any properties or other assets as of December 31, 2014, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the retail real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

During the period from April 23, 2014 (date of inception) to December 31, 2014, we had incurred general and administrative expense of $0.2 million, which primarily included costs related to professional fees, insurance costs for directors and officers and board member compensation.

Cash Flows for the Period from April 23, 2014 (date of inception) to December 31, 2014

During the period from April 23, 2014 (date of inception) to December 31, 2014, net cash used in operating activities was $0.1 million. Cash flows from operating activities for the period from April 23, 2014 (date of inception) to December 31, 2014 included adjustments for share-based compensation of approximately $3,000 and an increase in prepaid expenses and other assets of $0.1 million. These adjustments were partially offset by an increase of $0.1 million in accounts payable and accrued expenses related to professional fees and board member compensation.

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Net cash provided by financing activities of $0.1 million during the period from April 23, 2014 (date of inception) to December 31, 2014 consisted of advances from affiliates of $1.0 million to fund the payment of third-party offering costs and net proceeds from the issuance of common stock of $0.2 million. These cash inflows were partially offset by $1.1 million of payments related to offering costs.

Liquidity and Capital Resources

Proceeds from our IPO will be applied to the investment in properties and the payment or reimbursement of selling commissions and other fees and expenses related to our IPO. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net proceeds from our IPO in connection with the acquisition and operation of our properties or the payment of distributions.

Our principal demands for cash will be for the purchase of any properties, loans and securities we acquire, acquisition costs associated with such purchases, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our IPO. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP Units.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, calculated after the close of our IPO and once we have invested substantially all the proceeds from our IPO, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. As of December 31, 2014, we did not have any debt outstanding.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties will be located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, or our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our policy to generally pay distributions from cash flow from operations, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Our board of directors has adopted our Share Repurchase Program (the “SRP”), which enables stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a repurchase, we may, subject to certain conditions, repurchase the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such repurchase. There are limits on the number of

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shares we may repurchase under this program during any 12-month period. Further, we are only authorized to repurchase shares using the proceeds secured from the DRIP in any given quarter.

As of December 31, 2014, no shares of common stock have been repurchased or requested to be repurchased under the SRP.

Acquisitions

Our Advisor, with the assistance of Lincoln, will evaluate potential acquisitions of real estate and real estate-related assets and will engage in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions. As of December 31, 2014, we do not own any properties.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation will comply with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may not be fully informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book, value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, because impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year

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over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations (“MFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

There have been changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation, but have a limited and defined acquisition period. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we continue to purchase a significant amount of new assets. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is stabilized. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our portfolio has been stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above- and below-market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation will comply with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income during the period in which the asset is acquired. These

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expenses are paid in cash by us, and therefore such funds will not be available to invest in other assets, pay operating expenses or fund distributions. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from the disposition of assets as items which are unrealized and may not ultimately be realized, or which are otherwise not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. While we are responsible for managing interest rate, hedge and foreign exchange risk, we will retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors.

We believe that our use of MFFO and the adjustments used to calculate it will allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, which have defined acquisition periods and targeted exit strategies, and allow us to evaluate our performance against other non-listed REITs. For example, acquisition costs are funded from the proceeds of our IPO and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an ongoing offering such as our IPO where the price of a share of common stock is a stated value and there is no NAV determination during the offering phase, except to the extent we commence calculating NAV prior to the closing of our IPO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

We did not have FFO or MFFO for the period from April 23, 2014 (date of inception) to December 31, 2014, as we had not purchased our first property or commenced active operations as of December 31, 2014.

Distributions

We have not paid any distributions as of December 31, 2014. We intend to accrue and pay distributions on a regular basis.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, our financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

Dilution

Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) total book value of our assets less the net value of intangible assets, (2) minus total liabilities less the net value of intangible liabilities, (3) divided by the total number of shares of common

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stock and OP Units outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common and preferred stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our IPO, including commissions, dealer manager fees and other offering costs. As of December 31, 2014, our net tangible book value per share was not meaningful because we had issued no shares to third party investors nor have we purchased any properties. The offering price of shares under the primary portion of our IPO (excluding purchase price discounts for certain categories of purchasers) at December 31, 2014 was $25.00.

Our offering price was not established on an independent basis and was not based on the actual or projected net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount a stockholder of ours would receive per share if we were to liquidate at this time.

Election as a REIT

For the period from April 23, 2014 (date of inception) to December 31, 2014, we will be taxed as a C corporation, because we did not meet the requirements to be taxed as a REIT. We intend to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2015 or our first year of material operations. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. In order to qualify and continue to qualify for taxation as a REIT, we must distribute annually at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, as well as federal income and excise taxes on our undistributed income.

Inflation

Some of our leases with tenants may contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the term of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. However, our net leases will require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we have paid or may in the future pay certain fees or reimbursements to our Advisor, its affiliates and entities under common control with our Advisor in connection with items such as acquisition and financing activities, sales and maintenance of common stock under our IPO, transfer agency services, asset and property management services and reimbursement of operating and offering related costs. See Note 5 — Related Party Transactions and Arrangements to our consolidated financial statements included in this Annual Report on Form 10-K for a discussion of the various related party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

As of December 31, 2014, we have not yet commenced active operations. The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. As of December 31, 2014, we do not have any long-term debt, but anticipate incurring long-term debt in the future. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and we do not expect to be exposed to foreign currency fluctuations.

Item 8. Financial Statements and Supplementary Data.

The information required by this Item 8 is hereby incorporated by reference to our Consolidated Financial Statements beginning on page F-1 of this Annual Report of Form 10-K.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 9A. Controls and Procedures.

Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as of the end of the period covered by this Annual Report on Form 10-K. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded, as of the end of such period, that our disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in our reports that we file or submit under the Exchange Act.

Internal Control Over Financial Reporting

Management’s Annual Reporting on Internal Controls over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Exchange Act.

The rules of the SEC do not require, and this Annual Report does not include, a report of management’s assessment regarding internal control over financial reporting or an attestation report of our independent registered public accounting firm regarding internal control over financial reporting due to a transition period established by rules of the SEC for newly public companies.

Item 9B. Other Information.

None.

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PART III

Item 10. Directors, Executive Officers and Corporate Governance.

Directors and Executive Officers of the General Partner

The following table presents certain information as of the date of this Annual Report concerning each of our directors and executive officers serving in such capacity:

Name	Age	Position
William M. Kahane	66	Chief Executive Officer, President and Director
Kase Abusharkh	33	Chief Investment Officer
Patrick Goulding	51	Chief Financial Officer, Treasurer and Secretary
B.J. Penn	76	Independent Director
Herbert Vederman	69	Independent Director

William M. Kahane was appointed as a director and as the chairman of the board of directors of the Company in December 2014 and has served as chief executive officer of the Company and the Advisor since November 2014. Mr. Kahane has served as the president of the Company and the Advisor from October 2014. Mr. Kahane served as chief operating officer and secretary of the Company and the Advisor from October 2014 to December 2014. Mr. Kahane has served as the chief executive officer and president of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”), the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane has served as an executive officer of American Realty Capital Trust V, Inc. (“ARCT V”), the ARCT V advisor and the ARCT V property manager since November 2014 and in December 2014 was appointed as chief executive officer. Mr. Kahane was appointed as a director and as chairman of the board of directors of ARCT V in February 2015. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served as a director of American Realty Capital New York City REIT, Inc. (“ARC NYCR”) since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane served as chief operating officer, treasurer and secretary of American Realty Capital Global Trust, Inc. (“ARC Global”), the ARC Global advisor and the ARC Global property manager from October 2014 until February 2015 and was appointed executive chairman of the board of directors of ARC Global in February 2015. In March 2015, Mr. Kahane resigned as executive chairman of ARC Global but remained a member of its board of directors. Mr. Kahane was appointed as a director and executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“ARC Global II”) in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane has served as a director of Realty Finance Trust, Inc. since November 2014 and was appointed as chairman in December 2014. Mr. Kahane has served as a director of American Realty Capital - Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane was appointed a director of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) in January 2014 and as executive chairman of the board in December 2014. Mr. Kahane also served as the ARC HOST chief executive officer and president from August 2013 to November 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of American Realty Capital Healthcare Trust III, Inc. (“ARC HT III”) in December 2014. Mr. Kahane has also served as a director of New York REIT, Inc. (“NYRT”) since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012.

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Mr. Kahane served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) since March 2013 and served as executive chairman from December 2014 until February 2015. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust III (“ARCT III”), the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of Phillips Edison Grocery Center REIT II, Inc. (“PECO II”) from August 2013 until January 2015. Mr. Kahane also has been the interested director of Business Development Corporation of America (“BDCA”) since its formation in May 2010 and Business Development Corporation of America II (“BDCA II”) since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCS Capital Corporation (“RCAP”) from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. from May 2014 until February 2014. Mr. Kahane served as a director of ARCP from February 2013 to June 2014. He also served as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co. (“Morgan Stanley”), specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at American Financial Realty Trust (“AFRT”), from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman.

Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s prior experience as a director and executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.

Kase Abusharkh was appointed as chief investment officer of the Company in November 2014 and as chief investment officer of the Advisor in August 2014. Mr. Abusharkh has served as chief investment officer of ARC RCA since December 2014 and as chief investment officer of the ARC RCA advisor since August 2014. Mr. Abusharkh has also served as president of Sperry Van Ness The Kase Group, known as The Kase Group, a real estate firm that Mr. Abusharkh helped form in June of 2006. Mr. Abusharkh has 13 years of experience in commercial real estate finance, acquisition, disposition and development, with a specialized focus on retail properties. Mr. Abusharkh has facilitated over $2 billion in commercial real estate transactions in his career and was the number one net leased broker within the Sperry Van Ness organization every year from 2006 to 2013. Mr. Abusharkh is also a developer and principal in a number of developments and

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repositions in Walnut Creek, California, San Francisco, California, Sonoma County, California, Monterey County, California, Alameda County, California, and Charlotte, North Carolina. Mr. Abusharkh received his Bachelor’s Degree in economics and business administration from St. Mary’s College of California.

Patrick J. Goulding was appointed as the chief financial officer, treasurer and secretary of the Company in December 2014. Mr. Goulding has served as the chief financial officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since July 2014. Mr. Goulding has also served as the chief financial officer of ARC Global, the ARC Global advisor and the ARC Global property manager since July 2014. Mr. Goulding has served as chief financial officer of ARC RCA since December 2014. Mr. Goulding served as managing director at Morgan Stanley from January 2010 to June 2014 where he was global head of portfolio management for its opportunistic real estate platform. From January 2007 to April 2009, Mr. Goulding served as managing director at Strategic Value Partners, a global alternative investment firm. Mr. Goulding has more than 25 years of experience in real estate finance accounting and operations and is a fellow of the institute of chartered accountants in Ireland. Mr. Goulding graduated from the Waterford Institute of Technology in Waterford, Ireland.

Buddie J. Penn was appointed as an independent director of the Company in August 2014. Mr. Penn has also served as an independent director of ARC HT III since August 2014 and has served as an independent director of American Realty Capital New York City REIT II, Inc. (“ARC NYCR II”) since February 2015. Mr. Penn has served as president of Penn Construction Group, Inc., a company that provides consulting services in the areas of program infrastructure and management, since January 2010, and has served as president and chief executive officer of Genesis IV, LLC, a company that provides consulting services in the areas of engineering, design and construction, since October 2009. Mr. Penn served as Assistant Secretary (Installations and Environment) of the United States Navy from April 2005 to September 2009, and also served as Acting Secretary of the Navy from March to May 2009. As Assistant Secretary (Installations and Environment) of the Navy, Mr. Penn was responsible for managing Navy and Marine Corps real property, housing and other facilities totaling 72,500 buildings and 4,484,000 acres with a plant replacement value of $215 billion. Prior to becoming the Assistant Secretary (Installations and Environment) of the Navy, Mr. Penn was the Director of Industrial Base Assessments for the Navy from October 2001 to March 2005. Mr. Penn earned a Masters of Science from the George Washington University and a Bachelor of Science from Purdue University. We believe that Mr. Penn’s experience in various leadership positions in the Navy and his experience managing thousands of buildings and millions of acres of real estate make him well qualified to serve as a member of our board of directors.

Herbert Vederman was appointed as an independent director of the Company in March 2015. Mr. Vederman has also served as an independent director of ARCT V since March 2015. Mr. Vederman most recently served as senior consultant in the government and public affairs group of law firm Stradley Ronon Stevens & Young, LLP, from September 2004 until June 2014. Previously he served as a director of the Pennsylvania Economic Development Finance Authority from June 2004 to September 2012 and as a director of the Philadelphia Regional Port Authority from April 2004 to September 2011. Mr. Vederman also served as deputy mayor for economic development for the city of Philadelphia, Pennsylvania from January 1992 through January 2000. Mr. Vederman has served as a director of Rodman Properties, Inc., a developer, manager and owner of multi-family units throughout the United States, since March 1991. Mr. Vederman has also assisted in directing investment activities at his family’s investment office, which has made early stage investments in retail companies such as David’s Bridal Inc. and Five Below, Inc., since March 1991. Mr. Vederman served in various capacities, including as executive vice president and as a member of the executive board of directors, of Charming Shoppes, Inc. and its brand Fashion Bug from June 1968 through March 1988. Mr. Vederman served as adjunct professor of government and political science at Drexel University from April 2005 through June 2005 and from August 2004 through December 2004. Mr. Vederman also served as a trustee of the Drexel University College of Medicine from June 2003 to August 2011 and as a trustee of American University from September 1988 to May 1999. Mr. Vederman holds a Bachelor of Arts Degree from Long Island University. We believe that Mr. Vederman’s over 20 years of experience in the real estate industry and in the retail industry makes him well qualified to serve on our Board of Directors.

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Code of Business Conduct and Ethics

The board of directors adopted a Code of Ethics effective as of August 15, 2014 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

You may obtain a copy of the Code of Ethics by writing to our secretary at: American Realty Capital —  Retail Centers of America II, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Patrick J. Goulding. A waiver of the Code of Ethics may be made only by the board of directors or the appropriate committee of the board of directors and will be promptly disclosed to the extent required by law.

Audit Committee

The board of directors established an audit committee in September 2014. The charter of audit committee is available to any stockholder who requests it c/o American Realty Capital — Retail Centers of America II, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. Our audit committee consists of Messrs. Penn and Vederman, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Company’s charter and (ii) requirements set forth in the Exchange Act and the applicable SEC rules. Currently none of the members of our audit committee qualifies as an audit committee financial expert. We expect to appoint a third independent director who we expect to qualify and be appointed as our audit committee financial expert prior to the time that we commence operations.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

Item 11. Executive Compensation.

Compensation Discussion and Analysis

We currently have no direct employees. Our Advisor performs our day-to-day management functions. Our current executive officers, William M. Kahane, Patrick J. Goulding and Kase Abusharkh, are all employees of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Additionally, Nicholas S. Schorsch, Peter M. Budko, Edward M. Weil, Jr. and Nicholas Radesca, each of whom served as executive officers during the period from April 23, 2014 (date of inception) to December 31, 2014, were also employees of the Advisor and did not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. We neither compensate our executive officers nor reimburse our Advisor for any compensation paid to individuals who also serve as our executive officers. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this Annual Report a “Compensation Discussion and Analysis,” a report from our compensation committee with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Item 13. Certain Relationships and Related Transactions, and Director Independence” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

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Compensation of Directors

The following table sets forth information regarding compensation of our directors during the period from April 23, 2014 (date of inception) to December 31, 2014:

Name	Fees Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
William M. Kahane(1)	$—	$—	$—	$—	$—	$—	$—
B.J. Penn(2)	$6,375	$30,000	$—	$—	$—	$—	$36,375
Herbert Verderman(3)	$—	$—	$—	$—	$—	$—	$—
Robert J. Cassato(4)	$6,375	$30,000	$—	$—	$—	$—	$36,375
Nicholas S. Schorsch(5)	$—	$—	$—	$—	$—	$—	$—

(1)	Mr. Kahane, the chief executive officer and the chairman of the board of the Company, received no compensation for serving as a director.
(2)	Mr. Penn earned fees in the amount of $17,125 for services as a director during the period from April 23, 2014 (date of inception) to December 31, 2014.
(3)	Mr. Vederman was appointed to the board of directors in March 2015. As a result, he did not earn any fees for services as a director during the period from April 23, 2014 (date of inception) to December 31, 2014.
(4)	Mr. Cassato earned fees in the amount of $17,125 for services as a director during the period from April 23, 2014 (date of inception) to December 31, 2014. Mr. Cassato resigned as a director on March 9, 2015.
(5)	Mr. Schorsch, previously the chairman of the board of the Company, received no compensation for serving as a director. Mr. Schorsch resigned on December 29, 2014.

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is our employee or an employee of our Advisor or any of their affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash	Restricted Shares
Independent Directors(1)	$30,000 yearly retainer; $2,000 for all meetings personally attended by the directors and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting(2)	Pursuant to our restricted share plan adopted in September 2014, each independent director receives an automatic grant of 1,333 restricted shares on the date of each annual stockholders’ meeting. Each independent director was also granted 1,333 restricted shares of common stock on the date of initial election to the board. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.

(1)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.
(2)	If there is a board meeting and one or more committee meetings in one day, the director’s fees may not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).

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Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Share-Based Compensation

Restricted Share Plan

In September 2014, the board of directors adopted an employee and director incentive restricted share plan (“RSP”) to:

•	furnish incentives to individuals chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits:
•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and
•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our shares of common stock.

The total number of shares of common stock that may be issued under the RSP will not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 6.3 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in shares of common stock will be subject to the same restrictions as the underlying restricted shares. There were 2,666 unvested shares outstanding under the RSP at December 31, 2014.

Compensation Committee Report

The Company does not have a standing compensation committee. The board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the board of directors recommended that the Compensation Discussion and Analysis be included in this Annual Report.

William M. Kahane
B.J. Penn
Herbert Vederman

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Compensation Committee Interlocks and Insider Participation

The Company does not have a standing compensation committee and we do not separately compensate our executive officers. Executive compensation is determined by the audit committee. During 2014, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving on our board of directors.

As of March 15, 2015, the following table sets forth the beneficial ownership of our Common Units that are owned by:

•	each person known by the Company to be the beneficial owner of more than 5.0% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	Nicholas S. Schorsch, the Company’s former chief executive officer, and Nicholas Radesca, the Company’s former chief financial officer and treasurer, each as a named executive officer;
•	each of the Company’s current executive officers and current directors; and
•	all of the Company’s current executive officers and current directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
American Realty Capital Retail II Special Limited Partnership, LLC(2)	8,888		77.0%
Nicholas S. Schorsch(2)(3)	—		—%
Nicholas Radesca(4)	—		—%
William M. Kahane(2)	—		—%
Kase Abusharkh	—		—%
Patrick Goulding	—		—%
B.J. Penn	1,333	(5)	11.5%
Herbert Vederman	1,333	(6)	11.5%
All current directors and current executive officers as a group	11,554	(7)	100.0%

(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, New York, New York 10022.
(2)	American Realty Capital Retail II Special Limited Partnership, LLC is controlled by our Sponsor, American Realty Capital IV, LLC, which is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Mr. Schorsch served as the Company’s chief executive officer until November 20, 2014.
(4)	Mr. Radesca served as the Company’s chief financial officer and treasurer until December 29, 2014.
(5)	Includes 1,333 unvested restricted shares held by Mr. Penn which vest annually over a five-year period in equal installments beginning on the first anniversary of the date of grant.
(6)	Includes 1,333 unvested restricted shares held by Mr. Vederman which vest annually over a five-year period in equal installments beginning on the first anniversary of the date of grant.
(7)	Includes 8,888 shares held by American Realty Capital Retail II Special Limited Partnership, LLC. See footnote 2.

Item 13. Certain Relationships and Related Transactions, and Director Independence.

Fees Paid in Connection with the IPO

The Dealer Manager will receive fees and compensation in connection with the sale of the Company’s common stock in the IPO. The Dealer Manager will receive a selling commission of up to 7.0% of the gross proceeds from the sale of shares before reallowance of the selling commissions to participating broker-dealers. In addition, the Dealer Manager will receive up to 3.0% of the gross proceeds from the sale of shares as a dealer manager fee. The Dealer Manager may reallow its dealer manager fee to such participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds

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from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). No such fees have been incurred from the Dealer Manager during the period from April 23, 2014 (date of inception) to December 31, 2014.

The Advisor and its affiliates may receive compensation and reimbursement for services relating to the IPO, including transfer agent services provided by an affiliate of the Dealer Manager. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying consolidated balance sheet as of December 31, 2014. During the period from April 23, 2014 (date of inception) to December 31, 2014, the Company incurred $0.7 million of offering costs and reimbursements from the Advisor and Dealer Manager, of which $0.7 million is unpaid and included in accounts payable and accrued expenses on the accompanying consolidated balance sheet as of December 31, 2014.

The Company is responsible for offering and related costs from the IPO, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 2.0% cap as of the end of the IPO are the Advisor’s responsibility. As of December 31, 2014, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $2.4 million, due to the on-going nature of the offering process and that costs were incurred before the IPO commenced.

After the escrow break, the Advisor has elected to cap cumulative offering costs from the IPO, including selling commissions and dealer manager fees, incurred by the Company, net of unpaid amounts, to 15.0% of gross common stock proceeds received during the IPO. As of December 31, 2014, the Company had not received proceeds in excess of $2.0 million in connection with the sale of common stock in order to break escrow.

Nicholas S. Schorsch, the Company’s former chief executive officer and chairman of the board of directors, and William M. Kahane, the Company’s chief executive officer, president and chairman of the board of directors, together indirectly own a majority of the voting interests of the public parent company that owns the Dealer Manager. William M. Kahane also serves as the chief executive officer and president of the Advisor. Edward M. Weil, Jr., the Company’s former president, chief operating officer, treasurer and secretary, serves as chairman of the Dealer Manager. The public parent company of the Dealer Manager is under common control with the Parent of our Sponsor and the Advisor is owned indirectly by the Parent of our Sponsor. The Parent of our Sponsor is controlled by Mr. Schorsch and Mr. Kahane, and Mr. Weil owns a non-controlling interest in the Parent of our Sponsor.

Fees Paid in Connection With the Operations of the Company

The Advisor will receive an acquisition fee of 1.5% of the contract purchase price of each property acquired and 1.5% of the amount advanced for a loan or other investment. The Advisor will also be reimbursed for any services provided for which it incurs investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.5% of the contract purchase price of each property acquired or 0.5% of the amount advanced for each loan or other investment. Additionally, the Company pays third-party acquisition expenses. The Company may also reimburse the Advisor for legal expenses it incurs in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.1% of the contract purchase price of each property acquired or 0.1% of the amount advanced for each loan or other investment. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to the Company’s portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of the Company’s portfolio to be measured at the end of the acquisition phase or 4.5% of the amount advanced for all loans or other investments. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and any financing coordination fees (as described below) may not exceed 2.0% of the contract purchase price for all the assets acquired. No acquisition fees or reimbursements were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

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If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or assumed debt, subject to certain limitations. No financing coordination fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

In connection with the Advisor’s asset management subordinated deferred participation, the Company will cause the OP to issue (subject to periodic approval by the board of directors) restricted Class B units in the OP (“Class B Units”) to the Advisor, which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (a) the value of the OP’s assets plus all distributions made by the Company to its stockholders equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”), or (b) any one of the following events occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors without cause; (2) a listing of our common stock on a national securities exchange; or (3) a transaction to which the Company or the OP is a party, as a result of which OP Units or the Company’s common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; provided that, with respect to clauses (a) and (b) above, the Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described therein (the “performance condition”). Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

The Class B Units are issued in an amount equal to: (i) the cost of the Company’s assets (until the NAV Pricing Date, then the lower of the cost of assets and the fair value of the Company’s assets) multiplied by 0.1875%; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the IPO price minus selling commissions and dealer manager fees) and, beginning with the NAV Pricing Date, to Per Share NAV. When and if approved by the board of directors, the Class B Units are issued to the Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition to be probable. As of December 31, 2014, the Company cannot determine the probability of achieving the performance condition. As of December 31, 2014, no Class B Units had been issued to the Advisor in connection with this arrangement.

The Advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated deferred participation at the same rate as distributions received on the Company’s common stock; such distributions will be in addition to the incentive fees the Advisor and its affiliates may receive from the Company, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

In connection with property management and leasing services, unless the Company contracts with a third party, the Company will pay to an affiliate of the Advisor a property management fee of 2.0% of gross revenues from the Company’s stand-alone single-tenant net leased properties that are not part of a shopping center and 4.0% of gross revenues from all other types of properties, respectively. The Company will also reimburse the Advisor for property-level expenses. No property management fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

In connection with any construction, renovation or tenant finish-out on any property, the Company will pay the Advisor 6.0% of the hard costs of the construction, renovation and/or tenant finish-out, as applicable. No such costs were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation,

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impairments, bad debt or other similar non-cash expenses and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management subordinated deferred participation; however, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions. The Company will not reimburse the Advisor for salaries and benefits to its executive officers. No reimbursement was incurred from the Advisor for providing services during the period from April 23, 2014 (date of inception) to December 31, 2014.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

The Company will pay the Advisor a brokerage commission on the sale of property of 2.0% of the contract sale price of the property, but not to exceed 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in light of the size, type and location of the property, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

If the Company is not simultaneously listed on an exchange, the Company intends to pay the Special Limited Partner a subordinated participation, payable in the form of a non-interest bearing promissory note, in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sales proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded annual return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% return, but the Special Limited Partner will not be entitled to the subordinated participation in net sales proceeds unless the Company’s investors have received a return of their capital plus a return equal to a 6.0% cumulative, pre-tax, non-compounded annual return on their capital contributions. No such fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

If the common stock of the Company is listed on a national securities exchange, the Company expects to pay the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% return, but the Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a return of their capital plus a return equal to a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

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Affiliated Transactions Best Practices Policy

Our board of directors has adopted best practices guidelines on affiliated transactions that prevent us, with certain exceptions, from entering into co-investments or any other business transaction with any other entity affiliated with our Sponsor. The exceptions under the guidelines do, however, allow us to enter into (i) transactions specifically contemplated by our IPO prospectus, (ii) roll-up transactions that comply with the requirements set forth in our charter (provided that the roll-up transaction is not with programs sold through broker-dealers and sponsored by the Parent of our Sponsor), and (iii) funding transactions, including loans, with our Advisor or another entity affiliated with our Sponsor. Except when in connection with permitted roll-up transactions, we may not purchase any asset from, or sell any asset to, any entity affiliated with our Sponsor.

Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our Sponsor and its affiliates receive fees from us, which could be substantial and have not been negotiated at arm’s-length. These fees could influence our Advisor’s advice to us as well as the judgment of affiliates of our Sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our Sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the advisory agreement and the dealer manager agreement;
•	public offerings of equity by us, which entitle our Dealer Manager to dealer manager fees and will likely entitle the advisor to increased acquisition fees and potentially increase the asset management subordinated participation interest assuming the triggers are satisfied;
•	sales of properties and other investments to third parties, which entitle our Advisor and the Special Limited Partner, respectively, to disposition fees and a possible subordinated participation in net sales proceeds;
•	acquisitions of properties and other investments and loan originations to third parties, which entitle our Advisor to acquisition fees and asset management subordinated participation interests;
•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored directly or indirectly by the Parent of our Sponsor, which may entitle affiliates of our Sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our Advisor assuming the triggers are satisfied;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the Special Limited Partner to a subordinated incentive distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle the Special Limited Partner to a subordinated participation in net sales proceeds.

The fees our Advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our Advisor to recommend riskier transactions, and our Advisor may have an incentive to cause us to incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our Advisor to recommend that we purchase assets with more debt and at higher prices.

From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with the Parent of our Sponsor or our Advisor to provide services not provided under existing agreements described in our IPO prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in this

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Annual Report on Form 10-K. Services provided by such entities to prior programs of the Parent of our Sponsor have included strategic advisory services from the investment banking division of our Dealer Manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.

Director Independence

Under our organizational documents, we must have at least three but not more than ten directors. The board of directors has currently set the number of directors at three. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined under the charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with our Sponsor or Advisor because he or she: (a) owns an interest in our Sponsor, Advisor or any of their affiliates; (b) is employed by our Sponsor, Advisor or any of their affiliates; (c) is an officer or director of the Sponsor, Advisor or any of their affiliates; (d) performs services, other than as a director, for us; (e) is a director for more than three REITs organized by our Sponsor or advised by our Advisor; or (f) has any material business or professional relationship with our Sponsor, Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from our Sponsor, our Advisor and their affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The board of directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth above and in the listing standards of the NASDAQ Stock Market (“NASDAQ”) even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the board of directors has affirmatively determined that Messrs. Penn and Vederman have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. Our board of directors has determined that each of the three independent directors satisfy the elements of independence set forth above and in listing standards of the NASDAQ. There are no familial relationships between any of our directors and executive officers.

Item 14. Principal Accounting Fees and Services.

Independent Registered Accounting Firm

We have selected and appointed KPMG, LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended 2014. KPMG has audited our consolidated financial statements for the most recent fiscal year ended December 31, 2014. KPMG was selected and appointed as our independent registered public accounting firm on February 2, 2015.

For the period from April 23, 2014 (date of inception) to January 22, 2015, Grant Thornton LLP (“Grant Thornton”) had served as our independent registered public accounting firm.

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For the fiscal year ended December 31, 2014, fees paid or payable to KPMG and Grant Thornton for services performed in connection with the audit of the December 31, 2014 financial statements, the audit of the June 2, 2014 financial statements, issuance of consents and 2014 interim reviews are as follows:

Period from April 23, 2014 (date of inception) to December 31, 2014
Audit fees	$198,543
Audit-related	—
Tax fees	—
All other fees	—
Total	$198,543

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PART IV

Item 15. Exhibits, Financial Statement Schedules.

(a)	Financial Statement Schedules

See the Index to Consolidated Financial Statements at page F-1 of this report.

(b)	Exhibits

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EXHIBITS INDEX

The following exhibits are included, or incorporated by reference, in this Annual Report on Form 10-K for the year ended December 31, 2014 (and are numbered in accordance with Item 601 of Regulation S-K):

Exhibit No.	Description
1.1(3)	Dealer Manager Agreement among American Realty Capital — Retail Centers of America II, Inc., American Realty Capital Retail II Advisors, LLC and Realty Capital Securities, LLC
1.2(2)	Form of Soliciting Dealers Agreement between Realty Capital Securities, LLC and the Soliciting Dealers
3.1(3)	Articles of Amendment and Restatement of the Company
3.2(1)	Bylaws of the Company
4.1(3)	Agreement of Limited Partnership of American Realty Capital Retail II Operating Partnership, L.P., between the Company and American Realty Capital Retail II Advisors, LLC
10.1(3)	Escrow Agreement among American Realty Capital — Retail Centers of America II, Inc., UMB Bank, N.A., and Realty Capital Securities, LLC
10.2(3)	Property Management Agreement between American Realty Capital Retail II Advisors, LLC and American Realty Capital — Retail Centers of America II, Inc.
10.3(3)	Leasing Agreement between American Realty Capital — Retail Centers of America II, Inc. and American Realty Capital Retail II Advisors, LLC
10.4(3)	Advisory Agreement among American Realty Capital — Retail Centers of America II, Inc., American Realty Capital Retail II Operating Partnership, L.P. and American Realty Capital Retail II Advisors, LLC
10.5(1)	Employee and Director Incentive Restricted Share Plan of the Company
10.6*	Indemnification Agreement, dated December 31, 2014, between American Realty Capital — Retail Centers of America II, Inc. and each of its directors and officers, and certain former directors and officers
10.7*	Indemnification Agreement, dated March 26, 2015, between American Realty Capital — Retail Centers of America II, Inc. and Mr. Herbert Vederman
14(1)	Code of Ethics
16.1(4)	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 28, 2015
21.1(1)	List of Subsidiaries
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101*	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital — Retail Centers of America II, Inc.’s Annual Report on Form 10-K for the period from April 23, 2014 (date of inception) to December 31, 2014, formatted in XBRL: (i) the Consolidated Balance Sheet, (ii) the Consolidated Statement of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Stockholders’ Deficit, (iv) the Consolidated Statement of Cash Flows and (v) the Notes to Consolidated Financial Statements.

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*	Filed herewith
(1)	Filed as an exhibit to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed with the SEC on August 18, 2014.
(2)	Filed as an exhibit to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 filed with the SEC on September 15, 2014.
(3)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 13, 2014.
(4)	Filed as an exhibit to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed with the SEC on January 29, 2015.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized this 31st day of March, 2015.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

By:	/s/ WILLIAM M. KAHANE WILLIAM M. KAHANE CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ William M. Kahane William M. Kahane	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	March 31, 2015
/s/ Patrick J. Goulding Patrick J. Goulding	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 31, 2015
/s/ Kase Abusharkh Kase Abusharkh	Chief Investment Officer	March 31, 2015
/s/ B.J. Penn B.J. Penn	Independent Director	March 31, 2015
/s/ Herbert Vederman Herbert Vederman	Independent Director	March 31, 2015

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AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

American Realty Capital — Retail Centers of America II, Inc.

We have audited the accompanying consolidated balance sheet of American Realty Capital — Retail Centers of America II, Inc. and subsidiary as of December 31, 2014 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the period from April 23, 2014 (date of inception) to December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital — Retail Centers of America II, Inc. and subsidiary as of December 31, 2014 and the results of their operations and their cash flows for the period from April 23, 2014 (date of inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

New York, New York
March 31, 2015

F-2

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

December 31, 2014
ASSETS
Cash	$3
Prepaid expenses and other assets	59
Total assets	$62
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses (including $1,732 due to affiliates)	$2,450
Total liabilities	2,450
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued or outstanding	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 11,554 shares of common stock issued and outstanding as of December 31, 2014	—
Additional paid-in capital	(2,228)
Accumulated deficit	(160)
Total stockholders’ deficit	(2,388)
Total liabilities and stockholders’ deficit	$62

The accompanying notes are an integral part of this statement.

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AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

Period from April 23, 2014 (date of inception) to December 31, 2014
Revenues	$—
Expenses:
General and administrative	160
Total expenses	160
Net loss	$(160)
Comprehensive loss	$(160)
Basic and diluted weighted average shares outstanding	7,905
Basic and diluted net loss per share	$(20.26)

The accompanying notes are an integral part of this statement.

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AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
(In thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Number of Shares	Par Value
Balance, April 23, 2014	—	$—	$—	$—	$—
Issuance of common stock	8,888	—	202	—	202
Common stock offering costs	—	—	(2,433)	—	(2,433)
Share-based compensation	2,666	—	3	—	3
Net loss	—	—	—	(160)	(160)
Balance, December 31, 2014	11,554	$—	$(2,228)	$(160)	$(2,388)

The accompanying notes are an integral part of this statement.

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AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

Period from April 23, 2014 (date of inception) to December 31, 2014
Cash flows from operating activities:
Net loss	$(160)
Adjustment to reconcile net loss to net cash used in operating activities:
Share-based compensation	3
Changes in assets and liabilities:
Prepaid expenses and other assets	(59)
Accounts payable and accrued expenses	97
Net cash used in operating activities	(119)
Cash flows from financing activities:
Proceeds from issuance of common stock	202
Payments of offering costs	(1,114)
Advances from affiliate	1,034
Net cash provided by financing activities	122
Net change in cash	3
Cash, beginning of period	—
Cash, end of period	$3
Supplemental Disclosures:
Offering costs in accounts payable and accrued expenses	$1,319

The accompanying notes are an integral part of this statement.

F-6

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 1 — Organization and Proposed Business Operations

American Realty Capital — Retail Centers of America II, Inc. (the “Company”) was incorporated on April 23, 2014 as a Maryland corporation that intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2015 or its first year of material operations. On September 25, 2014, the Company commenced its ongoing initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to $3.125 billion of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-196594), as amended from time to time (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 26.3 million shares of common stock available pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock. The Company reserves the right to reallocate shares in the IPO between the primary offering and the DRIP.

Until the NAV Pricing Date (as described below), the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued pursuant to the DRIP will be initially equal to $23.75 per share, which is 95.0% of the per share offering price in the IPO. Commencing with the date (the “NAV Pricing Date”) on which the Company first publishes an estimated per share net asset value (“NAV”), which will be on or prior to the date that is 150 days following the second anniversary of the date that the Company breaks escrow in the IPO, the per share price for shares in the IPO and the DRIP will vary quarterly and will be equal to Company’s NAV, as determined by the Company’s external affiliated advisor, American Realty Capital Retail II Advisors, LLC (the “Advisor”), divided by the number of shares of common stock outstanding as of the end of the business day immediately preceding the day on which the Company makes its quarterly periodic filing, plus, in the case of the IPO, applicable commissions and fees (“Per Share NAV”).

As of December 31, 2014, the Company had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total proceeds from the IPO of $0.2 million.

The Company was formed to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. All properties will be acquired and operated by the Company or by the Company jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. As of December 31, 2014, the Company had not acquired any real estate investments.

Substantially all of the Company’s business will be conducted through American Realty Capital Retail II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Advisor contributed $2,020 to the OP in exchange for 90 OP Units, which represent a nominal percentage of the aggregate OP ownership. After holding the OP Units for a period of one year, holders of the OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no direct employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Advisor has entered into a service agreement with an independent third party, Lincoln Retail REIT Services, LLC, a Delaware limited liability company (“Lincoln”), pursuant to which Lincoln has agreed to provide, subject to the Advisor’s oversight, real estate-related services, including services related to

F-7

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 1 — Organization and Proposed Business Operations  – (continued)

locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. Realty Capital Securities, LLC (the “Dealer Manager”) serves as the dealer manager of the IPO. The Advisor and the Dealer Manager are under common control with the parent of American Realty Capital IV, LLC (the “Sponsor”), as a result of which, they are related parties, and each of which will receive, as applicable, compensation, fees and expense reimbursements for services related to the IPO and for the investment and management of the Company’s assets. Such entities will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages. The Advisor will pay Lincoln a substantial portion of the fees payable to the Advisor for the performance of real estate-related services.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and the OP. All inter-company accounts and transactions are eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. When the Company commences active real estate operations, management may make significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate and fair value measurements, as applicable.

Real Estate Investments

Investments in real estate will be recorded at cost. Improvements and replacements will be capitalized when they extend the useful life of the asset. Costs of repairs and maintenance will be expensed as incurred.

The Company will evaluate the inputs, processes and outputs of each asset acquired to determine if the transaction is a business combination or asset acquisition. If an acquisition qualifies as a business combination, the related transaction costs will be recorded as an expense in the consolidated statement of operations and comprehensive loss. If an acquisition qualifies as an asset acquisition, the related transaction costs will generally be capitalized and subsequently amortized over the useful life of the acquired assets.

In business combinations, the Company will allocate the purchase price of acquired properties to tangible and identifiable intangible assets or liabilities based on their respective fair values. Tangible assets may include land, land improvements, buildings, fixtures and tenant improvements. Intangible assets may include the value of in-place leases and above- and below-market leases. In addition, any assumed mortgages receivable or payable and any assumed or issued noncontrolling interests will be recorded at their estimated fair values.

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AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

The fair value of the tangible assets of an acquired property with an in-place operating lease will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases will be determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases. The fair value of above- or below-market leases will be recorded based on the present value of the difference between the contractual amount to be paid pursuant to the in-place lease and the Company’s estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining term of the lease, including any below-market fixed-rate renewal options for below-market leases.

In allocating the fair value to assumed mortgages, amounts will be recorded to debt premiums or discounts based on the present value of the estimated cash flows, which will be calculated to account for either above or below-market interest rates.

In allocating non-controlling interests, amounts will be recorded based on the fair value of units issued at the date of acquisition, as determined by the terms of the applicable agreement.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize a number of sources, including real estate valuations, prepared by independent valuation firms. The Company will also consider information and other factors including: market conditions, the industry that the tenant operates in, characteristics of the real estate, i.e.: location, size, demographics, value and comparative rental rates, tenant credit profile, store profitability and the importance of the location of the real estate to the operations of the tenant’s business.

The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the consolidated statement of operations and comprehensive loss for all periods presented to the extent the disposal of a component represents a strategic shift that has or will have a major effect on the Company’s operations and financial results. Properties that are intended to be sold will be designated as “held for sale” on the consolidated balance sheet at the lesser of carrying amount or fair value less estimated selling costs when they meet specific criteria to be presented as held for sale. Properties will no longer be depreciated when they are classified as held for sale.

Depreciation and Amortization

The Company is required to make subjective assessments as to the useful lives of the components of Company’s real estate investments for purposes of determining the amount of depreciation to record on an annual basis. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s real estate investments, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Depreciation will be computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

Capitalized above-market lease values will be amortized as a reduction of rental income over the remaining terms of the respective leases. Capitalized below-market lease values will be amortized as an increase to rental income over the remaining terms of the respective leases and expected below-market renewal option periods.

F-9

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

Capitalized above-market ground lease values will be amortized as a reduction of property operating expense over the remaining terms of the respective leases. Capitalized below-market ground lease values will be amortized as an increase to property operating expense over the remaining terms of the respective leases and expected below-market renewal option periods.

The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, will be amortized to expense over the remaining periods of the respective leases.

Assumed mortgage premiums or discounts will be amortized as an increase or reduction to interest expense over the remaining terms of the respective mortgages.

Impairment of Long-Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company will review the property for impairment. This review will be based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss will be the adjustment to fair value less estimated cost to dispose of the asset. These assessments can have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Cash

Cash includes cash in bank accounts. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit. As of December 31, 2014, the Company had deposits of approximately $3,000, none of which was in excess of the amount insured by the FDIC.

Restricted Cash

Restricted cash may primarily consist of reserves related to lease expirations as well as maintenance, structural, and debt service reserves.

Deferred Costs

Deferred costs may consist of deferred financing costs, deferred offering costs and deferred leasing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs will be amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs will be expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close will be expensed in the period in which it is determined that the financing will not close.

Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company’s common stock. On September 25, 2014, the day the Company commenced the IPO, deferred offering costs were reclassified to stockholders’ equity.

Deferred leasing costs, consisting primarily of lease commissions and payments made to execute new leases, will be deferred and amortized over the term of the lease, as such costs arise during operations.

F-10

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

Revenue Recognition

The Company’s revenues, which will be derived primarily from rental income, will include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the Company’s leases will provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

The Company may own certain properties with leases that include provisions for the tenant to pay contingent rental income based on a percent of the tenant’s sales upon the achievement of certain sales thresholds or other targets which may be monthly, quarterly or annual targets. As the lessor to the aforementioned leases, the Company will defer the recognition of contingent rental income until the specified target that triggered the contingent rental income is achieved, or until such sales upon which percentage rent is based are known. Contingent rental income will be included in rental income on the accompanying consolidated statement of operations and comprehensive loss.

The Company will continually review receivables related to rent, unbilled rent receivables and cost recoveries and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. If the collectability of a receivable is in doubt, the Company will record an increase in the Company’s allowance for uncollectible accounts or record a direct write-off of the receivable in the Company’s consolidated statement of operations and comprehensive loss.

Cost recoveries from tenants will be included in operating expense reimbursement in the period the related costs are incurred, as applicable.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the Company’s IPO. Offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse itemized and detailed due diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. The Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by the Company in its offering exceed 2.0% of gross offering proceeds. As a result, these costs are only a liability of the Company to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of the IPO (See Note 5 — Related Party Transactions and Arrangements).

Share-Based Compensation

The Company has a stock-based award plan, which is accounted for under the guidance for share based payments. The expense for such awards is included in general and administrative expenses on the consolidated statement of operations and comprehensive loss and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note 7 — Share-Based Compensation).

F-11

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

Income Taxes

For the period from April 23, 2014 (date of inception) to December 31, 2014, the Company will be taxed as a C corporation, because it did not meet the requirements to be taxed as a REIT. The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending December 31, 2015 or its first year of material operations. In order to qualify and continue to qualify for taxation as a REIT, the Company must distribute annually at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and properties, as well as federal income and excise taxes on its undistributed income.

Per Share Data

Basic net income (loss) per share of common stock is calculated by dividing net income (loss) by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted net income (loss) per share of common stock considers the effect of potentially dilutive instruments outstanding during such period.

Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) amended the requirements for reporting discontinued operations. Under the revised guidance, in addition to other disclosure requirements, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the component or group of components meets the criteria to be classified as held for sale, disposed of by sale or other than by sale. The Company has adopted the provisions of this guidance effective January 1, 2014, and has applied the provisions prospectively. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2014, the FASB issued revised guidance relating to revenue recognition. Under the revised guidance, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revised guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is not permitted under GAAP. The revised guidance allows entities to apply the full retrospective or modified retrospective transition method upon adoption. The Company has not yet selected a transition method and is currently evaluating the impact of the new guidance.

In June 2014, the FASB issued guidance updating the reporting requirements for development stage entities (“DSEs”). The updated guidance removes from GAAP the financial reporting distinction between DSEs and other reporting entities. Further, the guidance eliminates the requirements for DSEs to present inception-to-date information in the statement of operations, cash flows and stockholders’ equity, label the financial statements as those of a DSE, disclose a description of the development stage activities in which the entity is engaged and disclose in the first year in which the entity is no longer a DSE that in prior years it had been in the development stage. The revised guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2014. Early adoption is permitted under GAAP for any annual period or interim period for which financial statements have not been issued or made available. Changes within the revised guidance will be applied retrospectively upon adoption. The Company has adopted the provisions of this guidance effective December 31, 2014, and has applied the provisions retrospectively.

F-12

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In August 2014, the FASB issued guidance relating to disclosure of uncertainties about an entity’s ability to continue as a going concern. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. If conditions or events raise substantial doubt about the entity’s ability to continue as a going concern, the guidance requires management to disclose information that enables users of the financial statements to understand the conditions or events that raised the substantial doubt, management’s evaluation of the significance of the conditions or events that led to the doubt, the entity’s ability to continue as a going concern and management’s plans that are intended to mitigate or that have mitigated the conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern. There is no disclosure required unless there are conditions or events that have raised substantial doubt about the entity’s ability to continue as a going concern. The guidance is effective for the annual period ending after December 15, 2016 and for annual and interim periods thereafter. The Company has elected to adopt the provisions of this guidance effective December 31, 2014, as early application is permitted. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2015, the FASB amended the accounting for consolidation of certain legal entities. The amendments modify the evaluation of whether certain legal entities are variable interest entities (“VIEs”) or voting interest entities, eliminate the presumption that a general partner should consolidate a limited partnership and affect the consolidation analysis of reporting entities that are involved with VIEs (particularly those that have fee arrangements and related party relationships). The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. If we decide to early adopt the revised guidance in an interim period, any adjustments will be reflected as of the beginning of the fiscal year that includes the interim period. The Company is currently evaluating the impact of the new guidance.

Note 3 — Common Stock

As of December 31, 2014, the Company had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total offering proceeds of $0.2 million.

Share Repurchase Program

The Company’s board of directors has adopted a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company under limited circumstances. The SRP permits stockholders to sell their shares back to the Company, subject to the significant conditions and limitations described below.

Only those stockholders who purchased their shares from the Company or received their shares from the Company (directly or indirectly) through one or more non-cash transactions are able to participate in the SRP. The repurchase of shares occurs on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date). The number of shares repurchased in any given year may not exceed 5.0% of the weighted-average number of shares of common stock outstanding at the end of the previous calendar year.

Prior to the NAV Pricing Date, a stockholder must beneficially hold the shares for at least one year prior to offering them for sale to the Company through the SRP, although if a stockholder sells back all of its shares, the Company’s board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one-year requirement. In addition, upon the death or disability of a stockholder, upon request, the Company will waive the one-year holding requirement.

F-13

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 3 — Common Stock  – (continued)

Prior to the NAV Pricing Date, the price per share for repurchases of shares of common stock is as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock):

•	the lower of $23.13 and 92.5% of the price paid to acquire the shares, for stockholders who had continuously held their shares for at least one year; and
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares for stockholders who had continuously held their shares for at least two years.

Prior to the NAV Pricing Date, shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to $25.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock).

Beginning with the NAV Pricing Date, the repurchase price for shares under the SRP will be based on Per Share NAV. Additionally, there will be no minimum holding period for shares of the Company’s common stock and stockholders will be able to submit their shares for repurchase at any time through the SRP. Subject to limited exceptions, stockholders whose shares of the Company’s common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate Per Share NAV of the shares of common stock repurchased.

Beginning with the NAV Pricing Date, shares repurchased in connection with the death or disability of a stockholder will be repurchased at the then-current Per Share NAV (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock).

When a stockholder requests repurchases and the repurchases are approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. As of December 31, 2014, no shares of common stock have been repurchased or requested to be repurchased.

The SRP will immediately terminate if the Company’s shares are listed on any national securities exchange. In addition, the Company’s board of directors reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase, change the purchase price for repurchases or otherwise amend the terms of, suspend or terminate the SRP.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP will be recorded to equity in the accompanying consolidated balance sheet in the period distributions are declared. There have been no shares issued under the DRIP as of December 31, 2014.

F-14

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 4 — Commitments and Contingencies

Litigation and Regulatory Matters

In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company did not own any properties as of December 31, 2014, has not been notified by any governmental authority of any noncompliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 5 — Related Party Transactions and Arrangements

As of December 31, 2014, American Realty Capital Retail II Special Limited Partnership, LLC (the “Special Limited Partner”), an entity controlled by the Sponsor, owned 8,888 shares of the Company’s outstanding common stock and the Advisor owned 90 OP Units. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of December 31, 2014, the Company had $1.7 million payable to affiliated entities, primarily related to professional fees and offering costs, which is included in accounts payable and accrued expenses in the consolidated balance sheet.

Fees Paid in Connection with the IPO

The Dealer Manager will receive fees and compensation in connection with the sale of the Company’s common stock in the IPO. The Dealer Manager will receive a selling commission of up to 7.0% of the gross proceeds from the sale of shares before reallowance of the selling commissions to participating broker-dealers. In addition, the Dealer Manager will receive up to 3.0% of the gross proceeds from the sale of shares as a dealer manager fee. The Dealer Manager may reallow its dealer manager fee to such participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). No such fees have been incurred from the Dealer Manager during the period from April 23, 2014 (date of inception) to December 31, 2014.

The Advisor and its affiliates may receive compensation and reimbursement for services relating to the IPO, including transfer agent services provided by an affiliate of the Dealer Manager. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying consolidated balance sheet as of December 31, 2014. During the period from April 23, 2014 (date of inception) to December 31, 2014, the Company incurred $0.7 million of offering costs and reimbursements from the Advisor and Dealer Manager, of which $0.7 million is unpaid and included in accounts payable and accrued expenses on the accompanying consolidated balance sheet as of December 31, 2014.

The Company is responsible for offering and related costs from the IPO, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 2.0% cap as of the end of the IPO are the Advisor’s responsibility. As of December 31, 2014, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $2.4 million, due to the on-going nature of the offering process and that costs were incurred before the IPO commenced.

F-15

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 5 — Related Party Transactions and Arrangements  – (continued)

After the escrow break, the Advisor has elected to cap cumulative offering costs from the IPO, including selling commissions and dealer manager fees, incurred by the Company, net of unpaid amounts, to 15.0% of gross common stock proceeds received during the IPO. As of December 31, 2014, the Company had not received proceeds in excess of $2.0 million in connection with the sale of common stock in order to break escrow.

Fees Paid in Connection With the Operations of the Company

The Advisor will receive an acquisition fee of 1.5% of the contract purchase price of each property acquired and 1.5% of the amount advanced for a loan or other investment. The Advisor will also be reimbursed for any services provided for which it incurs investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.5% of the contract purchase price of each property acquired or 0.5% of the amount advanced for each loan or other investment. Additionally, the Company pays third-party acquisition expenses. The Company may also reimburse the Advisor for legal expenses it incurs in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.1% of the contract purchase price of each property acquired or 0.1% of the amount advanced for each loan or other investment. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to the Company’s portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of the Company’s portfolio to be measured at the end of the acquisition phase or 4.5% of the amount advanced for all loans or other investments. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and any financing coordination fees (as described below) may not exceed 2.0% of the contract purchase price for all the assets acquired. No acquisition fees or reimbursements were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or assumed debt, subject to certain limitations. No financing coordination fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

In connection with the Advisor’s asset management subordinated deferred participation, the Company will cause the OP to issue (subject to periodic approval by the board of directors) restricted Class B units in the OP (“Class B Units”) to the Advisor, which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (a) the value of the OP’s assets plus all distributions made by the Company to its stockholders equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”), or (b) any one of the following events occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors without cause; (2) a listing of the Company’s common stock on a national securities exchange; or (3) a transaction to which the Company or the OP is a party, as a result of which OP Units or the Company’s common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; provided that, with respect to clauses (a) and (b) above, the Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described therein (the “performance condition”). Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

The Class B Units are issued in an amount equal to: (i) the cost of the Company’s assets (until the NAV Pricing Date, then the lower of the cost of assets and the fair value of the Company’s assets) multiplied by 0.1875%; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter,

F-16

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 5 — Related Party Transactions and Arrangements  – (continued)

which is equal initially to $22.50 (the IPO price minus selling commissions and dealer manager fees) and, beginning with the NAV Pricing Date, to Per Share NAV. When and if approved by the board of directors, the Class B Units are issued to the Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition to be probable. As of December 31, 2014, the Company cannot determine the probability of achieving the performance condition. As of December 31, 2014, no Class B Units had been issued to the Advisor in connection with this arrangement.

The Advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated deferred participation at the same rate as distributions received on the Company’s common stock; such distributions will be in addition to the incentive fees the Advisor and its affiliates may receive from the Company, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

In connection with property management and leasing services, unless the Company contracts with a third party, the Company will pay to an affiliate of the Advisor a property management fee of 2.0% of gross revenues from the Company’s stand-alone single-tenant net leased properties that are not part of a shopping center and 4.0% of gross revenues from all other types of properties, respectively. The Company will also reimburse the Advisor for property-level expenses. No property management fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

In connection with any construction, renovation or tenant finish-out on any property, the Company will pay the Advisor 6.0% of the hard costs of the construction, renovation and/or tenant finish-out, as applicable. No such costs were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, impairments, bad debt or other similar non-cash expenses and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management subordinated deferred participation; however, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions. The Company will not reimburse the Advisor for salaries and benefits to its executive officers. No reimbursement was incurred from the Advisor for providing services during the period from April 23, 2014 (date of inception) to December 31, 2014.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

F-17

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 5 — Related Party Transactions and Arrangements  – (continued)

The Company will pay the Advisor a brokerage commission on the sale of property of 2.0% of the contract sale price of the property, but not to exceed 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in light of the size, type and location of the property, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

If the Company is not simultaneously listed on an exchange, the Company intends to pay the Special Limited Partner a subordinated participation, payable in the form of a non-interest bearing promissory note, in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sales proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded annual return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% annual return, but the Special Limited Partner will not be entitled to the subordinated participation in net sales proceeds unless the Company’s investors have received a return of their capital plus a return equal to a 6.0% cumulative, pre-tax, non-compounded annual return on their capital contributions. No such amounts were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014.

If the common stock of the Company is listed on a national securities exchange, the Company expects to pay the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% annual return, but the Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a return of their capital plus a return equal to a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such amounts were incurred during the period from April 23, 2014 (date of inception) to December 31, 2014. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 6 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common control with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services, transaction management services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. If the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

F-18

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 7 — Share-Based Compensation

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholders’ meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP may not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 6.3 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares will be subject to the same restrictions as the underlying restricted shares. The fair value of the shares will be expensed over the vesting period of five years. The following table reflects restricted share award activity for the period from April 23, 2014 (date of inception) to December 31, 2014:

	Number of Shares of Common Stock	Weighted-Average Issue Price
Unvested, April 23, 2014	—	$—
Granted	2,666	22.50
Unvested, December 31, 2014	2,666	$22.50

The fair value of the shares, which is based on the IPO price, is being expensed over the vesting period of five years. Compensation expense related to restricted stock was approximately $3,000 and is included in general and administrative expense on the consolidated statement of operations and comprehensive loss for the period from April 23, 2014 (date of inception) to December 31, 2014.

As of December 31, 2014, the Company had $0.1 million of unrecognized compensation cost related to unvested restricted share awards granted under the Company’s RSP. That cost is expected to be recognized over a weighted-average period of 4.7 years.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company’s directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the period from April 23, 2014 (date of inception) to December 31, 2014.

F-19

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 8 — Quarterly Results (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the period from April 23, 2014 (date of inception) to December 31, 2014:

	Period from April 23, 2014 (date of inception) to June 30, 2014	Quarters Ended
(In thousands, except share and per share data)		September 30, 2014	December 31, 2014
Total revenues	$—	$—	$—
Net loss	$(17)	$(16)	$(127)
Basic and diluted weighted-average shares outstanding	5,282	8,888	8,888
Basic and diluted net loss per share	$(3.20)	$(1.83)	$(14.29)

The following common stock equivalents were excluded from diluted net loss per share computations as their effect would have been antidilutive for the periods presented:

	Period from April 23, 2014 (date of inception) to June 30, 2014	Quarters Ended
		September 30, 2014	December 31, 2014
Unvested restricted stock	—	2,666	2,666
OP Units	—	—	90
Total common stock equivalents	—	2,666	2,756

Note 9 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Annual Report on Form 10-K and determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the consolidated financial statements.

F-20

ANNEX B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from          to

Commission file number: 333-196594

American Realty Capital — Retail Centers of America II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	38-3930764
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Ave., 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 415-6500

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☐ No ☒

The registrant has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, but is currently not required to file such reports under such sections.

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:

As of April 30, 2015, the registrant had 11,554 shares of common stock outstanding.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

i

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash	$7	$3
Prepaid expenses and other assets	202	59
Total assets	$209	$62
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses (including $2,477 and $1,732 due to affiliates as of March 31, 2015 and December 31, 2014, respectively)	$3,481	$2,450
Total liabilities	3,481	2,450
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 11,554 shares of common stock issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Additional paid-in capital	(2,790)	(2,228)
Accumulated deficit	(482)	(160)
Total stockholders’ deficit	(3,272)	(2,388)
Total liabilities and stockholders’ deficit	$209	$62

The accompanying notes are an integral part of these statements.

1

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

Three Months Ended March 31, 2015
Revenues	$—
Expenses:
General and administrative	322
Total expenses	322
Net loss	$(322)
Comprehensive loss	$(322)
Basic and diluted weighted average shares outstanding	8,888
Basic and diluted net loss per share	$(36.23)

The accompanying notes are an integral part of this statement.

2

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Three Months Ended March 31, 2015
(In thousands, except share data)
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Number of Shares	Par Value
Balance, December 31, 2014	11,554	$—	$(2,228)	$(160)	$(2,388)
Common stock offering costs	—	—	(562)	—	(562)
Net loss	—	—	—	(322)	(322)
Balance, March 31, 2015	11,554	$—	$(2,790)	$(482)	$(3,272)

The accompanying notes are an integral part of this statement.

3

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

Three Months Ended March 31, 2015
Cash flows from operating activities:
Net loss	$(322)
Changes in assets and liabilities:
Prepaid expenses and other assets	(143)
Accounts payable and accrued expenses	242
Net cash used in operating activities	(223)
Cash flows from financing activities:
Payments of offering costs	(54)
Advances from affiliate	281
Net cash provided by financing activities	227
Net change in cash	4
Cash, beginning of period	3
Cash, end of period	$7
Supplemental Disclosures:
Offering costs in accounts payable and accrued expenses	$1,827

The accompanying notes are an integral part of this statement.

4

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 1 — Organization and Proposed Business Operations

American Realty Capital — Retail Centers of America II, Inc. (the “Company”) was incorporated on April 23, 2014 as a Maryland corporation that intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2015 or its first year of material operations. On September 25, 2014, the Company commenced its ongoing initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, for total gross proceeds of up to $3.125 billion, pursuant to a registration statement on Form S-11 (File No. 333-196594), as amended from time to time (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 26.3 million shares of common stock available pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock. The Company reserves the right to reallocate shares in the IPO between the primary offering and the DRIP.

Until the NAV Pricing Date (as described below), the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued pursuant to the DRIP will be initially equal to $23.75 per share, which is 95.0% of the per share offering price in the IPO. Commencing with the date (the “NAV Pricing Date”) on which the Company first publishes an estimated per share net asset value (“NAV”), which will be on or prior to the date that is 150 days following the second anniversary of the date that the Company breaks escrow in the IPO, the per share price for shares in the IPO and the DRIP will vary quarterly and will be equal to Company’s NAV, as determined by the Company’s external affiliated advisor, American Realty Capital Retail II Advisors, LLC (the “Advisor”), divided by the number of shares of common stock outstanding as of the end of the business day immediately preceding the day on which the Company makes its quarterly periodic filing, plus, in the case of the IPO, applicable commissions and fees (“Per Share NAV”).

As of March 31, 2015, the Company had not received proceeds in excess of $2.0 million in connection with the sale of common stock in order to break escrow. As of March 31, 2015, the Company had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total proceeds from the IPO of $0.2 million.

The Company was formed to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. All properties will be acquired and operated by the Company or by the Company jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. As of March 31, 2015, the Company had not acquired any real estate investments.

Substantially all of the Company’s business will be conducted through American Realty Capital Retail II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Advisor contributed $2,020 to the OP in exchange for 90 OP Units, which represent a nominal percentage of the aggregate OP ownership. After holding the OP Units for a period of one year, holders of the OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of the Company’s common stock or, at the option of the OP, a corresponding number of shares of the Company’s common stock, in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

5

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 1 — Organization and Proposed Business Operations  – (continued)

The Company has no direct employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Advisor has entered into a service agreement with an independent third party, Lincoln Retail REIT Services, LLC, a Delaware limited liability company (“Lincoln”), pursuant to which Lincoln has agreed to provide, subject to the Advisor’s oversight, real estate-related services, including services related to locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. Realty Capital Securities, LLC (the “Dealer Manager”) serves as the dealer manager of the IPO. The Advisor and the Dealer Manager are under common control with the parent of American Realty Capital IV, LLC (the “Sponsor”), as a result of which, they are related parties, and each of which has received or will receive compensation, fees and expense reimbursements for services related to the IPO and for the investment and management of the Company’s assets. Such entities will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages. The Advisor will pay Lincoln a substantial portion of the fees payable to the Advisor for the performance of real estate-related services.

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for these interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the results for the entire year or any subsequent interim periods.

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2014 and for the period from April 23, 2014 (date of inception) to December 31, 2014, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2015. There have been no significant changes to Company’s significant accounting policies during the three months ended March 31, 2015 other than the updates described below.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued revised guidance relating to revenue recognition. Under the revised guidance, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revised guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is not permitted under GAAP. The revised guidance allows entities to apply the full retrospective or modified retrospective transition method upon adoption. In April 2015, the FASB proposed a one-year delay of the revised guidance, although entities will be allowed to early adopt the guidance as of the original effective date. The Company is currently evaluating the impact of the new guidance.

In February 2015, the FASB amended the accounting for consolidation of certain legal entities. The amendments modify the evaluation of whether certain legal entities are variable interest entities (“VIEs”) or voting interest entities, eliminate the presumption that a general partner should consolidate a limited partnership and affect the consolidation analysis of reporting entities that are involved with VIEs (particularly those that have fee arrangements and related party relationships). The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. If the Company decides to early adopt the

6

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

revised guidance in an interim period, any adjustments will be reflected as of the beginning of the fiscal year that includes the interim period. The Company is currently evaluating the impact of the new guidance.

In April 2015, the FASB amended the presentation of debt issuance costs on the balance sheet. The amendments require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted for financial statements that have not previously been issued. If the Company decides to early adopt the revised guidance in an interim period, any adjustments will be reflected as of the beginning of the fiscal year that includes the interim period. The Company is currently evaluating the impact of the new guidance.

Note 3 — Common Stock

As of March 31, 2015 and December 31, 2014, the Company had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total proceeds of $0.2 million.

Share Repurchase Program

The Company’s board of directors has adopted a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company under limited circumstances. The SRP permits stockholders to sell their shares back to the Company, subject to the significant conditions and limitations described below.

Only those stockholders who purchased their shares from the Company or received their shares from the Company (directly or indirectly) through one or more non-cash transactions are able to participate in the SRP. The repurchase of shares occurs on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date). The number of shares repurchased in any given year may not exceed 5.0% of the weighted-average number of shares of common stock outstanding at the end of the previous calendar year.

Prior to the NAV Pricing Date, a stockholder must beneficially hold the shares for at least one year prior to offering them for sale to the Company through the SRP, although if a stockholder sells back all of its shares, the Company’s board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one-year requirement. In addition, upon the death or disability of a stockholder, upon request, the Company will waive the one-year holding requirement.

Prior to the NAV Pricing Date, the price per share for repurchases of shares of common stock is as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock):

•	the lower of $23.13 and 92.5% of the price paid to acquire the shares, for stockholders who had continuously held their shares for at least one year; and
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares for stockholders who had continuously held their shares for at least two years.

Prior to the NAV Pricing Date, shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to $25.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock).

Beginning with the NAV Pricing Date, the repurchase price for shares under the SRP will be based on Per Share NAV. Additionally, there will be no minimum holding period for shares of the Company’s common stock and stockholders will be able to submit their shares for repurchase at any time through the SRP. Subject to limited exceptions, stockholders whose shares of the Company’s common stock are repurchased within the

7

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 3 — Common Stock  – (continued)

first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate Per Share NAV of the shares of common stock repurchased.

Beginning with the NAV Pricing Date, shares repurchased in connection with the death or disability of a stockholder will be repurchased at the then-current Per Share NAV (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock).

When a stockholder requests repurchases and the repurchases are approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. As of March 31, 2015, no shares of common stock have been repurchased or requested to be repurchased.

The SRP will immediately terminate if the Company’s shares are listed on any national securities exchange. In addition, the Company’s board of directors reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase, change the purchase price for repurchases or otherwise amend the terms of, suspend or terminate the SRP.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP will be recorded to equity in the accompanying consolidated balance sheet in the period distributions are declared. There have been no shares issued under the DRIP as of March 31, 2015.

Note 4 — Commitments and Contingencies

Litigation and Regulatory Matters

In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company did not own any properties as of March 31, 2015, has not been notified by any governmental authority of any noncompliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 5 — Related Party Transactions and Arrangements

As of March 31, 2015 and December 31, 2014, American Realty Capital Retail II Special Limited Partnership, LLC (the “Special Limited Partner”), an entity controlled by the Sponsor, owned 8,888 shares of the Company’s outstanding common stock and the Advisor owned 90 OP Units. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. The Company had $2.5 million and $1.7 million payable to affiliated entities as of March 31, 2015 and December 31, 2014, respectively, primarily related to professional fees and offering costs, which is included in accounts payable and accrued expenses in the consolidated balance sheets.

8

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 5 — Related Party Transactions and Arrangements  – (continued)

Fees Paid in Connection with the IPO

The Dealer Manager will receive fees and compensation in connection with the sale of the Company’s common stock in the IPO. The Dealer Manager will receive a selling commission of up to 7.0% of the gross proceeds from the sale of shares before reallowance of the selling commissions to participating broker-dealers. In addition, the Dealer Manager will receive up to 3.0% of the gross proceeds from the sale of shares as a dealer manager fee. The Dealer Manager may reallow its dealer manager fee to such participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). No such fees have been incurred from the Dealer Manager during the three months ended March 31, 2015.

The Advisor and its affiliates may receive compensation and reimbursement for services relating to the IPO, including transfer agent services provided by an affiliate of the Dealer Manager. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying consolidated balance sheets. The following table details offering costs and reimbursements incurred during the three months ended March 31, 2015 and payable to the Advisor and Dealer Manager as of March 31, 2015 and December 31, 2014:

	Three Months Ended March 31, 2015	Payable as of
(In thousands)		March 31, 2015	December 31, 2014
Fees and expense reimbursements to the Advisor and Dealer Manager	$436	$1,134	$699

The Company is responsible for offering and related costs from the IPO, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 2.0% cap as of the end of the IPO are the Advisor’s responsibility. As of March 31, 2015, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $3.0 million, due to the on-going nature of the offering process and that costs were incurred before the IPO commenced.

After the escrow break, the Advisor has elected to cap cumulative offering costs from the IPO, including selling commissions and dealer manager fees, incurred by the Company, net of unpaid amounts, to 15.0% of gross common stock proceeds received during the IPO. As of March 31, 2015, the Company had not received proceeds in excess of $2.0 million in connection with the sale of common stock in order to break escrow.

Fees Paid in Connection With the Operations of the Company

The Advisor will receive an acquisition fee of 1.5% of the contract purchase price of each property acquired and 1.5% of the amount advanced for a loan or other investment. The Advisor will also be reimbursed for any services provided for which it incurs investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.5% of the contract purchase price of each property acquired or 0.5% of the amount advanced for each loan or other investment. Additionally, the Company pays third-party acquisition expenses. The Company may also reimburse the Advisor for legal expenses it incurs in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.1% of the contract purchase price of each property acquired or 0.1% of the amount advanced for each loan or other investment. In no event will the total of all acquisition fees, acquisition expenses and any

9

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 5 — Related Party Transactions and Arrangements  – (continued)

financing coordination fees (as described below) payable with respect to the Company’s portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of the Company’s portfolio to be measured at the end of the acquisition phase or 4.5% of the amount advanced for all loans or other investments. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and any financing coordination fees (as described below) may not exceed 2.0% of the contract purchase price for all the assets acquired. No acquisition fees or reimbursements were incurred during the three months ended March 31, 2015.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing or assumed debt, subject to certain limitations. No financing coordination fees were incurred during the three months ended March 31, 2015.

In connection with the Advisor’s asset management subordinated deferred participation, the Company will cause the OP to issue (subject to periodic approval by the board of directors) restricted Class B units in the OP (“Class B Units”) to the Advisor, which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as any one of the following events occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors without cause; (2) a listing of the Company’s common stock on a national securities exchange; or (3) a transaction to which the Company or the OP is a party, as a result of which OP Units or the Company’s common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; provided that the Advisor, pursuant to the advisory agreement, is providing services to the Company immediately prior to the occurrence of an event of the type described therein (the “performance condition”). Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

The Class B Units are issued in an amount equal to: (i) the cost of the Company’s assets (until the NAV Pricing Date, then the lower of the cost of assets and the fair value of the Company’s assets) multiplied by 0.1875%; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the IPO price minus selling commissions and dealer manager fees) and, beginning with the NAV Pricing Date, to Per Share NAV. When and if approved by the board of directors, the Class B Units are issued to the Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition to be probable. As of March 31, 2015, the Company cannot determine the probability of achieving the performance condition. As of March 31, 2015, no Class B Units had been issued to the Advisor in connection with this arrangement.

The Advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated deferred participation at the same rate as distributions received on the Company’s common stock; such distributions will be in addition to the incentive fees the Advisor and its affiliates may receive from the Company, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

In connection with property management and leasing services, unless the Company contracts with a third party, the Company will pay to an affiliate of the Advisor a property management fee of 2.0% of gross

10

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 5 — Related Party Transactions and Arrangements  – (continued)

revenues from the Company’s stand-alone single-tenant net leased properties that are not part of a shopping center and 4.0% of gross revenues from all other types of properties, respectively. The Company will also reimburse the Advisor for property-level expenses. No property management fees were incurred during the three months ended March 31, 2015.

In connection with any construction, renovation or tenant finish-out on any property, the Company will pay the Advisor 6.0% of the hard costs of the construction, renovation or tenant finish-out, as applicable. No such costs were incurred during the three months ended March 31, 2015.

The Dealer Manager and its affiliates also provide other general professional services. The Advisor pays third party general and administrative expenses on behalf of the Company, for which, the Company subsequently reimburses the Advisor. These fees and reimbursements are included in general and administrative expenses in the accompanying consolidated statement of operations and comprehensive loss. The Company incurred such reimbursements of approximately $27,000 for the three months ended March 31, 2015.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, impairments, bad debt or other similar non-cash expenses and excluding any gain from the sale of assets for that period, unless the Company’s independent directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess amount may be reimbursed to the Advisor in subsequent periods (the “2%/25% Limitation”). Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management subordinated deferred participation; however, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions. The Company will not reimburse the Advisor for salaries and benefits to the Company’s executive officers. No reimbursements were made to the Advisor for providing administrative services during the three months ended March 31, 2015. For the period from April 23, 2014 (date of inception) to March 31, 2015, the Company’s operating expenses exceeded the 2%/25% Limitation by $0.5 million. The Company’s board of directors concluded that the expenses in excess of the 2%/25% Limitation were due to unusual and non-recurring factors caused by the Company’s limited operating history and were, therefore, justified. No reimbursement of operating expenses in excess of the 2%/25% Limitation was made by the Advisor to the Company during the three months ended March 31, 2015.

Fees Paid in Connection with Liquidation or Listing

The Company will pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the three months ended March 31, 2015.

The Company will pay the Advisor a brokerage commission on the sale of property of 2.0% of the contract sale price of the property, but not to exceed 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in light of the size, type and location of the

11

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 5 — Related Party Transactions and Arrangements  – (continued)

property, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the three months ended March 31, 2015.

If the Company is not simultaneously listed on an exchange, the Company intends to pay the Special Limited Partner a subordinated participation in net sales proceeds of either i) 15.0% of the value accorded to the Company’s shares of common stock outstanding immediately prior to the effective time of a merger or consolidation, or ii) 15.0% of the remaining net sales proceeds in connection with the sale or other disposition of all or substantially of the Company’s assets, in both cases after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded annual return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% annual return, but the Special Limited Partner will not be entitled to the subordinated participation in net sales proceeds unless the Company’s investors have received a return of their capital plus a return equal to a 6.0% cumulative, pre-tax, non-compounded annual return on their capital contributions. No such amounts were incurred during the three months ended March 31, 2015.

If the common stock of the Company is listed on a national securities exchange, the Company expects to pay the Special Limited Partner a subordinated incentive listing distribution, payable in the form of a non-interest bearing promissory note, of 15.0% of the amount, if any, by which (a) the average market value of the Company’s outstanding common stock for the period beginning 180 trading days after listing the Company’s shares on a national securities exchange and continuing for a period of 30 consecutive trading days, plus distributions paid by the Company prior to listing, exceeds (b) the sum of the total amount of capital raised from stockholders during the Company’s offerings and the amount of cash flow necessary to generate a 6.0% annual cumulative, non-compounded return to such stockholders. The Company cannot assure that it will provide this 6.0% annual return, but the Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a return equal to a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such amounts were incurred during the three months ended March 31, 2015. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP, payable in the form of a non-interest bearing promissory note, equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 6 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common control with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services, transaction management services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. If the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

12

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 7 — Share-Based Compensation

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholders’ meeting. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP may not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time (the “5.0% Limit”) and in any event will not exceed 6.3 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). During the current quarter, the board of directors waived the 5.0% Limit with respect to the initial grant of restricted shares to the independent directors.

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares will be subject to the same restrictions as the underlying restricted shares. The fair value of the shares will be expensed over the vesting period of five years. The following table reflects restricted share award activity for the three months ended March 31, 2015:

	Number of Shares of Common Stock	Weighted- Average Issue Price
Unvested, December 31, 2014	2,666	$22.50
Granted	1,333	$22.50
Forfeitures	(1,333)	$22.50
Unvested, March 31, 2015	2,666	$22.50

The fair value of the shares, which is based on the IPO price, is being expensed over the vesting period of five years. Compensation expense related to restricted stock was nominal for the three months ended March 31, 2015.

As of March 31, 2015, the Company had $0.1 million of unrecognized compensation cost related to unvested restricted share awards granted under the Company’s RSP. That cost is expected to be recognized over a weighted-average period of 4.7 years.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company’s directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the three months ended March 31, 2015.

13

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 8 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three months ended March 31, 2015:

Three Months Ended March 31, 2015
Net loss (in thousands)	$(322)
Basic and diluted weighted average shares outstanding	8,888
Basic and diluted net loss per share	$(36.23)

The following common stock equivalents as of March 31, 2015 were excluded from the diluted net loss per share computation as their effect would have been antidilutive for the period presented:

Three Months Ended March 31, 2015
Unvested restricted stock	2,666
OP Units	90
Total common stock equivalents	2,756

Note 9 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q and determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the consolidated financial statements.

14

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of American Realty Capital — Retail Centers of America II, Inc. and the notes thereto. As used herein, the terms the “Company,” “we,” “our” and “us” refer to American Realty Capital — Retail Centers of America II, Inc., a Maryland corporation, including, as required by context, American Realty Capital Retail II Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and its subsidiaries. The Company is externally managed by American Realty Capital Retail II Advisors, LLC (our “Advisor”), a Delaware limited liability company. Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to those terms in “Part I — Financial Information” included in the notes to the consolidated financial statements and contained herein.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of American Realty Capital — Retail Centers of America II, Inc. (the “Company,” “we,” “our” or “us”) and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history and our external affiliated advisor, American Realty Capital Retail II Advisors, LLC (the “Advisor”), has limited experience operating a public company. This inexperience makes our future performance difficult to predict.
•	All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our Advisor, our dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”) or other entities affiliated with AR Capital, LLC (the “Parent of our Sponsor”), the parent of our sponsor, American Realty Capital IV, LLC (the “Sponsor”). As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s and its affiliates’ compensation arrangements with us and other investment programs advised by affiliates of the Parent of our Sponsor and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Lincoln Retail REIT Services, LLC, a Delaware limited liability company (“Lincoln”), and its affiliates may have conflicts of interest in determining which investment opportunities to recommend to our Advisor for presentation to us and to other programs for which they may provide these services.
•	Lincoln and its affiliates will have to allocate their time between providing services to our Advisor and other real estate programs and other activities in which they are presently involved or may be involved in the future.
•	Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affiliates of the Parent of our Sponsor, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.

15

•	Commencing with the date (the “NAV Pricing Date”) we first publish an estimated per share net asset value (“NAV”), which will be on or prior to the date that is 150 days following the second anniversary of the date that we break escrow in our initial public offering (our “IPO”), the purchase price per share for shares of common stock issued pursuant to our distribution reinvestment plan (the “DRIP”) and shares repurchased under our share repurchase program (the “SRP”) will be based on our NAV as determined by our Advisor. Our published NAV will be an estimate and may not accurately reflect the value of our assets.
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
•	If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions with cash flows from operations.
•	Our IPO commenced on September 25, 2014. We have not acquired or identified any properties to acquire with the proceeds from the IPO; thus, the IPO initially is a blind pool offering and our stockholders may not have the opportunity to evaluate all of our investments before purchasing our common stock, thus making their investment more speculative.
•	If we raise substantially less than the maximum offering in our IPO, we may not be able to invest in a diversified portfolio of real estate assets and the value of an investment in us may vary more widely with the performance of specific assets.
•	We may be unable to pay or maintain cash distributions or increase distributions over time.
•	We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates.
•	We will depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.
•	Increases in interest rates could increase the amount of our debt payments, as applicable, and limit our ability to pay distributions to our stockholders.
•	Our organizational documents permit us to pay distributions from unlimited amounts of any source. Until substantially all of the proceeds from our IPO are invested, we may use net proceeds from our IPO and borrowings to fund distributions until we have sufficient cash flow. There are no established limits on the amount of net proceeds and borrowings that we may use to fund such distribution payments, except in accordance with our organizational documents and Maryland law. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment.
•	We may not generate cash flows in the future sufficient to pay our distributions to stockholders and, as such, we may be forced to source distributions from borrowings, which may be at unfavorable rates, or depend on our Advisor to waive reimbursement of certain expenses and fees to fund our operations. There is no assurance that our Advisor will waive reimbursement of expenses or fees.
•	We are subject to risks associated with any dislocation or liquidity disruptions that may exist or occur in the credit markets of the United States of America from time to time.
•	We may fail to qualify to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our common stock and the cash available for distributions.
•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act.

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Overview

We were incorporated on April 23, 2014 as a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2015 or our first year of material operations. On September 25, 2014, we commenced our IPO on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, for total gross proceeds of up to $3.125 billion, pursuant to a registration statement on Form S-11 (File No. 333-196594), as amended from time to time (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covers up to 26.3 million shares of common stock available pursuant to the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of our common stock. We reserve the right to reallocate shares in our IPO between the primary offering and the DRIP.

Until the NAV Pricing Date, the per share purchase price in our IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued pursuant to the DRIP will be initially equal to $23.75 per share, which is 95.0% of the per share offering price in our IPO. Commencing with the NAV Pricing Date, which will be on or prior to the date that is 150 days following the second anniversary of the date that we break escrow in the IPO, the per share price for shares in our IPO and the DRIP will vary quarterly and will be equal to our NAV, as determined by our Advisor, divided by the number of shares of common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, plus, in the case of our IPO, applicable commissions and fees (“Per Share NAV”).

As of March 31, 2015, we had not received proceeds in excess of $2.0 million in connection with the sale of common stock in order to break escrow. As of March 31, 2015, we had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total proceeds from our IPO of $0.2 million.

We were formed to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. All properties will be acquired and operated by us or by us jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. As of March 31, 2015, we had not acquired any real estate investments.

Substantially all of our business will be conducted through American Realty Capital Retail II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Advisor contributed $2,020 to the OP in exchange for 90 OP Units, which represent a nominal percentage of the aggregate OP ownership. After holding the OP Units for a period of one year, holders of the OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the OP, a corresponding number of shares of our common stock, in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no direct employees. We have retained the Advisor to manage our affairs on a day-to-day basis. The Advisor has entered into a service agreement with Lincoln, pursuant to which Lincoln has agreed to provide, subject to the Advisor’s oversight, real estate-related services, including services related to locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. Our Dealer Manager serves as the dealer manager of our IPO. The Advisor and the Dealer Manager are under common control with the Parent of our Sponsor, as a result of which, they are related parties, and each of which has received or will receive compensation, fees and expense reimbursements for services related to our IPO and for the investment and management of our assets. Such entities will receive fees, distributions and

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other compensation during the offering, acquisition, operational and liquidation stages. The Advisor will pay Lincoln a substantial portion of the fees payable to the Advisor for the performance of real estate-related services.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service-related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse itemized and detailed due diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our IPO exceed 2.0% of gross offering proceeds from the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of our IPO.

Revenue Recognition

Our revenues, which will be derived primarily from rental income, will include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the term of the lease. Since many leases will provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. When we acquire a property, the terms of the existing leases will be considered to commence as of the acquisition date for the purposes of this calculation. We will defer the revenue related to lease payments received from tenants in advance of their due dates.

We may own certain properties with leases that include provisions for the tenant to pay contingent rental income based on a percent of the tenant’s sales upon the achievement of certain sales thresholds or other targets which may be monthly, quarterly or annual targets. As the lessor to the aforementioned leases, we will defer the recognition of contingent rental income until the specified target that triggered the contingent rental income is achieved, or until such sales upon which percentage rent is based are known. Contingent rental income will be included in rental income on the accompanying consolidated statement of operations and comprehensive loss.

We will continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. If the collectability of a receivable is in doubt, we will record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statement of operations and comprehensive loss.

Cost recoveries from tenants will be included in operating expense reimbursement in the period the related costs are incurred, as applicable.

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Real Estate Investments

Investments in real estate will be recorded at cost. Improvements and replacements will be capitalized when they extend the useful life of the asset. Costs of repairs and maintenance will be expensed as incurred.

We will evaluate the inputs, processes and outputs of each asset acquired to determine if the transaction is a business combination or asset acquisition. If an acquisition qualifies as a business combination, the related transaction costs will be recorded as an expense in the consolidated statement of operations and comprehensive loss. If an acquisition qualifies as an asset acquisition, the related transaction costs will generally be capitalized and subsequently amortized over the useful life of the acquired assets.

In business combinations, we will allocate the purchase price of acquired properties to tangible and identifiable intangible assets or liabilities based on their respective fair values. Tangible assets may include land, land improvements, buildings, fixtures and tenant improvements. Intangible assets may include the value of in-place leases and above- and below- market leases. In addition, any assumed mortgages receivable or payable and any assumed or issued noncontrolling interests will be recorded at their estimated fair values.

The fair value of the tangible assets of an acquired property with an in-place operating lease will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases will be determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases. The fair value of above- or below-market leases will be recorded based on the present value of the difference between the contractual amount to be paid pursuant to the in-place lease and our estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining term of the lease, including any below-market fixed rate renewal options for below-market leases.

In allocating the fair value to assumed mortgages, amounts will be recorded to debt premiums or discounts based on the present value of the estimated cash flows, which will be calculated to account for either above or below-market interest rates.

In allocating non-controlling interests, amounts will be recorded based on the fair value of units issued at the date of acquisition, as determined by the terms of the applicable agreement.

In making estimates of fair values for purposes of allocating purchase price, we will utilize a number of sources, including real estate valuations, prepared by independent valuation firms. We will also consider information and other factors including: market conditions, the industry that the tenant operates in, characteristics of the real estate, i.e.: location, size, demographics, value and comparative rental rates, tenant credit profile, store profitability and the importance of the location of the real estate to the operations of the tenant’s business.

We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the consolidated statement of operations and comprehensive loss for all periods presented to the extent the disposal of a component represents a strategic shift that has or will have a major effect on our operations and financial results. Properties that are intended to be sold will be designated as “held for sale” on the consolidated balance sheet at the lesser of carrying amount or fair value less estimated selling costs when they meet specific criteria to be presented as held for sale. Properties will no longer be depreciated when they are classified as held for sale.

Depreciation and Amortization

We are required to make subjective assessments as to the useful lives of the components of our real estate investments for purposes of determining the amount of depreciation to record on an annual basis. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our real estate investments, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

Depreciation will be computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

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Capitalized above-market lease values will be amortized as a reduction of rental income over the remaining terms of the respective leases. Capitalized below-market lease values will be amortized as an increase to rental income over the remaining terms of the respective leases and expected below-market renewal option periods.

Capitalized above-market ground lease values will be amortized as a reduction of property operating expense over the remaining terms of the respective leases. Capitalized below-market ground lease values will be amortized as an increase to property operating expense over the remaining terms of the respective leases and expected below-market renewal option periods.

The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, will be amortized to expense over the remaining periods of the respective leases.

Assumed mortgage premiums or discounts will be amortized as an increase or reduction to interest expense over the remaining terms of the respective mortgages.

Impairment of Long-Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, we will review the property for impairment. This review will be based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss will be the adjustment to fair value less estimated cost to dispose of the asset. These assessments can have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued revised guidance relating to revenue recognition. Under the revised guidance, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revised guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is not permitted under accounting principles generally accepted in the United States of America (“GAAP”). The revised guidance allows entities to apply the full retrospective or modified retrospective transition method upon adoption. In April 2015, the FASB proposed a one-year delay of the revised guidance, although entities will be allowed to early adopt the guidance as of the original effective date. We are currently evaluating the impact of the new guidance.

In February 2015, the FASB amended the accounting for consolidation of certain legal entities. The amendments modify the evaluation of whether certain legal entities are variable interest entities (“VIEs”) or voting interest entities, eliminate the presumption that a general partner should consolidate a limited partnership and affect the consolidation analysis of reporting entities that are involved with VIEs (particularly those that have fee arrangements and related party relationships). The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. If we decide to early adopt the revised guidance in an interim period, any adjustments will be reflected as of the beginning of the fiscal year that includes the interim period. We are currently evaluating the impact of the new guidance.

In April 2015, the FASB amended the presentation of debt issuance costs on the balance sheet. The amendments require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted for financial statements that have not previously been issued. If we decide to early adopt the revised guidance in an interim period, any adjustments will be reflected as of the beginning of the fiscal year that includes the interim period. We are currently evaluating the impact of the new guidance.

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Results of Operations

As of March 31, 2015, we had not commenced active operations. Because we have not acquired any properties or other assets as of March 31, 2015, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the retail real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

During the three months ended March 31, 2015, we had incurred general and administrative expense of $0.3 million, which primarily included costs related to professional fees, insurance costs for directors and officers and board member compensation.

Cash Flows for the Three Months Ended March 31, 2015

During the three months ended March 31, 2015, net cash used in operating activities was $0.2 million. We incurred a net loss of $0.3 million and an increase in prepaid expenses and other assets of $0.1 million. This was partially offset by an increase of $0.2 million in accounts payable and accrued expenses related to professional fees and board member compensation.

Net cash provided by financing activities of $0.2 million during the three months ended March 31, 2015 consisted primarily of advances from affiliates of $0.3 million to fund the payment of third-party offering costs. These cash inflows were partially offset by $0.1 million of payments related to offering costs.

Liquidity and Capital Resources

Proceeds from our IPO will be applied to the investment in properties and the payment or reimbursement of selling commissions and other fees and expenses related to our IPO. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net proceeds from our IPO in connection with the acquisition and operation of our properties or the payment of distributions.

Our principal demands for cash will be for the purchase of any properties, loans and securities we acquire, acquisition costs associated with such purchases, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our IPO. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP Units.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is equal to 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, calculated after the close of our IPO and once we have invested substantially all the proceeds from our IPO, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. As of March 31, 2015, we did not have any debt outstanding.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties will be located. Our ability to sell our assets is partially dependent
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upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, or our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our policy to generally pay distributions from cash flow from operations, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Our board of directors has adopted our Share Repurchase Program (the “SRP”), which enables stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a repurchase, we may, subject to certain conditions, repurchase the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such repurchase. There are limits on the number of shares we may repurchase under this program during any 12-month period. Further, we are only authorized to repurchase shares using the proceeds secured from the DRIP in any given quarter.

As of March 31, 2015, no shares of common stock have been repurchased or requested to be repurchased under the SRP.

Acquisitions

Our Advisor, with the assistance of Lincoln, evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions. As of March 31, 2015, we do not own any properties.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation will comply with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may not be fully informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if

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the carrying, or book, value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, because impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations (“MFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

There have been changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation, but have a limited and defined acquisition period. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we continue to purchase a significant amount of new assets. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is stabilized. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our portfolio has been stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above- and below-market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included

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in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation will comply with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income during the period in which the asset is acquired. These expenses are paid in cash by us, and therefore such funds will not be available to invest in other assets, pay operating expenses or fund distributions. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from the disposition of assets as items which are unrealized and may not ultimately be realized, or which are otherwise not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. While we are responsible for managing interest rate, hedge and foreign exchange risk, we will retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors.

We believe that our use of MFFO and the adjustments used to calculate it will allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, which have defined acquisition periods and targeted exit strategies, and allow us to evaluate our performance against other non-listed REITs. For example, acquisition costs are funded from the proceeds of our IPO and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an ongoing offering such as our IPO where the price of a share of common stock is a stated value and there is no NAV determination during the offering phase, except to the extent we commence calculating NAV prior to the closing of our IPO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

We did not have FFO or MFFO for the three months ended March 31, 2015, as we had not purchased our first property or commenced active operations as of March 31, 2015.

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Distributions

We have not paid any distributions as of March 31, 2015. We intend to accrue and pay distributions on a regular basis.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, our financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

Election as a REIT

We intend to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2015 or our first year of material operations. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. In order to qualify and continue to qualify for taxation as a REIT, we must distribute annually at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, as well as federal income and excise taxes on our undistributed income.

Inflation

Some of our leases with tenants may contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the term of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. However, our net leases will require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we have paid or may in the future pay certain fees or reimbursements to our Advisor, its affiliates and entities under common control with our Advisor in connection with items such as acquisition and financing activities, sales and maintenance of common stock under our IPO, transfer agency services, asset and property management services and reimbursement of operating and offering related costs. See Note 5 — Related Party Transactions and Arrangements to our consolidated financial statements included in this Quarterly Report on Form 10-Q for a discussion of the various related party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

As of March 31, 2015, we have not yet commenced active operations. The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. As of March 31, 2015, we do not have any long-term debt, but anticipate incurring long-term debt in the future. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and we do not expect to be exposed to foreign currency fluctuations.

25

Item 4. Controls and Procedures.

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded, as of the end of such period, that the disclosure controls and procedures are effective.

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PART II — OTHER INFORMATION

Item 1. Legal Proceedings.

We are not a party to any material pending legal proceedings.

Item 1A. Risk Factors.

Our potential risks and uncertainties are presented in the section entitled “Item 1A. Risk Factors,” disclosed in our Annual Report on Form 10-K for the period from April 23, 2014 (date of inception) to December 31, 2014.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds of Registered Securities.

Recent Sale of Unregistered Securities

We did not sell any equity securities that were not registered under the Securities Act during the three months ended March 31, 2015.

Use of Proceeds from Sales of Registered Securities

On September 25, 2014 we commenced our IPO on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to our Registration Statement (File No. 333-196594), filed with the SEC under the Securities Act. The Registration Statement also covers up to 26.3 million shares of common stock pursuant to the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

As of March 31, 2015, we had 11,554 shares of common stock outstanding, including unvested restricted shares, and had received total proceeds from the IPO of $0.2 million.

The following table reflects the offering costs associated with the issuances of common stock:

(In thousands)	Period from April 23, 2014 (date of inception) to March 31, 2015
Selling commissions and dealer manager fees	$—
Other offering costs	(2,995)
Total offering costs	$(2,995)

The Dealer Manager may reallow the selling commissions and a portion of the dealer manager fees to participating broker-dealers. There were no such commissions or fees incurred from our Dealer Manager during the period from April 23, 2014 (date of inception) to March 31, 2015.

As of March 31, 2015, cumulative offering costs, excluding selling commissions and dealer manager fees, included $1.1 million from our Advisor and Dealer Manager for services related to our IPO. We are responsible for offering and related costs from the IPO, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 2.0% cap as of the end of the IPO are our Advisor’s responsibility. As of March 31, 2015, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $3.0 million, due to the on-going nature of the offering process and that costs were accrued or paid before the IPO commenced.

After the escrow break, our Advisor will elect to cap cumulative offering costs from the IPO, including selling commissions and dealer manager fees, incurred by us, net of unpaid amounts, to 15.0% of gross common stock proceeds received during the offering period of the IPO. As of March 31, 2015, we had not satisfied the escrow conditions of the IPO.

27

We expect to use substantially all of the net proceeds from our IPO to acquire a diversified portfolio of existing anchored, stabilized core retail properties, including power centers, lifestyle centers, large formatted centers with a grocery store component (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. We may also originate or acquire first mortgage loans secured by real estate. As of March 31, 2015, we do not own any properties.

Issuer Purchases of Equity Securities

As of March 31, 2015, no shares of common stock have been repurchased or requested to be repurchased under the SRP.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

By:	/s/ William M. Kahane William M. Kahane Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)
By:	/s/ Patrick J. Goulding Patrick J. Goulding Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

Dated: May 12, 2015

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EXHIBITS INDEX

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
10.7(1)	Indemnification Agreement, dated March 26, 2015, between American Realty Capital — Retail Centers of America II, Inc. and Mr. Herbert Vederman
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101*	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital — Retail Centers of America II, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statement of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Stockholders’ Deficit, (iv) the Consolidated Statement of Cash Flows and (v) the Notes to Consolidated Financial Statements.

*	Filed herewith
(1)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the period from April 23, 2014 (date of inception) to December 31, 2014 filed with the SEC on March 31, 2015.

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APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables have investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company, although we make investments primarily in commercial real estate debt rather than in commercial real estate properties. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA, II, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO from its inception on October 13, 2009 to December 31, 2014, ARC HT from its inception on August 23, 2010 to December 31, 2013, its last year before termination of its offering, ARCT V from its inception on January 22, 2013 to December 31, 2014, NYRT from its inception on October 6, 2009 to December 31, 2013, its last year before termination of its offering, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and ARC HT II from its inception on October 15, 2012 to December 31, 2014. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT III(1)	ARCT IV(2)	PECO	ARC HT(3)	ARCT V(4)	NYRT(5)		ARC RCA		ARC Global	ARC HT II
Dollar amount offered in primary offering	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,700,000	$1,500,000		$1,500,000		$1,500,000	$1,700,000
Dollar amount raised(7)	1,750,291	1,753,560	1,806,955	1,791,198	1,557,640	1,697,677	(6)	938,673		1,765,296	2,078,623
Length of offerings (in months)	18	10	43	27	7	40		43		27	21
Months to invest 90% of amount available for investment (from beginning of the offering)	18	14	46	32	12	40		N/A	(8)	29	22

(1)	ARCT III completed its offering in September 2012.
(2)	ARCT IV completed its offering in April 2013.
(3)	ARC HT completed its offering in April 2013.
(4)	ARCT V completed its offering in October 2013.
(5)	NYRT completed its offering in December 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(7)	Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(8)	As of December 31, 2014, this offering is still in the investment period and has not invested 90% of the amount offered.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination of its offering, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO for the last five years ended December 31, 2014, ARC HT from its inception on August 23, 2010 to Nine Months Ended September 30, 2014, the last period filed with the SEC before termination of its offering, ARCT V from its inception on January 22, 2013 to December 31, 2013, NYRT from its inception on October 6, 2009 to December 31, 2013, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and ARC HT II from its inception on October 15, 2012 to December 31, 2014.

	ARCT(2)					ARCT III(3)			ARCT IV(4)
(dollars in thousands, except per share data)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(23,955)	$(9,652)	$(4,315)	$(4,283)	$(1)	$(32,151)	$(2,124)	$—	$(71,659)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$802
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.77	$5.50	$—	$51.62	$3.14
From operations	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$2.86	$—	$—	$—
From offering proceeds	$1.65	$2.56	$13.06	$—	$—	$13.30	$—	$—	$28.82	$1.76
From offering proceeds / distribution reinvestment plan	$23.04	$15.43	$8.90	$12.71	$—	$15.30	$2.64	$—	$11.79	$1.38
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	PECO					ARC HT
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Nine Months Ended September 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$188,215	$73,165	$17,550	$3,529	$98	$194,367	$125,353	$35,738	$3,314	$—
Operating expenses	$191,256	$75,184	$18,804	$5,234	$808	$292,692	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(3,041)	$(2,019)	$(1,254)	$(1,705)	$(710)	$(98,325)	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(20,360)	$(10,511)	$(3,020)	$(811)	$(38)	$(20,593)	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(22,635)	$(12,350)	$(4,273)	$(2,516)	$(747)	$(117,932)	$(22,172)	$(10,637)	$(4,117)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$75,671	$18,540	$4,033	$593	$201	$53,150	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(715,772)	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$(514,563)	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$195,500	$1,210,275	$195,130	$61,818	$21,555	$391,418	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$119,562	$38,007	$3,673	$873	$—	$89,120	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$66.69	$54.12	$56.43	$58.07	$—	$49.75	$53.50	$29.48	$91.49	$—
From operations	$42.21	$26.40	$56.43	$39.44	$—	$29.67	$25.11	$15.87	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$18.62	$—	$7.66	$—	$0.24	$—	$—
From offering proceeds	$—	$1.08	$—	$—	$—	$—	$—	$—	$50.96	$—
From offering proceeds / distribution reinvestment plan	$24.48	$26.64	$—	$—	$—	$12.42	$28.39	$13.37	$40.53	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,277,734	$1,767,110	$337,167	$87,463	$22,831	$2,329,616	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$2,150,769	$1,721,527	$325,410	$85,192	$22,713	$2,148,337	$1,734,573	$690,668	$172,315	$844
Total liabilities	$742,629	$251,995	$173,139	$58,007	$21,556	$1,026,496	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARCT V	NYRT					ARC Retail
(dollars in thousands, except per share data)	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From July 29, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—	$28,109	$7,161	$1,266	$—	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1	$36,887	$8,974	$2,635	$313	$—
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)	$(8,778)	$(1,813)	$(1,369)	$(313)	$—
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—	$(3,907)	$(2,761)	$(833)	$—	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,311)	$(6,372)	$(3,265)	$(1,871)	$(1)	$(12,632)	$(4,704)	$(2,202)	$(313)	$—
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$(1)	$4,509	$(786)	$187	$(260)	$—
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—	$(586,368)	$(12,740)	$(12,902)	$—	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1	$739,527	$26,543	$12,993	$259	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (5)	$— (5)	$—	$27,032	$1,738	$140	$—	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—	$28.80	$24.37	$17.63	$—	$—
From operations	$—	$5.55	$17.30	$6.04	$—	$—	$3.33	$—	$15.24	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$6.34	$6.61	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$9.53	$4.93	$—	$—	$—	$—	$9.68	$15.07	$—	$—	$—
From offering proceeds / distribution reinvestment plan	$13.12	$11.10	$14.64	$9.62	$—	$—	$15.79	$9.30	$2.39	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954	$954,925	$126,039	$56,867	$36	$1,156
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954	$935,810	$119,942	$55,724	$36	$1,156
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755	$152,710	$73,061	$57,046	$3,755	$956
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARC Global				ARC HT II
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Period From July 13, 2011 (Date of Inception) to December 31, 2011	Year Ended December 31, 2014	Year Ended December 31, 2013	Period From October 15, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$93,383	$3,951	$30	$—	$58,439	$1,817	$—
Operating expenses	$135,512	$10,007	$433	$16	$92,770	$1,953	$15
Operating income (loss)	$(42,129)	$(6,056)	$(403)	$(16)	$(34,331)	$(136)	$(15)
Interest expense	$(14,852)	$(969)	$(10)	$—	$(3,559)	$—	$—
Net income (loss)-GAAP basis	$(53,594)	$(6,989)	$(413)	$(16)	$(37,678)	$(221)	$(15)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(9,693)	$(3,647)	$(418)	$—	$(4,406)	$(764)	$—
Net cash flows provided by (used in) investing activities	$(1,517,175)	$(111,500)	$(1,357)	$—	$(1,531,415)	$(46,484)	$—
Net cash flows provided by (used in) financing activities	$1,582,907	$124,209	$2,027	$—	$1,606,605	$159,078	$3
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$80,313	$3,082	$1	$—	$76,744	$2,650	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$45.50	$19.99	$0.45	$—	$36.92	$14.19	$—
From operations	$0.04	$—	$—	$—	$—	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$20.03	$11.43	$0.45	$—	$16.92	$6.99	$—
From offering proceeds / distribution reinvestment plan	$25.43	$8.56	$—	$—	$20.00	$7.20	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,471,365	$217,234	$2,963	$559	$1,888,657	$161,300	$810
Total assets (after depreciation)	$2,428,797	$214,927	$2,933	$559	$1,857,710	$160,206	$810
Total liabilities	$1,012,128	$92,207	$3,729	$375	$125,533	$2,057	$625
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT's shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	ARCT IV completed its offering in October 2013. The data above includes uses of offering proceeds through December 31, 2013. On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP.
(5)	Excludes distributions related to private placement programs.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV sets forth summary information on the results of programs sponsored directly or indirectly by the parent of our sponsor that have closed in the most recent five years and that have similar or identical investment objectives to us. For purposes of Table IV and the related narrative information, we consider a program to be closed at the earlier of the time when affiliates of the parent of our sponsor are no longer serving as the advisor, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger.

Program name	ARCT(1)		ARCT III(2)		ARCT IV(3)		ARC HT(4)		NYRT(5)
Date of program closing	3/1/2012		2/26/2013		1/3/2014		4/7/2014		4/15/2014
Duration of program (months)	50		23		19		38		44
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,791,198		$1,697,677	(6)
Annualized Return on Investment	8.7	%(7)	22.0	%(8)	17.4	%(8)	6.0	%(8)	5.4	%(7)
Median Annual Leverage	31.9%		15.0%		0.0%		15.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$190,285		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private placements. On March 1, 2012, ARCT became a self-administered REIT and listed its common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III's common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV's common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP's common stock; and (iii) 0.5937 of a share of ARCP's 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	ARC HT completed its offering in April 2013 and listed its common stock on the NASDAQ Global Select Market on April 7, 2014. The data above includes uses of offering proceeds through December 31, 2013. On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. Pursuant to the terms of the merger agreement, each share of ARC HT’s common stock was converted into the right to receive (i) 0.1688 of a share of common stock of Ventas, Inc. or (ii) $11.33 in cash. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.
(5)	NYRT completed its offering in December 2013 and listed its common stock on the New York Stock Exchange on April 15, 2014. The data above includes uses of offering proceeds through December 31, 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.

(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(8)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales or disposals of properties by ARCT III, ARCT IV, PECO, ARC HT, ARCT V, NYRT, ARC DNAV, ARC Global, ARC RCA, ARC HT II, PECO II, HOST, ARC NYCR, ARC HT III, ARC Global II and ARC RCA II for the last three years ended December 31, 2014.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property (dollars in thousands)	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total	Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
ARCT III(6) — None
ARCT IV(7) — None
PECO:	March 2014	November 2014	$7,429	$—	$—	$—	$7,429	$—	$7,524	$7,524	$332
ARC HT(8) — None
ARCT V — None
NYRT — None
ARC DNAV — None
ARC Global — None
ARC RCA:	September 2013	April 2014	$543	$—	$—	$—	$543	$—	$10	$10	$—
ARC HT II — None
PECO II — None
ARC NYCR — None
ARC HT III — None
ARC Global II — None
ARC RCA II — None
ARC HOST — None

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(7)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(8)	On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.

APPENDIX C

American Realty Capital - Retail Centers of America II, Inc.
PRE-ESCROW BREAK SUBSCRIPTION AGREEMENT

American Realty Capital
Retail Centers of America II

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT INVESTORS IN ALABAMA, ARKANSAS, MASSACHUSETTS, MINNESOTA AND NEW JERSEY MAY NOT SUBSCRIBE FOR SHARES UNTIL THE RESPECTIVE STATE DECLARES THE OFFERING EFFECTIVE.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REIT, ARC-Retail II and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment		Investment Amount
☐ **American Realty Capital - Retail Centers of America II, Inc. ("ARC-Retail II")** ▸ State in which sale was made: _______	☐ Initial Investment ☐ Additional Investment: Acct# ________________	$ ____________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

Pre-Escrow Break Instructions: Please follow the instructions outlined below

PROCEDURES PRIOR TO ESCROW BREAK:

Until we have raised the minimum offering amount of $2,000,000 of shares of common stock, your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to "UMB Bank, N.A., Escrow Agent for American Realty Capital – Retail Centers of America II, Inc." to UMB Bank, N.A. at the following address (except that Pennsylvania and Washington investors should continue to follow the instructions above until $156,250,000 and $20,000,000 has been raised, respectively. (See "Prospectus Summary — Terms of the Offering" in the prospectus):

American Realty Capital - Retail Centers of America II, Inc.
c/o UMB Bank, N.A., as Escrow Agent
Attn: Lara L Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (877) 373-2522

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522.

NOTE: Different Procedures Apply Post-Escrow Break

Payment Instructions: Please follow the instructions outlined below.

Instructions to Subscribers

Section 1: Indicate investment amount **(Make all checks payable as described above.)**

Section 2: Choose type of ownership

Non-Custodial Ownership:

Accounts with more than one owner must have ALL PARTIES SIGN where indicated in Section 6a. Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in Section 2.

Custodial Ownership:

- For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.
- For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: All names, mailing addresses, Tax ID and Account Numbers of Trustees

Section 4: All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors

Section 5: Choose Distribution Allocation option

Sections 6 and 6a: Have ALL owners initial and sign where indicated in Section 6a

Section 6b: All investors that are U.S. persons must complete and sign the attached substitute IRS Form W-9 (the "Substitute Form W-9") and all investors that are not U.S. persons must complete and sign the applicable IRS Form W-8

Section 7: To be signed and completed by your Financial Advisor (be sure to include CRD number for FA and BD Firm and the Branch Manager's signature)

C-1

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

- ☐ **Individual –** *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*
- ☐ **Tenants in Common –** *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA) –** *Owner and custodian signature required.*

  State of ______ Custodian for ______________________
- ☐ **Estate –** *Personal representative signature required.*

  Name of Executor: ______________________________

  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

  Name of Trustee: ______________________________
- ☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**[(1)] **–** *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______________________________

  Include title and signature pages.

2b. Custodial Ownership
(Qualified)

- ☐ **Traditional IRA* –** *One signature required.*
- ☐ **Roll-Over IRA* –** *One signature required.*
- ☐ **Roth IRA* –** *One signature required.*
- ☐ **KEOGH Plan* –** *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*
- ☐ **Other** (Specify) – ______________________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

C-2

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached Substitute Form W-9 in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

C-3

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA II, INC.

- *I hereby subscribe for Shares of American Realty Capital - Retail Centers of America II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital - Retail Centers of America II, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *I/we authorize American Realty Capital - Retail Centers of America II, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ____________________

Mailing Address ____________________

City, State, Zip ____________________

Account # ____________________

Bank's ABA/Routing # ____________________

☐ **Checking Account** *(must enclose voided check)*　☐ **Savings Account** *(subject to bank verification)*

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

C-4

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA II, INC.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital - Retail Centers of America II, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital - Retail Centers of America II, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital - Retail Centers of America II, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital - Retail Centers of America II, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

C-5

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability standard as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC-Retail II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Retail II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
In addition to states highlighted below, I/we acknowledge that ARC-Retail II is not yet effective in Arkansas and Minnesota.		
ARC-RETAIL II NOT EFFECTIVE IN STATE ***Alabama residents only*:** In addition to the general suitability standards, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investmentin ARC-Retail II and its affiliates.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Retail II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor's total investment in ARC-Retail II shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets that may be convertible to cash within one (1) year.)		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC-Retail II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Kansas residents only*:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Retail II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Kentucky residents only*:** An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-Retail II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Retail II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
ARC-RETAIL II NOT EFFECTIVE IN STATE ***Massachusetts residents only:*** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC-Retail II common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Michigan residents only*:** The maximum investment allowable in ARC-Retail II for a Michigan investor is 10% of his or her net worth.		
***Missouri residents only*:** In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-Retail II securities registered for the offering with the Missouri Securities Division.		

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

C-6

C-7

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE (5) BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.*

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6a)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ____________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ____________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ____________________ Date (mm/dd/yyyy) __________

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

C-8

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________ **Exemption from FATCA reporting code** (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number	OR	Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

C-9

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor [4]

For this type of account:	Give the EIN of:
7. Sole proprietorship or disregarded entity not owned by an individual	The owner [3]
8. A valid trust, estate, or pension trust	The legal entity [5]
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) Note: Grantor also must provide a Form W-9 to trustee of trust.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

***Note:** If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

C-10

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

C-11

EFFECTIVE MAY 27, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______

Mailing Address ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______

Representative # ______

Registered Representative or Advisor [I.A.] Address or P.O. Box ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______

Date ______

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______

Date ______

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail and Overnight Deliveries

American Realty Capital - Retail Centers of America II, Inc.
c/o UMB Bank, N.A., as Escrow Agent
Attn: Lara L Stevens
Corporate Trust & Escrow Services
1010 Grand Blvd, 4th Floor
Kansas City, MO 64106
Phone: (877) 373-2522

▸ **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

C-12

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

80,000 shares of common stock — Minimum Offering
125,000,000 Shares of common stock — Maximum Offering

American Realty Capital — Retail Centers of America II, Inc. is a Maryland corporation formed on April 23, 2014 primarily to acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers and other need-based shopping centers which are located in the United States and at least 80% leased at the time of acquisition. We also may acquire enclosed mall opportunities which are located in the United States for de-malling and reconfiguration into an open air format and we may invest in real estate-related debt and investments secured by or representing an interest in the types of assets which we intend to acquire. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ending December 31, 2014 or our first year of material operations. We are offering up to 125,000,000 shares of our common stock at a price of $25.00 per share on a “reasonable best efforts” basis through Realty Capital Securities, LLC, or our dealer manager. “Reasonable best efforts” means that our dealer manager must use its good faith efforts and reasonable diligence and is not obligated to purchase any specific number or dollar amount of shares. We also are offering under this prospectus up to 26,315,789 shares of our common stock pursuant to our distribution reinvestment plan, or DRIP, at a purchase price during this offering of $23.75 per share, which is 95.0% of the primary offering price. Beginning with the NAV pricing date (as described below), the per share price for shares in our primary offering and our DRIP will vary quarterly and will be equal to our per share net asset value, or NAV, as determined by our advisor, divided by the number of shares of our common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, plus, in the case of our primary offering, applicable commissions and fees. For purposes of this prospectus, the NAV pricing date means the date on which we file our Quarterly Report on Form 10-Q (or our Annual Report on Form 10-K should such filing constitute the applicable quarterly financial filing) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, for the second full fiscal quarter following the earlier of (i) the date on which we have invested all of the net proceeds of our primary offering, plus the net proceeds from debt financing equal to our target leverage ratio, but excluding working capital reserves and facilities and (ii) September 25, 2017, which is three years from the effective date of this offering. If, due to rules that may be adopted by the Financial Industry Regulatory Authority, or FINRA, contractual obligations in the selling agreements between our participating broker dealers and the Dealer Manager, or rules that may be adopted by the SEC or the states, we publish an estimated per share value during this offering, then our board of directors may change the offering price of shares offered in the primary offering as well as the price at which shares are being offered pursuant to our DRIP. We will file a post-effective amendment to this registration statement to reflect any change in the price, after the NAV pricing date, that is more than 20% higher or lower than the $25.00 per share or $23.75 per share price, as applicable, listed in this offering.We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

We are an “emerging growth company” under federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. Please carefully read the section entitled “Risk Factors” on pages 29 through 66 of this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock, including the following:

•	We are a newly-formed entity with no operating history. Our advisor has no operating history and is a newly formed entity;
•	We have not acquired or identified any properties to acquire with the offering proceeds; thus, this is initially a blind pool offering and you may not have the opportunity to evaluate all of our investments before you make your purchase of shares of our common stock, thus making your investment more speculative;
•	No established trading market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid;
•	If we, through our advisor and any service provider, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions;
•	If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire;
•	We may be unable to pay or maintain cash distributions or increase distributions over time;
•	Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all;
•	Our share repurchase program is subject to numerous restrictions, may be cancelled at any time and should not be relied upon as a means of liquidity;
•	There are numerous conflicts of interest between the interests of investors and our interests or the interests of our advisor, any service provider, our sponsor, and their respective affiliates;
•	The incentive advisor fee structure may result in our advisor or any service provider recommending riskier or more speculative investments;
•	Our investment objectives and strategies may be changed without stockholder consent;
•	We are obligated to pay fees, which may be substantial, to our advisor, any service provider and their respective affiliates, including fees payable upon the sale of properties. Our advisor, any service provider and their respective affiliates will receive fees in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor or any service provider does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s or any service provider’s interests are not wholly aligned with those of our stockholders;
•	We will incur debt to finance our operations, which may subject us to an increased risk of loss; there are significant risks associated with maintaining as high level of leverage as permitted under our charter, which permits leverage of up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments;
•	We will depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants;
•	There are limitations on ownership and transferability of our shares;
•	We are subject to risks associated with any dislocations or liquidity disruptions that may occur in the United States and international credit markets;
•	Our dealer manager is an affiliate of our advisor and has not conducted an independent review of this offering;
•	Because our sponsor manages eleven other non-traded real estate programs, it faces competing demands related to its time, which may cause our operating results to suffer;
•	Our leases may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation;
•	Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure;
•	Market and economic challenges experienced by the U.S. economy may adversely impact aspects of our operating results and operating condition;
•	A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential tenants, which could reduce overall demand for our leasing services;
•	We may be deemed to be an investment company under the Investment Company Act and thus subject to regulation under the Investment Company Act;
•	Commencing with the NAV pricing date, the price at which we offer shares in this offering and repurchase shares under our share repurchase plan will be based on our NAV per share, which will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our quarterly NAV per share may not reflect the amount that you might receive for your shares in a market transaction and you will not know the NAV per share at the time of purchase;
•	Our investments in properties may be affected by an unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce our NAV; and
•	If we fail to qualify or continue to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease. Even if relief provisions allow us to maintain our REIT status, we may incur a material U.S. federal income or excise tax liability if we otherwise fail to qualify as a REIT.

Neither the Securities and Exchange Commission, or the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future cash benefit or tax consequence that may flow from an investment in our common stock is not permitted.

This offering will end no later than September 25, 2016, which is two years from the effective date of this offering. If we decide to continue our primary offering beyond two years from the effective date of the offering, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. Until we satisfy the minimum offering requirements set forth in this prospectus, we will deposit subscription payments in an escrow account held by the escrow agent, UMB Bank, N.A., or UMB Bank, in trust for the subscriber’s benefit, pending release to us. A minimum of $2,000,000 of shares of common stock must be sold within one year following the commencement of this offering or we will terminate this offering and promptly return your subscription payments with your pro rata share of the interest earned on such funds in accordance with the provisions of the escrow agreement. Any purchase of shares by our sponsor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold.

PENNSYLVANIA AND WASHINGTON INVESTORS:  The minimum closing amount is $2,000,000. Because the minimum closing amount is less than $312,500,000, you are cautioned to carefully evaluate this program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program subscriptions. We will not release any proceeds for subscriptions from Pennsylvania or Washington investors from escrow until we have $156,250,000 and $20,000,000, respectively, in aggregate subscriptions from other jurisdictions.

	Per Share(1)	Minimum Offering	Maximum Offering
Public offering price, primary shares	$25.00	$2,000,000	$3,125,000,000
Public offering price, distribution reinvestment plan(2)	$23.75	—	$624,999,989
Selling commissions and dealer manager fee(3)	$2.50	$200,000	$312,500,000
Proceeds, before expenses, to us	$22.50	$1,800,000	$2,812,500,000

(1)	The purchase price per share shown will apply until the NAV pricing date. Commencing with the NAV pricing date, the per share price in our primary offering will vary quarterly and will be equal to per share NAV plus applicable commissions and fees. The purchase price per share pursuant to the distribution reinvestment plan shown above will apply until the NAV pricing date (at which time the per share price for distribution reinvestment plan shares will be per share NAV).
(2)	We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP.
(3)	Until the NAV pricing date, the per share purchase price for shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share. The purchase price and repurchase for our shares will be based on NAV commencing with the NAV pricing date. Selling commissions and the dealer manager fee are paid only for primary shares offered on a reasonable best efforts basis and will equal 7% and 3% of aggregate gross proceeds, respectively. Each are payable to our dealer manager. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares; see the section entitled “Plan of Distribution — Volume Discounts” in this prospectus.

Prospectus Dated September 25, 2014

INVESTOR SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. To the extent that you qualify as an “institutional investor” for the purposes of a state exemption from registration in your state of residence, these investor suitability standards do not apply to you. Persons who meet the minimum investor suitability standards described herein and seek to diversify their personal portfolios with a real estate-based investment, which among its potential benefits, seeks to hedge against inflation, seeks to provide current income, focuses on preserving capital and provides for potential long-term capital appreciation. Such persons must be able to hold their investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as an investment in our common stock will not meet those needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•	minimum net worth of at least $250,000; or
•	minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

The minimum purchase is 100 shares ($2,500). You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs if each contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

Several states have established suitability requirements that add to and/or apply additional requirements to the general suitability standards described above. Shares in this offering will be sold to investors in these states only if they meet the state-specific suitability standards set forth below. In many states, the specific suitability standards exclude from the calculation of net worth or liquid net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	An investor must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Alabama

•	In addition to the general suitability requirements described above, shares will only be sold to an Alabama resident that represents that he or she has a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and our affiliates.

California

•	In addition to the general suitability requirements described above, a California investor’s maximum investment in us will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

i

Idaho

•	Investors who reside in the state of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor’s total investment in us shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets that may be convertible to cash within one year.)

Iowa

•	An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in us and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky

•	An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor’s aggregate investment in our common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Michigan

•	The maximum investment allowable in us for a Michigan investor is 10% of his or her net worth.

Missouri

•	In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Missouri Securities Division.

Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A

Nebraska investor's investment in us and in other non-publicly traded real estate investment trusts and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) may not exceed ten percent (10%) of his or her net worth.

New Jersey

•	New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor’s aggregate investment in our shares, shares of our affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

North Dakota

•	Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.

Ohio

•	In addition to the standard suitability requirements, it shall be unsuitable for an Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth.

Pennsylvania

•	The maximum investment allowable in us for a Pennsylvania investor is 10% of his or her net worth. We will not release from escrow any proceeds received from Pennsylvania residents unless and until we raise a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to this offering.

Tennessee

•	In addition to: either (i) having a net worth (excluding home, home furnishings, and automobiles), of at least $70,000 and a gross income of at least $70,000; or (ii) having a net worth (excluding home, home furnishings, and automobiles) of at least $250,000, a Tennessee resident's maximum investment in this offering shall not exceed 10% of his or her liquid net worth (excluding home, home furnishings, and automobiles).

Washington

•	We will not release from escrow any proceeds received from Washington residents unless and until we raise a minimum of $20,000,000 in aggregate gross offering proceeds from all investors pursuant to this offering.

Because the minimum offering of our common stock is less than $312,500,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, we will not release from escrow any proceeds received from Pennsylvania or Washington residents unless and until we raise a minimum of $156,250,000 or $20,00,000, respectively, in aggregate gross offering proceeds from all investors pursuant to this offering.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer manager and the selling group participants, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the selling group participants will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Executed subscription agreements and documents disclosing the basis of the suitability determination will be maintained in our records for six years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the “USA PATRIOT Act,” the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of this offering;
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments in a timely manner and on terms that are consistent with what we project when we invest in the property;
•	the effect of general market, real estate market, economic and political conditions;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel;
•	our ability to qualify and maintain our qualification as a REIT; and
•	other subjects referenced in this prospectus, including those set forth under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, (i) the term “prospectus” refers to this prospectus as amended and supplemented and (ii) the terms “the offering,” “this offering” and “the primary offering” refer to the primary offering of our shares of common stock on a “reasonable best efforts basis.” This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock. Except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to American Realty Capital — Retail Centers of America II, Inc., a Maryland corporation, together with its consolidated subsidiaries, including American Realty Capital Retail II Operating Partnership, L.P., a Delaware limited partnership, of which we are the sole general partner, which we refer to in this prospectus as “our operating partnership.”

What is American Realty Capital — Retail Centers of America II, Inc.?

American Realty Capital — Retail Centers of America II, Inc., incorporated on April 23, 2014, is a Maryland corporation that intends to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with the taxable year ending December 31, 2014 or our first year of material operations.

We were formed to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. We also may acquire enclosed mall opportunities for the purpose of reconfiguring them into outdoor, open air formats, which is referred to as de-malling. All such properties may be acquired and operated by the Company alone or jointly with another party. We may also make other real estate investments that relate to these types of properties. Other real estate investments may include real estate debt and equity, including securities in other real estate entities. We expect our real estate debt originations and investments to be focused on first mortgage loans, but they also may include real estate-related bridge loans, mezzanine loans and securitized debt.

We are one of fourteen publicly offered REITs sponsored or co-sponsored by the American Realty Capital group of companies including Phillips Edison — ARC Shopping Center REIT, Inc., a Maryland corporation organized on October 13, 2009, or PE-ARC; American Realty Capital — Retail Centers of America, Inc., a Maryland corporation organized on July 29, 2010, or ARC RCA; American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation organized on September 10, 2010, or ARC DNAV; American Realty Capital Global Trust, Inc., a Maryland corporation organized on July 13, 2011, or ARC Global; American Realty Capital Healthcare Trust II, Inc., a Maryland corporation organized on October 15, 2012, or ARC HT II; ARC Realty Finance Trust, Inc., a Maryland corporation organized on November 15, 2012, or ARC RFT; American Realty Capital Trust V, Inc., a Maryland corporation organized on January 22, 2013, or ARCT V; Phillips Edison — ARC Grocery Center REIT II, Inc., a Maryland corporation organized on June 5, 2013, or PE-ARC II; American Realty Capital Hospitality Trust, Inc., a Maryland corporation organized on July 25, 2013, or ARC HOST; United Development Funding Income Fund V, a Maryland corporation organized on October 1, 2013, or UDF V; American Realty Capital New York City REIT, Inc., a Maryland corporation organized on December 19, 2013, or ARC NYCR; American Realty Capital Healthcare Trust III, Inc.; a Maryland corporation organized on April 24, 2014, or ARC HT III; and American Realty Capital Global Trust II, Inc., a Maryland corporation organized on April 23, 2014, or ARC Global II. Additionally, the American Realty Capital group of companies is the sponsor of two NASDAQ-listed REITs, American Realty Capital Properties, Inc., or ARCP, and American Realty Capital Healthcare Trust, Inc., or ARC HT, and one New York Stock Exchange-listed REIT, New York REIT, Inc. (formerly American Realty Capital New York Recovery REIT, Inc.), or NYRT. The American Realty Capital group of companies is also the co-sponsor of two business development companies, Business Development Corporation of America, a Maryland corporation organized on May 5, 2010, or BDCA, and Business Development Corporation of America II, a Maryland corporation organized on April 17, 2014, or BDCA II, and a non-traded oil and gas limited partnership, American Energy Capital Partners, LP, a Delaware limited partnership organized on October 30, 2013, or AEP.

For additional information concerning these other American Realty Capital-sponsored programs, please see the section in this prospectus entitled “Conflicts of Interest.”

Our executive offices are located at 405 Park Avenue, New York, New York 10022. Our telephone number is 212-415-6500, our fax number is 212-421-5799 and the e-mail address of our investor relations department is investorservices@americanrealtycap.com. Additional information about us and our affiliates may be obtained at www.americanrealtycap.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

What are your investment objectives?

Our primary investment objectives are:

•	Preserve and protect capital;
•	Provide attractive and stable cash distributions; and
•	Increase the value of assets in order to generate capital appreciation.

We plan to implement our investment objectives as follows:

•	Large Retail Focus — We will pursue an investment strategy focused on acquiring a diversified portfolio of existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20 million), and other need-based shopping centers, or collectively, large retail assets, which are located in the United States and at least 80.0% leased at the time of acquisition. We expect the cost of each of these properties to be up to $100 million, and in some cases, in excess of $100 million. By the time we are fully invested, we expect our portfolio to consist of at least 65% of large retail assets. In addition, we may invest in existing enclosed mall opportunities for de-malling and reconfiguration into an open air format in an amount expected not to exceed 20% of our assets.
•	Necessity-Based Retail — Up to 20.0% of our portfolio may consist of existing grocery-anchored shopping centers with a purchase price of $20 million dollars or less, typically anchored by drug stores, grocery stores, convenience stores and discount stores, or collectively, necessity-based retail assets.
•	Real Estate-Related Assets — Up to 15% of our portfolio may consist of real estate-related assets, including loans and debt securities secured by our targeted assets.
•	Discount to Replacement Cost — We intend to purchase properties valued at a substantial discount to replacement cost using current market rents, and with significant potential for appreciation.
•	Low Leverage — We intend to finance our portfolio opportunistically at a target leverage level of not more than 45% loan-to-value, which ratio will be determined after the close of this offering and once we have invested substantially all the net proceeds of this offering.
•	Diversified Tenant Mix — We expect to lease our properties to a diversified group of tenants with a bias toward national tenants.
•	Lease Term — We expect the average lease term on leases on our properties with anchor tenants to be five years or greater.
•	Monthly Distributions — We intend to pay distributions monthly out of funds from operations, as adjusted (as described below) and subject to exceptions described herein.
•	Maximize Total Returns — We intend to maximize total returns to our stockholders through a combination of realized appreciation and current income.
•	Exit Strategy — We intend to maximize stockholder total returns through a highly disciplined acquisitions strategy, with a constant view towards a seamless and profitable exit.

What is the experience of your investment team?

Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Our chief executive officer has more than 24 years of real estate experience and our president, chief operating officer and secretary has more than 10 years of real estate experience. In addition, our chief investment officer has more than 26 years of real estate experience and our chief financial officer has approximately 14 years of real estate experience. Additionally, we will benefit by leveraging the long-established best practices, infrastructure and national resources of the service provider and its affiliates. We believe a number of factors differentiate us from other non-traded REITs, including our property type focus, our lack of legacy issues, our opportunistic buy and sell strategy, and our institutional management team.

What is a REIT?

In general, a REIT, is a company that:

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;
•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;
•	makes an election to be treated as a REIT;
•	pays annual distributions to each investor of at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP) determined without regard to the deduction for dividends paid and excluding net capital gain; and
•	generally avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided certain U.S. federal income tax requirements are satisfied.

Who are your advisor and the service provider and what do they do?

American Realty Capital Retail II Advisors, LLC, or our advisor, a Delaware limited liability company, is our external advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor provides day-to-day administrative services such as managing communications with stockholders, providing reports and recommendations to our board of directors and its committees and providing financial and regulatory reporting services. Our advisor has retained Lincoln Retail REIT Services, LLC, a Delaware limited liability company, or the service provider, to provide, subject to our advisor’s oversight, real estate-related services, including services related to locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services, as needed, and disposition services. Although our advisor has engaged the service provider in order to enable our advisor to fulfill its responsibilities with respect to these real estate-related services under the advisory agreement, our advisor retains ultimate responsibility for the performance of all of the services under the advisory agreement. Our advisor pays to the service provider a substantial portion of the fees payable to our advisor under the advisory agreement for the performance of these real estate-related services.

What is the experience of your advisor and the service provider?

Our advisor is a limited liability company that was formed in Delaware in April 2014. The service provider is a limited liability company that was formed in Delaware on May 11, 2010. Neither our advisor nor the service provider have any operating history or experience managing a public company, other than with respect to us. The service provider is not affiliated with us, our advisor or our sponsors.

What is the experience of your sponsors?

American Realty Capital IV, LLC, or our sponsor, a Delaware limited liability company, controls our advisor and is our sponsor. American Realty Capital IV, LLC is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by

Nicholas S. Schorsch and William M. Kahane. Messrs. Schorsch and Weil are executive officers of the other publicly offered REITS sponsored by the American Realty Capital group of companies.

What is the experience of the affiliates of the service provider?

The service provider is part of a family of companies known as Lincoln Property Company, or Lincoln. Lincoln is one of the largest diversified real estate services firms in the United States. Founded in 1965, Lincoln is a private firm with approximately $47 billion of real estate assets currently under management. Lincoln provides a wide range of services to its clients, including, among others, acquisition, development and construction services, asset, property and facility management, leasing and brokerage services, centralized corporate support services, financing services and pension fund investment advisory services. Lincoln has approximately 6,800 employees in offices located across the United States and Europe. Included among Lincoln’s clients are Morgan Stanley, Bank of America, AIG, JPMorgan Chase, Invesco and Goldman Sachs.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our charter requires that a majority of our directors be independent of us, our sponsor, our advisor or any of our or their affiliates and provides that our independent directors will be responsible for reviewing the performance of our advisor and must approve certain other matters set forth in our charter. Our directors will be elected annually by the stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.

What is the experience of your principal executive officers?

Our investments are identified, evaluated, negotiated, consummated and managed by our investment team employed by our advisor, including the four principal officers of our advisor, including Nicholas S. Schorsch, Edward M. Weil, Jr., Peter M. Budko and Nicholas Radesca. Nicholas S. Schorsch is the chairman of the board of directors and chief executive officer of our company and Edward M. Weil, Jr. is the president, chief operating officer, treasurer and secretary of our company since our formation in April 2014. Mr. Schorsch also has been the chief executive officer of our advisor since its formation in April 2014. Messrs. Schorsch and Weil have been active in the structuring and financial management of commercial real estate investments for over 24 years and 10 years, respectively. Mr. Budko has 26 years of institutional real estate experience. Mr. Radesca has approximately 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Please also see the section entitled “Management” in this prospectus.

How do you structure the ownership and operation of your assets?

We expect to own substantially all our real estate properties through American Realty Capital Retail II Operating Partnership, L.P., or our operating partnership. We may, however, own properties directly, through subsidiaries of our operating partnership or through other entities. We are the sole general partner of our operating partnership and our advisor is the initial limited partner of our operating partnership. Our ownership of properties in our operating partnership is referred to as an “Umbrella Partnership Real Estate Investment Trust,” or “UPREIT.” This UPREIT structure may enable sellers of properties to transfer their properties to our operating partnership in exchange for limited partnership units of our operating partnership, or OP units, and defer potential gain recognition for U.S. federal income tax purposes with respect to these transfers of properties. The holders of OP units may have their OP units exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. At present, we have no plans to acquire any specific properties in exchange for OP units.

We present our financial statements, operating partnership income, expenses and depreciation on a consolidated basis with our operating partnership. We intend to maintain the status of our operating partnership as a partnership for U.S. federal income tax purposes. As such, our operating partnership is required to file a U.S. federal income tax return on Internal Revenue Service, or IRS, Form 1065 (or any applicable successor form). Pursuant to its limited partnership agreement, an allocable share of items of income, gain, deduction (including depreciation), loss and credit, will flow through our operating partnership to us to be included in the computation of our net taxable income for U.S. federal income tax purposes and will be reported to us on a Schedule K-1 to such Form 1065 (or any applicable successor form or schedule). However, these tax items generally will not flow through us to our stockholders. Rather, in general, our net income and net capital gain effectively will flow through us to our stockholders as and when dividends are paid to our stockholders.

What are the terms of the offering?

We are offering an aggregate of up to 125,000,000 shares of common stock in our primary offering on a reasonable best efforts basis at $25.00 per share through our dealer manager, provided, that, following the NAV pricing date, if such date occurs prior to the close of the primary offering, the per share offering price will be equal to the per share NAV plus applicable commissions and fees. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to approximately 26.3 million shares of common stock under our DRIP, initially at $23.75 per share, which is 95% of the primary offering price, and, following the NAV pricing date, at per share NAV. We will offer shares of common stock in our primary offering until the earlier of September 25, 2016, which is two years from the effective date of this offering, and the date we sell 125,000,000 shares. If we have not sold all of the shares within two years we may continue the primary offering for an additional year until September 25, 2017. If we decide to continue this primary offering beyond two years from the effective date of the offering, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We may terminate this offering at any time prior to the stated termination date. Our directors, officers, and advisor and their respective affiliates may purchase for investment shares of our common stock in this offering.

In many states, we will need to renew the registration statement annually or file a new registration statement to continue this primary offering beyond the one year registration period permitted under the securities laws of many states. We may terminate this offering at any time.

Do you currently have any shares outstanding?

Yes. We have sold 8,888 shares of our common stock to American Realty Capital Retail II Special Limited Partnership, LLC, or the special limited partner, for an aggregate purchase price of $200,000. The sponsor (or any of its affiliates to which such shares are transferred) may not sell this initial investment while the sponsor remains our sponsor but may transfer the shares to its affiliates.

How does a “reasonable best efforts” offering work?

If shares are offered to the public on a “reasonable best efforts” basis, the dealer manager is only required to use its good faith best efforts and reasonable diligence to sell the shares and has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all the shares that we are offering. We and the dealer manager do not believe that the meaning of reasonable best efforts is materially different from the generally understood meaning of best efforts in connection with the public of securities by dealer managers and placement agents, but have used the term reasonable best efforts to clarify that extraordinary efforts are not required to satisfy the standard.

All subscription payments (other than those from Pennsylvania and Washington residents) will be placed in an account held by the escrow agent, UMB Bank, in trust for subscribers’ benefit and will be released to us only if we have sold a minimum of $2,000,000 of shares to the public by September 25, 2015, which is one year from the effective date of this offering. Any purchase of shares by our sponsor, directors, officers and other affiliates and “Friends” will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. “Friends” means those individuals who have prior business and/or personal relationships with our executive officers, directors or either sponsor, including, without limitation, any service provider. If such investment occurs, we anticipate that our board of directors will authorize release of the escrowed funds promptly thereafter, which will permit us to commence our operations. If subscriptions for at least the minimum offering have not been received and accepted by September 25, 2015, which is one year from the effective date of this offering, this offering will be terminated and your funds and subscription agreement will be returned to you. See “Plan of Distribution —  Minimum Offering.” We will not release from escrow any proceeds received from Pennsylvania and Washington residents unless and until we raise a minimum of $156,250,000 and $20,000,000, respectively, in aggregate gross offering proceeds from all investors pursuant to this offering. Pending the satisfaction of this condition, all subscription payments from Pennsylvania and Washington residents will be placed in an account held by the escrow agent, UMB Bank, in trust for subscribers’ benefit, pending release to us. Funds in escrow will be invested in short-term investments that mature on or before September 25, 2015, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by this date without any dissipation of the offering proceeds invested.

What is the purchase price for shares of our common stock?

Until the NAV pricing date, the per share purchase price of our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees) subject to certain discounts. Thereafter, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding, in each case, as of the end of business immediately preceding the day that we file the applicable Quarterly Report on Form 10-Q or Annual Report on Form 10-K, plus applicable commissions and fees. After the close of business on the day of each such quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for the next quarter, and we will also post that pricing supplement containing the per share NAV on the website maintained by our sponsor, http://www.americanrealtycap.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-771-2088. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each such quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time on the last business day prior to each such quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription, which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter that we received the order, as described above, except in such case where a subscription shall be held for five business days, as described above.

How will your advisor calculate NAV?

Commencing with the initial NAV pricing date and on each pricing date thereafter, our advisor will be responsible for calculating our quarterly NAV at the end of each business day on which we make our quarterly financial filing. Our board of directors will review the NAV calculation quarterly. In connection with our NAV calculation, an independent valuer will appraise our properties regularly, and our advisor will review each appraisal. Our advisor will also determine the valuation of our properties and will compare each appraisal to its own determinations. If in our advisor’s opinion the appraisals prepared by the independent valuer are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. To calculate our quarterly per share NAV, our advisor will follow the guidelines established in the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013 (IPA 2013-01). IPA 2013-01 outlines the following in methodology to calculate NAV:

Step 1: Determination of Gross Asset Value:  Our advisor will establish the fair value of wholly owned individual real properties and real estate-related assets (taking into consideration an estimate provided by an independent valuer as described above) consistent with Accounting Standard Codification Topic 820, Fair Value Measurements and Disclosures (ASC 820). Our advisor will then add the fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less their liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. Our advisor will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value will be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by Accounting Standard Codification Topic 805, Business Combinations (ASC 805). Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities:  Our advisor will value current liabilities at book value in accordance with accounting principles generally accepted in the United States (GAAP) when it approximates fair value. Debt maturing in one year or more will be valued at the fair value, or will be marked to market. The value of minority interests will be based on allocation of the fair value of assets less the liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments:  Our advisor will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, our advisor or any of their affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of us as of the valuation date in accordance with the provisions of the operating partnership and advisory agreements and the terms of the preferred securities.

Step 4: Determination of Per Share Amount:  Our advisor will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date fully diluted, giving effect to any OP Units and Class B Units.

In connection with the determination of the fair value of the real estate and real estate-related assets, an independent valuer will provide an estimate of the market value of our real estate assets, which will primarily be held by our operating partnership. In order to determine a quarterly estimate of our portfolio’s market value, the independent valuer will analyze the cash flow from and other characteristics of each property in the portfolio and compile a projection of cash flows for the portfolio as a whole. The independent valuer will analyze the portfolio’s projected cash flows utilizing a discounted cash flow approach to valuation and may also consider additional valuation methodologies; provided, that all methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines, as established by our board of directors, and industry practices. Each of our properties will be appraised at least annually by the independent valuer, with such appraisals spread out over the course of a year so that approximately 25% of all properties are appraised each quarter.

Notwithstanding the foregoing, the timing and methodology of the determination of NAV may change subject to any regulatory requirements that may be applicable to such determination. Therefore, we may be required to revise the foregoing methodology pursuant to any future Securities and Exchange Commission, FINRA, state or other regulatory authority rule or regulation.

We aim to provide a reasonable estimate of the market value of our shares. However, the methodologies used by our advisor and independent valuer will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, different estimates would likely result. Therefore, the quarterly per share NAV calculation will be an estimate and may not reflect the precise amount that you could receive for your shares in a market transaction. It is not known whether repurchasing or non-repurchasing stockholders or purchasers of our common stock will benefit from such disparity. In addition, our published per share NAV will be an estimate and may not fully reflect the economic impact of certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease or unanticipated structural or environmental events affecting the value of a property, on our portfolio that may have occurred since the prior valuation because we may not be able to immediately quantify the economic impact of such events. If our advisor determines there has been an extraordinary event that may have materially changed the estimated value of our portfolio, we will make an announcement regarding such extraordinary event. Our advisor will analyze the impact of such extraordinary event and determine, considering the views of the independent valuer, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust our NAV. To the extent the extraordinary events may result in a material change in value of a specific property, the independent valuer will be asked to review such events and, if it believes that such extraordinary events are reasonably likely to have affected the appraised value, will prepare an additional appraisal of the property.

Who should buy shares?

An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a real estate-based investment, which seeks to hedge against inflation, provide current income, preserve capital, and provide the potential for long-term capital appreciation, provided you are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.

Is there a minimum number of shares that must be purchased and must investors meet specific suitability criteria?

Generally, you must invest at least $2,500. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Generally, you may buy shares pursuant to this prospectus if you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. Some of the more significant risks relating to this offering and an investment in our shares include the following:

•	We are a newly-formed entity with no operating history.
•	We have not acquired or identified any properties to acquire with the offering proceeds; thus, this is initially a blind pool offering and you may not have the opportunity to evaluate our investments before you make your purchase of shares of our common stock, thus making your investment more speculative.
•	All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager, and/or other American Realty Capital affiliated entities. As a result, our executive officers, our advisor and its affiliates face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other investment programs advised by American Realty Capital affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Our service provider and its affiliates may have conflicts of interests in determining which investment opportunities to recommend to our advisor for presentation to us and to other programs for which they may provide these services.
•	The service provider and its affiliates will have to allocate their time between providing services to our advisor and other real estate programs and other activities in which they are presently involved or may be involved in the future.

•	Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised investment programs, our advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.
•	No established trading market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
•	If we and our advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
•	Our properties may be adversely affected by the current economic downturn.
•	If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us may vary more widely with the performance of specific assets.
•	If only a minimal number of shares is sold in this offering, our ability to diversify our investments will be limited.
•	We may be unable to pay or maintain cash distributions or increase distributions over time.
•	The initial offering price for our shares is not intended to reflect the book value or net asset value of our investments, or our expected operating cash flows. Until the NAV pricing date, the price of our shares is not intended to reflect the net asset value of our shares.
•	Our share repurchase program is subject to numerous restrictions, may be canceled at any time and should not be relied upon as a means of liquidity.
•	The advisor incentive fee structure may result in our advisor and/or the service provider recommending riskier or more speculative investments.
•	Our investment objectives and strategies may be changed without stockholder consent.
•	We are obligated to pay substantial fees to our advisor and its affiliates.
•	There are significant risks associated with maintaining as high level of leverage as permitted under our charter (which permits leverage of up to 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments).
•	We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.
•	There are limitations on ownership and transferability of our shares.
•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.
•	Our organizational documents permit us to pay distributions from unlimited amounts of any source including unlimited amounts from offering proceeds and borrowings. We may use net proceeds from this offering and financings to fund distributions until we have sufficient cash flow. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund distribution payments.
•	Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment.
•	We may not generate cash flows sufficient to pay our distributions to stockholders, as such we may be forced to borrow at higher rates or depend on our advisor to waive reimbursement of certain expenses and fees to fund our operations.

•	We are subject to risks associated with the significant dislocations and liquidity disruptions that may exist or occur in the credit markets of the United States of America from time to time.
•	We may fail to qualify or continue to qualify to be treated as a REIT, which would result in higher taxes, may adversely affect operations and would reduce cash available for distributions.
•	Commencing with the NAV pricing date, the offering price for shares in our primary offerings and pursuant to our distribution reinvestment plan, as well as the repurchase price for our shares, will be based on NAV, which may not accurately reflect the value of our assets.
•	Our dealer manager is an affiliate of our advisor and has not conducted an independent review of this prospectus.
•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended, and thus subject to regulation under the Investment Company Act of 1940, as amended.
•	We have entered into an investment opportunity allocation agreement with ARC RCA, which may result in us not being able to acquire separate properties identified by our advisor and its affiliates.

How will you use the proceeds raised in this offering?

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Because these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 80,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum of 125,000,000 shares in this offering, with both scenarios contemplating a price of up to $25.00 per share. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We may fund distributions from unlimited amounts of proceeds raised in this offering.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.0%	$3,125,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee	$200,000	10.0	$312,500,000	10.0 (1)
Organization and offering expenses	$40,000	2.0	$62,500,000	2.0
Amount available for investment	$1,760,000	88.0%	$2,750,000,000	88.0%
Acquisition:
Acquisition fees	$26,400	1.3	$41,250,000	1.3
Acquisition expenses	$17,600	0.9	$27,500,000	0.9
Amount invested in properties	$1,716,000	85.8%	$2,681,250,000	85.8%

(1)	Until the NAV pricing date, the per share purchase price for shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share.
(2)	Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 2.0% of the gross proceeds from our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor and its affiliates for organization and offering expenses up to 2.0% of the gross proceeds from our primary offering.
(3)	This table does not give effect to the use of any borrowing to acquire assets, the use of which would entitle our advisor or its assignees to a financing coordination fee and, as a result, would decrease the percentage of offering proceeds that would be invested in properties.

In what types of real property will you invest?

We will focus on acquiring primarily existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers and other need-based shopping centers. Lifestyle centers are shopping centers that typically provide open-air retail space that combine mixed-use commercial development, including dining and entertainment, with boutique stores geared to shoppers with higher disposable incomes. Lifestyle centers tend to be smaller than shopping malls and typically are located near affluent residential neighborhoods and arranged in walkable settings with grids akin to city streets. Power centers are shopping centers that typically feature open-air retail space and contain three or more “big box” retailers and various smaller retailers. A “big box” retailer is a single-use, large, creditworthy national or regional retail store, typically between 25,000 and 100,000 square feet or more, such as a large bookstore, office-supply store, pet store, electronics store, sporting goods store, or discount department store. Need-based shopping centers are shopping centers featuring retailers that provide necessity-type items and typically have as anchor tenants supermarkets, drug stores, discount department stores, apparel stores and electronics stores. Grocery-anchored shopping centers are need-based shopping centers with supermarkets and other groceries as anchor tenants.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status and depending on our financial condition and other factors as our board of directors deems relevant.

Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. The discretion of our board of directors will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of the Code.

We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets in order to fund distributions if we are unable to make distributions with our cash flows from our operations. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates. Doing so may reduce the amount of capital we have available to invest in properties or other permitted investments, and negatively impact the value of your investment.

Will you use leverage?

Under our charter, the maximum amount of our total indebtedness may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding that limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, it is our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our investments (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for borrowing that greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for that asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

What are your exit strategies?

We intend to begin the process of achieving a liquidity event within three to six years after we complete this offering, including any subsequent registration statement filed to bring forward shares from this offering. A liquidity event could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of this offering, our charter requires, unless extended by a majority of the board of directors and a majority of the independent directors, that we hold a stockholders meeting to vote on a proposal for our orderly liquidation of our portfolio. If the adoption of a plan of liquidation is postponed, our board of directors will reconsider whether liquidation is in the best interests of our stockholders at least annually. Further postponement of the adoption of a plan of liquidation will only be permitted if a majority of the directors, including a majority of independent directors, determines that liquidation would not be in the best interests of our stockholders. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate at least 10% of our then outstanding common stock. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of our initial public offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may exist in the future. We also cannot assure you that we will be able to achieve a liquidity event.

What conflicts of interest will your advisor and the service provider and its affiliates face?

Our advisor and the service provider and its affiliates experience conflicts of interest in connection with the management of our business affairs, including the following:

º	The management personnel of our advisor, each of whom may in the future make investment decisions for other American Realty Capital-sponsored programs and direct investments, must determine which investment opportunities to recommend to us or another American Realty Capital-sponsored program or joint venture, and must determine how to allocate resources among us and any other future American Realty Capital-sponsored programs;
º	Our advisor may structure the terms of joint ventures between us and other American Realty Capital-sponsored programs;
º	The service provider and its affiliates may have conflicts of interests in determining which investment opportunities to recommend to our advisor for presentation to us and to other programs for which they may provide these services;
º	Our advisor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they may be involved in the future;
º	The service provider and its affiliates will have to allocate their time between providing services to our advisor and other real estate programs and other activities in which they are presently involved or may be involved in the future; and
º	Our advisor and its affiliates will receive fees, a substantial portion of which will be paid to the service provider, in connection with transactions involving the purchase, financing, management and a sale of our investments, and, because neither our advisor nor the service provider maintains a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s and the service provider’s interests are not wholly aligned with those of our stockholders.

Our officers and two of our directors also face these conflicts because of their affiliation with our advisor. These conflicts of interest could result in decisions that are not in our best interests. We have established procedures to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with us and our advisor.

*	At inception.
(1)	The investors in this offering will own shares of common stock in us.
(2)	Our sponsor is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Each property to be held in a special purpose entity.
(4)	Through its controlling interest in the advisor, the special limited partner is entitled to receive the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
(5)	Our dealer manager is owned by an entity which is under common control with our sponsor.

What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation and reimbursement are included in the table below. As of June 2, 2014, we had incurred $0.8 million in organizational and offering costs, none of which were paid as of June 2, 2014. From June 2, 2014 through June 30, 2014, we incurred an additional $0.2 million in organizational and offering costs and paid $0.7 million of organizational and offering costs. In the sole discretion of our advisor, the advisor may elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. We are responsible for offering and related costs from the IPO, excluding selling commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 2.0% cap as of the end of the IPO are our advisor’s responsibility. Our advisor may pay a substantial portion of the fees and expense reimbursements to the service provider in connection with the services provided by the service provider and its affiliates to the advisor. Operating expenses include reimbursement of our advisor for personnel costs, including certain salaries and benefits payable to our officers, but we do not reimburse our advisor for salaries and benefits paid to our executive officers. See the section entitled “Management” in this prospectus. The selling commissions and dealer manager fee may vary for different categories of purchasers. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. No effect is given to any shares sold through our distribution reinvestment plan.

The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, real estate commissions and subordinated distributions by our operating partnership payable to our advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, may not exceed (a) six percent of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) real estate commissions, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Organizational and Offering Stage
Selling Commission	For acting as the dealer manager, we will pay to our dealer manager 7% of gross proceeds of our primary offering which will initially be based on a per share purchase price of $25.00; we will not pay any selling commissions on sales of shares under the DRIP. Our dealer manager will reallow all selling commissions to selling group participants; provided that a selling group participant may alternatively elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by that selling group participant, with 2.5% thereof paid at the time of the sale and 1% thereof paid on each anniversary of the closing of the sale up to and including the fifth anniversary of the closing of the sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee does not exceed 10% of gross proceeds of our primary offering.	$140,000/$218,750,000 (assuming we pay 7% of gross proceeds) or $150,000/$234,375,000 (assuming we pay 7.5% of gross proceeds).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Dealer Manager Fee	Our dealer manager will be paid 3% of gross proceeds of our primary offering which will initially be based on a per share purchase price of $25.00; we will not pay a dealer manager fee with respect to sales under the DRIP. Our dealer manager may reallow up to 1.5% of gross offering proceeds it receives as dealer manager fees to selling group participants. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a selling group participant in our primary offering in the event such selling group participant elects to receive the 7.5% fee described in “Selling Commission” above.	$60,000/$93,750,000
Organization and Offering Expenses	We will reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices.	$40,000/$62,500,000
Operational Stage
Acquisition Fees	We will pay to our advisor or its assignees 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all assets acquired after that date.	$26,400/$41,250,000 (or $48,000/$75,000,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $105,600/$165,000,000 assuming the maximum leverage of approximately 75% permitted by our charter).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Acquisition Expenses	We will reimburse our advisor or its assignees for expenses and third-party costs actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.	$17,600/$27,500,000 (or $32,000/$50,000,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $70,400/$110,000,000 assuming the maximum leverage of approximately 75% permitted by our charter).
We reimburse our advisor or its affiliates for any services provided by such entities or by the service provider for which they incur investment-related expenses, or insourced expenses. Such insourced expenses are fixed initially at, and may not exceed, 0.50% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment, which will be paid at the closing of each such investment. Examples of insourced expenses include due diligence expenses, acquisition-related administrative and advisory expenses, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year are fixed initially at, and may not exceed, 0.50% of (A) the contract purchase price of our acquisitions and (B) the amounts advanced for each loan or other investment. By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates or the service provider described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of what the amount of expenses will be if we outsource the services provided by our advisor or its affiliates or the service provider during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by our advisor or its affiliates or the service provider for any subsequent year in order to remain at or below market rates, if needed.
Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, title and survey, zoning and environmental reports, insurance review and third party legal expenses.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment.
In no event may the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of (A) the contract purchase price of our portfolio to be measured at the close of the acquisition phase and (B) the amount advanced for all loans or other investments.
Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV, to per share NAV.	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.
Our advisor and its assignees are entitled to receive distributions on the vested and unvested Class B units they receive in connection with its asset management subordinated participation at the same rate as distributions received on our common stock. These distributions will be in addition to the incentive fees the advisor, its affiliates and assigns may receive, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made by the company to its stockholders equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the economic hurdle, or (b) any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of our independent directors; provided that, with respect to clauses (a) and (b) above, the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described therein, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.
Property Management and Leasing Fees	If our advisor or its affiliates or assignees provides property management and leasing services for our properties, we will pay fees equal to: (i) with respect to stand-alone, single-tenant net leased properties which are not part of a shopping center, 2.0% of gross revenues from the properties managed and (ii) with respect to all other types of properties, 4.0% of gross revenues from the properties managed. We will also reimburse our advisor for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our advisor. We will also pay our advisor customary market leasing commissions. In connection with properties we acquire, we will also pay our advisor a one-time transition fee ranging from $1,000 to $2,500 depending on the number of tenants occupying those properties at the time of purchase.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Construction Fee	In connection with any construction, renovation or tenant finish-out on any property, we will pay our advisor or its assignees 6.0% of the hard costs of the construction, renovation or tenant finish-out, as applicable, provided that in no event will this fee be less than $500.	Because this fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee. The aggregate amount of construction fees is not determinable at this time.
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, impairments, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets including amounts invested in REITs and other real estate operating companies before deducting reserves for depreciation, impairments, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The expenses to be reimbursed to our advisor include personnel costs in connection with services provided by our advisor during the operational stage, in addition to paying an asset management subordinated participation. However, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the advisor for salaries and benefits paid to our executive officers.	Not determinable at this time.
Financing Coordination Fee	If our advisor or its assignees provides services in connection with the financing of any investments, assumption of any loans with respect to any investments or refinancing of any loans on any investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under that financing or assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$10,800/$16,875,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $39,600/$61,875,000 assuming the maximum leverage of approximately 75% permitted by our charter.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Restricted Stock Awards	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted stock.	Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 6,250,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Compensation and Restricted Stock Awards to Independent Directors	We will pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 per transaction reviewed and voted upon via electronic board meeting and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:	The independent directors, as a group, receive for a full fiscal year: (i) estimated aggregate compensation of approximately $80,000 and (ii) 2,666 restricted shares of common stock.
• $2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
• $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, the company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.
Liquidation/Listing Stage
Real Estate Commissions	In connection with the sale of a property in which our advisor or its affiliate or assignees provides substantial assistance, we will pay our advisor or its assignees a real estate commission equal to 2.0% of the contract sales price of that property, but in no event will such commission be greater than one-half of the total brokerage commission if a brokerage commission is paid to a third party broker in addition to the real estate commissions paid to our advisor and its affiliates and agents; provided, however, that in no event may the sum of the real estate commissions paid to our advisor and its affiliates and agents and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including an investment analysis, a property description and other due diligence information) or certain other substantial services performed by the advisor or its affiliates or agents in connection with a sale.
Annual Subordinated Performance Fee	We will pay our advisor or its assignees an annual subordinated performance fee calculated on the basis of our annual return to stockholders, payable monthly in arrears, such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to the advisor does not exceed 10.0% of the aggregate return for such year, and that the amount will not actually be paid to the advisor unless investors receive a return of capital contributions. This fee will be payable only upon the sale of assets, distributions or other event which results in our return on stockholders’ capital exceeding 6.0% of the average original issue price of our shares per annum.	The actual amount will depend on our performance, as well as on the number of shares sold, the NAV per share and the period of time that the investor continues to hold the shares.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange at the time of sale)	The special limited partner or its assignees will receive from time to time, when available, including in connection with a merger, consolidation or sale or other disposition of all or substantially all of our assets, 15.0% of the remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide the return of capital and the 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ and assigns’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)	Upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, the special limited partner or its assignees will receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions paid to stockholders exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide the return of capital and the 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ and assigns’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions paid to stockholders exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide the return of capital and the 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ and assigns’ incentive compensation. In addition, the special limited partner may elect to defer its right to receive this subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.

(1)	Until the NAV pricing date, the per share purchase price for our shares in our primary offering will be up to $25.00 (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share.

(2)	For example, if the cost of assets (consisting of the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees) we hold with respect to a quarter equals $50,000,000, and the value of one share of our common stock as of the last day of such quarter equals $22.50, 4,166.67 Class B Units would be issuable to our advisor calculated as follows: ((50,000,000 x 0.1875%) ÷ $22.50 = 4,166.67).

Historically, non-traded REITs have engaged in internalization transactions (an acquisition of management functions by us from our advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns shareholders have received. We may engage in an internalization transaction and become self-managed in the future. Our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, we are considered a blind pool. Because we do not and have not owned any properties or real estate investments, you do not need to be concerned about possible “legacy issues” related to assets acquired before the commencement of this offering. As specific investments become probable, we will supplement this prospectus to provide information regarding the probable investment to the extent it is material to an investment decision with respect to our common stock. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

May I reinvest my distribution in additional shares of American Realty Capital — Retail Centers of America II, Inc.?

Pursuant to our distribution reinvestment plan, you may elect to have the distributions you receive from us reinvested, in whole or in part, in additional shares of our common stock. Until the NAV pricing date, the purchase price per share under our distribution reinvestment plan will be $23.75 per share, which is 95.0% of the primary offering price absent any applicable discounts. However, commencing on the NAV pricing date, the per share price for shares in our distribution reinvestment plan will vary quarterly and will be equal to our per share NAV on the date that the distribution is payable. No selling commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay that liability. We may suspend or terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to you. We will sell shares under our distribution reinvestment plan beyond the termination of this offering.

How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C for a specific number of shares and pay for the shares at the time you subscribe.

If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us after they have held them for at least one year, subject to the significant conditions and limitations in our share repurchase program. Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. Prior to the NAV pricing date, we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests. Funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the distribution reinvestment plan and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our advisor begins calculating NAV. We do not currently anticipate obtaining appraisals for our investments (other than investments in transactions with our sponsor, our advisor, our service provider, our directors or their respective affiliates) prior to the NAV pricing date and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. Commencing with the NAV pricing date, each of our properties will be appraised annually and our advisor will be responsible for calculating our quarterly NAV at the end of the day on which we file our quarterly financial report. Our board of directors will review the NAV calculation quarterly. Once we begin calculating NAV, to the extent we repurchase shares pursuant to our share repurchase program, such repurchases will be at the applicable per share NAV at the time of such repurchase.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the time our advisor begins calculating NAV, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the time our advisor begins calculating NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $24.38 and 97.5% of the amount paid for each such share; and
•	for stockholders who have held their shares of our common stock for at least four years, the price will be the lower of $25.00 and 100.0% of the amount you paid for each share;

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to redemption requests made prior to the NAV pricing date. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to $25.00 per share if repurchased before the NAV pricing date or the then-current NAV of the shares as determined by our board of directors if repurchased after the NAV pricing date (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

After the NAV pricing date, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase program. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the NAV pricing date, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1.0 billion in cash, cash equivalents and other short-term investments and certain types of real estate-related assets that can be liquidated more readily than properties, or collectively, liquid assets. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets.

Regardless of whether our advisor has begun NAV calculations, the share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.

What are my voting rights?

We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at these meetings. We also may call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Are there any special restrictions on the ownership or transfer of shares?

Our charter contains restrictions on ownership and transfer of our shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of the outstanding shares of our capital stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock, unless exempted (prospectively or retroactively) by our board of directors. For a more complete description of our shares, including this and other restrictions on the ownership and transfer of our shares, please see the section entitled “Description of Securities — Restrictions on Ownership and Transfer.” Our charter also limits your ability to transfer your shares to prospective stockholders unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Investor Suitability Standards” section immediately following the cover page of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described in the sections entitled “Investor Suitability Standards” and “How to Subscribe.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and are required to consult their own legal and tax advisors on these matters.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account, or an IRA, a simplified employee pension, or a SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or a UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for that investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a non-exempt prohibited transaction under applicable law.

Are there any Investment Company Act of 1940 considerations?

We intend to conduct our operations so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We will acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the Company, each formed to hold a particular asset. Subject to certain conditions we may also invest in mortgage related securities or mortgage related loans. See the section entitled “Investment Strategy, Objectives and Policies — Investment Company Act Considerations” in this prospectus.

We intend to conduct our operations so that we and most, if not all, of our wholly owned and majority-owned subsidiaries owns or proposes to acquire “investment securities” having a value of not more than 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our respective operations such that none us will be required to register as an investment company under the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. For a more detailed discussion on the requirements of this exemption and how we will classify our assets in order to comply with this exemption, see the section of this prospectus captioned “Investment Strategy, Objectives and Policies — Investment Company Act Considerations.” The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. No assurance can be given that the SEC staff will concur with our classification of our assets or that the SEC staff will not, in the future, issue further guidance that may require us to reclassify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries is an “investment company” under the Investment Company Act.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Who is the transfer agent?

The name and address of our affiliated transfer agent is as follows:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Phone: (877) 373-2522
Facsimile: (646) 861-7793

American National Stock Transfer, LLC, or our transfer agent, will provide customer service to subscribers and will supervise third party vendors, including DST Systems, Inc., in its execution of your subscription agreement and other administrative forms. Our transfer agent is owned by an entity which is under common control with our sponsor. For more detail about our transfer agent, see “Management — Affiliated Companies — Transfer Agent.”

What types of reports on my investment and tax information will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

º	following our commencement of distributions to stockholders, four quarterly or 12 monthly distribution reports;
º	three quarterly financial reports;
º	an annual report;
º	an annual IRS Form 1099, if applicable; and
º	supplements to the prospectus during the offering period, via mailings or website access.

Who can help answer my questions about the offering?

If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Realty Capital Securities, LLC
One Beacon Street
14th Floor
Boston, MA 02108
1-877-373-2522
www.rcsecurities.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this prospectus.

Risks Related to an Investment in American Realty Capital — Retail Centers of America II, Inc.

Both we and our advisor are newly-formed entities with no operating history. The prior performance of programs sponsored by affiliates of our sponsor should not be used to predict our future results.

Both we and our advisor are newly-formed entities with no operating history. The prior performance of programs sponsored by our affiliates should not be used to predict our future results. You should consider an investment in our shares in light of the risks, uncertainties and difficulties frequently encountered by other newly-formed companies with similar objectives. To be successful in this market, we, our advisor and service providers must, among other things:

º	identify and acquire real estate assets consistent with our investment strategies;
º	increase awareness of our name within the investment products market;
º	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and
º	continue to build and expand our operations structure to support our business.

You should not rely upon the past performance of other programs sponsored by affiliates of our sponsor as an indicator of our future performance. There is no assurance that we will achieve our investment objectives.

Purchases of common stock by our directors, officers and other affiliates in this offering should not influence investment decisions of independent, unaffiliated investors, we may ultimately attain the minimum offering amount and break escrow only by selling shares to our affiliates and we may still be unable to raise a substantial amount of proceeds despite purchases made by our affiliates.

Our directors, officers, other affiliates and Friends may purchase shares of our common stock, and any such purchases will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. “Friends” means those individuals who have prior business and/or personal relationships with our executive officers, directors or our sponsor, including, without limitation, any service provider. There are no written or other binding commitments with respect to the acquisition of shares by these parties, and there can be no assurance as to the amount, if any, of shares of common stock these parties may acquire in the primary offering, however, we may ultimately attain the minimum offering amount and break escrow only by selling shares to our affiliates. Any shares purchased by directors, officers, other affiliates or Friends of ours will be purchased for investment purposes only. However, the investment decisions made by any such directors, officers, other affiliates or Friends should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common stock. Additionally, we may still be unable to raise a substantial amount of proceeds from this offering despite purchases made by our affiliates.

Because this is a blind pool offering, you will not have the opportunity to evaluate all of our investments before we make them, which makes an investment in us more speculative.

We have neither acquired any properties or other investments nor identified any investments. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of the investments and you must instead rely on our board of directors and our advisor to implement our investment strategy. Except for those investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more investments which have been identified, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor or any service provider and the oversight of our board of directors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

Our sponsor has only invested $200,000 in us through the purchase of 8,888 shares of our common stock at $22.50 per share, reflecting no selling commission or dealer manager fees paid in connection with such sale. Neither our sponsor nor any affiliate may sell this initial investment while the sponsor remains a sponsor but may transfer the shares to our other affiliates. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

There currently is no public market for our shares and there may never be one. If you are able to find a buyer for your shares, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock by a single investor, unless exempted (prospectively or retroactively) by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares to us.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to amend, suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase.

Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you likely will have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares. See the sections entitled “Investor Suitability Standards,” “Description of Securities — Restrictions on Ownership and Transfer” and “Share Repurchase Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the offering price of the shares, and did not base the price on any relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

If the service provider and its affiliates, acting on behalf of and under the oversight of our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the service provider and its affiliates locating suitable investments, selecting tenants for our properties and securing independent financing arrangements and upon the performance of our advisor, which oversees the service provider and ultimately makes recommendations to our board of directors in respect of potential investments, financings and dispositions. We cannot be sure that our advisor or the service provider or their respective affiliates will be successful in locating suitable investments on financially attractive terms or that, if we make an investment, our objectives will be achieved. If they are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment grade investments, or if our board of directors determines it is in the best interest of our stockholders, liquidate. In these events, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor or the service provider or their respective affiliates at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, if we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of an investment in our common stock.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders, including the amount of cash flow from operations and FFO. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay distributions or, once we begin paying distributions, maintain our then-current level of distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties we acquire will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing a distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our REIT status, which may materially adversely affect your investment.

Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions is paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all.

Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions is paid from offering proceeds. There is no guarantee that we will pay any particular amount of distributions, if at all. Distributions from the proceeds of this offering or from borrowings also would reduce the amount of capital we ultimately invest in properties and other permitted investments. This, in turn, would reduce the value of your investment. If we encounter any delays in locating suitable investments, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. In addition, if we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by geographic area and type of tenant, could be materially adversely affected.

We may change our targeted investments without stockholder consent.

We expect to use substantially all the net proceeds of this offering to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. We may change our investment objectives and target portfolio based on real estate market conditions and investment opportunities without stockholder approval, This could result in our making investments that are different from, and possibly riskier than anticipated at the time you invested in the common stock the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions to our stockholders and the value of an investment in our common stock.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments which may adversely affect our ability to fund future distributions with cash flows from operations and may dilute your interest in us and adversely affect the value of an investment in our common stock.

Until we are generating operating cash flow from operations to fund distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements. Moreover, we may pay distributions that exceed our funds from operations, or FFO, a non-GAAP measure that we use as a performance measure.

Our board of directors may change our distribution policy, in its sole discretion, at any time, especially if the distributions paid in any particular period exceed our FFO. Distributions in excess of FFO may indicate that the level of distributions may not be sustainable going forward. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a reasonable best efforts basis, whereby the brokers, including the dealer manager, participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, if we only sell $2,000,000 of our common stock, we may be able to make only one investment. If we only are able to make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.

In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

We rely on our advisor, and our advisor relies on the service provider and its affiliates, acting on behalf of and under the oversight of our advisor, to identify, structure and negotiate our investments, manage our properties and provide asset management and disposition services in connection with our investments. If the service provider does not succeed in implementing our investment strategy, our performance will suffer.

Our advisor has retained the service provider to perform some of the services for which our advisor is responsible under the advisory agreement on its behalf. Although our advisor ultimately determines whether to recommend particular investments, financing and dispositions to our board of directors, our advisor relies primarily on the service provider and its affiliates, subject to the oversight of our advisor, for identifying, structuring and negotiating investments, managing and leasing our properties and providing asset management and disposition services in connection with our investments. Personnel of our advisor do not have significant experience in connection with the types of properties in which we propose to invest and, as a result, have engaged the service provider and its affiliates. Accordingly, our future success and our ability to implement our investment strategy will depend, to a certain extent, on the service provider’s and its affiliates’ performance of these services. If the service provider does not succeed in implementing our investment strategy, our performance will suffer. In addition, since the services agreement will be automatically renewed unless terminated by our advisor or the service provider for cause, or by our advisor in the event that the advisory agreement is terminated, it may be difficult and costly to terminate and replace the service provider.

If we internalize our management functions, we may be unable to obtain key personnel, and our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

We may engage in an internalization transaction and become self-managed in the future. If we internalize our management functions, certain key employees may not become our employees but may instead remain employees of our advisor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments, which could result in us being sued and incurring litigation-associated costs in connection with the internalization transaction.

If our advisor loses or is unable to obtain key personnel, including in the event another American Realty Capital-sponsored program internalizes its advisor, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Nicholas S. Schorsch and William M. Kahane, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. This could occur, among other ways, if another American Realty Capital-sponsored program internalizes its advisor. If that occurs, key personnel of our advisor, who also are key personnel of the internalized advisor, could become employees of the other program and would no longer be available to our advisor. Further, we do not intend to separately maintain key person life insurance on Messrs. Schorsch, Kahane or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise a substantial amount of capital in the primary offering, we may have difficulty identifying and purchasing suitable properties on attractive terms, and there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay distributions to you. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by geographic area and type of tenant, could be materially adversely affected.

Our rights and the rights of our stockholders to recover claims against our officers, directors and advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for monetary damages and requires us to indemnify our directors, officers and advisor and our advisor’s affiliates and permits us to indemnify our employees and agents. However, our charter provides that we may not indemnify a director, our advisor or an affiliate of our advisor for any loss or liability suffered by any of them or hold harmless such indemnitee for any loss or liability suffered by us unless: (1) the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the liability or loss was not the result of (A) negligence or misconduct, in the case of a director (other than an independent director), the advisor or an affiliate of the advisor, or (B) gross negligence or willful misconduct, in the case of an independent director, and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Although our charter does not allow us to indemnify or hold harmless an indemnitee to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor and its affiliates in some cases which would decrease the cash otherwise available for distribution to you.

Commencing with the NAV pricing date, your purchase and the repurchase under our share repurchase program of our shares will be based on our per share NAV, which will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our quarterly per share NAV may not reflect the amount that you might receive for your shares in a market transaction and you may not know the per share NAV at the time of purchase.

Commencing with the NAV pricing date, NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. In calculating NAV, our advisor will consider an estimate provided by an independent valuer of the market value of our real estate assets. Our advisor will review such valuation for consistency with its determinations of value and our valuation guidelines and the reasonableness of the independent valuer’s conclusions. If in our advisor’s opinion, the appraisals prepared by the independent valuer are materially higher or lower than the advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer, and may submit the appraisals to a valuation committee comprised of our independent directors, which will review the appraisals and make a final determination of value. Although the valuations of our real estate portfolio by the independent valuer will be approved by our board of directors, the valuations may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the selling or non-selling stockholders or purchasers. Investors may not know the per share NAV at which they will purchase shares at such time as they submit a purchase order. Furthermore, there are no rules or regulations specifically governing what components may be included in the NAV calculation to ensure there is consistency. Therefore, investors should pay close attention to the components used to calculate NAV and should be aware that the NAV calculations may not accurately reflect the value of our assets or an investment in our shares.

Although our advisor is responsible for calculating our quarterly NAV, our advisor will consider independent appraisals of our properties, the accuracy of which our advisor will not independently verify.

In calculating our quarterly NAV, our advisor will include the net value of our real estate and real estate-related assets, taking into consideration valuations of individual properties that were obtained from our independent valuer. Our advisor will review each appraisal by the independent valuer, and will compare each appraisal to its own determination of value. If in the opinion of our advisor the appraisals are materially higher or lower than the advisor’s determinations of value, it will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. Although our advisor is responsible for the accuracy of the quarterly NAV calculation and will provide our independent valuer with our valuation guidelines, which have been approved by our board of directors, our advisor will not independently verify the appraised value of our properties. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV.

Our per share NAV may suddenly change if the appraised values of our properties materially change or the actual operating results differ from what we originally budgeted for that quarter.

Appraisals of our properties upon which our advisor’s estimate of the value of our real estate and real estate-related assets will partly be based will probably not be spread evenly throughout the calendar year. We anticipate that such appraisals will be conducted near the end of each calendar quarter. Therefore, when these appraisals are reflected in our NAV calculation, for which our advisor is ultimately responsible, there may be a sudden change in our per share NAV. In addition, actual operating results for a given month may differ from our original estimate, which may affect our per share NAV of each month, and we will adjust the estimated income and expenses to reflect the income and expenses actually earned and incurred. We will make such adjustment on a going-forward basis and will not retroactively adjust the quarterly per share NAV for the previous quarter. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause our per share NAV to change, and such change will occur on the day the adjustment is made.

The NAV per share that we publish may not necessarily reflect changes in our NAV and in the value of your shares that we cannot immediately quantify.

We may experience events affecting our investments that may have a material impact on our NAV. For example, if a material lease is unexpectedly terminated or renewed, or a property experiences an unanticipated structural or environmental event, the value of a property may materially change. Furthermore, if we cannot immediately quantify the financial impact of any extraordinary events, our NAV per share as published on any given quarter will not reflect such events. As a result, the NAV per share published after the announcement of a material event may differ significantly from our actual NAV per share until we are able to quantify the financial impact of such events and our NAV is appropriately adjusted on a going forward basis. The resulting potential disparity may benefit repurchasing or non-repurchasing stockholders, depending on whether NAV is overstated or understated.

We will not calculate the NAV per share for our shares until the NAV pricing date; therefore, you will not be able to determine the NAV of your shares on an on-going basis during this offering and for a substantial period of time thereafter.

We do not intend to publish an NAV of our shares until the NAV pricing date. Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make our quarterly financial filings. Our board of directors will review the NAV calculation quarterly. To calculate our per share NAV, our advisor will determine the fair value of our real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We will disclose this net asset value to stockholders in our filings with the SEC. Therefore, you may not be able to determine the net asset value of your shares on an on-going basis during this offering and possibly for a substantial period of time thereafter.

The occurrence of cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced. Our three primary risks that could directly result from the occurrence of a cyber incident include operational interruption, damage to our relationship with our tenants, and private data exposure. We have implemented processes, procedures and controls to help mitigate these risks, but these measures, as well as our increased awareness of a risk of a cyber incident, do not guarantee that our financial results will not be negatively impacted by such an incident.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest, including conflicts arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below.

Our advisor faces conflicts of interest relating to the acquisition of assets and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce our stockholders’ overall investment return.

We rely on our sponsor and the executive officers and other key real estate professionals at our advisor and our property manager to identify suitable investment opportunities for us. Several of the other key real estate professionals of our advisor are also the key real estate professionals at the parent of our sponsor and their other public programs. Many investment opportunities that are suitable for us may also be suitable for other programs sponsored directly or indirectly by the parent of our sponsor. For example, ARC RCA seeks, like us, to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. The investment opportunity allocation agreement we have entered into with ARC RCA may result in us not being able to acquire separate properties identified by our advisor and its affiliates. Thus, the executive officers and real estate professionals of our advisor could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions.

We and other programs sponsored directly or indirectly by the parent of our sponsor also rely on these real estate professionals to supervise the property management and leasing of properties. Our executive officers and key real estate professionals are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. For a detailed description of the conflicts of interest that our sponsor and its affiliates face, see section entitled “Conflicts of Interest” in this prospectus.

The service provider and its affiliates face conflicts of interest relating to the selection, purchase, leasing and management of properties, and these conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

The service provider and/or its affiliates are responsible for, and may in the future be responsible for, the selection, acquisition, leasing and management of one or more real estate investment programs in addition to us (including persons or entities with contractual arrangements with the service provider and/or its affiliates). We may buy properties at the same time as one or more of these other real estate investment programs. As a result, there may be a conflict between our interests and the interests of the service provider and its affiliates in connection with acquisitions of investments, which result may have an adverse impact on us. We cannot be sure that officers and key personnel acting on behalf of the service provider and its affiliates will act in our best interests when deciding whether to allocate any particular investment to us. In addition, we may acquire properties in geographic areas where other real estate investment programs or properties managed by the service provider and its affiliates own properties. If one of the other real estate investment programs managed by the service provider and its affiliates attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply to the service provider’s determination of whether to recommend to our advisor the making or purchase of mortgage, bridge or mezzanine loans or participations therein, since other real estate investment programs the service provider may manage may be competing with us for these investments.

Our advisor and the service provider face conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense and adversely affect the return on your investment.

We may enter into joint ventures with other American Realty Capital-sponsored programs and real estate investment programs for which the service provider and/or its affiliates provide services for the acquisition, development or improvement of properties. Our advisor and the service provider and its affiliates may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor and/or the service provider and its affiliates may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Because our advisor and its affiliates, or the service provider and its affiliates, as applicable, will control or have a services relationship with both the co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to that joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceeds the percentage of our investment in the joint venture. In addition, our advisor will be entitled to an annual subordinated performance fee such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to our advisor does not exceed 10.0% of the aggregate return for such year, and that the amount will not actually be paid to the advisor unless investors receive a return of capital contributions, which could encourage our advisor to recommend riskier or more speculative investments.

Our advisor, the service provider and its affiliates and their officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor, the service provider and its affiliates and their officers and employees and certain of our key personnel and their respective affiliates are key personnel of general partners, sponsors, managers, owners and advisors of other real estate investment programs, including, with respect to our advisor, certain of our key personnel and their respective affiliates, American Realty Capital-sponsored REITs, some of which have investment objectives and legal and financial obligations similar to ours, and may own real properties or provide services with respect to other real properties, some of which compete with us, as well as owning other business interests. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.

Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement and the partnership agreement of our operating partnership, our advisor and its affiliates, including the special limited partner, are entitled to fees, distributions and other amounts that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not own a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s and its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor and its affiliates to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The partnership agreement of our operating partnership requires us to pay a performance-based termination distribution to the special limited partner if we terminate the advisory agreement, even for poor performance by our advisor, prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to the special limited partner at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control.

We compete for investors with other programs of, and entities sponsored or co-sponsored by, our sponsor, which could adversely affect the amount of capital we have to invest.

The American Realty Capital group of companies is currently the sponsor of twelve other public offerings of non-traded REIT shares, many of which will be ongoing during a significant portion of our offering period. These programs all have filed registration statements for the offering of common stock and either are or intend to elect to be taxed as REITs. The offerings will likely occur concurrently with our offering, and our sponsor is likely to sponsor other offerings during our offering period. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

We intend to disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operation are not equivalent to our net income or loss of cash flow from operations as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We will use, and we intend to disclose to investors, FFO and modified funds from operations, or MFFO, which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss or cash flow from operations as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance and ability to pay distributions. FFO and MFFO and GAAP net income differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjust for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests.

Because of these differences, FFO and MFFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and MFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to pay distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.

American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party which was recently launched as a new business. As of March 1, 2013, our transfer agent began providing certain transfer agency services for programs sponsored directly or indirectly by our sponsor. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agency and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agency and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.

The management of multiple REITs and other direct investment programs, especially REITs and other direct investment programs in the development stage, by our executive officers and officers of our advisor may significantly reduce the amount of time our executive officers and officers of our advisor are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer.

Certain officers of our advisor are part of the senior management or are key personnel of several other REITs sponsored directly or indirectly by the parent of our sponsor and its advisors and their respective affiliates. Some of these REITs have registration statements that became effective in the past twelve months. As a result, such REITs will have concurrent or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, selling our shares, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on the experience of the parent of our sponsor, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. The conflicts of interest each of the officers of our advisor faces may delay our fundraising and the investment of our proceeds due to the competing time demands.

Our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Certain of our executive officers, including Nicholas S. Schorsch, chairman of our board of directors, and Edward M. Weil, Jr., president, chief operating officer, treasurer and secretary, also are officers of our advisor, our dealer manager and other affiliated entities, including the other REITs sponsored by the American Realty Capital group of companies. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our advisor, (f) compensation to our advisor, and (g) our relationship with our dealer manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act or fail to act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

Our advisor and the service provider face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our advisor and its affiliates are entitled to fees, a substantial portion of which will be paid to the service provider and its affiliates, that are structured in a manner intended to provide incentives to perform in our best interests and in the best interests of our stockholders. However, because our advisor and the service provider do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, our advisor’s and the service provider’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend to our board of directors, or the service provider could be motivated to recommend to our advisor, riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending to our board or directors, sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to those sales, even if continued ownership of those investments might be in our best long-term interest. In addition, our advisor is entitled to receive certain fees in connection with selling and reinvesting assets. As a result, our advisor could be motivated to recommend selling and reinvesting assets to our board of directors because our advisor would be entitled to receive fees, regardless of the quality of the investment. Our advisory agreement will require us to pay a performance-based termination distribution to our advisor or its affiliates (a substantial portion of which will be paid by our advisor to the service provider or its affiliates) if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent a listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to the advisor or its affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance distribution, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Proskauer Rose LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Our dealer manager signed a Letter of Acceptance, Waiver and Consent with FINRA; any further action, proceeding or litigation with respect to the substance of the Letter of Acceptance, Waiver and Consent could adversely affect this offering or the pace at which we raise proceeds.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from the Financial Industry Regulatory Authority, or FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. To the extent any action would be taken against our dealer manager in connection with the above AWC, our dealer manager could be adversely affected.

Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or more than 9.8% (in value or number, whichever is more restrictive) of any class or series of the outstanding shares of our capital stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 350,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may also classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

º	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
º	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

º	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
º	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor and any of its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Maryland law limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

The Maryland Control Share Acquisition Act provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered, and do not intend to register ourselves or any of our subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register ourselves or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

º	limitations on capital structure;
º	restrictions on specified investments;
º	prohibitions on transactions with affiliates; and

º	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We conduct, and intend to continue conducting, our operations, directly and through wholly or majority owned subsidiaries, so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Because we are primarily engaged in the business of acquiring real estate, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires us to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate-related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the Company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income generated by our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board, or the PCAOB, after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold stockholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superseded by the vote of others.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to amend, suspend or terminate the program upon notice or to reject any request for repurchase. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share repurchase program. Subject to funds being available, until we establish estimated values for our shares, the purchase price for shares repurchased under our share repurchase program will be based on the amount paid to us for the purchase of common stock, or, commencing with the NAV pricing date, the most recent per share NAV (which will equal a percentage ranging from 90% to 97.5% until a stockholder has continuously held his shares for at least four years, at which point such percentage will be 100%). We expect to begin establishing an estimated value of our shares based on the value of our real estate and real estate-related investments beginning 18 months after the close of this offering. We do not currently anticipate obtaining appraisals for our investments (other than investments in transactions with our sponsor, advisor or directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. The limits on repurchases under our share repurchase plan might prevent us from accommodating all repurchase requests made in any year. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

Your interest in us may be diluted if the price we pay in respect of shares repurchased under our share repurchase program exceeds the net asset value of our shares.

The prices we may pay for shares repurchased under our share repurchase program may exceed the net asset value of the shares at the time of repurchase, which may reduce the NAV of the remaining shares.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares and did not base the offering price on any relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us, which is customarily performed in underwritten offerings.

Our dealer manager is one of our affiliates and will not make an independent review of us or the offering. The due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of us and this offering. If your broker-dealer does not conduct an independent review, you will not have the benefit of an independent review of us, our performance, the value of our common stock relative to publicly traded companies or the terms of this offering.

Because our advisor is wholly owned by our sponsor through the special limited partner, the interests of the advisor and the sponsor are not separate and as a result the advisor may act in a way that is not necessarily in the investors’ interest.

Our advisor is indirectly wholly owned by our sponsor through the special limited partner. Therefore, the interests of our advisor and our sponsor are not separate and the advisor’s decisions may not be independent from the sponsor and may result in the advisor making decisions to act in ways that are not in the investors’ interests.

Your interest in us will be diluted if we issue additional shares, which could adversely affect the value of your investment.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 350,000,000 shares of stock, of which 300,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock, or the number of authorized shares of any class or series of stock, or may classify or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All of our shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Existing stockholders will suffer dilution (percentage interest) and potential economic dilution of their equity investment in us if we: (a) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan; (b) sell securities that are convertible into shares of our common stock (including Class B units issued to our advisor and its assignees); (c) issue shares of our common stock in a private offering of securities to institutional investors; (d) issue restricted share awards to our directors; (e) issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or (f) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other American Realty Capital-sponsored programs, to merge into or cause the exchange or conversion of their interest for OP units. Because the OP units may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these reasons, among others, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with conducting our operations and managing the portfolio of real estate and real estate-related debt and investments. Our advisor has entered into agreements with the service provider, pursuant to which the service provider and its affiliates will perform some of the services for which the advisor is responsible under the advisory agreement. They will be paid fees, which may be substantial, for these services (a substantial portion of which will be paid to the service provider), which will reduce the amount of cash available for investment in properties or distribution to stockholders.

Because we will conduct all of our operations through our operating partnership, we will depend on it and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of the operating partnership and its subsidiaries, which could adversely affect our ability to make distributions to you.

We will receive cash to pay distributions only from our operating partnership and its subsidiaries. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders. Each of our operating partnership’s subsidiaries will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. Any claim you may have as a stockholder will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and there can be no assurance that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

º	changes in general economic or local conditions;
º	changes in supply of or demand for similar or competing properties in an area;
º	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
º	changes in tax, real estate, environmental and zoning laws; and
º	periods of high interest rates and tight money supply.

These and other risks may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. A bankruptcy filing of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy there can be no assurance that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition and ability to make distributions to you could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If such a plan is confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

If we enter into sale-leaseback transactions, we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, the IRS may challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property, which could adversely affect our financial condition and ability to make distributions to our stockholders.

The seller of a property often sells its property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to make distributions to our stockholders.

If tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops, even if our leases with tenants require tenants to pay routine property maintenance costs. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to make distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. There can be no assurance that we will have funds available to correct these defects or to make these improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased that property.

Many of our leases will not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell that property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties, which could have an adverse effect on your investment.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties, and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing that indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to those properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and could adversely affect our ability to make future acquisitions and to pay cash distributions to our stockholders.

Any properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. We expect that many of our properties will require the tenants to pay all or a portion of these costs and expenses and, accordingly, if the tenants are unable to pay these costs and expenses, we will have to pay these costs and expenses. We may, however, enter into leases or renewals of leases that do not require tenants to pay these costs and expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of these costs and expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available to pay distributions.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

We carry comprehensive general liability coverage and umbrella liability coverage on all our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether these insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for these losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and extends the federal terrorism insurance backstop through 2014. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If an act of terrorism damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from that property.

Real estate-related taxes may increase and if these increases are not passed on to tenants, our income will be reduced, which could adversely affect our ability to make distributions to our stockholders.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. There is no assurance that leases will be negotiated on a basis that passes such tax onto the tenant, even if some tenant leases permit us to pass through such tax increases to the tenants for payments. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

Properties may be subject to restrictions on their use that affect our ability to operate a property, which may adversely affect our operating costs and reduce the amount of funds available to make distributions to our stockholders.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with these properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of these properties and any improvements on these properties, and related to granting easements on these properties. Moreover, the operation and management of the contiguous properties may impact these properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties, upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning, environmental concerns of governmental entities or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distribution and the amounts of distributions.

Some of our properties may be located in developed areas. In these cases, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may have an adverse effect on your investment.

There may be a substantial period of time before the proceeds of our offering are invested. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Delays we encounter in the selection, acquisition or development of properties could adversely affect our ability to make distributions and the value of an investment in our common stock.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

State and federal laws in this area are constantly evolving, and we may be affected by such changes and be required to comply with new laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows and our ability to make distributions to our stockholders.

If we decide to sell any of our properties, we intend to sell them for cash, if possible. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage, bridge or mezzanine loan that has defaulted may be limited, resulting in losses to us and reducing the amount of funds available to pay distributions to our stockholders.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are subject to the Americans with Disabilities Act of 1990, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for

“public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties that comply with the Disabilities Act or allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Retail Industry Risks

Economic conditions in the United States have had, and may continue to have, an adverse impact on the retail industry generally. Slow or negative growth in the retail industry could result in defaults by retail tenants which could have an adverse impact on our financial operations.

U.S. and international markets have recently experienced, and may experience in the future, increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The value of our properties may decline with declines in the overall markets.

Economic conditions in the United States have had an adverse impact on the retail industry generally. As a result, the retail industry is facing reductions in sales revenues and increased bankruptcies throughout the United States. The continuation of adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn would result in an increase in defaults by tenants at our retail properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market which may make it difficult for us to fully lease the real properties that we plan to acquire. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of the retail properties that we plan to acquire and our results of operations.

Retail conditions may adversely affect our income.

A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. Our properties will be located in public places such as shopping centers and malls, and any incidents of crime or violence would result in a reduction of business traffic to tenant stores in our properties. Any such incidents may also expose us to civil liability. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases also may include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could be adversely affected by a general economic downturn.

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

In the retail sector, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant’s lease is terminated.

We may own properties where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These “co-tenancy” provisions also may exist in some leases where we own a portion of a retail property and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If these tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us or seek a rent reduction from us. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. If we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

Competition with other retail channels may reduce our profitability and the return on your investment.

Our retail tenants will face potentially changing consumer preferences and increasing competition from other forms of retailing, such as discount shopping centers, outlet centers, upscale neighborhood strip centers, catalogues and other forms of direct marketing, discount shopping clubs, internet websites and telemarketing. Other retail centers within the market area of our properties will compete with our properties for customers, affecting their tenants’ cash flows and thus affecting their ability to pay rent. In addition, some of our tenants’ rent payments may be based on the amount of sales revenue that they generate. If these tenants experience competition, the amount of their rent may decrease.

Competition may impede our ability to renew leases or re-let space as leases expire and require us to undertake unbudgeted capital improvements.

Retail centers near our properties with may compete with us for tenants. Any competitive properties may impact our ability to lease space to creditworthy tenants or impact the amount of rent that we may charge and may among other things, cause us to accelerate the timing and amount of capital improvements to the impacted properties. Unbudgeted capital improvements may negatively impact our financial position. Also, to the extent we are unable to renew leases or re-let space as leases expire, our rental income will be reduced. Excessive vacancies may reduce customer traffic at and hurt sales of other tenants at that property and may discourage them from renewing leases.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry and have a disproportionate adverse effect on our operations and the value of our investments.

If our properties are concentrated in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our operations and our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or retail category, any adverse effect to that industry generally would have a disproportionately adverse effect on our operations and our portfolio.

We anticipate that our properties will consist primarily of retail properties. Our performance, therefore, is linked to the market for retail space generally and a downturn in the retail market could have an adverse effect on the value of your investment.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets.

We expect that many of our assets will be public places such as shopping centers. Because these assets will be public places, crimes, violence and other incidents beyond our control may occur, which could result in a reduction of business traffic at our properties and could expose us to civil liability.

Because many of our assets will be open to the public, they are exposed to a number of incidents that may take place within their premises and that are beyond our control or our ability to prevent, which may harm our consumers and visitors. Some of our assets may be located in large urban areas, which can be subject to elevated levels of crime and urban violence. If violence escalates, we may lose tenants or be forced to close our assets for some time. If any of these incidents were to occur, the relevant asset could face material damage to its image and the property could experience a reduction of business traffic due to lack of confidence in the premises’ security. In addition, we may be exposed to civil liability and be required to indemnify the victims, which could adversely affect us. Should any of our assets be involved in incidents of this kind, our business, financial condition and results of operations could be adversely affected.

If we enter into long-term leases with retail tenants, those leases may not result in fair value over time, which could adversely affect our revenues and ability to make distributions.

Long-term leases do not allow for significant changes in rental payments. If we do not judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We expect that in most instances, we will acquire real properties by assuming existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP to our stockholders), determined without regard to the deduction for dividends paid and excluding net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.

Our advisor believes that utilizing borrowing is consistent with our investment objectives. There is no limit on the amount we may borrow against any single improved property. Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding this limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, although we intend to limit our borrowings to not more than 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), we may exceed this limit if doing so is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of this offering we will seek independent director approval of borrowings in excess of these limitations because we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

Changes in the debt markets could have a material adverse impact on our earnings and financial condition.

The domestic and international commercial real estate debt markets are subject to changing levels of volatility, resulting in, from time to time, the tightening of underwriting standards by lenders and credit rating agencies. If our overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance maturing indebtedness. In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate, which may result in price or value decreases of real estate assets. This could negatively impact the value of our assets after the time we acquire them.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties on favorable terms and conditions, if at all, and our income would likely be reduced because of increases in rates, reducing our cash flow and cash available for distribution to stockholders, as well as hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on these investments.

Risks Associated with Real Estate-Related Debt and Other Investments

Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the real estate debt security may be impaired. A property’s net operating income can be affected by, among other things:

•	increased costs, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;
•	property management decisions;
•	property location and condition;
•	competition from comparable types of properties;
•	changes in specific industry segments;
•	declines in regional or local real estate values, or occupancy rates; and
•	increases in interest rates, real estate tax rates and other operating expenses.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the real estate debt security, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. In the event of the bankruptcy of a borrower, the real estate debt security to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the real estate debt security will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a real estate debt security can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed real estate debt security. We also may be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

We may invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

Our mortgage loan assets may be non-recourse loans. With respect to our non-recourse mortgage loan assets, in the event of a borrower default, the specific mortgaged property and other assets, if any, pledged to secure the relevant mortgage loan, may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure our stockholders that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Interest rate fluctuations will affect the value of our mortgage assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors, all of which are beyond our control. Interest rate fluctuations can adversely affect our income in many ways and present a variety of risks including the risk of variances in the yield curve, a mismatch between asset yields and borrowing rates, and changing prepayment rates.

Variances in the yield curve may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Short-term interest rates are ordinarily lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our mortgage loan assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Prepayment rates on our mortgage loans may adversely affect our yields.

The value of our mortgage loan assets may be affected by prepayment rates on investments. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, these prepayment rates cannot be predicted with certainty. To the extent we originate mortgage loans, we expect that these mortgage loans will have a measure of protection from prepayment in the form of prepayment lock-out periods or prepayment penalties. However, this protection may not be available with respect to investments that we acquire but do not originate. In periods of declining mortgage interest rates, prepayments on mortgages generally increase. If general interest rates decline as well, the proceeds of these prepayments received during these periods are likely to be reinvested by us in assets yielding less than the yields on the investments that were prepaid. In addition, the market value of mortgage investments may, because of the risk of prepayment, benefit less from declining interest rates than from other fixed-income securities. Conversely, in periods of rising interest rates, prepayments on mortgages generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Before making any investment, we will consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations will affect our decision whether to originate or purchase such an investment and the price offered for such an investment. No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property. Our inability to accurately assess investment yields may result in our purchasing assets that do not perform as well as expected, which may adversely affect the value of our stockholders’ investments.

Volatility of values of mortgaged properties may adversely affect our mortgage loans.

Real estate property values and net operating income derived from real estate properties are subject to volatility and may be affected adversely by a number of factors, including those relating to general economic conditions. In the event its net operating income decreases, a borrower may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our mortgage loans, which could also cause us to suffer losses.

Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

We may make and acquire mezzanine loans. Mezzanine loans are typically unsecured and generally involve a higher degree of risk than loans secured by income-producing real property. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

Any hedging strategies we utilize may not be successful in mitigating our risks.

We may enter into hedging transactions to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets. To the extent that we use derivative financial instruments in connection with these risks, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

U.S. Federal Income Tax Risks

Our failure to remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2014, or our first year of material operations, and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We have structured and intend to continue structuring our activities in a manner designed to satisfy all requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to continue to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even with our qualification as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even with our qualification as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for distributions paid and excluding any net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary would incur corporate rate income taxes with respect to any income or gain recognized by it), (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or indirectly through any subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with our taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. Accordingly, we may use taxable REIT subsidiaries generally to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules which are applicable to us as a REIT also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

We intend to maintain the status of our operating partnership as a partnership or a disregarded entity for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

Our investments in certain debt instruments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, in the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (4) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all of the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our common stock.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20.0%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). Initially, the per share price for our common stock pursuant to our distribution reinvestment plan will be $23.75, which is 95.0% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). After the NAV pricing date, the per share price for our common stock pursuant to our distribution reinvestment plan will be equal to the per share NAV on the date that the distribution is payable, which, for U.S. federal income tax purposes, is intended to reflect the fair market value per share and does not include selling commissions or the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflects the fair market value per share, it is possible that we may be treated as offering our stock under our distribution reinvestment plan at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend.

There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we elected to be taxed as a REIT, we may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Also, our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors (prospectively or retroactively), for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limits would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with such restrictions is no longer necessary in order for us to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain distribution will not be treated as effectively connected income if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI within the meaning of FIRPTA. Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure our stockholders, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (1) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (2) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage our non-U.S. stockholders to consult an independent tax advisor to determine the tax consequences applicable to them.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) we are a “pension-held REIT,” (2) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our common stock or (3) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

ESTIMATED USE OF PROCEEDS

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes that we sell the minimum number of 80,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum number of 125,000,000 shares in this offering, with both scenarios contemplating a price of $25.00 per share. We estimate that for each share sold in this offering at $25.00 per share, approximately $21.45 (assuming no shares available under our DRIP are sold) will be available for the purchase of real estate investments. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our DRIP.

Assuming the maximum amount of the offering is raised, we estimate that we will invest, directly or indirectly, at least 65% of our assets in existing anchored, stabilized core retail properties, including power centers, lifestyle centers and grocery-anchored shopping centers (with a purchase price in excess of $20 million) and other need-based shopping centers located in the United States which are at least 80% leased at the time of acquisition. We may invest up to 20% of our assets in existing grocery-anchored shopping centers with a purchase price of $20 million or less, up to 20% of our assets in existing enclosed mall opportunities for de-malling and reconfiguration into open air format and up to 15% of our assets in real estate-related debt and investments. If a minimal amount of offering proceeds is raised, we expect that substantially all of our assets will be invested in existing anchored, stabilized core retail properties which are at least 80% leased at the time of acquisition and that are located in the United States. We expect the size of individual properties that we purchase to vary significantly but we expect the cost of each of these properties to be up to $100 million, and in some cases, in excess of $100 million. However, we may allocate the proceeds from this offering in a different manner among our target assets. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until we invest the net proceeds of this offering in real estate-related assets, we may invest in other qualifying short-term, highly liquid or other authorized investments, such as money market mutual funds, certificates of deposit, commercial paper, interest-bearing government securities and other short-term investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments. See the section entitled “Investment Strategy, Objectives and Policies — Investment Limitations” in this prospectus for a more detailed discussion of the limitations of the assets we may acquire.

If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.0%	$3,125,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$200,000	10.0	$312,500,000	10.0 (9)
Organization and offering expenses(2)	$40,000	2.0	$62,500,000	2.0
Amount available for investment(3)	$1,760,000	88.0%	$2,750,000,000	88.0%
Acquisition:(4)
Acquisition fees(5)	$26,400	1.3	$41,250,000	1.3
Acquisition expenses(6)	$17,600	0.9	$27,500,000	0.9
Amount invested in properties(7)(8)	$1,716,000	85.8%	$2,681,250,000	85.8%

(1)	Includes selling commissions equal to 7.0% of aggregate gross proceeds of our primary offering and a dealer manager fee equal to 3.0% of aggregate gross proceeds of our primary offering, both of which are payable to the dealer manager, our affiliate. No selling commissions or dealer manager fee will be paid on sales of shares under the DRIP. Our dealer manager will reallow all selling commissions to selling group participants in this offering attributable to the amount of shares sold by them; provided that a selling group participant may alternatively elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such selling group participant, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of our primary offering. The amount of selling commissions may be reduced under certain circumstances for volume discounts. In addition, our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as its dealer manager fees to selling group participants to be paid to such selling group participants as marketing fees, based upon such factors as the volume of sales of such selling group participants, the level of marketing support provided by such selling group participants and the assistance of such selling group participants in marketing the offering, or to reimburse representatives of such selling group participants for the costs and expenses of attending our educational conferences and seminars. Our dealer manager anticipates, based on its past experience, that, on average, it will reallow 1.0% of the dealer manager fee to selling group participants. The total amount of all items of compensation from any source, payable to our dealer manager or the selling group participants will not exceed an amount that equals 10.0% of the gross proceeds of our primary offering (excluding securities purchased through the DRIP).
(2)	Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of our primary offering over the life of the offering, which may include reimbursements to our advisor for due diligence fees reimbursed to broker-dealers included in a detailed and itemized invoice.
(3)	Until required in connection with the acquisition and/or development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(4)	Working capital reserves will be maintained at the property level and typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.
(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We will pay to our advisor or its assignees acquisition fees up to a maximum amount of 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. These acquisition fees are reflective of services performed by our advisor in connection with selecting assets for acquisition and will cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses reimbursable to our advisor. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all assets acquired after that date. Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $48,000 and $75,000,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” as defined in our charter and in accordance with our charter as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $105,600 and $165,000,000, respectively.
(6)	Aggregate acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. We may directly pay third parties for third party acquisition expenses, and our advisor or its affiliates may incur expenses for third party services, in each case from time to time. We reimburse our advisor for any such third party acquisition expenses that it incurs. Additionally, for certain services provided directly by our advisor or its affiliates, we pay insourced acquisition expenses incurred related to selecting, evaluating and acquiring assets on our behalf, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, property, contract review expenses, travel and communications expenses and other closing costs, as applicable, regardless of whether we acquire the investment. We fix our insourced acquisition expenses on an annual basis to 0.5% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment. Furthermore, we believe that our third party acquisition expenses (including both those third party acquisition expenses that we pay directly and those third party acquisition expenses for which we reimburse our advisor) on an annual basis will be approximately 0.5% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment. Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment. Total acquisition fees and expenses (including any financing coordination fee) for our portfolio may not exceed 4.5% of the contract purchase price of our portfolio. Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum aggregate acquisition expenses would be $32,000 and $50,000,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum aggregate acquisition expenses would be $70,400 and $110,000,000, respectively.
(7)	This table does not give effect to any leverage, the use of which would entitle our advisor or its assignees to a financing coordination fee and, as a result, would decrease the percentage of offering proceeds that would be invested in properties. If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing including assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all new assets acquired. Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum financing coordination fees would be $10,800 and $16,875,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum financing coordination fees would be $39,600 and $61,875,000, respectively.
(8)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves. Such amounts do not reflect any distributions that may be paid to our stockholders. Our organizational documents permit us to use unlimited amounts of any source to pay distributions, including offering proceeds and financings. Any of these distributions may reduce the amount of capital we ultimately invest in properties.
(9)	Until the NAV pricing date, the per share purchase price for our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share.

MARKET OVERVIEW

Investment Focus

We intend to acquire a diversified portfolio of retail real estate assets, with a focus on power centers, lifestyle centers, open-air malls, enclosed-malls positioned for de-malling and large formatted grocery stores.

Investment Team

Our real estate team is led by seasoned professionals who have institutional investing experience throughout various real estate cycles. The senior executives of our advisor have over 100 years of combined real estate experience and have acquired over $20 billion of real estate and real estate-related assets. We believe a number of factors differentiate us from other non-traded REITs, including our targeted investment strategy, lack of legacy issues, close relationships with financial institutions and institutional investors that own substantial portfolios of our targeted assets, and our institutional management team.

Off-market Opportunities

In addition to receiving access to all major marketed assets through national and local disposition firms, the service provider will have access to off-market sourcing, which will be available through the service provider’s affiliates’ established relationships with three major sources: banks, brokers and tenants. Off-market assets are assets that are not marketed through national and local disposition firms. The service provider’s and its affiliates’ extensive local and national banking relationships cultivated over years of development activity provide it with off-market opportunities, which are expected to be a major sourcing pipeline. Additionally, the service provider and its affiliates’ 40 local offices and extensive network and established relationships with local brokers and its years of national retail development and established relationships with national retailers will provide another major sourcing opportunity.

Discount to Replacement Cost

In recent years, rental rates have fallen, resulting in reduced property values and prices. Under current market conditions, we believe we can acquire properties at a significant discount to replacement cost and thus position our investors for asset appreciation.

Investment Considerations

We believe a number of factors differentiate us from other non-traded REITs, including:

•	Diversified Portfolio — We are pursuing a well-diversified portfolio based upon geographic location, tenant mix and lease expiration. We are focused on primarily investing in large format retail assets and necessity-based retail assets that are well located in densely populated geographic areas, creating barriers of entry to our competitors. We are selective in investing capital in high quality assets in strong locations. At the time we are fully invested, our portfolio is expected to consist of at least 65% of our assets in power centers, lifestyle centers, and grocery-anchored shopping centers (with a purchase price in excess of $20 million), and we also may invest up to 20% of our assets in existing open-air malls and enclosed-malls positioned for de-malling. We expect the cost of each of these properties to be up to $100 million, and in some cases, in excess of $100 million.

Additionally, up to 20% of our portfolio may consist of grocery-anchored shopping centers with an acquisition price of $20 million or less and 15% of our portfolio may consist of real estate-related assets, including loans and debt securities secured by our targeted assets.

•	Unique Buy and Sell Strategy and Timing — We focus on helping our investors take advantage of the current retail real estate buyers’ market. We seek to acquire high-quality properties at a discount to replacement cost, increase the cash flow of the properties through rent increases and occupancy improvements, and thus improve the value of the properties.
•	No Legacy Issues — Because we are purchasing properties at current values, we are not burdened with legacy assets, we are better positioned to deliver stockholder value. Additionally, we are not asking our stockholders to invest in previously acquired real estate that is not performing as originally expected or overvalued in today’s environment.
•	Experienced Management Team — The executives of our advisor have acquired over $20 billion of real estate over 100 years of combined real estate experience. The service provider also has years of experience in acquiring, developing and operating real estate.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments on our behalf, subject to the board’s supervision. Although our advisor is responsible for managing our affairs on a day-to-day basis and its responsibilities include, but are not limited to, real estate-related services such as identifying and making investments in real estate properties on our behalf, providing asset management and property management services, and day-to-day administrative services such as managing communications with stockholders, providing reports and recommendations to our board and its committees and providing financial and regulatory reporting services, our advisor has retained the service provider to provide, subject to its oversight, real estate-related services including services related to locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services, as needed, and disposition services. Our advisor is responsible for overseeing the performance of the service provider and for making recommendations to our board of directors in respect of potential investments, financings and dispositions. Further, our advisor retains ultimate responsibility for the performance of the services to be provided under the advisory agreement. As described in greater detail under section entitled “— The Advisor” below, decisions of our advisor and the service provider and its affiliates will be subject to the approval of our board of directors.

Our charter has been reviewed and ratified by at least a majority of our board of directors, including the independent directors.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but, upon the commencement of this offering, may not be fewer than three nor more than ten. Currently, we have three directors: Mr. Schorsch, Mr. Cassato, and Mr. Penn, the last two of which are independent directors. An “independent director” is defined in accordance with Article IV of our charter. Article IV of our charter provides that an “independent director” is one who is not associated and has not been associated within the last two years, directly or indirectly, with our sponsor or advisor. A director is deemed to be associated with our sponsor or advisor if he or she: (a) owns an interest in our sponsor, our advisor, or any of their affiliates; (b) is employed by our sponsor, our advisor or any of their affiliates; (c) is an officer or director of our sponsor, our advisor, or any of their affiliates; (d) performs services, other than as a director, for us; (e) is a director for more than three REITs organized by our sponsor or advised by our advisor; or (f) has any material business or professional relationship with our sponsor, our advisor or any of their affiliates. A business or professional relationship is considered material if the aggregate gross revenue derived by the director from our sponsor, our advisor and their affiliates exceeds 5% of either the director’s (x) annual gross revenue, derived from all sources, during either of the last two years; or (y) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parent, children, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law, is or has been associated with our sponsor, our advisor, any of their affiliates or us. Our charter provides that, after we commence this offering, a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Each of our directors has substantially in excess of three years of relevant real estate experience. At least one of the independent directors must have at least three years of relevant real estate experience and at least one of our independent directors must be a financial expert with at least three years of financial experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Any vacancy resulting from an increase in the number of directors or the death, removal or resignation of a director may be filled only by a vote of a majority of the remaining directors, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Independent directors must nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors must satisfy their fiduciary duties to us and our stockholders and supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings. The directors will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination must be reflected in the minutes of the meeting of the board.

In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must determine that any transaction with our advisor or its affiliates is fair and reasonable to us and on terms no less favorable than those available from an unaffiliated third party. The independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and is within the limits prescribed by our charter and that the provisions of the advisory agreement are being carried out. It is the duty of our board of directors to evaluate the performance of our advisor annually before deciding whether to renew the advisory agreement with our advisor. The criteria used in such evaluation will be reflected in the minutes of the meeting of the board. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to our advisor or its affiliates in relation to the size, composition and performance of our investments;
•	the success of our advisor in generating appropriate investment opportunities;
•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

Neither our advisor, any director nor any of their respective affiliates may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or our advisor, or (2) any transaction between us and our advisor, such director or any of their respective affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our advisor or any of their respective affiliates may not vote or consent, any shares owned by such director, our advisor or any of their respective affiliates will not be included.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our charter and bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of each committee in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of two of our independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Currently none of the members of our audit committee qualifies as an audit committee financial expert. We expect to appoint a third independent director who we expect to qualify and be appointed as our audit committee financial expert prior to the time that we commence operations. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. The primary function of our executive officers is to oversee the advisor, who will provide the day-to-day services for, and operations of, the Company.

Name	Age	Position(s)
Nicholas S. Schorsch	53	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	47	President, Chief Operating Officer, Treasurer and Secretary
Peter M. Budko	54	Executive Vice President and Chief Investment Officer
Nicholas Radesca	48	Chief Financial Officer
Robert T. Cassato	63	Independent Director
B.J. Penn	76	Independent Director

Nicholas S. Schorsch has served as chairman of the board of directors of our company since our formation in April 2014 and as chief executive officer of our company, our advisor and our property manager since their respective formations in April 2014. Mr. Schorsch served as chairman of the board of directors of American Realty Capital Trust, Inc., or ARCT, until January 2013 when ARCT closed its merger with Realty Income Corporation and, until March 2012, the chief executive officer, of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as chairman and the chief executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009. Mr. Schorsch has served as the chief executive officer of the PE-ARC advisor since its formation in December 2009. Mr. Schorsch has been the chairman and the chief executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been the executive chairman of the board of ARC HT since March 2014, and previously served as the chairman and the chief executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010 until March 2014. Mr. Schorsch has been chairman and the chief executive officer of BDCA since its formation in May 2010. Mr. Schorsch has been the chairman and chief executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman and chief executive officer of ARCP and the ARCP advisor since their formation in December 2010 and November 2010, respectively. Mr. Schorsch served as chairman and chief executive officer of American Realty Capital Trust III, or ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has been the chairman and chief executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Schorsch served as the chief executive officer and chairman of the board of directors of American Realty Capital Trust IV, Inc., or ARCT IV, from its formation February 2012 until the close of its merger with ARCP in January 2014 and as the chief executive officer of the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Schorsch has been the executive chairman of the board of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since March 2014, and previously served as chairman of the board of ARC HT II from its formation in October 2012 until March 2014. Mr. Schorsch has served as the chairman of the board of directors and chief executive officer of ARC RFT since its formation in November 2012 and as chief executive officer of the ARC RFT advisor since its formation in November 2012. Mr. Schorsch has served as chief executive officer and chairman of the board of directors of ARCT V since its formation in January 2013 and as chief executive officer of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Schorsch has served as chief executive officer of the PE-ARC II advisor since July 2013. Mr. Schorsch has served as the chairman of the board of directors of ARC HOST since its formation in July 2013 and as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Schorsch has served as a director of the general partner of AEP since its formation in October 2013. Mr. Schorsch has served as executive chairman of the board of directors of RCS Capital since February 2013. Mr. Schorsch has served as chief executive officer and chairman of the board of directors of ARC NYCR since its formation in December 2013 and as chief executive officer of the ARC NYCR advisor and the ARC NYCR property manager since their respective formations in December 2013. Mr. Schorsch has been the chairman and chief executive officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since their formation in April 2014. Mr. Schorsch has been the chairman and chief executive officer of ARC HT III, the ARC HT III advisor and the ARC HT III property manager since their formation in April 2014. Mr. Schorsch has been chairman and the chief executive officer of BDCA II since its formation in April 2014. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust, or AFRT, from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the New York Stock Exchange, or NYSE, within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group, or AFRG, and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer of NYRT, ARC RCA, ARC DNAV, ARCP, ARC Global, ARC RFT, ARCT V, ARC NYCR and ARC Global II, his current experience as chairman of ARC HT, ARC HT II, ARC HOST, ARC HT III and RCS Capital, his previous experience as president, chief executive officer and vice chairman of AFRT and chairman and chief executive officer and chairman of ARCT, ARCT III and ARCT IV, and his significant real estate acquisition experience, make him well qualified to serve as our chairman of our board of directors.

Edward M. Weil, Jr. has served as president, chief operating officer, treasurer and secretary of our company, our advisor and our property manager since their respective formations in April 2014. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009. He has served as the executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil served as a director of ARC DNAV from September 2010 until August 2014, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil served as a director of ARCP from March 2012 until June 2014 and as an executive officer of the ARCP manager since its formation in November 2010. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil has been a director and an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2013 until the close of its merger with ARCP in January 2014. Mr. Weil has served as the president, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer, secretary and director of ARCT V and as president, chief operating officer, treasurer and secretary of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil has served as president, chief operating officer, treasurer and secretary of the PE-ARC II advisor since July 2013. Mr. Weil served as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Weil has served as chief executive officer and president of the general partner of AEP since its formation in October 2013. Mr. Weil has served as treasurer and secretary of ARC NYCR, the ARC NYCR advisor and the ARC NYCR property manager since April 2014 and previously served as chief operating officer of ARC NYCR, the ARC NYCR advisor and the ARC NYCR property manager since their respective formations in December 2013. Mr. Weil has served as the chief executive officer of RCS Capital since September 2014 and has served as treasurer, secretary and a director of RCS Capital since February 2013. Mr. Weil has also served as chairman of our dealer manager since September 2013. Mr. Weil served as president of RCS Capital from February 2013 until September 2014, served as interim chief executive officer of our dealer manager from May 2014 until September 2014 and served as chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

Peter M. Budko has been an executive officer of our company, our advisor and our property manager since their formation in April 2014. Mr. Budko has served as executive vice president and chief investment officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Budko has also served as executive vice president and chief operating officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009. Mr. Budko has served as executive vice president and chief investment officer of the PE-ARC advisor since its formation in December 2009. Mr. Budko has served as executive vice president and chief investment officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Budko has served as executive vice president and chief investment officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Budko served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Budko has served as an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Budko has served as an executive officer of BDCA and the BDCA advisor since their formation in May 2010 and June 2010, respectively. Mr. Budko has served as executive vice president and chief investment officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Budko also has been executive vice president and chief investment officer of ARCP and the ARCP advisor since their formation December 2010 and November 2010, respectively. He has also served as executive vice president and chief investment officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Budko has served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Budko has served as an executive officer of ARC RFT and the ARC RFT advisor since their formation in November 2012. Mr. Budko was appointed as a director of ARC RFT in January 2013. Mr. Budko has served as executive vice president and chief investment officer of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Budko has served as executive vice president and chief investment officer of the PE-ARC II advisor since its formation in July 2013. Mr. Budko has served as executive officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since their formation in April 2014. Mr. Budko has served as an executive officer of BDCA II and the BDCA II advisor since their formation in April 2014 and June 2014, respectively. Mr. Budko has served as chief investment officer and director of RCS Capital since February 2013. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997 - 2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 - 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Market (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in physics from the University of North Carolina.

Nicholas Radesca has served as chief financial officer of our company, our advisor and our property manager since May 2014. Mr. Radesca has also served as the chief financial officer and treasurer of AEP’s general partner since October 2013. Mr. Radesca has served as chief financial officer of American ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since January 2014. In addition, Mr. Radesca has served as chief financial officer of ARCT V, the ARCT V advisor and the ARCT V property manager since January 2014. Mr. Radesca has served as chief financial officer and treasurer of ARC RFT and the ARC RFT advisor since January 2013. Mr. Radesca has also served as chief financial officer and treasurer of BDCA and the BDCA advisor since February 2013. Mr. Radesca was appointed as secretary of BDCA in June 2013. Mr. Radesca has also served as chief financial officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since May 2014. Mr. Radesca has also served as the interim chief financial officer of ARC Global, the ARC Global advisor and the ARC Global property manager, the interim chief financial officer, treasurer and secretary of ARC HOST, the ARC HOST advisor and the ARC HOST property manager and the interim chief financial officer of ARC RCA, the ARC RCA advisor and the ARC RCA property manager since May 2014. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc., or iStar, a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Robert T. Cassato was appointed as an independent director of American Realty Capital — Retail Centers of America II, Inc. in August 2014. Mr. Cassato has also served as an independent director of American Realty Capital New York City REIT, Inc. since March 2014, and as an independent director of American Realty Capital Global Trust II, Inc. since August 2014. Mr. Cassato most recently served as the Chairman of John Hancock Wood-Logan, or JHWL, from January 2010 until January 2012, a business unit of Manulife Financial Corporation, or Manulife. Previously, he served as a President and Chief Executive Officer of JHWL from September 1999 through January 2010. Prior to the acquisitions of Wood Logan Associates Inc. and John Hancock Financial Services, Inc. by Manulife, Mr. Cassato served as Executive Vice President of Wood Logan Associates Inc., or Wood Logan, from June 1994 to August 1999 and as National Sales Manager of Wood Logan from January 1990 to May 1994. Mr. Cassato previously served as a member of Manulife’s Management Committee from September 1999 through January 2010 and as a director of Wood Logan from June 1994 to December 2000. Mr. Cassato has also served as a director of the DePaul University finance advisory board, or the DePaul Finance Board, since April 2005 and as the president of the DePaul Finance Board since November 2013. Mr. Cassato holds a Master of Business Administration from DePaul University and a Bachelor of Science Degree from Loyola University of Chicago. Mr. Cassato’s experience has been focused primarily in the building and management of wholesale distribution of financial products to include variable annuities, mutual funds, separately managed accounts, closed end funds and unit investment trusts. Mr. Cassato was elected to the Insured Retirement Industry Hall of Fame in 2009. We believe that Mr. Cassato’s over 27 years of experience in the financial services industry makes him well qualified to serve on our Board of Directors.

Buddie J. Penn was appointed as an independent director of American Realty Capital — Retail Centers of America II, Inc. in August 2014. Mr. Penn has also served as an independent director of American Realty Capital Healthcare Trust III, Inc. since August 2014. Mr. Penn has served as president of Penn Construction Group, Inc., a company that provides consulting services in the areas of program infrastructure and management, since January 2010, and has served as president and chief executive officer of Genesis IV, LLC, a company that provides consulting services in the areas of engineering, design and construction, since October 2009. Mr. Penn served as Assistant Secretary (Installations and Environment) of the United States Navy from April 2005 to September 2009, and also served as Acting Secretary of the Navy from March to May 2009. As Assistant Secretary (Installations and Environment) of the Navy, Mr. Penn was responsible for managing Navy and Marine Corps real property, housing and other facilities totaling 72,500 buildings and 4,484,000 acres with a plant replacement value of $215 billion. Prior to becoming the Assistant Secretary (Installations and Environment) of the Navy, Mr. Penn was the Director of Industrial Base Assessments for the Navy from October 2001 to March 2005. Mr. Penn earned a Masters of Science from the George Washington University and a Bachelor of Science from Purdue University. We believe that Mr. Penn’s experience in various leadership positions in the Navy and his experience managing thousands of buildings and millions of acres of real estate make him well qualified to serve as a member of our board of directors.

Compensation of Directors

We pay to each of our independent directors the fees described in the table below. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is our employee or an employee of our advisor or any of their affiliates, we do not pay compensation for services rendered as a director.

Our board of directors may also approve the acquisition of real property and other related investments valued at $20,000,000 or less, and in which any portfolio of properties is valued in the aggregate of $75,000,000 or less, via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon via electronic board meeting with a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic meeting.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors(2)	$30,000 yearly retainer; $2,000 for all meetings personally attended by the directors and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)	Pursuant to our restricted share plan adopted in September 2014, each independent director receives an automatic grant of 1,333 restricted shares on the date of each annual stockholders’ meeting. Each independent director was also granted 1,333 restricted shares of common stock on the date of initial election to the board. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.

(1)	If there is a board meeting and one or more committee meetings in one day, the director’s fees may not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).

(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

Restricted Share Plan

We have adopted an employee and director incentive restricted share plan to:

•	furnish incentives to individuals chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;
•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and
•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our shares of common stock.

Our employee and director incentive restricted share plan is administered by our board of directors or, if no such committee exists, the board of directors. The compensation committee, as appointed by our board of directors, will have the full authority: (1) to administer and interpret the employee and director incentive restricted share plan; (2) to determine the eligibility of directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us, to receive an award; (3) to determine the number of shares of common stock to be covered by each award; (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the employee and director incentive restricted share plan); (5) to make determinations of the fair market value of shares; (6) to waive any provision, condition or limitation set forth in an award agreement; (7) to delegate its duties under the employee and director incentive restricted share plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the employee and director incentive restricted share plan, including the delegation of those ministerial acts and responsibilities as the compensation committee deems appropriate. The total number of shares of common stock that may be issued under the employee and director incentive restricted share plan will not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 6,250,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Our restricted share plan provides for the automatic grant of 1,333 restricted shares of common stock to each of our independent directors, without any further action by our board of directors or the stockholders on the date of initial election to the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

Restricted share awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we have issued, and we intend to issue, restricted share awards under our employee and director incentive restricted share plan, each of which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Code.

Under Section 409A of the Code, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Section 409A of the Code applies to any of the awards issued under our restricted share plan described above, or if Section 409A of the Code applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A of the Code, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A of the Code, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A of the Code, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A of the Code, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A of the Code. It is our current belief, based upon the statute, the regulations issued under Section 409A and legislative history, that the restricted share awards we have granted and that we currently intend to grant will not be subject to taxation under Section 409A of the Code because such restricted share awards will not be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any restricted share awards which we have granted or which hereafter may be granted will not be affected by Section 409A of the Code, or that any such restricted share awards will not be subject to income taxation under Section 409A of the Code.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by the Maryland General Corporation Law, or the “MGCL,” and our charter.

The MGCL permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of the MGCL and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor, the service provider or any of their respective affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
•	the person seeking indemnification was acting on our behalf or performing services for us;
•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and
•	the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

Our charter provides that the service provider and its affiliates also will be subject to the same limitations set forth in the preceding paragraph.

In addition, we will not indemnify any director, our advisor or any of its affiliates or the service provider or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates and the service provider and its affiliates performing services for us and/or on our behalf from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, the services agreement and the other agreements between the advisor and the service provider, as applicable. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement, the services agreement and the other agreements between the advisor and the service provider, as applicable.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates or the service provider or any of its affiliates in advance of final disposition of a proceeding, only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;
•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

The Advisor

Our advisor is a limited liability company that was formed in Delaware in April 2014. Our advisor’s executive offices are located at 405 Park Avenue, New York, New York 10022. As of December 31, 2013, the subsidiaries of AR Capital, LLC, the parent of our sponsor, which are affiliated with our advisor, had approximately 166 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our officers and two of our directors also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the Advisory Agreement, dated as of September 25, 2014 among us, our operating partnership and our advisor, with respect to the shares offered hereby. Our advisor, as our agent, also will owe fiduciary duties to us. In addition, officers and directors of our advisor and its affiliates, who are also our officers and directors, owe us a fiduciary duty. Messrs. Schorsch and Kahane control and indirectly own approximately 64% of our advisor. Messrs. Budko, Block and Weil are the other owners of our advisor.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Nicholas S. Schorsch	53	Chief Executive Officer
Edward M. Weil, Jr.	47	President, Chief Operating Officer, Treasurer and Secretary
Peter M. Budko	54	Executive Vice President
Nicholas Radesca	48	Chief Financial Officer
Kase Abusharkh	32	Chief Investment Officer

The backgrounds of Messrs. Schorsch, Weil, Budko and Radesca are described in the “Management — Executive Officers and Directors” section of this prospectus. The background of Mr. Abusharkh is described below.

Kase Abusharkh was appointed as chief investment officer of our advisor in August 2014. Mr. Abusharkh has also serves as president of Sperry Van Ness | The Kase Group, known as The Kase Group, a real estate firm that Mr. Abusharkh helped form in June of 2006. Mr. Abusharkh has 13 years of experience in commercial real estate finance, acquisition, disposition and development, with a specialized focus on retail properties. Mr. Abusharkh has facilitated over $2 billion in commercial real estate transactions in his career and was the number one net leased broker within the Sperry Van Ness organization every year from 2006 to

2013. Mr. Abusharkh is also a developer and principal in a number of developments and repositions in Walnut Creek, California, San Francisco, California, Sonoma County, California, Monterey County, California, Alameda County California, and Charlotte, North Carolina. Mr. Abusharkh received his Bachelor’s Degree in economics and business administration from St. Mary’s College of California.

Affiliates of our advisor have sponsored or co-sponsored and may sponsor or co-sponsor one or more other real estate investment programs in the future, including NYRT, PE-ARC, ARC RCA, ARC HT, ARC DNAV, ARC Global, ARC HT II, ARC RFT, ARCT V, PE-ARC II, ARC HOST, UDF V, ARC NYCR ARC Global II and ARC HT III. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

The officers and key personnel of our advisor spend a substantial portion of their time on activities unrelated to us. In addition to the key personnel listed above, our advisor employs personnel who have extensive experience in performing services similar to the services to be performed for us.

We reimburse our advisor for personnel costs. The anticipated amount of reimbursement to our advisor for personnel costs is evaluated on an ongoing basis. Such reimbursement is based on a number of factors, including profitability, funds available and our ability to pay distributions from cash flow generated from operations. We will not reimburse the advisor for salaries and benefits paid to our executive officers.

The Service Provider and its Affiliates

The service provider, Lincoln Retail REIT Services LLC, is a limited liability company that was formed in Delaware on May 11, 2010 with principal offices located at 2000 McKinney Avenue, Suite 1000, Dallas, Texas 75201. The service provider was organized specifically to provide real estate services to our advisor and is not affiliated with our advisor or our sponsor.

The service provider is part of a family of companies known as Lincoln Property Company, or Lincoln. Lincoln is one of the largest diversified real estate services firms in the industry and is broadly organized into an operating division for commercial property types in the U.S., an operating division for residential property types in the U.S. and an operating division for services in Europe. Founded in 1965 and headquartered in Dallas, Texas, Lincoln is a private firm with approximately $47 billion of real estate assets currently under management.

Lincoln provides a wide range of services to its clients, including, among others, acquisition, development and construction services, asset, property and facility management, leasing and brokerage services, centralized corporate support services, financing services and pension fund investment advisory services. Lincoln has approximately 6,800 employees in offices located across the United States and Europe, including major offices in Dallas, Houston, Washington DC, Boston, Charlotte, Orlando, Atlanta, Chicago, Denver, Phoenix, Los Angeles and San Francisco. Since its inception, Lincoln has invested in its acquisition and development projects primarily with institutional private equity funds and pension funds through both property-specific joint ventures and multi-asset funds. Included among Lincoln’s clients are Morgan Stanley, Bank of America, AIG, JPMorgan Chase, Invesco and Goldman Sachs.

Lincoln Retail REIT Services LLC, based at Lincoln’s headquarters in Dallas, oversees and directs the real estate services provided to the advisor in markets throughout the United States by engaging the affiliated Lincoln national operating platform and, in some cases as needed, unaffiliated third party companies. The Lincoln national operating platform for its commercial operations in the United States is comprised of eight regional hubs most of which in turn have other affiliated satellite offices and numerous management offices within each of their geographic regions.

In the retail sector, for the period 2000 through 2013, Lincoln has acquired and/or developed over 42 properties containing in excess of seven million square feet of retail area. In most cases, the services provided by Lincoln to an institutional investment partner included managing the investment process from acquisition to disposition. Lincoln sourced and structured the investment opportunity, performed due diligence, arranged debt financing and a financial partner and then managed the closing process. Lincoln additionally was responsible for operating at the property level and, accordingly, provided construction management, asset management, property management, leasing and disposition services.

The Advisory Agreement

Many of the services performed by our advisor in managing our day-to-day activities are summarized below. Our advisor is responsible for overall management of our activities and overseeing the performance of the service provider. The service provider and its affiliates are responsible for initially identifying, evaluating, and negotiating our investments, and providing asset management, property management and disposition services. Although our advisor has engaged the service provider, our advisor retains ultimate responsibility for the performance of services as required by the advisory agreement, including the recommendation of investments, financings and dispositions to our board of directors. This summary is provided to illustrate the material functions that our advisor, directly and through its engagement of the service provider, performs for us as our advisor, and it is not intended to include all of the services that may be provided to us. Under the terms of the advisory agreement, our advisor undertakes to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging a third party (including the service provider), will, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities involving our targeted assets consistent with our investment policies and objectives;
•	provide us with research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our investment objectives and our financial policies;
•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;
•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies; and
•	arrange, structure and negotiate the disposition of investments.

We will not acquire any property or finance any acquisition, without the prior approval of a majority of our board of directors.

The advisory agreement has a one-year term ending September 25, 2015, and may be renewed for an unlimited number of successive one-year periods. Additionally, either our independent directors or the advisor may terminate the advisory agreement without cause or penalty upon 60 days’ written notice.

Our independent directors may elect to terminate the advisory agreement. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us to provide an orderly management transition. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated distribution upon termination, as described in the “Management Compensation” section of this prospectus.

We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf (a substantial portion of which may be paid or reimbursed to the service provider and its affiliates); provided, however, that our advisor has agreed that (i) it will not be entitled to acquisition fees or reimbursement of acquisition expenses if there are insufficient offering proceeds or capital proceeds to pay such expenses and (ii) such expenses not paid to our advisor will not be accrued and paid in subsequent periods to the extent that there are not sufficient offering or capital proceeds to pay them. For a detailed description of the fees and expense reimbursements payable to our advisor, see the section in this prospectus entitled “Management Compensation.”

The fees payable to our advisor or its affiliates under the advisory agreement are described in further detail in the section captioned “Management Compensation” below. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services, and payments made by our advisor to third parties in connection with potential acquisitions.

The Services Agreement

Subject to the terms of a services agreement between our advisor, our sponsor, the special limited partner and the service provider, the service provider performs, subject to our advisor’s oversight, certain of the real estate-related advisory duties that our advisor has agreed to provide to us. We have not contracted directly with the service provider and we are not named as a third party beneficiary to the services agreement. The service provider has agreed to use its reasonable best efforts to present to our advisor potential investment opportunities consistent with our investment policies and objectives in order for our advisor to present to us a continuing and suitable investment program involving our targeted assets as described in this prospectus, to provide asset management and acquisition and disposition services which are necessary for our advisor to fulfill its responsibilities under the advisory agreement and to provide other specific services as the service provider and our advisor mutually agree upon from time to time. The services to be provided by the service provider, directly or through its affiliates, include, but are not limited to, the following:

•	find, evaluate, present and recommend to our advisor potential investment opportunities involving our targeted assets consistent with our investment policies and objectives;
•	serve as our advisor’s investment and financial advisor in connection with the acquisition services, disposition services and asset management services our advisor is providing to us and to provide research and economic and statistical data in connection with our assets and our investment policies;
•	investigate, select, and, on our advisor’s behalf, engage and conduct business with such third parties as the service provider deems necessary to the proper performance of its obligations under the services agreement;
•	consult with our advisor, and, upon request, our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of our targeted assets and other investments;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and
•	perform due diligence on prospective investments and create due diligence reports summarizing the results of such work for recommendation to our advisor for our acquisition.

Our advisor will pay a substantial portion of the fees received by it pursuant to the advisory agreement and the special limited partner will pay a substantial portion of the amounts received by it pursuant to our operating partnership agreement to the service provider as compensation for the real estate-related services provided by the service provider and its affiliates to the advisor. Our advisor also will pay a substantial portion of the expense reimbursements received by it from us to the service provider for the expenses the service provider incurs in connection with providing real estate-related services to the advisor.

The services agreement will be automatically renewed unless terminated by our advisor or the service provider for cause, which includes a material breach of the contract not remedied by the other party, or by our advisor in the event that the advisory agreement is terminated and neither our advisor nor one of its affiliates is performing the services described in the advisory agreement. Although our advisor has engaged the service provider in order to enable our advisor to fulfill its responsibilities with respect to these real estate-related services under the advisory agreement, our advisor is responsible for performing day-to-day administrative and other services under the advisory agreement and retains ultimate responsibility for the performance of all of the services under the advisory agreement. In the event of a breach of the services agreement by the service provider, we would not have any remedy against the service provider. However, we would have a remedy against the advisor for breach of the advisory agreement to the extent that the breach by the service provider resulted in a breach of the advisory agreement by the advisor. AR Capital, LLC, the ultimate parent of our advisor, has committed pursuant to a written agreement to fund the advisor with an amount sufficient to meet the advisor’s obligations to remedy any breach of the advisory agreement or of its fiduciary duties created by the advisor’s affiliates. This agreement may not be terminated without our consent, which requires the approval of a majority of our directors, including a majority of our independent directors.

Our advisor has retained the service provider because of its national reputation and platform and our advisor’s evaluation of the service provider’s ability to perform the services in a high quality, effective manner.

Both our advisor and the service provider are entities separate from their respective parents in order to isolate any liabilities these entities may have from their respective parent entities. Although we will not have recourse against the service provider, we believe that it is in our best interest to have a centralized agreement with a single entity that is then responsible for the performance of the services by its affiliates and the service provider than to have separate arrangements with each of such entities. We are not a third party beneficiary of the agreements with the entities that provide the services, and in the event that they fail to perform the services, our sole recourse is against the advisor. The American Realty Capital group of companies is nationally recognized, and we believe that it is beneficial to us that our advisor is affiliated with this group of companies. Our advisor is responsible for our overall administration and overseeing performance by the service provider and our executive officers are affiliates of the advisor. Accordingly, although our advisor has engaged the service provider to fulfill a portion of its responsibilities, our advisor has ultimate responsibility for the performance of the services under the advisory agreement by the service provider.

The Property Management Agreement and the Leasing Agreement

Many of our properties will be managed and leased, subject to oversight by our advisor, by affiliates of the service provider. We will enter into a property management agreement and a leasing agreement with our advisor, and our advisor in turn will enter into a master property management agreement and a master leasing agreement with the service provider. The service provider will then enter into individual property management agreements with the appropriate affiliate of the service provider to perform the services for the individual property or, where appropriate, will retain third parties to provide such services.

The property management fees we pay are described in the section of this prospectus captioned “Management Compensation.”

The master property management agreement and the master leasing agreement each will have a one year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties thereto. Each such renewal may be for a term of no more than one year. The board has a duty to evaluate the performance of the property managers annually before renewing the agreement. Pursuant to the property management agreement and the leasing agreement to be entered into between us and our advisor, either party may terminate the property management agreement or the leasing agreement, as applicable, under several circumstances, including in the event of material breach, fraud, criminal conduct or willful misconduct on the part of the other party. Pursuant to the master property management agreement and the master leasing agreement to be entered into between our advisor and the service provider, either party may terminate the master property management agreement or the master leasing agreement, as applicable, under several circumstances, including in the event of fraud, criminal conduct or willful misconduct on the part of the other party.

Our property managers will hire, direct and establish policies for employees who have direct responsibility for the operations of each real property they manage, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property managers may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. The management fees we pay to our property managers will include, without additional expense to us, all of our property managers’ general overhead costs.

Affiliated Companies

Dealer Manager

Our dealer manager is a member firm of FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for PE-ARC, ARC RCA, ARC DNAV, ARC HT II, ARC RFT, PE-ARC II, ARC HOST, UDF V, ARC NYCR, ARC Global II, ARC HT III, AEP, BDCA and BDCA II.

Our dealer manager is owned by an entity which is under common control with AR Capital, LLC. Accordingly, our dealer manager is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane. Our dealer manager is an affiliate of our advisor. See the section entitled “Conflicts of Interest” in this prospectus.

The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	47	Chairman and Interim Chief Executive Officer
Louisa Quarto	46	President
John H. Grady	53	Chief Operating Officer
Joseph D. Neary, Jr.	47	Chief Compliance Officer
Alex MacGillivray	52	Executive Vice President and National Sales Manager
Steve Rokoszewski	38	Executive Vice President

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Grady, Neary, MacGillivray and Rokoszewski are described below:

Louisa Quarto has been the President of Realty Capital Securities LLC, our dealer manager, since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for Realty Capital Securities include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through

April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

John H. Grady has served as the chief operating officer and chief compliance officer of our dealer manager since October 2012. He has also served as the chief compliance officer of BDCA and the BDCA advisor since October 2012. Prior to October 2012, Mr. Grady was the chief operating officer and general counsel at Steben & Company from December 2009 to September 2012. Prior to joining Steben and Company, Mr. Grady served as a senior adviser to Coil Investment Group, from April 2008 to December 2009. From October 2006 to February 2008, Mr. Grady held a number of positions at Nationwide Funds Group, including president and chief executive officer. From February 2001 to June 2006, Mr. Grady worked at Turner Investment Partners and its mutual fund company spin-off, Constellation Funds Group. Prior to February 2001, Mr. Grady was a partner at Morgan, Lewis LLP (1995 – 2001), and an associate with Ropes & Gray LLP and Steptoe & Johnson LLP. Mr. Grady received his J.D. from The University of Pennsylvania Law School and his B.A. from Colgate University. Mr. Grady maintains his FINRA 3, 7, 24 and 63 licenses and is a member of the bar in Pennsylvania, Maryland and the District of Columbia.

Joseph D. Neary, Jr. was appointed as chief compliance officer of our dealer manager in January 2014. Prior to joining our dealer manager, Mr. Neary served as the chief compliance officer of Park Avenue Securities, a wholly owned subsidiary of The Guardian Life Insurance Company, from March 2013 until December 2013. Mr. Neary served as the chief compliance officer of Advisor Group’s investment advisory retail firms in February 2010 and served in that capacity until March 2013. Mr. Neary has also been a compliance officer of AIG SunAmerica Asset Management Corp. and served as the chief compliance officer for AIG SunAmerica Capital Services, Inc., the principal underwriter (i.e., wholesaling broker-dealer) for certain mutual funds advised by AIG SAAMCo and variable annuities issued by AIG SunAmerica Life Assurance Company. In addition to his time with AIG and Guardian, Mr. Neary served as a compliance officer at both Prudential Financial and Marsh & McLennan, where part of his overall responsibilities included focusing on the oversight of wholesaling broker-dealer activities, capital raising and retirement services compliance. Mr. Neary has been licensed to practice law in New York and New Jersey since 1997 after obtaining an L.L.M. in international business transactions from McGeorge School of Law and his JD from Widener University Law School, while also holding FINRA 7, 24, 53 and 66 Registrations.

Alex MacGillivray has been the senior vice president and national sales manager of our dealer manager since June 2009. Mr. MacGillivray was promoted to Executive Vice President in January 2010. Mr. MacGillivray has over 20 years of sales experience and his current responsibilities include sales, marketing, and managing the distribution of all products offered by our dealer manager. From January 2006 to December 2008, he was a director of sales at Prudential Financial with responsibility for managing a team focused on variable annuity sales through numerous channels. From December 2003 to January 2006, he was a national sales manager at Lincoln Financial, overseeing a team focused on variable annuity sales. From June 1996 to October 2002, he was a senior sales executive at AXA Equitable, initially as division sales manager, promoted to national sales manager, and promoted again to chief executive officer and president of AXA Distributors, with responsibility for variable annuity and life insurance distribution. From February 1992 to May 1996, Mr. MacGillivray was a regional vice president at Fidelity Investments with responsibility for managing the sales and marketing of mutual funds to broker-dealers. While at Fidelity Investments, he was promoted to senior vice president and district sales manager in 1994. From October 1987 to 1990, Mr. MacGillivray was a regional vice president at Van Kampen Merritt where he represented mutual funds, unit investment trusts, and closed end funds. Mr. MacGillivray holds FINRA Series 7, 24 and 63 licenses.

Steve Rokoszewski joined the dealer manager in March of 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the Realty Capital Securities internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining Realty Capital Securities, he was Sales Desk Manager for KBS

Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.

Transfer Agent

Our transfer agent is owned by an entity which is under common control with our sponsor. While our transfer agent will not process your subscription agreement or certain forms directly, our transfer agent will provide customer service to you. Additionally, our transfer agent will supervise third party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs, including those sponsored by our sponsor.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Nicholas S. Schorsch, Edward M. Weil, Jr., Peter M. Budko and Nicholas Radesca. Our advisor seeks to make investments on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Certain Relationships and Related Transactions

Advisory Agreement.  We entered into an Advisory Agreement with American Realty Capital Retail II Advisors, LLC, our advisor, on September 25, 2014, pursuant to which our advisor manages our day-to-day operations. We pay, in the form of performance-based restricted partnership units of our operating partnership designated as “Class B units,” which are intended to be profit interests, our advisor and its affiliates certain fees, distributions and expense reimbursements pursuant to the advisory agreement. See the sections entitled “— The Advisor — Advisory Agreement” and “Management Compensation” for a description of such fees, distributions and expense reimbursements. See the section entitled “Management Compensation” in this prospectus for a description of such fees and expense reimbursements.

Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, also is the chief executive officer of our advisor. Edward M. Weil, Jr., our president, chief operating officer, treasurer and secretary, also is the president, chief operating officer, treasurer and secretary of our advisor. Messrs. Schorsch and Weil are indirect owners of our advisor. Peter M. Budko, our executive vice president and chief investment officer, also is executive vice president of our advisor. Nicholas Radesca, our chief financial officer, also is the chief financial officer of our advisor. For a further description of this agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.

Dealer Manager Agreement.  We have entered into a dealer manager agreement with our dealer manager, which may be amended from time to time. We will pay to our dealer manager a selling commission and certain expense reimbursements. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, together indirectly own a majority of the ownership and voting interests of our dealer manager. Edward M. Weil, Jr., our president, chief operating officer, treasurer and secretary, serves as chairman and interim chief executive officer of our dealer manager. Louisa Quarto is president of our dealer manager. John H. Grady currently serves as the chief operating officer and chief compliance officer of our dealer manager. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor, any service provider and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to our advisor, any service provider and their affiliates, including amounts to reimburse their costs in providing services. This table also summarizes fees to be paid to our independent directors. Our advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash, shares of our common stock or OP units. The selling commissions may vary for different categories of purchasers. The total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, real estate commissions and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, in the aggregate from our inception to our liquidity event, may not exceed (a) 6% of all assets’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debts, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) real estate commissions, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through our distribution reinvestment plan.

For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Organizational and Offering Stage
Selling Commission(1)	Our dealer manager will be paid 7.0% of gross proceeds of our primary offering, which will initially be based on a per share purchase price of $25.00. No selling commissions will be paid on sales of shares under the DRIP. Our dealer manager will reallow all selling commissions to selling group participants; provided that a selling group participant may alternatively elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by that selling group participant, with 2.5% thereof paid at the time of the sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee does not exceed 10.0% of the gross proceeds from the sale of our common stock in our primary offering. The total amount of all items of compensation from any source, payable to our dealer manager or the selling group participants will not exceed an amount that equals 10.0% of the gross proceeds of our primary offering.	$140,000/$218,750,000 (assuming we pay 7% of gross proceeds) or $150,000/$234,375,000 (assuming we pay 7.5% of gross proceeds).
Dealer Manager Fee(1)	Our dealer manager will be paid 3.0% of the gross proceeds of our primary offering, which will initially be based on a per share purchase price of $25.00. No dealer manager fee is paid with respect to sales under the DRIP. Our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as dealer manager fees to selling group participants. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a selling group participant in our primary offering in the event such selling group participant elects to receive the 7.5% fee described in “Selling Commission” above.	$60,000/$93,750,000
Organization and Offering Expenses(2)	We will reimburse our advisor up to 2.0% of gross proceeds of our primary offering for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses for due diligence fees included in detailed and itemized invoices.	$40,000/$62,500,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Operational Stage
Acquisition Fees(3)(4)	We will pay to our advisor or its assignees 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and covers such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all future assets acquired after that date.	$26,400/$41,250,000 (or $48,000/$75,000,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $105,600/$165,000,000 assuming the maximum leverage of approximately 75% permitted by our charter).
Acquisition Expenses	We will reimburse our advisor or its assignees for the expenses and third-party costs actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.	$17,600/$27,500,000 (or $32,000/$50,000,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $70,400/$110,000,000 assuming the maximum leverage of approximately 75% permitted by our charter).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
We will reimburse our advisor or its affiliates for any services provided by such entities or by the service provider for which they incur investment-related expenses, or insourced expenses. Such insourced expenses are fixed initially at, and may not exceed, 0.50% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment which are paid at the closing of each such investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year are fixed initially at, and may not exceed, 0.50% of (A) the contract purchase price of our acquisitions and (B) the amounts advanced for all loans or other investments. By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of (A) the contract purchase price of our acquisitions and (B) the amount advanced for each loan or other investment for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates or the service provider described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of what the amount of expenses would be if we outsource the services provided by our advisor or its affiliates or the service provider during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by our advisor or its affiliates or the service provider for any subsequent year in order to remain at or below market rates, if needed.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment. Additionally, we pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.
Additionally, we will pay third-party acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, title and survey, zoning and environmental reports, insurance review and third-party legal expenses.
In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of (A) the contract purchase price of our portfolio to be measured at the close of the acquisition phase and (B) the amount advanced for all loans or other investments.
Asset Management Subordinated Participation(5)	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to:
	(i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets) ; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV.	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Our advisor and its assignees are entitled to receive distributions on the vested and unvested Class B units they receive in connection with its asset management subordinated participation at the same rate as distributions received on our common stock. These distributions will be in addition to the incentive fees the advisor, its affiliates and assigns may receive, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made by the company to its stockholders equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle;” or (b) any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of our independent directors; provided that, with respect to clauses (a) and (b) above, the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described therein, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Property Management and Leasing Fees	If our advisor or its affiliates or assignees provides property management and leasing services for our properties, we will pay fees equal to: (i) with respect to stand-alone, single-tenant net leased properties which are not part of a shopping center, 2.0% of gross revenues from the properties managed and (ii) with respect to all other types of properties, 4.0% of gross revenues from the properties managed. We also reimburse our advisor for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our advisor. We also pay our advisor customary market leasing commissions. In connection with properties we acquire, we also pay our advisor a one-time transition fee ranging from $1,000 to $2,500 depending on the number of tenants occupying those properties at the time of purchase.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.
Construction Fee	In connection with any construction, renovation or tenant finish-out on any property, we will pay our advisor or its assignees 6.0% of the hard costs of the construction, renovation or tenant finish-out, as applicable, provided that in no event will this fee be less than $500.	Because this fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee. The aggregate amount of construction fees is not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Operating Expenses(6)(7)	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we do not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, impairments, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets including lease intangibles, invested, directly or indirectly, in equity interests in and loans secured by real estate including amounts invested in REITs and other real estate operating companies before deducting reserves for depreciation, impairments, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The expenses to be reimbursed to our advisor include personnel costs in connection with services provided by our advisor during the operational stage, in addition to paying an asset management subordinated participation. However, we do not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We do not reimburse the advisor for salaries and benefits paid to our executive officers.	Not determinable at this time.
Financing Coordination Fee(3)	If our advisor or its assignees provides services in connection with the financing of any investments, assumption of any loans with respect to any investments or refinancing of any loans on any investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under that financing, or assumed debt, subject to certain limitations. The advisor may reallow some or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$10,800/$16,875,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $39,600/$61,875,000 assuming the maximum leverage of approximately 75% permitted by our charter.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Restricted Stock Awards	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted stock.	Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 6,250,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Compensation and Restricted Stock Awards to Independent Directors	We will pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 per transaction reviewed and voted upon via electronic board meeting and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:	The independent directors, as a group, receive for a full fiscal year: (i) estimated aggregate compensation of approximately $80,000 and (ii) 2,666 restricted shares of common stock.
• $2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
• $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, the company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.
Liquidation/Listing Stage
Real Estate Commissions(3)	In connection with the sale of a property in which our advisor or its affiliates or assignees provides a substantial assistance, we will pay our advisor or its assignees a real estate commission equal to 2.0% of the contract sales price of that property, but in no event will that commission be greater than one-half of the total brokerage commission if a brokerage commission is paid to a third party broker in addition to the real estate commissions paid to our advisor and its affiliates and agents; provided, however, that in no event may the sum of the real estate commissions paid to our advisor and its affiliates and agents and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including an investment analysis, a property description and other due diligence information) or certain other substantial services performed by the advisor or its affiliates or agents in connection with a sale.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Annual Subordinated Performance Fee(3)	We will pay our advisor or its assignees an annual subordinated performance fee calculated on the basis of our annual return to stockholders, payable monthly in arrears, such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to the advisor does not exceed 10.0% of the aggregate return for such year, and that the amount will not actually be paid to the advisor unless investors receive a return of capital contributions. This fee will be payable only upon the sale of assets, distributions or other event which results in our return on stockholders’ capital exceeding 6.0% of the average original issue price of our shares per annum.	The actual amount will depend on our performance, as well as on the number of shares sold, the NAV per share and the period of time that the investor continues to hold the shares.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange at the time of sale)(8)(9)	The special limited partner or its assignees will receive from time to time, when available, including in connection with a merger, consolidation or sale or other disposition of all or substantially all of our assets, 15.0% of the remaining “net sales proceeds” after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. “Net sales proceeds” generally refers to the proceeds of sale transactions less selling expenses incurred by or on our behalf, including legal fees, closing costs or other applicable fees. For the full definition of “net sales proceeds,” you should refer to our charter. We cannot assure you that we will provide the return of capital and the 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ and assigns’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (125,000,000 shares)
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)(8)(10)	Upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, the special limited partner or its assignees will receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions paid to stockholders exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ and assigns’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution upon Termination of the Advisory Agreement(10)(11)	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions paid to stockholders exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide the return of capital and the 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ and assigns’ incentive compensation. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.

Historically, due to the apparent preference of the public markets for self-managed companies, non-traded REITs have engaged in internalization transactions (an acquisition of management functions by the REIT from its advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. Our charter and advisory agreement provide that no compensation or other remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization transaction (an acquisition of management functions by us from our advisor) in the future.

(1)	The combined selling commissions, dealer manager fee and such non-cash compensation will not exceed 10% of gross proceeds of the primary offering, which we refer to as FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess over FINRA’s 10.0% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds. Until the NAV pricing date, the per share purchase price for shares in our primary offering will be up to $25.00 (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 125,000,000 shares at a purchase price of $25.00 per share.
(2)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, due diligence expense reimbursements to participating broker-dealers included in a detailed and itemized invoice, amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with the administrative oversight of the offering and marketing process, preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of our primary offering.
(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash, shares of our common stock or OP units. For the purposes of the payment of any fees in common stock, prior to the NAV pricing date, each share of our common stock will be issued at the per share offering price of our common stock in the offering minus the maximum selling commissions and dealer manager fee allowed in the offering. Thereafter, each share of common stock will be issued at a price equal to the applicable NAV.
(4)	These acquisition fees will be payable with respect to reinvestment only, if during the period ending two years after this close of the primary offering, we sell an asset and then reinvest in assets; in this event, we will pay our advisor 1.0% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment; provided, however, that in no event will the aggregate acquisition fees and expenses paid in respect of our total reinvestments exceed 4.5% of (A) the contract purchase price of our portfolio and (B) the amount advanced for each loan or other investment.
(5)	For example, if the cost of assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees) we hold with respect to a quarter equals $50,000,000 and the value of one share of our common stock as of the last day of such quarter equals $22.50, 4,166.67 Class B Units would be issuable to our advisor calculated as follows: (((50,000,000 × 0.1875%) - 0) ÷ $22.50 = 4,166.67).
(6)	This fee will not include the actual costs of tenant improvements for services for which the tenant is responsible for payment.
(7)	Operating expenses will include reimbursement of our advisor for personnel costs. See the section entitled “Management” in this prospectus. We will not reimburse the advisor for salaries and benefits paid to our executive officers.
(8)	Neither our advisor nor any of its affiliates (including the special limited partner) and assignees can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be evidenced by a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder will be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to the special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by our charter.
(9)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale occurs, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive distributions solely out of net sales proceeds, of an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the termination date of the advisory agreement and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.
(10)	The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning six months after the shares are first listed or included for quotation. If any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution, then we will not be required to pay the advisor any further subordinated participation in net sales proceeds.
(11)	The subordinated distribution upon termination, if any, will be evidenced by a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable.
If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable.
If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a listing of the shares of our common stock on a national securities exchange or the receipt of our stockholders of securities that are listed on a national securities exchange in exchange for our shares of common stock in a merger or any other type of transaction, then the special limited partner will be entitled to receive a subordinated distribution upon termination in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (u) the fair market value of the investments owned as of the termination date, less (v) any loans secured by such investments owned as of the termination date, plus (w) the fair market value of the investments acquired after the termination date for which the advisor would have been entitled to receive an acquisition fee (collectively, the “included assets”), less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP units in connection with the acquisition of any included assets upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase plan or otherwise), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is an other liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination in an amount equal to (A) 15.0% of the amount, if any, by which

(1) the sum of (u) the fair market value of the investments owned as of the termination date, less (v) any loans secured by such investments owned as of the termination date, plus (w) the fair market value of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP units in connection with the acquisition of any included assets upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase plan or otherwise), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual six percent (6.0%) cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. If the special limited partner receives the subordinated incentive listing distribution, neither it nor any of its affiliates would be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon termination.

If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sale proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.

PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5.0%, as applicable, of our outstanding stock. As of the date of this prospectus, we had one stockholder of record and 8,888 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding stock beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
American Realty Capital Retail II Special Limited Partnership, LLC(2)	8,888	100%

*	Less than 1%.
(1)	The business address of each entity listed in the table is 405 Park Avenue, New York, New York 10022.
(2)	The special limited partner is controlled by our sponsor, which is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block, and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our sponsor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Real Estate Programs

General

All of our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our dealer manager and their affiliates. Certain of these parties have legal and financial obligations with respect to other REIT programs sponsored by AR Capital, LLC, entities and investors that are similar to their obligations to us. In the future, some of these parties and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Our Sponsor and its Affiliates

Mr. Schorsch is the executive chairman of the board of directors of ARCP and ARC HT, each, a publicly traded REIT listed on The NASDAQ Global Select Market and the chairman of the board of directors of NYRT, a publicly traded REIT listed on the New York Stock Exchange. Mr. Schorsch also serves as chief executive officer of NYRT. Mr. Schorsch is also a director or officer of ARC RCA, ARC DNAV, ARC Global, ARCT V, ARC HOST, ARC HT II and ARC NYCR. Mr. Kahane is the chief executive officer of ARC HOST is also a director of NYRT, ARC RCA, ARC HT, ARC HOST, ARC HT II and ARC NYCR, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Schorsch and Mr. Kahane are also directors of BDCA and BDCA II, which are public, non-traded business development companies, and the general partner of AEP, a non-traded oil and gas limited partnership, each of which is sponsored by the parent of our sponsor, advised by affiliates of our sponsor and an entity for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

Every transaction that we enter into with our advisor, our property manager, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by, or disagreement with, an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager, our dealer manager or any of their respective affiliates.

Our sponsor has entered into a services agreement with RCS Advisory Services, LLC, or RCS Advisory, pursuant to which RCS Advisory provides us and other programs sponsored directly or indirectly by AR Capital, LLC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. As explained in the following paragraph, RCS Advisory is an entity under common control with our sponsor, and therefore the services agreement is a related party transaction which was not negotiated at arm’s-length. The agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the noncompliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

Each of our dealer manager, our transfer agent and RCS Advisory Services, LLC, or RCS Advisory, are indirect subsidiaries of RCS Capital Corporation, or RCAP, a publicly traded holding company whose Class A common stock is listed on the New York Stock Exchange under the symbol “RCAP.” Mr. Schorsch, our chief executive officer and chairman of our board of directors, and Mr. Budko, our executive vice president, are both directors of RCAP. RCAP Holdings, LLC, or RCAP Holdings, is an entity under common control with our sponsor, and RCAP Holdings owns the only outstanding share of RCAP’s Class B common stock. Under RCAP’s certificate of incorporation, RCAP Holdings, as the holder of one share of Class B common stock, has one vote more than 50% of the voting rights of RCAP, and thereby controls RCAP and its subsidiaries, which includes our dealer manager, our transfer agent and RCS Advisory. As a result, our dealer manager, our transfer agent and RCS Advisory are under common control with our sponsor. The Class B common stock has no economic rights.

RCAP, an entity under common control with the parent of our sponsor, has assembled a retail advice platform consisting of various retail broker dealer businesses. One or more of those broker dealers may become a soliciting dealer for this offering and act as a soliciting dealer for other offerings sponsored directly or indirectly by the parent of our sponsor. The broker dealers that are part of RCAP’s retail advice platform maintain the management of all of their respective business and strategic decisions and RCAP does not require such broker dealers to sell the securities of any offering sponsored directly or indirectly by the parent of our sponsor, including this offering. The individual broker dealers and financial advisors employed by firms that are part of the RCAP retail advice platform, consistent with their obligations under FINRA rules and the policies and procedures of their respective firms, determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale.

Competition for Investors

We expect that several publicly offered programs sponsored directly or indirectly by the parent of our sponsor and its affiliates, including ARC RCA, BDCA, ARC DNAV, ARC HT II, PE-ARC II, ARC HOST, UDF V, AEP, ARC NYCR, BDCA II and others will be raising capital in their respective public offerings concurrently with at least a portion of the duration of this offering. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with our offering. As a result, we face a conflict of interest due to the potential competition among us and these other programs for investors and investment capital. AR Capital, LLC generally seeks to reduce the conflicts that may arise among their various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored by our sponsor will be raising capital and which will compete with us for investment capital.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other programs sponsored directly or indirectly by the parent of our sponsor for the acquisition, development or improvement of properties or other investments that meet our investment objectives provided such joint ventures are approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the joint venture, as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures.

Our advisor has some of the same executive officers and key employees as other affiliates of the parent of our sponsor, and these persons may face conflicts of interest in determining whether and which program sponsored by the parent of our sponsor or other entity advised by an affiliate of our sponsor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire and lease properties in the same geographic areas where other programs sponsored by AR Capital, LLC or affiliated entities own and lease properties. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives, except for ARC RCA, which focuses on acquiring a diversified portfolio of existing anchored, stabilized core retail properties located in the United States. As of June 30, 2014, ARC RCA had acquired six properties with an aggregate purchase price of $201.7 million. See “— Investment Rights and Obligations” below. Conflicts of interest may also exist at such time as we or our sponsor’s affiliates seek to employ developers, contractors, building managers or other third parties. Our sponsor and its affiliates seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our sponsor and its affiliates also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our sponsor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in, and they will continue to engage in, other business activities on behalf of themselves and others, our executive officers and our sponsor face conflicts of interest in allocating their time among us and other programs sponsored directly or indirectly by AR Capital, LLC and other business activities in which they are involved. In addition, many of the same key professionals associated with our sponsor have existing obligations to other programs sponsored by the parent of our sponsor. Our executive officers and the key professionals associated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved.

We believe that our executive officers devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. We believe that certain executive officers of our advisor will devote a large portion of their time to us and that our chief executive officer, Mr. Schorsch, may devote less time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than described above.

Some of the officers and key personnel of our advisor serve in similar capacities for the advisors of each of the other REITs sponsored by AR Capital, LLC referred to above. Some of these other REITs have just reached the operational stage, when the REIT is initially effecting selling efforts and identifying acquisitions. Based on AR Capital, LLC’s experience in sponsoring multiple non-traded REITs, a significantly greater time commitment is required for such REITs than for REITs that have been in operations for a longer period of time. Thus, the officers and key personnel of our advisor are expected to spend a substantial portion of their time on activities unrelated to us, reducing the amount of time they may devote to us.

Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our sponsor and its affiliates receive fees from us, which could be substantial and have not been negotiated at arm’s-length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle the advisor to increased acquisition fees and potentially increase the asset management subordinated participation interest assuming the triggers are satisfied;
•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner, respectively, to disposition fees and a possible subordinated participation in net sales proceeds;
•	acquisitions of properties and other investments and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated participation interests;
•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored directly or indirectly by the parent of our sponsor, which may entitle affiliates of our sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our advisor assuming the triggers are satisfied;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle the special limited partner to a subordinated participation in net sales proceeds.

The fees our advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions, and our advisor may have an incentive to cause us to incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more debt and at higher prices.

From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.

Duties Owed by Members of our Board to Current and Possibly to Future Programs Sponsored by AR Capital, LLC

Some of our directors are also directors of other programs of AR Capital, LLC. The duties of our directors serving on the boards of these other entities or possibly on the boards of future programs sponsored directly or indirectly by the parent of our sponsor may conflict with the fiduciary duties they owe to us and may influence the judgment of such directors when considering issues for us that also may affect other programs sponsored directly or indirectly by the parent of our sponsor, such as the following:

•	We could enter into transactions with other programs sponsored directly or indirectly by the parent of our sponsor, such as property sales, acquisitions, joint ventures or financing arrangements. Decisions of our board of directors regarding the terms of those transactions may be influenced by certain members of our board of directors and their loyalties to other programs sponsored directly or indirectly by the parent of our sponsor.

•	A decision of our board of directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored directly or indirectly by the parent of our sponsor.
•	A decision of our board of directors regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored directly or indirectly by the parent of our sponsor.

Our Executive Officers and Some of Our Directors are Affiliates of Our Advisor and its Affiliates

Our executive officers, some of our directors, and the key real estate professionals at our advisor are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of:

•	our dealer manager; and
•	other programs sponsored directly or indirectly by AR Capital, LLC (see the “Prior Performance Summary” section of this prospectus with respect to the parent of our sponsor).

As a result, they have loyalties to each of these programs, their stockholders and members and limited partners advised by entities affiliated with our sponsor. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Transactions Best Practices Policy

Our board of directors has adopted best practices guidelines on affiliated transactions that prevent us, with certain exceptions, from entering into co-investments or any other business transaction with any other entity affiliated with our sponsor. The exceptions under the guidelines do, however, allow us to enter into (i) transactions specifically contemplated by this prospectus, (ii) roll-up transactions that comply with the requirements set forth in our charter (provided that the roll-up transaction is not with programs sold through broker-dealers and sponsored by the parent of our sponsor), and (iii) funding transactions, including loans, with our advisor or another entity affiliated with our sponsor. Except when in connection with permitted roll-up transactions, we may not purchase any asset from, or sell any asset to, any entity affiliated with our sponsor.

Affiliated Dealer Manager

Because our dealer manager is owned by an entity under common control with the parent of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

Our dealer manager also is the dealer manager in other offerings, including offerings sponsored directly or indirectly by the American Realty Capital group of companies, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored directly or indirectly by our sponsor and other third-party sponsors that will be conducted concurrently with our offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker dealer capable of simultaneously distributing multiple direct investment programs. As of June 30, 2014, our dealer manager, a subsidiary of RCS Capital Corporation, an entity under common control with the parent of our sponsor, had a team of 305 professionals. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely affecting its ability to act as dealer manager in this offering.

Our dealer manager has adopted a best practices policy related to affiliated transactions applicable to all the issuers whose securities are traded on the dealer manager’s platform. This guideline requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict the issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. We have adopted guidelines to comply with the foregoing requirement. Our dealer manager will monitor each such issuer for its compliance with these guidelines. Our dealer manager also will monitor the adoption of similar guidelines in the direct investment industry and will review the guidelines on a no less frequent than annual basis.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000.

Property Management

All of our properties will be managed and leased, subject to oversight by our advisor, by affiliates of the service provider, except when the service provider determines that a third party manager is more appropriate. The property managers and their affiliates also serve as property managers for properties owned by other real estate investment programs for which the service provider or its affiliates provides services, some of which may be in competition with our properties. Management fees paid to our advisor, a substantial portion of which are paid by our advisor to the service provider, are based on a percentage of the rental income received by the managed properties. We also pay our advisor customary market leasing commissions. For a more detailed discussion of the anticipated fees and commissions paid and to be paid for property management and leasing services, see the section entitled “Management Compensation” in this prospectus.

Valuation Conflicts

Commencing with the NAV pricing date, the asset management subordinated participation paid to our advisor will be based on NAV, which the advisor is responsible for calculating. Appraisals and valuations of our properties and investments in real estate-related assets, which are used to calculate NAV, are estimates and may not correspond to the amount that may be realized by the company upon a sale of such. Our advisor may be motivated to establish NAV at higher amounts than amounts that could actually be realized upon a sale of our assets because higher NAV will result in higher compensation to the advisor.

We will also compensate our independent valuer for providing appraisals of our properties as described in “Valuation Policies — Valuation of Our Properties.” The compensation we will pay to our independent valuer has been approved by our board of directors, including a majority of our independent directors and is based on standard market terms. Such compensation is a fixed fee based upon the complexity of the appraisal and time scale for completion, plus any out-of-pocket expenses. The compensation is not based on the value of the real property contained in the appraisal.

Lack of Separate Representation

Proskauer Rose LLP acts, and may in the future act, as counsel to us, our advisor, our dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, our advisor, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor and the Service Provider

We may enter into joint ventures with other American Realty Capital-sponsored programs and real estate investment programs for which the service provider and/or its affiliates provide services (as well as other parties) for the acquisition, development or improvement of properties. See the section entitled “Investment Strategy, Objectives and Policies — Joint Ventures” in this prospectus. Our advisor, the service provider and their respective affiliates may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor and/or the service provider may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Because our advisor and its affiliates will control or have an advisory relationship with both us and an affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates (a substantial portion of which will be paid by our advisor to the service provider and its affiliates), including acquisition fees, property management and leasing fees, construction fees, real estate commissions and participation in non-liquidating net sale proceeds. However, the fees and compensation payable to our advisor and its affiliates relating to the sale of properties (other than sales commissions related to real property transactions) will only be payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor and its affiliates and the service provider and its affiliates have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that all such fees (other than subordinated participation in net sales proceeds and subordinated incentive listing distributions) are payable to our advisor regardless of the quality of the properties acquired or the services provided to us. See the section entitled “Management Compensation” in this prospectus.

We may also pay significant fees and distributions during our listing/liquidation stage. Most of the fees and distributions payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns. Our advisor and the service provider may have a conflict of interest concerning our listing/liquidation stage, particularly due to the fact that, depending on the advisor’s and the service provider’s respective tax situation, capital needs and exit horizon, our advisor and the service provider may receive more value from a listing rather than a liquidation.

From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.

Investment Rights and Obligations

We expect to enter into an investment opportunity allocation agreement, or the retail allocation agreement, with ARC RCA and us, or the ARC Funds, which impacts our ability to make investments in our target assets. Pursuant to the retail allocation agreement, if any ARC Fund advisor determines that one or more proposed property acquisitions is appropriate for its ARC Fund, and assuming each ARC Fund has sufficient capital to support such proposed property acquisition, such proposed property acquisition will be presented to our board of directors and the board of directors of ARC RCA for a vote on whether to pursue such proposed property acquisition. If the board of directors of more than one ARC Fund approves to pursue such proposed property acquisition, then the acquisitions of such properties will be subject to rotation among the ARC Funds, depending on whether the ARC Funds have sufficient capital to acquire all or some of the proposed property acquisitions and which ARC Fund most recently made a property acquisition. The investment objective of both ARC Funds is to acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least

80.0% leased at the time of acquisition. For this reason, we are a party to the retail allocation agreement. Notwithstanding the foregoing, any priority to proposed property acquisitions will be lifted in cases in which a proposed property acquisition would overly concentrate us or ARC RCA in a particular industry or tenant.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions or we have adopted policies relating to (1) transactions we enter into with our sponsor, our directors, our advisor, the service provider and affiliates of our advisor or the service provider, (2) certain future offerings, and (3) allocation of investment opportunities among entities affiliated with our advisor and the service provider and their respective affiliates. It is the duty of our board (including the independent directors) to ensure that the method of allocating investment opportunities among entities affiliated with our advisor and the service provider is applied fairly to us. These restrictions and policies include, among others, the following:

•	We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an appraiser which has no material current or prior business or personal relationship with our directors or our advisor. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us. If a related party transaction is approved by our board, our advisor and its affiliates will be entitled to receive fees and expense reimbursements in connection with the transaction on the same basis as if the transaction were with a third party.
•	We will not make any loans to our sponsor, our advisor, any service provider, any of our directors, any of our officers or any of their respective affiliates, other than loans to wholly owned subsidiaries and except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, our advisor, any service provider, our directors, our officers or their respective affiliates if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor, any service provider, any of our directors, any of our officers or any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. For these purposes, amounts owed but not yet paid by us under any property management agreements, shall not constitute amounts advanced pursuant to a loan.
•	We may not invest in joint ventures with our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates, unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable, other than equity securities of a REIT or other real estate operating company.
•	Our advisor, the service provider and their respective affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses (as defined by our charter), including the advisor asset management subordinated participation, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.
•	Our advisor relies primarily on the service provider and its affiliates for identifying investments. The service provider has agreed with our advisor that, subject to certain limitations, neither the service provider nor its affiliates may invest directly or indirectly in, or offer to third parties, certain investment opportunities (such as certain anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers and other need based shopping centers) if we have sufficient funds or reasonably anticipate having sufficient funds to acquire such assets in a timely fashion, unless and until the opportunity is first presented to our advisor for presentation to us. If we pass on such acquisition or do not have sufficient funds or do not reasonably anticipate having sufficient funds to acquire such assets in a timely fashion, then the service provider or its affiliates may acquire the subject investment directly or for another real estate investment program. Subject to certain limitations, this right of first offer will apply, provided that the services agreement between our advisor and the service provider is in effect until the earlier to occur of (i) following the expiration or termination of this offering, a date which all funds that have been raised in this offering are fully invested and (ii) September 25, 2016. Note, however, that the limitations on this right of first offer may result in a conflict between our interests and the interests of the service provider and its affiliates and, as a result, may have an adverse impact on us.
•	We will not accept goods or services from our sponsor, our advisor, any service provider, any of our directors or any of their respective affiliates or enter into any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
•	Our sponsor will not enter into co-investments or other business transactions with us or any ARC Program except for (i) transactions specifically contemplated by the prospectus, and exhibits to the registration statement related thereto, of such ARC Program, as filed with the SEC upon initial effectiveness of such program’s current offering of securities, and (ii) funding, including loans, from the ARC Program’s advisor to the ARC Program in compliance with applicable law and in accordance with the terms of any operative agreements and other documents. Notwithstanding the foregoing, although permitted by our charter (subject to certain conditions, including a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable to us), our sponsor has agreed that it will not, directly or indirectly, (i) purchase any asset from, or sell any asset to, any ARC Program or (ii) otherwise co-invest in any asset with any ARC Program, provided that the formation transactions in connection with the organization of ARCP are excluded from the foregoing restrictions and are permissible transactions under this policy. See “— Affiliated Transactions Best Practices Policy” above for a description of our policy with respect to transactions with our sponsor.
•	The service provider will not enter into co-investments or other business transactions with us or any Lincoln Program except for (i) transactions specifically contemplated by the prospectus of such Lincoln Program and exhibits to the registration statement related thereto, as filed with the SEC upon initial effectiveness of such program’s current offering of securities, and (ii) funding, including loans, from the Lincoln Program’s advisor to the Lincoln Program in compliance with applicable law and in accordance with the terms of any operative agreements and other documents. We will not enter into any transaction with the service provider or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us. See “— Affiliated Transactions Best Practices Policy” above for a description of our policy with respect to transactions with the service provider.

•	We will not enter into any transaction with the service provider or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity (a “person”) includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;
•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
•	any person directly or indirectly controlling, controlled by, or under common control with, such other person;
•	any executive officer, director, trustee or general partner of such other person; and
•	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

As used above, (i) an “ARC Entity”, which includes us, is an investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests describe below) is held, directly or indirectly, by Nicholas S. Schorsch and/or William M. Kahane, (ii) an “ARC Program”, which includes us, is any ARC Entity that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering and (iii) a publicly-traded REIT will not be deemed an ARC Entity or ARC Program solely as a result of ownership of shares by Nicholas S. Schorsch and/or William M. Kahane provided that (A) the total ownership by such individuals is less than 10% of the outstanding equity of the publicly-traded REIT, (B) neither Nicholas S. Schorsch nor William M. Kahane, nor any other officer or director of any other ARC Program, is an officer or director of such publicly-traded REIT or its external advisor (if any), and (C) such publicly-traded REIT is not controlled directly by Nicholas S. Schorsch and/or William M. Kahane.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors. Our charter also empowers the independent directors to retain their own legal and financial advisors. A majority of the independent directors must approve matters relating to or act upon:

•	the duty of the board to establish written policies on investments and borrowing and to monitor the administrative procedures, our and our advisor’s investment operations and performance to assure that such policies are carried out;
•	our minimum capitalization;
•	the advisory agreement;
•	liability and indemnification;
•	the reasonableness of our fees and expenses;
•	limitations on organization and offering expenses;
•	limitations on acquisition fees and acquisition expenses;
•	limitations on total operating expenses;
•	limitations on real estate commissions on resale of property;
•	limitations on incentive fees;

•	advisor compensation;
•	a periodic duty to review our investment policies;
•	the authority to select an independent appraiser to determine the fair market value that we pay for real estate that we acquire both (x) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (y) whenever we acquire property from the advisor, the directors, the sponsor or their affiliates;
•	the restrictions and procedures relating to meetings of stockholders;
•	the authority of a majority of stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the board, to vote to elect the directors;
•	the requirements of any reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw;
•	the adoption of an extension amendment or a plan of liquidation; and
•	the requirement that a majority of independent directors approve matters relating to modifications to their duties and restrictions.

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with us and our advisor.

*	At inception.
(1)	The investors in this offering will own registered shares of common stock in us.
(2)	Our sponsor is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Each property to be held in a special purpose entity.
(4)	Through its controlling interest in the advisor, the special limited partner is entitled to receive the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
(5)	Our dealer manager is owned by an entity which is under common control with our sponsor.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Overview

Our primary investment objectives are:

•	Preserve and protect capital;
•	Provide attractive and stable cash distributions; and
•	Increase the value of assets in order to generate capital appreciation.

We intend to implement our investment objectives as follows:

•	Large Retail Focus — We intend to pursue an investment strategy focused on acquiring a diversified portfolio of existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20 million), and other need-based shopping centers, or collectively, large retail assets, which are located in the United States and at least 80.0% leased at the time of acquisition. We expect the cost of each of these properties to be up to $100 million, and in some cases, in excess of $100 million. By the time we are fully invested, we expect our portfolio to consist of at least 65.0% of large retail assets. In addition, we may invest in existing enclosed mall opportunities for de-malling and reconfiguration into an open air format in an amount expected not to exceed 20.0% of our assets.
•	Necessity-Based Retail — Up to 20.0% of our portfolio may consist of existing grocery-anchored shopping centers with a purchase price of $20 million dollars or less, typically anchored by drug stores, grocery stores, convenience stores and discount stores, or collectively, necessity-based retail assets.
•	Real Estate-Related Assets — Up to 15.0% of our portfolio may consist of real estate-related assets, including loans and debt securities secured by our targeted assets.
•	Discount to Replacement Cost — We intend to purchase properties valued at a substantial discount to replacement cost using current market rents, and with significant potential for appreciation.
•	Low Leverage — We will finance our portfolio opportunistically at a target leverage level of not more than 45% loan-to-value, which ratio will be determined after the close of this offering and once we have invested substantially all the proceeds of this offering.
•	Diversified Tenant Mix — We expect to lease our properties to a diversified group of tenants with a bias toward national tenants.
•	Lease Term — We expect the average lease term on leases on our properties with anchor tenants to be 5 years or greater.
•	Monthly Distributions — We intend to pay distributions monthly out of funds from operations, as adjusted (as described below).
•	Maximize Total Returns — We intend to maximize total returns to our stockholders through a combination of realized appreciation and current income.
•	Exit Strategy — We intend to maximize stockholder total returns through a highly disciplined acquisitions strategy, with a constant view towards a seamless and profitable exit.

Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Our chief executive officer has more than 25 years of real estate experience and our president, chief operating officer, treasurer and secretary has more than nine years of real estate experience. In addition, our chief investment officer has more than 26 years of real estate experience and our chief financial officer has 12 years of real estate experience. Additionally, we will benefit by leveraging the long-established best practices, infrastructure and national resources of the service provider and its affiliates. We believe a number of factors differentiate us from other non-traded REITs, including our property type focus, our lack of legacy issues, our opportunistic buy and sell strategy, and our institutional management team.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on acquiring primarily existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers and other need-based shopping centers and originating or acquiring real estate-related debt and other investments backed by these types of properties. The real estate-related debt we originate or acquire is expected to be primarily first mortgage debt but also may include bridge loans, mezzanine loans, preferred equity or securitized loans.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition of properties and the amount of proceeds raised in this offering.

Investing in Real Property

We seek to invest primarily in existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers (with a purchase price in excess of $20 million), and other need-based shopping centers, or collectively, large retail assets, which are located in the United States and at least 80% leased at the time of acquisition. We expect the cost of each of these properties to be up to $100 million, and in some cases, in excess of $100 million. When we are fully invested, our portfolio is expected to consist of at least 65% of large retail assets. In addition, we may make the following investments in the United States: existing grocery-anchored shopping centers, the purchase price of which is $20 million or less, in an amount expected not to exceed 20% of our assets; existing enclosed mall opportunities for de-malling and reconfiguration into an open air format in an amount expected not to exceed 20% of our assets; and real estate-related debt and investments secured by, or which represent a direct or indirect interest in, the assets described above in an amount expected not to exceed 15% of our assets.

Lifestyle Centers and Power Centers

We believe lifestyle centers and power centers provide higher average sales per square foot and lower common area maintenance costs compared to a traditional shopping mall. Lifestyle centers are shopping centers that typically provide open-air retail space that combine mixed-use commercial development, including dining and entertainment, with boutique stores geared to shoppers with higher disposable incomes. Lifestyle centers tend to be smaller than shopping malls and typically are located near affluent residential neighborhoods and arranged in walkable settings with grids akin to city streets. Power centers are shopping centers that typically feature open-air retail space and contain three or more “big box” retailers and various smaller retailers. A “big box” retailer is a single-use, large, creditworthy national or regional retail store, typically between 25,000 and 100,000 square feet or more, such as a large bookstore, office-supply store, pet store, electronics store, sporting goods store, or discount department store.

Necessity and Grocery Anchored Retail Properties Focus

Necessity and grocery-anchored shopping centers we acquire are expected to have a mix of national, regional and local retailers who sell essential goods and services to customers who live in the neighborhood. We believe necessity and grocery-anchored retail is one of the most stable asset classes in real estate. Necessity- and grocery-oriented retail creates a consistent consumer demand for goods and services typically located within neighborhood and community shopping centers in both economic upturns and downturns. Neighborhood shopping centers typically are between 30,000 and 150,000 square feet and provide consumers with convenience goods such as food, drugs and services for the daily living needs of residents in the immediate neighborhood.

Off-market Opportunities

In addition to receiving access to all major marketed assets through national and local disposition firms, the service provider has access to off-market sourcing, available through the service provider’s affiliates’ established relationships with three major sources: banks, brokers and tenants. The service provider’s and its affiliates’ extensive local and national banking relationships cultivated over years of development activity provide it with off-market opportunities, which are expected to be a sourcing pipeline. Additionally, the service provider and its affiliates’ 40 local offices and extensive network and established relationships with local brokers and its years of national retail development and established relationships with national retailers provide another sourcing opportunity.

Evaluating Investments

Our management, and, subject to our advisor’s oversight, the service provider consider relevant real estate and financial factors, including the location of the property, the leases and other agreements affecting the property, the creditworthiness of major tenants, its income-producing capacity, its physical condition, its prospects for appreciation, its prospects for liquidity, tax considerations and other factors when evaluating prospective investments. In this regard, our advisor and, subject to its oversight, the service provider has substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased within a certain time period and may not be credited against the purchase price if the property is purchased.

Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate:

•	plans and specifications;
•	surveys;
•	environmental reports and environmental matters relating to federal, state and local laws and regulations relating to environmental protection and human health and safety;
•	physical condition reports;
•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;
•	title and liability insurance policies; and
•	financial information relating to the property, including the recent operating history of properties for which there is a recent operating history.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property.

Investing In and Originating Loans

We may originate or acquire real estate loans with respect to the same types of properties in which we may invest directly. Although we do not have a formal policy, our criteria for investing in loans will be substantially the same as those involved in our investment in properties. We may originate or invest in real estate loans (including, but not limited to, investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages). We also may invest in participations in mortgage, bridge or mezzanine loans. Further, we may invest in unsecured loans; however, we will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors. We currently do not intend to invest in, or originate, as applicable, real estate-related debt or investments, including, but not limited to, CMBS and other real estate-related investments, in excess of 15% of the aggregate value of our assets as of the close of our offering period and thereafter.

Our underwriting process typically will involve comprehensive financial, structural, operational and legal due diligence. We will not require an appraisal of the underlying property from a certified independent appraiser for an investment in mortgage, bridge or mezzanine loans, except for investments in transactions with our sponsor, advisor, directors or their respective affiliates. For each such appraisal obtained, we will maintain a copy of such appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount of all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by appraisal, unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

When evaluating prospective investments in and originations of real estate loans, our management, and our advisor consider factors such as the following:

•	the ratio of the total amount of debt secured by property to the value of the property by which it is secured;
•	the amount of existing debt on the property and the priority of that debt relative to our proposed investment;
•	the property’s potential for capital appreciation;
•	expected levels of rental and occupancy rates;
•	current and projected cash flow of the property;
•	the degree of liquidity of the investment;
•	the geographic location of the property;
•	the condition and use of the property;
•	the quality, experience and creditworthiness of the borrower;
•	general economic conditions in the area where the property is located; and
•	any other factors that the advisor believes are relevant.

Prior to presenting any such opportunity to our advisor so that our advisor may determine whether to recommend it to our board of directors, the service provider also considers these factors.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor, after being presented with such an opportunity by the service provider, will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor or the service provider, as applicable, will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. We do not expect to make or invest in bridge loans with a maturity of more than one year (with the right to extend the term for an additional one year) from the date of our investment. Most loans which we will consider for investment would provide for monthly payments of interest and some also may provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

While we do not expect to invest more than 15% of the aggregate value of our assets as of the close of our offering period and thereafter in loans and the real estate-related investments, our charter does not limit the amount of gross offering proceeds that we may apply to loan originations or investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type or any single loan; or
•	the types of properties subject to the mortgages or other loans in which we invest.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Investing in Real Estate Securities

We may invest in securities of non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets. We may purchase the common stock, preferred stock, debt, or other securities of these entities or options to acquire such securities. We currently do not intend to invest in, or originate, as applicable, real estate-related debt or investments (including real estate securities), including, but not limited to, CMBS, in excess of 15% of the aggregate value of our assets as of the close of our offering period and thereafter. Any investment in equity securities (including any preferred equity securities) that are not traded on a national securities exchange or included for quotation on an inter-dealer quotation system must be approved by a majority of directors, including a majority of independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable.

Acquisition Structure

We anticipate acquiring fee interests in properties (a “fee interest” is the absolute, legal possession and ownership of land, property, or rights), although other methods of acquiring a property, including acquiring leasehold interests (a “leasehold interest” is a right to enjoy the exclusive possession and use of an asset or property for a stated definite period as created by a written lease), may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We also may make preferred equity investments in an entity that owns real property. Our focus will be on acquiring anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers and other need-based shopping centers.

Our advisor, the service provider and their respective affiliates are permitted to purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us or any other purpose related to our business.

Description of Leases

Leases Generally

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus and will be on terms customary for the type of property and geographical area.

Tenant Improvements.  We anticipate that tenant improvements required at the time we acquire a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we may be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We would expect to fund those improvements with offering proceeds, through third-party financings or working capital.

Terms of Leases.  We expect that the vast majority of the leases we enter into or acquire will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter into may vary substantially from those described. To the extent material to our operations, we will describe the terms of the leases on properties we acquire by means of a supplement to this prospectus.

Tenant Creditworthiness.  We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and personal guarantors or corporate guarantors of potential tenants. We will compare the reports produced by these services to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

International Investments

We do not intend to invest in real estate outside of the United States or the Commonwealth of Puerto Rico or make other real estate investments related to assets located outside of the United States.

Development and Construction of Properties

We do not intend to acquire undeveloped land, develop new properties, or substantially redevelop existing properties, except for instances where we may invest in existing enclosed mall opportunities for de-malling and reconfiguration into an open air format, in an amount expected not to exceed 20.0% of our assets and except with respect to existing properties that also include undeveloped land as part of the acquisition opportunity.

Joint Ventures

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. Some of the potential reasons to enter into a joint venture would be to acquire assets we could not otherwise acquire, to reduce our capital commitment to a particular asset, or to benefit from certain expertise that a partner might have. In determining whether to invest in a particular joint venture, we will evaluate the assets of the joint venture under the same criteria described elsewhere in this prospectus for the selection of our investments. In the case of a joint venture, we also will evaluate the terms of the joint venture as well as the financial condition, operating capabilities and integrity of our partner or partners. We may enter into joint ventures with our directors, our advisor or its affiliates only if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers and subject to the restrictions discussed above in “Conflicts of Interest — Certain Conflict Resolution Procedures”.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. If the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. If any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Our advisor may have conflicts of interest in determining which American Realty Capital-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Because our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.

Exit Strategy — Liquidity Event

We intend to begin the process of achieving a liquidity event within three to six years after we complete this offering, including any subsequent registration statement filed to bring forward shares from this offering. A liquidity event could include a sale of all or substantially all of our assets and distribution of the net sale proceeds to our stockholders, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of this offering, our charter requires, unless extended by a majority of the board of directors and a majority of the independent directors, that we hold a stockholders meeting to vote on a proposal for our orderly liquidation of our portfolio. If the adoption of a plan of liquidation is postponed, our board of directors will reconsider whether liquidation is in the best interests of our stockholders at least annually. Further postponement of the adoption of a plan of liquidation will only be permitted if a majority of the directors, including a majority of independent directors, determines that liquidation would not be in the best interests of our stockholders. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate at least 10% of our then outstanding common stock. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of our initial public. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may exist in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Many REITs that are listed on a national stock exchange are considered “self-managed,” because the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our advisor and property managers, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-managed, the advisory agreement permits us to acquire the business conducted by the advisor

(including all of its assets). Our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates in connection with any internalization (an acquisition of management functions by us from our advisor) in the future. See the section entitled “Conflicts of Interest” in this prospectus.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed until such time as (a) our shares of common stock are listed, or (b) our charter is amended, which requires approval of our stockholders, or we revise our investment policies, as applicable. Until the occurrence of clause (a) or (b) above, we will not:

•	borrow in excess of 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;
•	borrow in excess of 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. This policy limitation, however, does not apply to individual real estate assets or investments and will only apply once we have ceased raising capital under this offering and have invested substantially all of our capital;
•	make investments in assets located outside of the United States;
•	acquire unimproved real property (an equity interest in real property which has not been acquired for the purpose of producing rental or other operating income, has no development or construction in process on such land, and no development or construction on such land is planned in good faith to commence on such land within one year) with an aggregate value in excess of 10% of the value of our total assets;
•	invest in or make any mortgage loans, unless an appraisal is obtained (from an independent appraiser in a transaction in which a majority of the independent directors so determine, and in any transaction with our sponsor, our advisor, any directors or any respective affiliate) concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make investments that would cause the related acquisition fees and acquisition expenses to be unreasonable or exceed 4.5% of the purchase price of our portfolio or, in the case of all of our mortgage loans, 4.5% of the funds advanced; provided that the portfolio of investments may be assembled if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;
•	invest in equity securities (including any preferred equity securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of directors, including a majority of our independent directors not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
•	invest in, or originate, as applicable, real estate-related debt or investments, in excess of 15% of the aggregate value of our assets as of the close of our offering period and thereafter;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	issue equity securities on a deferred payment basis or other similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;
•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness or equity interests of our advisor, our sponsor any director or any of our affiliates;
•	issue options or warrants to purchase shares to our advisor, our directors our sponsor, or any of their affiliates not to exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;
•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;
•	engage in any short sale;
•	invest in debt secured by a mortgage on real property that is subordinate to the lien of other debt in excess of 25% of our tangible assets;
•	engage in trading, as opposed to investment activities;
•	engage in underwriting activities or distribute, as agent, securities issued by others; or
•	acquire securities in any entity holding investments or engaging in activities prohibited by the foregoing restrictions on investments.

Our charter also includes restrictions on roll-up transactions, which are described under “Description of Securities” below.

Financing Strategies and Policies

Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at a later time. In addition, debt financing may be used from time to time for property improvements, tenant improvements, leasing commissions and other working capital needs. The form of our indebtedness will vary and could be long-term or short-term, secured or unsecured, or fixed-rate or floating rate. We will not enter into interest rate swaps or caps, or similar hedging transactions or derivative arrangements for speculative purposes but may do so in order to manage or mitigate our interest rate risks on variable rate debt.

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, we intend to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy the requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

We will not borrow from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our financing policies without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, our expected investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Insurance Policies

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors — General Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.

Disposition Policies

We will intend to hold each asset we acquire for an extended period of time, generally three to six years. However, circumstances may arise that could result in the earlier sale of some assets. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders, and other factors. The requirements for qualification as a REIT also will put some limits on our ability to sell assets after short holding periods. See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market circumstances, and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

In addition, if during the period ending two years after the close of this offering, we sell assets and then reinvest in assets, we will pay our advisor 1.0% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment; provided, however, that in no event may the total of all acquisition fees and acquisition expenses (including any financing coordination fees) payable in respect of our total reinvestments exceed 4.5% of (A) the contract purchase price of our portfolio and (B) the amount advanced for all loans or other investments.

Because our advisor does not maintain a significant equity interest in us and is entitled to receive the acquisition fees set forth above, our advisor could be motivated to recommend to our board of directors selling and reinvesting assets because our advisor would be entitled to receive these fees, regardless of the quality of the investment.

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common shares. See the sections entitled “Description of Securities” elsewhere in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities. We also may issue OP units in connection with acquisitions of property or other assets or entities.

Investments in Money Market Funds and Liquid Marketable Securities

Pending the purchase of other permitted investments, or to provide a working capital reserve described above, we may temporarily invest up to 5% of the proceeds of the equity capital raise in accounts managed by an affiliate of our advisor, National Fund Advisors, LLC, or NFA, in connection with which NFA may receive customary fees. The independent directors of our board will review the terms and conditions of any engagement of NFA, as well as the parameters of any such working capital reserve.

In addition, we may temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to qualify or continue to qualify as a REIT. These investments will be liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Taxation — REIT Qualification Tests” in this prospectus.

Appraisals

To the extent we make mortgage, bridge or mezzanine loans or invest in mortgage, bridge or mezzanine loans in transactions with our sponsor, advisor or directors or their respective affiliates, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. The fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Investment Company Act Considerations

We conduct our operations so that we and each of our subsidiaries is not an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries, each formed to hold a particular asset. Subject to certain conditions we may also invest in mortgage related securities or mortgage related loans. See the section entitled “Investment Strategy, Objectives and Policies — Investment Company Act Considerations” in this prospectus.

We conduct, and intend to continue conducting, our operations so that we and most, if not all, of our wholly owned and majority-owned subsidiaries owns or proposes to acquire “investment securities” having a value of not more than 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. We will continuously monitor our holdings on an ongoing basis to determine our compliance and the compliance of each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. For a more detailed discussion on the requirements of this exemption and how we will classify our assets in order to comply with this exemption, see the section of this prospectus captioned “Investment Strategy, Objectives and Policies — Investment Company Act Considerations.” The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. No assurance can be given that the SEC staff will concur with our classification of our assets or that the SEC staff will not, in the future, issue further guidance that may require us to reclassify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

We conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/80% tests, we will classify the assets in which we invest as follows:

•	Real Property. Based on the no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
•	Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets.
•	Loans. Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our ability and the ability of our subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exclusion from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives, Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor will be set forth in the minutes of the meetings of our board of directors. Our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by a majority of our directors, including a majority of the independent directors, without approval of our stockholders. Should any such investment policies or objectives change, we will disclose such change to investors through our quarterly filings and subsequent prospectus supplements. Please see “Reports to Stockholders.”

VALUATION POLICIES

Valuation Guidelines; Calculation of NAV

Our board of directors has adopted valuation guidelines to be used in connection with valuing our properties and other real estate-related assets and liabilities and calculating NAV. Our advisor will administer our valuation guidelines. Our advisor will calculate the NAV taking into consideration the appraisals of our properties performed by the independent valuer and in accordance with the valuation guidelines established by our board of directors. Our advisor will review each valuation established by the independent valuer for consistency with our valuation guidelines and the reasonableness of the independent valuer’s conclusions. Along with any information available to the independent valuer based on its own contacts and experience, the independent valuer will have access to all information about our investment portfolio that the independent valuer deems relevant. Our advisor will also determine the valuation of our properties and will compare each appraisal by the independent valuer to its own determinations. If in our advisor’s opinion the appraisals are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value.

As a public company, we will be required to issue financial statements based on historical cost in accordance with GAAP. The calculation of our NAV involves an adjustment of the value of our assets from historical cost in order to value our assets at fair value in accordance with the GAAP principles set forth in ASC 820. The fair value of our assets will be estimated in accordance with our valuation guidelines. However, because such fair value calculations involve significant subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses, valuations will be only estimates, and ultimate realization depends on conditions beyond our, our advisor’s or the independent valuer’s control. Additionally, the NAV of our assets does not necessarily represent the price at which we would be able to sell such assets. As there is no SEC, FINRA, or state regulatory authority rule or regulation that requires us to use a particular methodology in calculating our NAV and there is no required standardized practice established among public REITs for NAV calculations, other public REITs may use different methodologies to calculate NAV.

Our board of directors will oversee our advisor’s NAV calculation and will review and approve the valuations. While our board of directors will rely on our advisor’s valuation and the independent valuer’s determination of the value of the real property assets, our board of directors will, at its discretion and as appropriate, consider other factors. At least one time per calendar year, our independent valuer will review our valuation guidelines and methodologies with our advisor and our board of directors and our board of directors will make a determination as to whether or not it will make modifications to such guidelines and methodologies. Our board of directors will also have the right to replace the independent valuer at any time by majority vote, and our board of directors will also be required to approve any changes to our valuation guidelines.

At least quarterly, our board of directors will meet with representatives of our advisor and the independent valuer to receive their recommendations and to evaluate whether the valuation complies with our valuation guidelines. In the exercise of its business judgment, our board of directors will have sole discretion to accept or revise the valuation, and our board of directors will be ultimately and solely responsible for the determination of value. Our board of directors may elect to engage additional valuation firms to review the valuation.

Independent Valuer

The valuation of our properties will be managed by an independent valuation firm selected by our advisor and approved by our board of directors, including a majority of our independent directors. The independent valuer will not be affiliated with us or with our advisor or any of its or our affiliates. We have not engaged such an independent valuer as of the date of this prospectus. Each of our properties will be appraised at least annually and appraisals will be scheduled over the course of a year so that approximately 25% of all properties are appraised each quarter.

Valuation of Our Properties

The original cost of the properties purchased by us are recorded at fair value at the date of purchase and we perform due diligence to determine a purchase price that represents a value that would be received for such asset in an orderly transaction between market participants at the date of purchase. In determining the value of our property portfolio, our advisor will consider an estimate of the market value of our property portfolio which will be provided by the independent valuer on a regular basis. In calculating its estimate, the independent valuer will use all reasonably available material information that it deems relevant, including information from our advisor, the independent valuer’s own sources or data, or market information. The independent valuer may also review information such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors.

The independent valuer will analyze the cash flow from and characteristics of each property in our portfolio and will use this information to estimate projected cash flows for the portfolio as a whole. In order to calculate an estimate of the portfolio’s market value, the independent valuer will analyze the portfolio’s projected cash flows using a discounted cash flow approach. Alternatively, the independent valuer will consider other valuation methodologies in addition to the discounted cash flow approach, as necessary; provided, that all additional valuation methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines and the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

All properties will initially be valued at cost. Acquisition costs and expenses incurred in connection with the acquisition of a portfolio containing multiple properties that cannot be attributed to any single property will be allocated among the applicable properties pro rata based on the independent valuer determinations of each property’s relative value. Beginning with the first valuation after we have owned a property for a full quarter, the property will be valued as part of our overall real estate portfolio.

To the extent that our board of directors or our advisor becomes aware of facts or circumstances at a specific property that may result in a material change in value, our advisor or board of directors will order a new appraisal of the property. The independent valuer also can require additional appraisals if the independent valuer believes that a property’s value may have changed materially since the last valuation.

Valuation of Our Real Estate Liabilities

Our advisor will also estimate the market value of our real estate-related liabilities by using industry accepted methodologies. For example, mortgage loans collateralized by our real estate will usually be valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market based interest rate. The interest rate will reflect associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk. Our advisor may consider input from the independent valuer or other independent valuers in making this determination.

Operating Income

We will receive operating income from our investments intermittently. Therefore, we will estimate our net operating income rather than applying it when we actually receive it and assume that we have earned (accrued) a proportionate amount on a quarterly basis. We will adjust the estimates based on our receipt of items of income and incurrence of expenses, but stockholders bear the risk that, until such adjustment, our net assets could be under- or over-valued.

Calculation of Per Share NAV by Our Advisor

To calculate our quarterly per share NAV, our advisor will follow the guidelines established in IPA 2013-01. IPA 2013-01 outlines the following in NAV methodology to calculate NAV:

Step 1: Determination of Gross Asset Value:  We will establish the fair value of wholly owned individual real properties and real estate-related assets (taking into consideration an estimate provided by an independent valuer as described above) consistent with ASC 820. We will then add the fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less their liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. We will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value should be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities:  Current liabilities will be valued at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at the fair value or will be marked to market. The value of minority interests will be based on allocation of the fair value of assets less the liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments:  We will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, advisor or its affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of the company as of the valuation date in accordance with the provisions of the operating partnership and advisory agreements and the terms of the preferred securities.

Step 4: Determination of Per Share Amount:  We will divide the resulting NAV allocable to stockholders by the number of shares of common stock outstanding on the valuation date (fully diluted). Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated fees or distributions payable to our advisor or its affiliates; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data. Our advisor will update our budgets and adjust our accruals to reflect actual operating results and to reflect outstanding receivable, payable and other account balances at least one time per month. Our advisor will then add any assets held directly by the REIT, including cash and cash equivalents, and subtract any estimated accrued liabilities that the operating partnership will not reimburse. The result of this calculation will be our NAV as of the end of such business day. Our quarterly per share NAV will be determined by dividing our NAV by the number of outstanding shares of our common stock, prior to giving effect to any share purchases or repurchases on such day.

Our advisor is responsible for the ultimate calculation of the quarterly NAV, but its determinations are subject to the review of our board of directors, which will oversee our advisor’s NAV calculation and review the process used by our advisor to estimate accrued liabilities and calculate NAV at least once per quarter. The independent directors are responsible for reviewing the compensation to our advisor and determining that such compensation is reasonable in relation to the nature and quality of the services performed by our advisor, and our board of directors will evaluate our advisor’s performance annually. If the independent directors or our board of directors determines that our advisor’s fees are not appropriate in light of its performance and the services to be performed by our advisor, including the calculations of NAV, our board of directors may request that our advisor reduce its fees, terminate the advisory agreement with our advisor or retain a new advisor.

Though NAV is presented to provide a valuation at which our shares may be purchased or repurchased, no liquidity discounts will be made to the NAV to represent the limited nature in which a stockholder may request the repurchase of their shares under the current or any amended share repurchase program.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, our independent valuer will use methodologies based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease, or unanticipated structural or environmental events affecting the value of a property, because we may not be able to quantify the financial impact of such events on our portfolio right away. Our advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio. We will announce any such extraordinary events and our advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with the independent valuer, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific property, our advisor or board of directors will order a new appraisal of such property, which will be prepared by the independent valuer. It is not known whether any resulting disparity will benefit selling or non-selling stockholders or purchasers of our common stock.

NAV does not represent the fair value of our assets less liabilities under GAAP. NAV is not a representation, warranty or guarantee of: (a) what a stockholder would ultimately realize upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event, (b) that the shares of our common stock would trade at per share NAV on a national securities exchange, (c) what any third party in an arms-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV, and (d) that NAV would equate to a market price for an open-end real estate fund.

COMPETITION

The retail real estate market is highly competitive. We compete in all of our markets with other owners and operators of retail real estate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.

In addition, we will compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors will include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we will compete for institutional investors in a market where funds for real estate investment may decrease.

Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It also may result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to commence or maintain distributions to stockholders.

We believe that our senior management’s experience, coupled with our financing, professionalism, diversity of properties and reputation in the industry will enable us to compete with the other real estate investment companies.

Because we are organized as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, we are well-positioned within the industries in which we intend to operate to offer existing owners the opportunity to contribute those properties to our company in tax-deferred transactions using OP units as transactional currency.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital — Retail Centers of America II, Inc. and the notes thereto. As used herein, the terms the “company,” “we,” “our” and “us” refer to American Realty Capital — Retail Centers of America II, Inc., a Maryland corporation, including, as required by context, American Realty Capital Retail II Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and its subsidiaries. The Company is externally managed by American Realty Capital Retail II Advisors, LLC (our “advisor”), a Delaware limited liability company.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our IPO exceed 2.0% of gross offering proceeds from the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of our IPO.

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Because many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. We defer the revenue related to lease payments received from tenants in advance of their due dates. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statement of operations.

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings,

15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis. We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented to the extent the disposal of a component represents a strategic shift that has or will have a major effect on the Company’s operations and financial results. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;
•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;
•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;
•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and
•	a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an ongoing basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio.

Identifiable intangible assets and liabilities, as applicable, include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 12 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationships, as applicable, is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of customer relationship intangibles, as applicable, is amortized to expense over the initial term and any renewal periods in the respective lease, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of a building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain risks, even though hedge accounting does not apply or we elect not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designated and qualifies for hedge accounting treatment. If we elect not to apply hedge accounting treatment, any change in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the accompanying consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment, the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

Results of Operations

Currently, we have not commenced business operations. Because we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 125,000,000 shares of our common stock, $0.01 par value per share, at up to $25.00 per share (subject to certain volume discounts). We also are offering up to 26,315,789 shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price. Commencing with the NAV pricing date, we will offer shares in our primary offering and under our DRIP at per share NAV, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP units.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment strategy, Objectives and Policies — Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies. We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions.

However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may, in its sole discretion, change this policy at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the company’s net income or loss as determined under GAAP.

The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. The company believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, the company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the company’s operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the company believes that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a more complete understanding of the company’s performance to investors and to management, and when compared year over year, reflects the impact on the company’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect the company’s overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, the company believes that non-listed REITs are unique in that they have targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in this prospectus, the company’s board of directors, in consultation with the company’s management, may determine that it is in the best interests of the company to begin the process of considering alternatives with respect to a liquidity event (i.e., listing of its common stock on a national exchange, a merger or sale of the company or another similar transaction) at such time during our offering stage as our board of directors can reasonably determine that all of the securities in this offering will be sold within a reasonable time period (i.e., three to six months). Thus, the company will not continuously purchase assets. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the company believes to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to the company’s net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate with a targeted exit strategy, as currently intended. The company believes that, because MFFO excludes costs that the company considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect the company’s operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of the company’s operating performance after the period in which the company is acquiring its properties and once the company’s portfolio is stabilized. By providing MFFO, the company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of the company’s operating performance after the company’s offering has been completed and the company’s properties have been acquired. The company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the company believes MFFO is useful in comparing the sustainability of the company’s operating performance after the company’s offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the company’s operating performance after the offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the company’s operating performance during the periods in which properties are acquired.

The company defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010 – 01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

The company’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the company, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact the company’s operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of the company’s operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have similar operating characteristics as the company. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the company views fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. The company views both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance and calculating MFFO. While the company is responsible for managing interest rate, hedge and foreign exchange risk, it does retain an outside consultant to review all its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the company’s operations, the company believes it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations. As disclosed elsewhere in this prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the company’s business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our advisor if there are no further proceeds from the sale of shares in this offering, and therefore such fees and expenses may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

The company’s management uses MFFO and the adjustments used to calculate it in order to evaluate the company’s performance against other non-listed REITs which have short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate in this manner. The company believes that its use of MFFO and the adjustments used to calculate it allow the company to present its performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisitions costs are funded from the proceeds of this offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the company’s current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the company believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the company’s performance, as an alternative to cash flows from operations as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of the company’s performance. MFFO has limitations as a performance measure in an offering such as this offering (unless and until we calculate NAV prior to the close of this offering) where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and the company would have to adjust its calculation and characterization of FFO or MFFO.

The below table illustrates the items deducted in the calculation of FFO and MFFO.

NET LOSS TO FFO/MFFO RECONCILIATION*

Net income (loss)
Depreciation and amortization
FFO
Acquisition fees and expenses(1)
Amortization of above-market lease assets and accretion of below-market liabilities(2)
Straight-line rent(3)
Accretion of discounts and amortization of premiums on debt investments
Mark-to-market adjustments(4)
Gains (losses) from extinguishment/sale of debt, derivatives or securities holdings(5)
MFFO

*	Impairments and related footnote relating to impairments to be added, if applicable.
(1)	The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the company’s business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the company’s properties. Acquisition fees and expenses include payments to the company’s advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Unless our advisor elects to receive shares of our common stock, such fees and expenses will be paid in cash, and therefore such funds will not be available to distribute to investors. Such fees and expenses negatively impact the company’s operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of the company’s operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. There may be inadequate proceeds from the sale of shares in this offering to pay and reimburse, as applicable, our advisor for acquisition fees and expenses; therefore, such fees will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(4)	Management believes that adjusting for mark-to-market adjustments is appropriate because they may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. Mark-to-market adjustments are made for items such as ineffective derivative instruments, certain marketable securities and any other items that GAAP requires we make a mark-to-market adjustment for. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly and/or annual basis in accordance with GAAP.
(5)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to the company’s operations. However, the basis for some such fair value adjustments made to derivatives is dependent on the reasons for holding the derivative and may be based on an estimate of future performance of the underlying asset, either from a value perspective or cash flow perspective, that may not be performing as intended at the time the derivative was entered into.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar month after the calendar month in which we make our first real estate investment. We generally intend to fund such distributions from cash flow from operations, however, if we are unable to do so, which likely will be the case in the early stages of our operations, we will look to other sources as described above in “— Liquidity and Capital Resources.” Our board of directors will determine the amount of the distributions to our stockholders. While we generally intend to pay distributions from cash flows from operations, we also intend to pay distributions consistently once we declare our first distribution. We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets in order to fund distributions if we are unable to make distributions with our cash flows from our operations. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates. Moreover, we may pay distributions that exceed our FFO, a non-GAAP measure that we use as a performance measure. Our board of directors may change our distribution policy in its sole discretion, at any time, especially if the distributions paid in any period exceed our FFO. Distributions in excess of FFO may indicate that the level of distributions may not be sustainable going forward.

The board’s determination of distributions in any particular period will be based on a number of factors, including FFO, cash flow from operations, our capital expenditure requirements, requirements of Maryland law and the annual distribution requirements necessary to maintain our REIT status under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the DRIP, a statement that a distribution statement will be provided in lieu of a check. During the early stages of our operations, we may declare distributions in excess of FFO (as defined below).

Distributions in kind will not be permitted, except for:

•	distributions of readily marketable securities or our own securities;
•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or
•	distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. In connection with ARCT’s internalization and listing on The NASDAQ Global Select Market in March 2012, Mr. Kahane has resigned from the various officer positions he held with the sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see section entitled “Risk Factors — Risks Related to an Investment in American Realty Capital — Retail Centers of America II, Inc. — We are a company with a limited operating history, which makes our future performance difficult to predict.” The information summarized below is current as of December 31, 2013 (unless specifically stated otherwise) and is set forth in greater detail through the year ended December 31, 2013, in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report. We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2013, affiliates of our advisor have sponsored 15 public programs, all of which had raised funds as of December 31, 2013. From August 2007 (inception of the first public program) to December 31, 2013, our public programs, which include our company, ARCT, ARCT III, ARCT IV, PE-ARC, ARC-HT, ARCT V, NYRT, ARC DNAV, ARCG, ARCP, ARC RCA, RFT, ARC HT II, PE-ARC II and HOST had raised $14.0 billion from 238,250 investors in public offerings. The public programs purchased 4,121 properties with an aggregate purchase price of $17.7 billion in 49 states, Washington D.C. and the Commonwealth of Puerto Rico and the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price%
Alabama	2.1%
Alaska	0.0%
Arizona	1.4%
Arkansas	1.0%
California	5.1%
Colorado	1.8%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Florida	4.5%
Georgia	5.3%
Idaho	0.3%

State/Possession/Country	Purchase Price%
Illinois	6.0%
Indiana	3.4%
Iowa	0.9%
Kansas	1.4%
Kentucky	1.5%
Louisiana	1.1%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.2%
Michigan	2.7%
Minnesota	1.1%
Mississippi	1.4%
Missouri	2.6%
Montana	0.1%
Nebraska	0.6%
Nevada	0.7%
New Hampshire	0.3%
New Jersey	2.2%
New Mexico	0.5%
New York	15.2%
North Carolina	3.1%
North Dakota	0.3%
Ohio	4.0%
Oklahoma	0.9%
Oregon	0.9%
Pennsylvania	4.5%
Commonwealth of Puerto Rico	0.4%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.7%
Texas	8.6%
United Kingdom	0.4%
Utah	0.5%
Vermont	0.1%
Virginia	1.9%
Washington	0.8%
West Virginia	0.4%
Wisconsin	2.0%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price%
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Retail	1.2%
Auto Services	0.6%
Casual Dining	4.1%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	5.6%
Contract Research	0.1%
Discount Retail	5.0%
Distribution	0.3%
Diversified Industrial	0.7%
Education	0.0%
Family Dining	2.3%
Financial Services	2.4%
Fitness	0.1%
Food Storage	0.0%
Foot Apparel	0.1%
Freight	5.1%
Gas/Convenience	1.4%
Government Services	1.7%
Haircare Services	0.0%
Healthcare	13.1%
Heavy Equipment	0.1%
Home Maintenance	1.8%
Hotel	0.8%
Information and communications	0.1%
Insurance	3.1%
Jewelry	0.4%
Manufacturing	0.7%
Marine Products	0.0%
Media	0.2%
Medical Office	0.1%
Motor Cycle	0.1%
Office	10.0%
Oil/Gas	0.3%
Packaging	0.1%
Parking	0.0%
Pharmacy	6.7%
Printing Services	0.0%
Professional Services	0.4%
Publishing	0.1%
Quick Service Restaurant	7.1%
Refrigerated Warehousing	1.0%

Industry	Purchase Price%
Residential	0.2%
Restaurant	1.0%
Restaurant — Casual Dining	0.0%
Restaurant — Quick Service	0.2%
Retail	8.7%
Retail — Department Stores	1.0%
Retail — Discount	0.0%
Retail — Hobby/books/music	0.0%
Retail — Home furnishings	0.1%
Retail — Sporting Goods	0.2%
Retail — Wholesale	0.1%
Retail Banking	4.9%
Specialty Retail	2.0%
Storage Facility	0.0%
Supermarket	1.7%
Technology	0.8%
Telecommunications	0.4%
Transportation	0.0%
Travel Centers	0.1%
Utilities	0.1%
100.0%

The purchased properties were 24.3% new and 75.7% used, based on purchase price. As of December 31, 2013, two of the purchased properties are under construction. As of December 31, 2013, three properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the

Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRT filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of June 30, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of July 31, 2014, NYRT had total real estate-related assets of $2.1 billion, comprised of 22 properties and one preferred equity investment. As of June 30, 2014, NYRT had incurred, cumulatively to that date, $174.9 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $38.1 million for acquisition costs related to its portfolio of properties. On September 24, 2014, the closing price per share of NYRT was $10.32.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of July 31, 2014, PE-ARC had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 179.5 million shares of common stock in its public offering and $56.4 million from its distribution reinvestment program. As of July 31, 2014, PE-ARC had acquired 122 properties and had total real estate investments at cost of $1.8 billion. As of June 30, 2014, PE-ARC had incurred, cumulatively to that date, $186.6 million in offering costs for the sale of its common stock and $34.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the The NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the

NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of June 30, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of July 31, 2014, ARC HT owned 150 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.1 billion. As of June 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $52.3 million for acquisition costs related to its portfolio of properties. On September 24, 2014, the closing price per share of ARC HT was $10.42.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of July 31, 2014, ARC RCA had received aggregate gross proceeds of $532.8 million, which includes the sale of 53.2 million shares in its public offering and $4.2 million from its distribution reinvestment plan. As of July 31, 2014, ARC RCA owned six properties with an aggregate purchase price of $201.7 million. As of June 30, 2014, ARC RCA had incurred, cumulatively to that date, $46.7 million in offering costs for the sale of its common stock and $3.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013, ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of July 31, 2014, ARC DNAV had received aggregate gross proceeds of $24.0 million, which includes the sale of 2.4 million shares in its public offering and $0.8 million from its distribution reinvestment plan. As of July 31, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.7 million. As of June 30, 2014, ARC DNAV had incurred, cumulatively to that date, $6.7 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock. Following the closing of ARCP’s merger with CapLease, Inc., ARCP converted all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C Articles Supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1.1 million Series C Shares into 1.4 million shares of common stock.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of July 31, 2014, ARC Global had received aggregate gross proceeds of $1,736.6 million which includes the sale of 173.1 million shares in its public offering and $16.7 million from its distribution reinvestment plan. As of July 31, 2014, ARC Global owned 109 properties with an aggregate base purchase price of $1,141.5 million. As of June 30, 2014, ARC Global had incurred, cumulatively to that date, $180.3 million in offering costs for the sale of its common stock and $32.7 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of July 31, 2014, ARC HT II received aggregate gross proceeds of $1.8 billion, which includes the sale of 70.6 million shares in its public offering and $12.9 million from its distribution reinvestment plan. As of July 31, 2014, ARC HT II owned 37 properties with an aggregate purchase price of $277.1 million. As of June 30, 2014, ARC HT II had incurred, cumulatively to that date, $146.8 million in offering costs for the sale of its common stock and $3.7 million for acquisition costs related to its portfolio of properties.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARC RFT filed its registration statement publicly with the SEC on January 22, 2013, which was declared effective by the SEC on February 12, 2013. As of July 31, 2014, ARC RFT received aggregate gross proceeds of $198.0 million from the sale of 7.9 million shares in its public offering and $1.5 million from its distribution reinvestment plan. As of July 31, 2014, ARC RFT’s investments, at amortized cost, were $198.2 million. As of June 30, 2014, ARC RFT had incurred, cumulatively to that date, $18.0 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of July 31, 2014, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.1 million shares in its public offering and $55.6 million from its distribution reinvestment plan. As of July 31, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of June 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $45.6 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PE-ARC II was incorporated on June 5, 2013 and qualified as a REIT beginning with the taxable year ended December 31, 2013. PE-ARC II filed its registration statement with the SEC on August 13, 2013, which was declared effective by the SEC on November 25, 2013. As of July 31, 2014, PE-ARC II received aggregate gross proceeds of $291.2 million from the sale of 11.7 million shares in a private placement. As of July 31, 2014, PE-ARC II owned four properties at an aggregate purchase price of $58.0 million. As of June 30, 2014, PE-ARC II had incurred, cumulatively to that date, $29.0 million in offering costs for the sale of its common stock and $0.6 million in acquisition costs related to its portfolio of properties.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2014. ARC HOST filed its registration statement with the SEC on August 16, 2013, which was declared effective by the SEC on January 7, 2014. As of July 31, 2014, ARC HOST received aggregate gross proceeds of $52.1 million from the sale of 2.1 million shares in its public offering and approximately $51,100 from its distribution reinvestment plan. As of July 31, 2014, ARC HOST owned six properties at an aggregate purchase price of $110.0 million. As of June 30, 2014, ARC HOST had incurred, cumulatively to that date, $4.5 million in offering costs for the sale of its common stock and $4.6 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of July 31, 2014, BDCA had raised gross proceeds of $1,478.9 million which includes the sale of 132.3 million shares in its public offering and $35.4 million from its distribution reinvestment plan. As of July 31, 2014, BDCA’s investments, at amortized cost, were $1.8 billion. As of June 30, 2014, BDCA had incurred, cumulatively to that date, $143.4 million in offering costs for the sale of its common stock.

American Energy Capital Partners, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners, LP, or AEP, a Delaware limited partnership. AEP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AEP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AEP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of July 31, 2014, AEP had raised gross proceeds of $2.0 million from its initial public offering. As of July 31, 2014, AEP had made no investments. As of June 30, 2014, AEP had incurred, cumulatively to that date, $1.6 million in offering costs relating to the sale of its limited partner interests.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by American Realty Capital. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. As of July 31, 2014, ARC NYCR received aggregate gross proceeds of $175.7 million from the sale of 7.1 million shares in its public offering. As of July 31, 2014, ARC NYCR owned one property at an aggregate purchase price of $7.3 million. As of June 30, 2014, ARC NYCR had incurred, cumulatively to that date, $6.7 million in offering costs for the sale of its common stock.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland real estate investment trust, is the seventeenth publicly offered REIT sponsored by American Realty Capital. UDF V was formed on October 1, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2014, or the first year in which UDF V commences material operations. UDF V filed its registration statement with the SEC on

February 26, 2014 and became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of June 30, 2014, UDF V had raised aggregate gross proceeds of $0.2 million in a private placement. As of June 30, 2014, UDF V had made no investments. As of June 30, 2014, UDF V had incurred, cumulatively to that date, $3.8 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. ARC HT III filed its registration statement with the SEC on May 28, 2014 and became effective on August 20, 2014. As of June 30, 2014, ARC HT III received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of June 30, 2014, ARC HT III had not acquired any properties. As of June 30, 2014, ARC HT III had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. ARC Global II filed its registration statement with the SEC on June 6, 2014 and became effective on August 26, 2014. As of June 30, 2014, ARC Global II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of June 30, 2014, ARC Global II had not acquired any properties. As of June 30, 2014, ARC Global II had incurred, cumulatively to that date, $1.1 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. BDCA II filed its registration statement with the SEC on July 15, 2014, which has not yet been declared effective by the SEC. As of June 30, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of June 30, 2014, BDCA II had not made any investments. As of June 30, 2014, BDCA II had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange (initially with the NASDAQ Capital Market and, subsequently on the NASDAQ Global Select Market). Through December 31, 2013, American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, ARC RFT, BDCA, PE-ARC II, ARC HOST.

ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. Further, ARCT IV was a non-traded REIT until January 3, 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so. PE-ARC’s prospectus for its initial public offering provided that PE-ARC would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. PE-ARC completed its offering on February 7, 2014.

As discussed in further detail above, on April 7, 2014, ARC HT listed its common stock on the NASDAQ Global Select Market under the symbol “HCT.” In addition, on April 15, 2014 NYRT listed its common stock on the New York Stock Exchange under the symbol “NYRT.”

The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, PE-ARC, ARC HT, ARCT V and NYRT have completed their respective primary offering stages. ARC DNAV, ARC Global, ARC RFT, ARC HT II, BDCA and PE-ARC II are in their respective offering and acquisition stages. Other than ARCT, ARCT III and ARCT IV, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties, which are not ongoing expenses for the operation of the properties and do not impair the programs’ real estate assets. With respect to ARCT for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held. With respect to ARCT III for the year ended December 31, 2012, 98% of the net losses were attributable to depreciation and amortization expenses; and for the year ended December 31, 2011, 95% of the net losses were attributable to acquisition and transaction related expenses. With respect to ARCT IV for the year ended December 31, 2013, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2012, 91% of the net losses were attributable to acquisition and transaction related expenses. With respect to PE-ARC for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses; for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to acquisition and transaction related expenses and general and administrative expenses. With respect to ARC HT for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses and for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses. With respect to ARCT V for the year ended December 31, 2013, the entire net loss was attributable to acquisition and transaction related expenses. With respect to NYRT for the years ended December 31, 2013, 2012 and 2011, the net loss was attributable to depreciation and amortization expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses.

As of December 31, 2013, our sponsor’s public programs have purchased 4,121 properties. From 2008 to 2013, our sponsor’s programs referenced above have experienced a non-renewal of 91 leases, 81 of which have been leased to new tenants. Additionally, during this time our sponsor’s programs have experienced a renewal of 141 leases. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our shares of common stock that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;
•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•	insurance companies;
•	pension plans or other tax-exempt organizations, except to the extent discussed below;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;
•	regulated investment companies;
•	REITs;
•	certain U.S. expatriates;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons who acquired our shares of common stock through the exercise of an employee stock option or otherwise as compensation; and
•	persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2014 or our first year of material operations. Furthermore, we intend to continue operating as a REIT so long as our board determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Sections 856 through 860 of the Code, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ending December 31, 2014 or our first year of material operations, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”
•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a taxable REIT subsidiary will generally be subject to U.S. federal corporate income tax.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while the conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.

A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a taxable REIT subsidiary, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

We may from time to time own certain assets through entities that we wholly own and which are disregarded as separate from us for U.S. federal income tax purposes. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in taxable REIT subsidiaries.  We may own an interest in one or more taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio are not satisfied, a taxable REIT subsidiary generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests described below. However, no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more taxable REIT subsidiaries. See “— Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, and it provides for limitations on ownership in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate-related debt investments, provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Pursuant to IRS guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the

Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Code, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% and the 95% Gross Income Tests if such lease is respected as a true lease for U.S. federal income tax purposes (see — “Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a taxable REIT subsidiary. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize our taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. The taxable REIT subsidiaries will pay regular corporate rates on any income they earn. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided, that in both cases the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment.

We may acquire commercial mortgage backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, OID and market discount from our CMBS will be qualifying income for the 95% Gross Income Test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% Gross Income Test and 95% Gross Income Test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT Gross Income Tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% Gross Income Test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% Gross Income Test.

Dividend Income.  We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish taxable REIT subsidiaries with which we would enter into leases for any properties in which we may invest. The gross income generated by our taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our taxable REIT subsidiary to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences.

Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Characterization of Property Leases

We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes. If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury Regulations. For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income.

Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiaries);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any taxable REIT subsidiaries, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other non-corporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Cost Basis Reporting.  U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased including those purchased through our distribution reinvestment plan. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment plan are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences to of these rules.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or

(B) our common shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding common shares at any time during the five-year period ending on the date of the sale.

We believe, but cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our common shares. However, it is not anticipated that our common shares will be “regularly traded” on an established securities market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally will apply to payments of dividends on our common stock made after June 30, 2014 and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Code, an individual retirement account or annuity described in Sections 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Code, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors —  U.S. Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until the NAV pricing date (excluding offerings under our distribution reinvestment plan), we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning with the NAV pricing date (as described below), the per share price for shares in our primary offering and our DRIP will vary quarterly and will be equal to our per share net asset value, or NAV, as determined by our advisor, divided by the number of shares of our common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, plus, in the case of our primary offering, applicable commissions and fees. For purposes of this prospectus, the NAV pricing date means the date on which we file our Quarterly Report on Form 10-Q (or our Annual Report on Form 10-K should such filing constitute the applicable quarterly financial filing) with the

Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, for the second full fiscal quarter following the earlier of (i) the date on which we have invested all of the net proceeds of our primary offering, plus the net proceeds from debt financing equal to our target leverage ratio, but excluding working capital reserves and facilities and (ii) , 2017, which is three years from the effective date of this offering; provided, however, that our board of directors, in its sole discretion, may require that our advisor determine the NAV at an earlier time. Furthermore, the timing and methodology of the determination of NAV may change subject to any regulatory requirements that may be applicable to such determination. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner in that should enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SECURITIES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our securities is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 350,000,000 shares of stock, of which 300,000,000 shares are classified as common stock, $0.01 par value per share, and 50,000,000 shares are classified as preferred stock, $0.01 par value per share. As of the date of this prospectus, 8,888 shares of our common stock were issued and outstanding, held by one stockholder, and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. Our charter requires that the voting rights per share (other than any publicly held share) sold in any private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors — Risks Related to an Investment in American Realty Capital — Retail Centers of America II, Inc.” in this prospectus.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding restrictions on the ownership and transfer of stock, the holders of shares of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of common stock issued in the offering will be fully paid and nonassessable. Holders of shares of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of common stock will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to designate and authorize the issuance of one or more classes or series of preferred stock and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and except as otherwise may be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors present in person or by proxy at a meeting at which a quorum is present, can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.

An annual meeting of our stockholders will be held each year, upon reasonable notice on a date that is within a reasonable period of time following the distribution of our annual report to stockholders, at least 30 days after delivery of our annual report to our stockholders. The directors, including the independent directors, must take reasonable steps to ensure that such notice is provided. The purpose of each annual meeting will be to elect directors and to transact any other business. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman of the board, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. The written request must state the purpose(s) of the meeting and the matters to be acted upon. Upon receipt of a written request from such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held at the time and place specified in the notice not less than 15 or more than 60 days after the distribution of the notice. The presence of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request in connection with matters relating to stockholders’ voting rights, the exercise of stockholders rights under federal proxy laws or other matters as permitted under the MGCL or other applicable law. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

If our advisor or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our advisor and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. The remedies provided hereunder to stockholders requesting copies of the stockholder list are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of this offering, our charter requires that our board of directors seek stockholder approval of a proposal for our orderly liquidation of our portfolio. If the adoption of a plan of liquidation is postponed, our board of directors will reconsider whether liquidation is in the best interest of our stockholders at least annually. Further postponement of the adoption of a plan of liquidation will only be permitted if a majority of the directors, including a majority of independent directors, determines that liquidation would not be in the best interests of our stockholders. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate a least 10% of our then outstanding common stock.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and
•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of capital stock and more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our capital stock.

Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our being “closely held” within the meaning of Section 856(h) of the Code (regardless of whether the ownership interest is held during the last half of a taxable year);
•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or
•	otherwise result in our disqualification as a REIT.

Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with the provisions described in “— Tender Offers” below unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will not acquire any rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Section 856(h) of the Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” If the transfer of Excess Securities to a beneficial trust would not be effective for any reason to prevent any of the above violations, then the transfer of that number of shares that would otherwise cause the violation will be null and void and the proposed transferee will not acquire any rights in the shares. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all dividends and other distributions authorized by the board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions that have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. “Immediate written notice” generally is understood to mean that a person must provide notice with all reasonable speed following an acquisition of shares in violation of the foregoing ownership limitations. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) by our board of directors based upon appropriate assurances, including certain representations and undertakings required by our charter, that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Distribution Policy and Distributions

When we have sufficient cash flow available to make distributions, we intend to continue to pay regular distributions to our stockholders. Because all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends on our operating partnership’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or making the distributions out of net proceeds from this offering. We have accounts payable and accrued expenses outstanding. If these accounts payable and accrued expenses had been paid, there would be less in cash flow from operations available to pay distributions. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

In addition, the fees, distributions and reimbursements payable to our advisor depend on various factors, including the assets we acquire, indebtedness incurred, and sales prices of investments sold, and therefore cannot be quantified or reserved for until such fees have been earned. See “Management Compensation” in this prospectus. We are required to pay these amounts to our advisor regardless of the amount of cash we distribute to our stockholders and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, to our stockholders may be negatively impacted.

Distributions will be paid to our stockholders when and if authorized by our board of directors and declared by us out of legally available funds as of daily record dates. We expect to declare and pay distributions on a regular basis unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. Distributions will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. Each distribution will be accompanied by a notice which sets forth (a) the relevant record dates; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the distribution reinvestment plan, a statement that a distribution statement will be provided in lieu of a check. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;
•	our operating and interest expenses;
•	the ability of tenants to meet their obligations under the leases associated with our properties;
•	the amount of distributions or dividends received by us from our indirect real estate investments;
•	our ability to keep our properties occupied;
•	our ability to maintain or increase rental rates when renewing or replacing current leases;
•	capital expenditures and reserves for such expenditures;
•	the issuance of additional shares; and
•	financings and refinancings.

We must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to deduction for dividends paid and excluding net capital gain, in order to qualify as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations —  REIT Qualification Tests — Annual Distribution Requirements” section of this prospectus. Our board of directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and
•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;
•	owned by our officers; and
•	owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;
•	one-third or more, but less than a majority of all voting power; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,
•	a two-thirds vote requirement for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•	a requirement that a vacancy on the board be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred, and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director selected to fill a vacancy will serve on the remainder of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships, provided that the number is not fewer than three not greater than ten.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity, or a Roll-up Entity, that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of a company that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act, and comparable provisions under state laws for any material misrepresentations or omissions in the appraisal. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(2)	one of the following:
(a)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously, or
(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that would result in the common stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the common stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act. If the offeror does not comply with the provisions set forth above, such non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Additionally, if such non-complying tender offer is made, the stockholder subject to such tender offer shall first offer such shares to us at the tender offer price.

Rights of Objecting Stockholders

Under the MGCL, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the MGCL, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to exercise appraisal rights in connection with extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without stockholder approval, our charter may be amended, after approval by our board, by the affirmative vote of a majority of the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our board will determine when, and if, to:

•	have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and
•	commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least three to six years after the termination of the offering. If listing our shares of common stock is not deemed advisable, our board may decide to:

•	sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;
•	evaluate an extraordinary transaction with another company, including a merger or sale of assets;
•	continue our business and evaluate a listing of our shares of common stock at a future date; or
•	adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be submitted in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of individuals for election to the board and the proposal of other business may be made at an annual meeting, but only:

•	in accordance with the notice of the meeting;
•	by or at the direction of our board; or
•	by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or
•	if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date of the meeting or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement of the date of such meeting.

Nominations of individuals for election to the board may be made at a special meeting, but only:

•	by or at the direction of our board; or
•	if the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and
•	not later than 5:00 p.m., Eastern Time, on the later of either:
•	ninety days prior to the special meeting; or
•	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Appendix B.

Investment of Distributions

Pursuant to our distribution reinvestment plan, our stockholders may elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We also may offer shares under the distribution reinvestment plan pursuant to a new registration statement. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. Any shares issued pursuant to the distribution reinvestment plan are subject to registration and renewal in any state in which such shares are offered and the offering of such shares is not exempt under applicable laws and regulations. Until the NAV pricing date, we will offer shares under our distribution reinvestment plan at $23.75 per share, which is 95.0% of the primary offering price. Thereafter, we will offer shares under our distribution reinvestment plan at per share NAV.

No dealer manager fees or selling commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan, therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant through the reduced purchase price.

Pursuant to the terms of our distribution reinvestment plan the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

Election to Participate or Terminate Participation

A stockholder may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” in this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a monthly distribution period only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan, or Excluded Distributions. Accordingly, if proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed an Excluded Distribution. Our board of directors may determine, for instance, that it is not in our best interest to permit additional cash to be reinvested. In most instances, however, we expect that our board of directors would not deem any of the distribution an Excluded Distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our distribution reinvestment plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Material U.S. Federal Income Tax Considerations

Taxable participants will incur tax liability even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Until such time as we calculate NAV, we will sell shares pursuant to the distribution reinvestment plan at $23.75 per share and expect our board of directors to estimate the fair value of a share of our common stock to be $25.00, the offering price in the primary offering. Additionally, at least until our offering stage is complete, we expect that no secondary trading market for our shares will develop. Therefore, at least until we calculate NAV, participants in the distribution reinvestment plan will be treated as having received a distribution of $25.00 for each $23.75 reinvested by them under the distribution reinvestment plan. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the DRIP will be provided to each participant at least annually.

The IRS has provided guidance that a discount on the price of stock purchased under a distribution reinvestment program will not result in the payment of a preferential dividend if such discount does not exceed 5% of the fair market value of the stock. However, the fair market value of our share of common stock for U.S. federal income tax purposes is unclear. Initially, the per share price for our common stock pursuant to our distribution reinvestment plan will be $23.75, which is 95.0% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). It is unclear whether the fair market value of a share of our common stock for U.S. federal income tax purposes is equal to the $25.00 offering price or some lesser amount. It is our intention that the per share price of $23.75 pursuant to our distribution reinvestment plan does not result in a discount of more than 5% from the fair market value of a share of our common stock. In fact, it is possible that a participant in our distribution reinvestment plan who pays $23.75 per share could be paying more than fair market value for a share. Further, commencing with the NAV pricing date, the per share price for our common stock pursuant to our distribution reinvestment plan will be equal to the per share NAV (and does not include selling commissions or the dealer manager fee). It is our position that the per share NAV is intended to reflect the fair market value per share for U.S. federal income tax purposes. However, shares offered in our primary offering following such time as we calculate NAV will be offered at the per share NAV plus selling commissions and the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflects the fair market value per share, it is possible that we may be treated as offering our stock under our distribution reinvestment plan at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend. See “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” for a discussion of preferential dividends.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of or suspend our distribution reinvestment plan with ten days’ notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination. Notices to a distribution reinvestment plan participant may be given by letter addressed to the participant at the participant’s last address of record with the reinvestment agent or by providing the relevant information in a press release or a report filed by the company with the SEC.

SHARE REPURCHASE PROGRAM

We have adopted a share repurchase program, which we intend to amend as of the effective date of this offering. Our share repurchase program, as so amended and described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, if such repurchase does not impair our capital or operations and subject to other restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Until the NAV pricing date and except as set forth below, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to the distribution reinvestment plan from this one year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period would be required. The purchase price for shares repurchased under our share repurchase program will be as set forth below, including with respect to any shares of our common stock repurchased in connection with a stockholder’s death or disability. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date).

Share Repurchase Program Prior to our Calculation of NAV

Prior to our calculation of NAV, and unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability as described below, the price per share that we will pay to repurchase shares of our common stock, in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, will be as follows:

•	the lower of $23.13 and 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $24.38 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $25.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years.

The purchase prices for shares repurchased under our share repurchase program prior to the NAV pricing date described above are not based on appraisals for our investments and liabilities.

Pursuant to the terms of our share repurchase program, we intend to make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year. In addition, funds available for our share repurchase program are limited as described below. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Funding for the share repurchase program will be derived exclusively from proceeds we maintain from the sale of shares under the distribution reinvestment plan and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

Share Repurchase Program Following our Calculation of NAV

Beginning with the NAV pricing date, the purchase price for shares under our share repurchase program will be based on our per share NAV. Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make a quarterly financial filing. Our board of directors will review the NAV calculation quarterly. To calculate our quarterly per share NAV, our advisor will start with the fair value of real estate and real estate-related assets, which will be determined taking into consideration the appraisals of our real estate assets prepared by the independent valuer, and the fair value of our other assets and liabilities, including accrued fees and expenses and accrued distributions. Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated fees and distributions payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data.

Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

Generally, we will pay repurchase proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following each quarterly financial filing. The repurchase price per share will be our then-current per share NAV. Subject to limited exceptions, stockholders whose shares of our common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock repurchased.

If a stockholder’s repurchase request is received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, such shares will be redeemed on the last business day prior to the next quarterly financial filing at a price equal to the next quarterly per share NAV, calculated after the close of business on each day on which we make our quarterly financial filing. Although such stockholder may not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. Eastern time. Repurchase requests submitted before 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, must be cancelled before 4:00 p.m. Eastern time on the second to last business day prior to the next quarterly financial filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

We will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. Our board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-selling stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year.

Once we begin calculating NAV, there will be no minimum holding period for shares of our common stock and stockholders can submit their shares for repurchase at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders whose shares are repurchased within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock repurchased. For purposes of determining whether the short-term trading fee applies, we will repurchase the shares that were held the longest first. The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, repurchases made as part of a systematic withdrawal plan, repurchases in connection with periodic portfolio rebalancings of certain “wrap” or fee-based accounts, repurchases of shares acquired through the distribution reinvestment plan and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

Death and Disability of a Stockholder

Prior to the NAV pricing date, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Once our advisor begins calculating NAV, no holding period would be required. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to $25.00 per share, if repurchased before the NAV pricing date, or the then-current NAV of the shares as determined by our board of directors, if repurchased after the NAV pricing date (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Share Repurchase Program Generally

Regardless of whether we are calculating NAV or not, our share repurchase program is subject to the terms and conditions described below.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors may also amend, suspend or terminate the program upon ten days’ notice or to reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, our advisor, our directors and our affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one-year holding period requirement before the NAV pricing date in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend, suspend or terminate the terms of our share repurchase program.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Shares not repurchased may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The share repurchase program immediately will terminate if and when our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release and/or via our website.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions of these laws.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 8,888 general partnership units that were subsequently redesignated as 8,888 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled

“— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, will cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units are issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV, to per share NAV.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made by us to our stockholders equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the economic hurdle; or (b) any one of the following events occurs: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership is a party, as a result of which OP Units or our common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause by an affirmative vote of a majority of our independent directors; provided that, with respect to clauses (a) and (b) above, the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described therein, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “— Allocations,” the Class B Unit will automatically convert into an OP Unit.

The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination will be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;
•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and
•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

The special limited partner also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, proportionately equal to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash. Such calculation shall also assume that all operating partnership liabilities were satisfied and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations will be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, will be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations will be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, will be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with a liquidity event, including the listing of our common stock, or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets will be allocated to the special limited partner until it has received aggregate allocations equal to the amount of distributions our advisor is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units must have been outstanding for at least one year. The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

Our advisor is the special limited partner of our operating partnership. Except as described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution in connection with a liquidity event, including the listing of our common stock, or the termination of the advisory agreement, the special limited partner will be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner will have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. As we have not yet begun operations, it is not clear what form any special purpose entities would take for U.S. federal income tax purposes. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 125,000,000 shares of our common stock to the public through our dealer manager, a registered broker-dealer affiliated with our advisor, in our primary offering at a price of up to $25.00 per share (which includes the maximum allowed to be charged for commission and fees, subject to certain discounts as described below), except as provided below. The shares are being offered on a “reasonable best efforts” basis, which means generally that the dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 26,315,789 shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price, until the NAV pricing date. On and after the NAV pricing date, the per share purchase price for our shares in our primary offering will vary quarterly and will be equal to our NAV, divided by the number of shares outstanding in each case, as of the end of the business day preceding the day on which we file our quarterly financial filing, plus applicable commissions and fees. On and after the NAV pricing date, we will offer shares under our DRIP at per share NAV, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of our common stock we are offering between our primary offering and the DRIP.

The offering of shares of our common stock will terminate on or before September 25, 2016, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue our primary offering for an additional year until September 25, 2017. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP in which case participants in the DRIP will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

No FINRA members shall execute any transaction in a discretionary account without prior approval of the transaction by the customer pursuant to FINRA Rule 2310(b)(2)(C).

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

Our dealer manager was organized in August 2007 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by American Realty Capital, its affiliates and its predecessors and other issuers. For additional information about our dealer manager, including information relating to our dealer manager’s affiliation with us, please refer to the section of this prospectus captioned “Management —  General — Dealer Manager.”

Our board of directors has arbitrarily determined the initial selling price of the shares, which will be the purchase price of our shares until such time as we calculate NAV, which is consistent with comparable real estate investment programs in the market, and such price was not based on a relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because such initial offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Commencing with the NAV pricing date, the total of the selling commissions and dealer manager fees paid will equal 10.0% of NAV and the public offering price in our primary offering will be the per share NAV plus 10.0% of such per share NAV, subject to certain discounts described below. After the close of business on each day on which we make a quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.retailcentersofamerica2.com. After the close of business on the day of each such quarterly financial filing, we will also post the per share NAV for that quarter on our website at www.retailcentersofamerica2.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-532-4743. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each quarterly financial filing will be executed at a price equal to our per share NAV for that quarter plus a 7.0% sales commission and a 3.0% dealer manager fee as described below. Subscriptions that we receive after 4:00 p.m. Eastern time or thereafter on the last business day prior to each quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing plus a 7.0% sales commission and a 3.0% dealer manager fee as described below. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for the quarter in which we received the order, as described above plus a 7.0% sales commission and a 3.0% dealer manager fee as described below, except in such case where a subscription shall be held for five business days, as described above. Investors submitting a purchase order after 4:00 p.m. Eastern time on the last business day of a quarter will not know the per share NAV at which they will purchase shares at the time that they submit an order. No selling commissions or dealer manager fee will be paid for shares sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross proceeds from the primary offering. Our dealer manager will also receive a dealer manager fee in the amount of 3.0% of the gross proceeds from the primary offering as compensation for acting as the dealer manager. Our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as dealer manager fees to selling group participants for marketing support. However, based on its past experience, our dealer manager does not expect to reallow more than 1.0% of the gross proceeds for such support. Our dealer manager will reallow all selling commissions to selling group participants; provided that a selling group participant may alternatively elect to receive a fee equal to 7.5% of proceeds from the sale of shares by such selling group participants, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of our primary offering. If such selling group participant receives a 7.5% sales commission, then the dealer manager will receive a 2.5% dealer manager fee. The total amount of all items of compensation from any source, payable to our dealer manager or the selling group participants, including non-cash compensation, will not exceed an amount that equals 10.0% of the gross proceeds of the offering excluding securities purchased through the DRIP imposed by FINRA Rule 2310(b)(4)(B)(ii) which we refer to as “FINRA’s 10% cap”. See the section entitled “Management Compensation” in this prospectus.

Pursuant to the dealer manager agreement with our dealer manager, selling commissions and dealer manager fees are payable only with respect to completed sales of shares of our common stock, which includes, among other things, the receipt by us or on our behalf of a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased share (which includes the applicable selling commissions and dealer manager fees). We are acting as an intermediary with respect to the selling commissions and dealer manager fees payable to the dealer manager in connection with the sale of shares of our common stock, and will pay all such amounts to the dealer manager in accordance with the dealer manager agreement if received from an investor in connection with its purchase of shares of our common stock.

We will reimburse the dealer manager and certain selling group participants for reasonable bona fide due diligence expenses incurred by the dealer manager or such selling group participants which are supported by a detailed itemized invoice. These due diligence reimbursements are considered an organization and offering expense under FINRA Rule 2310(b)(4)(C)(iii), and not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as they are included in a detailed and itemized invoice. The total of all items of value that are considered an organization and offering expense, may not, together with selling commissions and dealer manager fees, exceed 15% of the offering proceeds.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Share		Total Maximum
Primary offering:
Price to public	$25.00		$3,125,000,000
Selling commissions	1.75		218,750,000
Dealer manager fees	0.75		93,750,000
Proceeds to American Realty Capital — Retail Centers of America II, Inc.	$22.50		$2,812,500,000	(1)
Distribution reinvestment plan:
Price to public	$23.75	(2)	$624,999,989
Distribution selling commissions	—		—
Dealer manager fees	—		—
Proceeds to American Realty Capital — Retail Centers of America II, Inc.	$23.75		$624,999,989

(1)	Until the NAV pricing date, the per share purchase price for our shares in our primary offering will be $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be the per share NAV plus selling commissions and dealer manager fees.
(2)	Until the NAV pricing date, the purchase price per share pursuant to the DRIP is 95% of the primary offering price and after the NAV pricing date it will be the per share NAV.

No selling commissions or dealer manager fees are payable in connection with the DRIP or the share repurchase program.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates or a bottle of wine. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our advisor.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

No selling commissions will be paid, but dealer manager fees will be paid, in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services with their broker/dealer include a fixed or “wrap” fee feature. If the investor has either engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department, or collectively, an RIA sale, then the investor may agree with his participating broker/dealer to reduce the amount of selling commissions payable with respect to the sale of his shares down to zero. If no other broker/dealer is involved in connection with an RIA sale, then our dealer manager will act as the broker/dealer of record and execute the sale presented to us by the RIA. Our dealer manager may be paid the dealer manager fees associated with the sale, however, the net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Any reduction in the amount of the selling commissions for these sales will be credited to the investor in the form of additional shares. Fractional shares will be issued.

Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. However, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value. FINRA rules currently do not provide guidance on the methodology that an issuer must use to determine its per-share estimated value of common stock. For additional information see the section entitled “Valuation Policies.”

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.

In connection with the minimum offering and FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with this offering does not exceed FINRA’s 10% cap.

Also, our dealer manager will repay to us any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and “friends,” may purchase shares offered in this offering at a discount. The purchase price for such shares will be $22.50 per share, reflecting no selling commission or dealer manager fees will be paid in connection with such sale and, once we calculate NAV, at per share NAV. “Friends” means those individuals who have had long standing business and/or personal relationships with our executive officers and directors. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by our dealer manager or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates. With the exception of the 8,888 shares initially sold to the special limited partner in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our capital stock.

Purchases by participating broker-dealers, including their registered representatives and their immediate family, will be less the selling commission.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “single purchaser,” as defined below, certain volume, or quantity, discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.

Prior to the time we begin calculating NAV, the per share purchase price will apply to the specific range of each share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range
$1,000 - $500,000	$25.00	$1.75
500,001 - 1,000,000	24.75	1.50
1,000,001 - 4,999,999	23.88	0.63
5,000,000 or more	23.88	0.63
	(as described below, subject to reduction)	(as described below, subject to reduction)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares may be issued.

As an example, a single purchaser would receive 40,202.02 shares rather than 40,000 shares for an investment of $1,000,000 and the selling commission would be $65,303.03. The discount would be calculated as follows: the purchaser would acquire 20,000 shares at a cost of $25.00 and 20,202.02 at a cost of $24.75 per share and would pay commissions of $1.75 per share for 20,000 shares and $1.50 per share for 20,202.20 shares. The dealer manager fee of $0.75 per share would still be payable out of the purchase price per share. In no event will the proceeds to us be less than $22.50 per share.

For purchases of $5,000,000 or more by a single purchaser in one or more transactions during the course of this offering, in our sole discretion, selling commissions may be reduced to $0.63 per share or less, and the dealer manager fee may be reduced from 3% of the purchase price but in no event will the proceeds to us be less than $22.50 per share. In the event of an agreement to purchase $5,000,000 or more with a single purchaser in one or more transactions during the course of this offering with reduced selling commissions or a reduced dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the agreement to purchase, (b) the price per share paid or to be paid by the purchaser, and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) above will pay no more per share than the purchaser described in clause (b) above.

Commencing with the NAV pricing date, we will offer shares with reduced selling commissions to “single purchasers” of shares on orders of more than $500,000 and selling commissions paid to our dealer manager and participating broker dealers will be reduced by the amount of the share purchase price discount. Our per share purchase price will be calculated quarterly. The per share purchase price will apply to the specific range of each share purchased. For purchases of shares of (i) $500,001 to $1,000,000, the applicable selling commission will equal 6% of the quarterly NAV price for the shares and the aggregate selling commission and dealer manager fee per share will equal 9% of the quarterly NAV price for the shares; and (ii) $1,000,001 to $5,000,000+, the applicable selling commission will equal 2.5% of the quarterly NAV price for the shares and the aggregate selling commission and dealer manager fee per share will equal 5.5% of the quarterly NAV price for the shares. For illustrative purposes only, the following chart describes the applicable volume discounts based on a $22.50 share purchase price. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase to Public per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range	Aggregate Consideration per Share (consisting of purchase price, selling commissions and dealer manager fees) in Volume Discount Range
$1,000 – $500,000	$22.50	$1.58	$24.76
500,001 – 1,000,000	22.50	1.35	24.53
1,000,001 – 4,999,999	22.50	.56	23.74
5,000,000+	22.50	.56	23.74
		(subject to reduction as described below)	(subject to reduction as described below)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued. As an example, a single purchaser would receive 40,577.1 shares rather than 40,387.7 shares for an investment of $1,000,000 and the selling commission would be $59,341.09. The discount would be calculated as follows: the purchaser would acquire 20,193.9 shares at a purchase price of $22.50 per share, plus selling commissions of $1.58 per share and dealer manager fee of $0.68 resulting in an aggregate cost of $24.76 and as a result of the volume discount receive 20,383.2 at a purchase price of $22,50 per share, plus selling commissions of $1.35 per share and dealer manager fee of $0.68 per share for an aggregate cost of $24.53 per share.

For purchases of $5,000,000 or more, in our sole discretion, selling commissions may be reduced from $.56 per share or less, and the dealer manager fee may be reduced from 3% of the purchase price but in no event will the proceeds to us be less than $22.50 per share. In the event of a sale of $5,000,000 or more, with reduced selling commission or dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) will pay no more per share than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940, as amended.

In the event a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the

“Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that quantity discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, quantity discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the available quantity discounts;
•	the same quantity discounts must be allowed to all purchasers of all shares which are part of the offering;
•	the minimum amount of shares on the purchase of which quantity discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions;
•	no discounts are allowed to any group of purchasers; and
•	quantity discounts are allowed by a showing that the aggregate amount thereof does not exceed, and that the measure of such discounts is reasonably related to, the saving of selling expense to be achieved in the sale of the quantities of shares for which such discounts are allowed.

Accordingly, quantity discounts for California residents will be available in accordance with the above table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;
•	accept the terms of our charter;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the shares for your own account;
•	acknowledge that there is no public market for our shares; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five (5) business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five (5) business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten (10) business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three (3) days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten (10) business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

Sterling Trust Company has agreed to act as an IRA custodian for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We may pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of $2,000,000 of our common stock have been received and accepted by us. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account. Any purchase of shares by our sponsor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. If subscriptions for at least the minimum offering have not been received and accepted by September 25, 2015, which is one (1) year after the effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten (10) days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See the page following the cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C.
•	Deliver a check to our dealer manager or its designated agent, for the full purchase price of the shares being subscribed for, payable to “UMB BANK, N.A. Escrow Agent for American Realty Capital — Retail Centers of America II, Inc.,” along with the completed subscription agreement, until we satisfy the minimum offering requirements set forth in this prospectus. Once the minimum offering requirements are met, the check should be made payable to “American Realty Capital — Retail Centers of America II, Inc.” The name of the soliciting dealer appears on the subscription agreement. Certain dealers who have “net capital” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us of the purchase prices of your subscription. The name of the dealer appears on the subscription agreement.
•	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in the subscription agreement and agrees to be bound by the terms of our charter.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. This option, however, is not available to residents of Louisiana, Puerto Rico or Texas. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction in the form attached as Appendix E to this prospectus. The letter of direction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice of revocation in the form of Appendix F to this prospectus of your election to terminate deductions from your account for the purposes of such business management fees.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our company and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material also may include audiovisual materials and recorded presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials. In connection with the offering and sale of our shares, none of our sponsor, our dealer manager and the soliciting dealers may, in writing or otherwise, directly or indirectly, represent or imply that a regulatory agency has approved the merits of the investment or any aspects thereof.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

REPORTS TO STOCKHOLDERS

Our advisor keeps, or causes to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We will continue to cause to be prepared and delivered to each stockholder our audited annual reports within 120 days following the close of each fiscal year. Our directors, including the independent directors, are required to take reasonable steps to ensure that these requirements are met. The annual reports will contain the following:

•	audited financial statements prepared in accordance with GAAP and SEC rules and regulations governing the preparation of financial statements;
•	if applicable, the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income for the most recently completed fiscal year;
•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the SEC or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons for why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Except to the extent set forth in our charter, certain of our investment policies and objectives, including borrowing policies, may be changed without stockholder approval as described in “Investment Objectives and Criteria.” Should any such investment policies or objectives change, we will disclose such change in the quarterly financial filing immediately following such change. We will additionally file a prospectus supplement reflecting such change in our investment policy and objectives.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;
•	the present or proposed use of the property and its suitability and adequacy for that use;
•	the terms of any material leases affecting the property;
•	the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and
•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisition to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury will reflect each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. Until 18 months have passed without a sale in a public offering of our common stock, not including any offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, any employee benefit plan, or the issuance of shares upon redemption of interests in our operating partnership, we expect to use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including an IRS Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

LITIGATION

We are not subject to any material pending legal proceedings.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

LEGAL MATTERS

Proskauer Rose LLP, New York, New York, has passed upon the legal matters in connection with our status as a REIT. Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock. Proskauer Rose LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Proskauer Rose LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to our advisor and its affiliates.

EXPERTS

The audited consolidated financial statements of American Realty Capital — Retail Centers of America II, Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual, quarterly and other reports, proxy statements, distribution notices and other information, or documents, electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless otherwise provided in this prospectus or unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

American Realty Capital — Retail Centers of America II, Inc.
405 Park Avenue
New York, New York 10022
(212) 415-6500
Attn: Investor Services

One of our affiliates maintains an Internet site at www.americanrealtycap.com, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is www.sec.gov.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder
American Realty Capital — Retail Centers of America II, Inc.

We have audited the accompanying consolidated balance sheet of American Realty Capital — Retail Centers of America II, Inc. (a Maryland Corporation in the Development Stage) (the “Company”) and subsidiary as of June 2, 2014, and the related consolidated statements of operations and comprehensive loss, stockholder’s equity and cash flows for the period from April 23, 2014 (date of inception) to June 2, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital — Retail Centers of America II, Inc. and subsidiary as of June 2, 2014 and the results of their operations, changes in stockholder’s equity and cash flows for the period from April 23, 2014 (date of inception) to June 2, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

New York, New York
June 6, 2014

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEET
June 2, 2014

ASSETS
Cash	$613,365
Deferred costs	777,450
Total assets	$1,390,815
LIABILITIES AND STOCKHOLDER’S EQUITY
Accrued expenses	$1,196,065
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none outstanding	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 8,888 issued and outstanding	89
Additional paid-in capital	199,911
Accumulated deficit during the development stage	(5,250)
Total stockholders’ equity	194,750
Total liabilities and stockholder’s equity	$1,390,815

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the period from April 23, 2014 (date of inception) to June 2, 2014

Revenues	$—
Expenses:
General and administrative	5,250
Total expenses	5,250
Net loss	$(5,250)
Comprehensive loss	$(5,250)

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
For the Period from April 23, 2014 (date of inception) to June 2, 2014

	Common Stock		Additional Paid-in Capital	Accumulated Deficit During the Development Stage
	Number of Shares	Par Value			Total
Balance, April 23, 2014	—	$—	$—	$—	$—
Issuance of common stock	8,888	89	199,911	—	200,000
Net loss	—	—	—	(5,250)	(5,250)
Balance, June 2, 2014	8,888	$89	$199,911	$(5,250)	$194,750

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period from April 23, 2014 (date of inception) to June 2, 2014

Cash flows from operating activities:
Net loss	$(5,250)
Adjustment to reconcile net loss to net cash used in operating activities
Accrued expenses	5,250
Net cash used in operating activities	—
Cash flows from financing activities:
Proceeds from issuance of common stock	200,000
Advances from affiliate	413,365
Net cash provided by financing activities	613,365
Net change in cash	613,365
Cash, beginning of period	—
Cash, end of period	$613,365
Non-Cash Financing Activities:
Accrued deferred offering costs	$777,450

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 1 — Organization and Proposed Business Operations

American Realty Capital — Retail Centers of America II, Inc. (the “Company”) was incorporated on April 23, 2014, as a Maryland corporation and intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2014 or its first year of material operations. The Company intends to offer for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, at a price of $25.00 per share (including the maximum allowed to be charged for commissions and fees), on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Offering also covers up to 21.1 million shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stock holders may elect to have their distributions reinvested in additional shares of common stock.

Until the NAV pricing date (described below), the per share price in the Offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be $23.75 per share, which is 95.0% of the primary offering price. Beginning with the filing of the Company’s second Quarterly Report on Form 10-Q (or the Company’s Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following two years from the effective date of the Offering (the “NAV pricing date”), the per share purchase price in the Company’s primary offering and pursuant to the Company’s DRIP will vary quarterly and will be equal to the net asset value (“NAV”) as determined by American Realty Capital Retail II Advisors, LLC (the “Advisor”) divided by the number of shares as of the end of the business day immediately preceding the Company quarterly periodic filing (“NAV per share”). Additionally, applicable commissions and fees will be added to the per share purchase price for shares offered in the primary offering but not the DRIP. The Company reserves the right to reallocate shares covered in the Offering between the primary offering and the DRIP.

The Company was formed to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, large formatted centers with a grocery store component (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. All properties will be acquired and operated by the Company or operated by the Company jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. As of June 2, 2014, the Company has not acquired any real estate investments.

The Company sold 8,888 shares of common stock to American Realty Capital Retail II Special Limited Partnership, LLC (the “Special Limited Partner”), an entity controlled by American Realty Capital IV, LLC (the “Sponsor”) on May 21, 2014, at $22.50 per share for $0.2 million. Substantially all of the Company’s business will be conducted through American Realty Capital Retail II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Special Limited Partner expects to contribute $2,020 to the OP in exchange for 90 units of limited partner interest in the aggregate OP ownership, which will represent a nominal percentage of the aggregate OP ownership. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no paid employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Advisor has entered into a service agreement with an independent third party, Lincoln Retail REIT Services, LLC, a Delaware limited liability company (“Lincoln”), pursuant to which Lincoln has agreed to provide, subject to the Advisor's oversight, real estate-related services, including services related to

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 1 — Organization and Proposed Business Operations  – (continued)

locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Offering. The Advisor is a wholly owned subsidiary of, and the Dealer Manager is under common ownership with, the Sponsor, and, as a result of which, they are related parties of the Company. Each will receive, as applicable, compensation, fees and expense reimbursements for services related to the Offering and for the investment and management of the Company's assets. Such entities will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages. The Advisor will pay Lincoln a substantial portion of the fees payable to the Advisor for the performance of these real estate-related services.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. Pursuant to the terms of the Offering, the Company must receive proceeds of $2.0 million in connection with the sale of common stock in order to break escrow and commence operations. As of June 2, 2014, the Company had not reached such threshold, purchased any properties or earned any income.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and the OP. The Company consolidates its wholly-owned subsidiaries and those subsidiaries in which the Company owns a majority voting interest with the ability to control operations of the subsidiaries and where approval, veto or other important rights have been granted to the non-controlling shareholders. All inter-company accounts and transactions will be eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. When the Company commences active real estate operations, management may make significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Organizational Costs

Organizational costs include accounting, legal and regulatory fees incurred related to the formation of the Company. Organizational costs are expensed as incurred.

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Company is required to make subjective assessments as to the useful lives of the Company’s properties for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented to the extent the disposal of a component represents a strategic shift that has or will have a major effect on the Company’s operations and financial results. Properties that are intended to be sold are to be designated as “held for sale” on the consolidated balance sheet.

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments can have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets and liabilities, as applicable, include amounts allocated to acquired leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the Company’s pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Cash

Cash includes cash in bank accounts. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Restricted Cash

Restricted cash may primarily consist of reserves related to lease expirations as well as maintenance, structural, and debt service reserves.

Deferred Costs

Deferred costs may consist of deferred financing costs, deferred offering costs and deferred leasing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company’s common stock. As of June 2, 2014, such costs totaled $0.8 million. On the day the Company commences its Offering, deferred offering costs will be reclassified to stockholder’s equity.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

Deferred leasing costs, consisting primarily of lease commissions and payments made to assume existing leases, are deferred and amortized over the term of the lease, as such costs arise during operations.

Share Repurchase Program

The Company will have a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Except in connection with a stockholder’s death, disability, bankruptcy or other involuntary exigent circumstance, prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 or 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 or 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase the Company’s shares of common stock on the last day of each quarter, will be the Company’s per share NAV of common stock for the quarter, calculated after the close of business on each day the Company makes its quarterly financial filing. Subject to limited exceptions, stockholders whose shares of the Company’s common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate per share NAV of the shares of common stock repurchased. Until the Company begins to calculate its NAV, the Company is only authorized to repurchase shares pursuant to the SRP using the proceeds received from the DRIP and will limit the amount spent to repurchase shares in a given quarter to the amount of proceeds received from the DRIP in that same quarter. In addition, the board of directors may reject a request for repurchase, at any time. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests. Purchases under the SRP by the Company will be limited in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year.

When a stockholder requests a repurchase and the repurchase is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. As of June 2, 2014, no shares had been repurchased.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP will be recorded to equity in the accompanying consolidated balance sheet in the period distributions are declared. There have been no shares issued under the DRIP as of June 2, 2014.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company will record all derivatives on the consolidated balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. The Company has not entered into any derivative instruments as of June 2, 2014.

Revenue Recognition

The Company’s revenues, which will be derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the Company’s leases will provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Cost recoveries from tenants will be included in operating expense reimbursement in the period the related costs are incurred, as applicable.

The Company will continually review receivables related to rent, unbilled rent receivables and cost recoveries and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the Company’s allowance for uncollectible accounts or record a direct write-off of the receivable in the Company’s consolidated statements of operations.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the Company’s Offering. Offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company.

Offering costs will be reclassified from deferred costs to stockholders’ equity when the Company commences its Offering. Offering costs will include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. The Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by the Company in its offering exceed 2.0% of gross offering proceeds. As a result, these costs are only a liability of the Company to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of offering (See Note 4 — Related Party Transactions and Arrangements).

Share-Based Compensation

The Company expects to have a stock-based award plan, which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note 6 — Share-Based Compensation).

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending December 31, 2014 or its first year of material operations. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax as long as it distributes all of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

The Company will calculate basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the period from April 23, 2014 (date of inception) to June 2, 2014, the calculation of net income per share is not presented because it is not a meaningful measure of the Company’s performance as the Company has not commenced operations.

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the leasing of properties, which will comprise 100% of total consolidated revenues. Management evaluates the operating performance of the Company’s investments in real estate on an individual property level.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 3 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company does not own any properties, has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 4 — Related Party Transactions and Arrangements

As of June 2, 2014, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of June 2, 2014, the Company had $0.4 million payable to affiliated entities for advances received to fund the payment of regulatory filing fees.

Fees Paid in Connection with the Offering

The Dealer Manager will receive fees and compensation in connection with the sale of the Company’s common stock. The Dealer Manager will receive a selling commission of up to 7.0% of the per share purchase price of the Company’s offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, it’s expected that the Dealer Manager will receive up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, it’s expected that the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). No such fees have been incurred from the Dealer Manager during the period from April 23, 2014 (date of inception) to June 2, 2014.

The Advisor and its affiliates may receive compensation and reimbursement for services relating to the Offering. All offering costs incurred by the Company or its affiliated entities on behalf of the Company will be charged to additional paid-in capital on the accompanying consolidated balance sheet. During the period from April 23, 2014 (date of inception) to June 2, 2014, the Company has not incurred any offering costs reimbursements from the Advisor or the Dealer Manager. The Company is responsible for offering and related costs from the Offering, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds from the Offering of common stock, measured at the end of the Offering. Offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of June 2, 2014, offering and related costs of $0.8 million exceeded 2.0% of gross proceeds received from the Offering by $0.8 million due to the on-going nature of offering process and that many expenses were accrued or paid before the Offering commenced.

Fees Paid in Connection With the Operations of the Company

The Advisor will receive an acquisition fee of 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for a loan or other investment. The Company may also reimburse the Advisor for expenses actually incurred related to selecting, evaluating and acquiring assets, regardless of

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 4 — Related Party Transactions and Arrangements  – (continued)

whether the Company actually acquires the related assets. In addition, the Company will also pay third parties, or reimburse the Advisor for any investment-related expenses due to third parties. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to a particular investment exceed 4.5% of the contract purchase price or 4.5% of the amount advanced for a loan or other investment. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees and any financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price for all the assets acquired. No acquisition fees or reimbursements were incurred or forgiven during the period from April 23, 2014 (date of inception) to June 2, 2014.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 1.0% of the amount available and/or outstanding under such financing, subject to certain limitations. No financing coordination fees were incurred during the period from April 23, 2014 (date of inception) to June 2, 2014.

For its asset management services, the OP will issue restricted Class B units in the OP (“Class B Units”) to the Advisor on a quarterly basis in an amount equal: (i) the cost of assets multiplied by 0.1875% (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once the Company begins calculating NAV) divided by; (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as the Company calculates NAV, to per share NAV. The Class B Units are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (y) the Advisor is still providing advisory services to the Company (the “performance condition”). Such Class B Units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company's independent directors without cause. The value of issued Class B Units will be determined and expensed, when the Company deems the achievement of the performance condition to be probable. The Advisor will receive distributions on unvested Class B Units equal to the distribution rate received on the Company's common stock. Such distributions on issued Class B Units will be expensed in the consolidated statement of operations and comprehensive loss until the performance condition is considered probable to occur. No Class B Units have been issued as of June 2, 2014.

In connection with property management and leasing services, unless the Company contracts with a third party, the Company will pay to an affiliate of the Advisor a property management fee of 2.0% of gross revenues from the Company's stand-alone single-tenant net leased properties which are not part of a shopping center and 4.0% of gross revenues from all other types of properties, respectively. The Company will also reimburse the Advisor for property-level expenses. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the Advisor an oversight fee of up to 1.0% of the gross revenues of the property managed. The oversight fee reduces the asset management fee payable to the Advisor such that the aggregate asset management fee and oversight fee do not exceed 0.75% per annum of average invested assets. No property management fees or oversight fees were incurred during the period from April 23, 2014 (date of inception) to June 2, 2014.

In connection with any construction, renovation or tenant finish-out on any property, the Company will pay the Advisor 6.0% of the hard costs of the construction, renovation and/or tenant finish-out, as applicable. No such costs were incurred during the period from April 23, 2014 (date of inception) to June 2, 2014.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 4 — Related Party Transactions and Arrangements  – (continued)

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage; however, the Company may not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No reimbursement was incurred from the Advisor for providing services during the period from April 23, 2014 (date of inception) to June 2, 2014.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s return to stockholders, payable annually in arrears, such that for any year in which investors receive payment of 6.0% per annum, the Advisor will be entitled to 15.0% of the excess return, provided that the amount paid to the Advisor does not to exceed 10.0% of the aggregate return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the period from April 23, 2014 (date of inception) to June 2, 2014.

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and one-half of the total brokerage commission paid, if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in light of the size, type and location of the property, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the period from April 23, 2014 (date of inception) to June 2, 2014.

If the Company is not simultaneously listed on an exchange, the Company will pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company's investors have received a 6.0% cumulative non-compounded return on their capital contributions plus the 100.0% repayment of capital committed by such investors. No such amounts were incurred during the period from April 23, 2014 (date of inception) to June 2, 2014.

The Company will pay a subordinated incentive listing distribution of 15.0%, payable in the form of a non-interest bearing promissory note, of the amount by which the adjusted market value plus distributions paid prior to listing exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions plus the 100.0% repayment of capital committed by such investors. No such amounts were incurred during the period from April 23, 2014 (date of inception) to June 2, 2014. Neither the Special Limited Partner nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated listing distribution.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 4 — Related Party Transactions and Arrangements  – (continued)

Upon termination or non-renewal of the advisory agreement with or without cause, the Special Limited Partner will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 5 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common ownership with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company's common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services, transaction management services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 6 — Share-Based Compensation

Stock Option Plan

The Company expects to have a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to the Company's independent directors, officers, advisors, consultants and other personnel, subject to the absolute discretion of the board of directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan will be $25.00 per share until the NAV pricing date, and thereafter at the then-current NAV per share. A total of 0.5 million shares have been authorized and reserved for issuance under the Plan. As of June 2, 2014, no stock options were issued under the Plan.

Restricted Share Plan

The Company expects to have an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 4.0 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not,

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 2, 2014

Note 6 — Share-Based Compensation  – (continued)

in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. The fair value of the shares will be expensed over the vesting period of five years. There have been no restricted shares granted for the period from April 23, 2014 (date of inception) to June 2, 2014 and therefore, no restricted stock expense has been recorded in the Company’s consolidated financial statements.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the period from April 23, 2014 (date of inception) to June 2, 2014.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through June 6, 2014, the date which these consolidated financial statements were available to be issued, and has determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the consolidated financial statements.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEET
June 30, 2014
(Unaudited)

ASSETS
Cash	$—
Deferred costs	980,080
Total assets	$980,080
LIABILITIES AND STOCKHOLDER’S EQUITY
Accrued expenses	$796,961
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none outstanding	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 8,888 issued and outstanding	89
Additional paid-in capital	199,911
Accumulated deficit during the development stage	(16,881)
Total stockholder’s equity	183,119
Total liabilities and stockholder’s equity	$980,080

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the period from April 23, 2014 (date of inception) to June 30, 2014
(Unaudited)

Revenues	$—
Expenses:
General and administrative	16,881
Total expenses	16,881
Net loss	$(16,881)
Comprehensive loss	$(16,881)

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

For the Period from April 23, 2014 (date of inception) to June 30, 2014
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit During the Development Stage	Total
	Number of Shares	Par Value
Balance, April 23, 2014	—	$—	$—	$—	$—
Issuance of common stock	8,888	89	199,911	—	200,000
Net loss	—	—	—	(16,881)	(16,881)
Balance, June 30, 2014	8,888	$89	$199,911	$(16,881)	$183,119

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period from April 23, 2014 (date of inception) to June 30, 2014
(Unaudited)

Cash flows from operating activities:
Net loss	$(16,881)
Adjustment to reconcile net loss to net cash used in operating activities
Accrued expenses	16,625
Net cash used in operating activities	(256)
Cash flows from financing activities:
Proceeds from issuance of common stock	200,000
Offering costs paid	(735,854)
Advances from affiliate	536,110
Net cash provided by financing activities	256
Net change in cash	—
Cash, beginning of period	—
Cash, end of period	$—
Non-Cash Financing Activities:
Accrued deferred offering costs	$244,226

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 1 — Organization and Proposed Business Operations

American Realty Capital — Retail Centers of America II, Inc. (the “Company”) was incorporated on April 23, 2014, as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2014. The Company intends to offer for sale a maximum of $3.125 billion of common stock, $0.01 par value per share, at a price of $25.00 per share (including the maximum allowed to be charged for commissions and fees), on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Offering also covers up to 26.3 million shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Until the NAV pricing date (described below), the per share price in the Offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be $23.75 per share, which is 95.0% of the primary offering price. Beginning with the filing of the Company’s second Quarterly Report on Form 10-Q (or the Company’s Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following two years from the effective date of the Offering (the “NAV pricing date”), the per share purchase price in the Company’s primary offering and pursuant to the Company’s DRIP will vary quarterly and will be equal to the net asset value (“NAV”) as determined by American Realty Capital Retail II Advisors, LLC (the “Advisor”) divided by the number of shares as of the end of the business day immediately preceding the Company quarterly periodic filing (“NAV per share”). Additionally, applicable commissions and fees will be added to the per share purchase price for shares offered in the primary offering but not the DRIP. The Company reserves the right to reallocate shares covered in the Offering between the primary offering and the DRIP.

The Company was formed to primarily acquire existing anchored, stabilized core retail properties, including power centers, lifestyle centers, large formatted centers with a grocery store component (with a purchase price in excess of $20.0 million) and other need-based shopping centers which are located in the United States and at least 80.0% leased at the time of acquisition. All properties will be acquired and operated by the Company or operated by the Company jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. As of June 30, 2014, the Company has not acquired any real estate investments.

The Company sold 8,888 shares of common stock to American Realty Capital Retail II Special Limited Partnership, LLC (the “Special Limited Partner”), an entity controlled by American Realty Capital IV, LLC (the “Sponsor”) on May 21, 2014, at $22.50 per share for $0.2 million. Substantially all of the Company’s business will be conducted through American Realty Capital Retail II Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Special Limited Partner expects to contribute $2,020 to the OP in exchange for 90 units of limited partner interest in the aggregate OP ownership, which will represent a nominal percentage of the aggregate OP ownership. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no paid employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Advisor has entered into a service agreement with an independent third party, Lincoln

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 1 — Organization and Proposed Business Operations  – (continued)

Retail REIT Services, LLC, a Delaware limited liability company (“Lincoln”), pursuant to which Lincoln has agreed to provide, subject to the Advisor's oversight, real estate-related services, including services related to locating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Offering. The Advisor is a wholly owned subsidiary of, and the Dealer Manager is under common ownership with, the Sponsor, and, as a result of which, they are related parties of the Company. Each will receive, as applicable, compensation, fees and expense reimbursements for services related to the Offering and for the investment and management of the Company's assets. Such entities will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages. The Advisor will pay Lincoln a substantial portion of the fees payable to the Advisor for the performance of these real estate-related services.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. Pursuant to the terms of the Offering, the Company must receive proceeds of $2.0 million in connection with the sale of common stock in order to break escrow and commence operations. As of June 30, 2014, the Company had not reached such threshold, purchased any properties or earned any income.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and the OP. The Company consolidates its wholly-owned subsidiaries and those subsidiaries in which the Company owns a majority voting interest with the ability to control operations of the subsidiaries and where approval, veto or other important rights have been granted to the non-controlling shareholders. All inter-company accounts and transactions will be eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. When the Company commences active real estate operations, management may make significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Organizational Costs

Organizational costs include accounting, legal and regulatory fees incurred related to the formation of the Company. Organizational costs are expensed as incurred.

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

The Company is required to make subjective assessments as to the useful lives of the Company’s properties for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented to the extent the disposal of a component represents a strategic shift that has or will have a major effect on the Company’s operations and financial results. Properties that are intended to be sold are to be designated as “held for sale” on the consolidated balance sheet.

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments can have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets and liabilities, as applicable, include amounts allocated to acquired leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at contract rates during the expected lease-up period. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship, as applicable, is measured based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the Company’s pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Cash

Cash includes cash in bank accounts. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Restricted Cash

Restricted cash may primarily consist of reserves related to lease expirations as well as maintenance, structural, and debt service reserves.

Deferred Costs

Deferred costs may consist of deferred financing costs, deferred offering costs and deferred leasing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company’s common stock. As of June 30, 2014, such costs totaled $1.0 million. On the day the Company commences its Offering, deferred offering costs will be reclassified to stockholder’s equity.

Deferred leasing costs, consisting primarily of lease commissions and payments made to assume existing leases, will be deferred and amortized over the term of the lease, as such costs arise during operations.

Share Repurchase Program

The Company will have a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Except in connection with a stockholder’s death, disability, bankruptcy or other involuntary exigent circumstance, prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 or 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 or 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase the Company’s shares of common stock on the last day of each quarter, will be the Company’s per share NAV of common stock for the quarter, calculated after the close of business on each day the Company makes its quarterly financial filing. Subject to limited exceptions, stockholders whose shares of the Company’s common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate per share NAV of the shares of common stock repurchased. Until the Company begins to calculate its NAV, the Company is only authorized to repurchase shares pursuant to the SRP using the proceeds received from the DRIP and will limit the amount spent to repurchase shares in a given quarter to the amount of proceeds received from the DRIP in that same quarter. In addition, the board of directors may reject a request for repurchase, at any time. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests. Purchases under the SRP by the Company will be limited in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year.

When a stockholder requests a repurchase and the repurchase is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. As of June 30, 2014, no shares had been repurchased.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP will be recorded to equity in the accompanying consolidated balance sheet in the period distributions are declared. There have been no shares issued under the DRIP as of June 30, 2014.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company will record all derivatives on the consolidated balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. The Company has not entered into any derivative instruments as of June 30, 2014.

Revenue Recognition

The Company’s revenues, which will be derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the Company’s leases will provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Cost recoveries from tenants will be included in operating expense reimbursement in the period the related costs are incurred, as applicable.

The Company will continually review receivables related to rent, unbilled rent receivables and cost recoveries and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

doubt, the Company will record an increase in the Company’s allowance for uncollectible accounts or record a direct write-off of the receivable in the Company’s consolidated statements of operations.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the Company’s Offering. Offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company.

Offering costs will be reclassified from deferred costs to stockholders’ equity when the Company commences its Offering. Offering costs will include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. The Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by the Company in its offering exceed 2.0% of gross offering proceeds. As a result, these costs are only a liability of the Company to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of offering (See Note 4 — Related Party Transactions and Arrangements).

Share-Based Compensation

The Company expects to have a stock-based award plan, which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note 6 — Share-Based Compensation).

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending December 31, 2014 or its first year of material operations. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax as long as it distributes all of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

The Company will calculate basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for the respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the period from April 23, 2014 (date of inception) to June 30, 2014, the calculation of net income per share is not presented because it is not a meaningful measure of the Company’s performance as the Company has not commenced operations.

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

leasing of properties, which will comprise 100% of total consolidated revenues. Management evaluates the operating performance of the Company’s investments in real estate on an individual property level.

Note 3 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company does not own any properties, has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 4 — Related Party Transactions and Arrangements

As of June 30, 2014, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of June 30, 2014, the Company had $0.5 million payable to affiliated entities for advances received to fund the payment of regulatory filing fees.

Fees Paid in Connection with the Offering

The Dealer Manager will receive fees and compensation in connection with the sale of the Company’s common stock. The Dealer Manager will receive a selling commission of up to 7.0% of the per share purchase price of the Company’s offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, it’s expected that the Dealer Manager will receive up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, it’s expected that the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). No such fees have been incurred from the Dealer Manager during the period from April 23, 2014 (date of inception) to June 30, 2014.

The Advisor and its affiliates may receive compensation and reimbursement for services relating to the Offering. All offering costs incurred by the Company or its affiliated entities on behalf of the Company will be charged to additional paid-in capital on the accompanying consolidated balance sheet. During the period from April 23, 2014 (date of inception) to June 30, 2014, the Company has not incurred any offering costs reimbursements from the Advisor or the Dealer Manager. The Company is responsible for offering and related costs from the Offering, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds from the Offering of common stock, measured at the end of the Offering. Offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of June 30, 2014, offering and related costs of $1.0 million exceeded 2.0% of gross proceeds received from the Offering by $1.0 million due to the on-going nature of the offering process and that many expenses were accrued or paid before the Offering commenced.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 4 — Related Party Transactions and Arrangements  – (continued)

Fees Paid in Connection With the Operations of the Company

The Advisor will receive an acquisition fee of 1.5% of the contract purchase price of each acquired property and 1.5% of the amount advanced for a loan or other investment. The Company may also reimburse the Advisor for expenses actually incurred related to selecting, evaluating and acquiring assets, regardless of whether the Company actually acquires the related assets. In addition, the Company will also pay third parties, or reimburse the Advisor for any investment-related expenses due to third parties. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to the Company’s portfolio of investments exceed 4.5% of the contract purchase price of the Company’s portfolio to be measured at the close of the acquisition phase or 4.5% of the amount advanced for all loans or other investments. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees and any financing coordination fees (as described below) shall not exceed 2.0% of the contract purchase price for all the assets acquired. No acquisition fees or reimbursements were incurred or forgiven during the period from April 23, 2014 (date of inception) to June 30, 2014.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. No financing coordination fees were incurred during the period from April 23, 2014 (date of inception) to June 30, 2014.

For its asset management services, the OP will issue restricted Class B units in the OP (“Class B Units”) to the Advisor on a quarterly basis in an amount equal: (i) the cost of assets multiplied by 0.1875% (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once the Company begins calculating NAV) divided by; (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as the Company calculates NAV, to per share NAV. The Class B Units are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (y) the Advisor is still providing advisory services to the Company (the “performance condition”). Such Class B Units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company's independent directors without cause. The value of issued Class B Units will be determined and expensed, when the Company deems the achievement of the performance condition to be probable. The Advisor will receive distributions on unvested Class B Units equal to the distribution rate received on the Company's common stock. Such distributions on issued Class B Units will be expensed in the consolidated statement of operations and comprehensive loss until the performance condition is considered probable to occur. No Class B Units have been issued as of June 30, 2014.

In connection with property management and leasing services, unless the Company contracts with a third party, the Company will pay to an affiliate of the Advisor a property management fee of 2.0% of gross revenues from the Company's stand-alone single-tenant net leased properties which are not part of a shopping center and 4.0% of gross revenues from all other types of properties, respectively. The Company will also reimburse the Advisor for property-level expenses. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the Advisor an oversight fee of up to 1.0% of the gross revenues of the property managed. The oversight fee reduces the asset management fee payable to the Advisor such that the aggregate asset management fee and oversight fee do not exceed 0.75% per annum of the

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 4 — Related Party Transactions and Arrangements  – (continued)

cost of assets. No property management fees or oversight fees were incurred during the period from April 23, 2014 (date of inception) to June 30, 2014.

In connection with any construction, renovation or tenant finish-out on any property, the Company will pay the Advisor 6.0% of the hard costs of the construction, renovation and/or tenant finish-out, as applicable. No such costs were incurred during the period from April 23, 2014 (date of inception) to June 30, 2014.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage; however, the Company may not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions. No reimbursement was incurred from the Advisor for providing services during the period from April 23, 2014 (date of inception) to June 30, 2014.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s return to stockholders, payable annually in arrears, such that for any year in which investors receive payment of 6.0% per annum, the Advisor will be entitled to 15.0% of the excess return, provided that the amount paid to the Advisor does not to exceed 10.0% of the aggregate return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the period from April 23, 2014 (date of inception) to June 30, 2014.

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and one-half of the total brokerage commission paid, if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in light of the size, type and location of the property, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the period from April 23, 2014 (date of inception) to June 30, 2014.

If the Company is not simultaneously listed on an exchange, the Company will pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company's investors have received a 6.0% cumulative non-compounded return on their capital contributions plus the 100.0% repayment of capital committed by such investors. No such amounts were incurred during the period from April 23, 2014 (date of inception) to June 30, 2014.

The Company will pay a subordinated incentive listing distribution of 15.0%, payable in the form of a non-interest bearing promissory note, of the amount by which the adjusted market value plus distributions paid prior to listing exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated incentive

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 4 — Related Party Transactions and Arrangements  – (continued)

listing distribution unless investors have received a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions plus the 100.0% repayment of capital committed by such investors. No such amounts were incurred during the period from April 23, 2014 (date of inception) to June 30, 2014. Neither the Special Limited Partner nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement with or without cause, the Special Limited Partner will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 5 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common ownership with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company's common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services, transaction management services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 6 — Share-Based Compensation

Restricted Share Plan

The Company expects to have an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 6.3 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2014
(Unaudited)

Note 6 — Share-Based Compensation  – (continued)

the underlying restricted shares. The fair value of the shares will be expensed over the vesting period of five years. There have been no restricted shares granted for the period from April 23, 2014 (date of inception) to June 30, 2014 and therefore, no restricted stock expense has been recorded in the Company’s consolidated financial statements.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the period from April 23, 2014 (date of inception) to June 30, 2014.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through July 23, 2014, the date which these consolidated financial statements were available to be issued, and has determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the consolidated financial statements.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables has investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company. For additional information see the section entitled “Prior Performance Summary.”

Certain of the tables below provide information with respect to ARCT. ARCT was a public program sponsored by the parent of our sponsor. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

A-1

TABLE 1

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT(1)	ARCT III(2)	ARCT IV	PE-ARC		HCT	ARCT V		NYRT
Dollar amount offered	$1,500,000	$1,500,000	$1,500,000	$1,785,000		$1,500,000	$1,700,000		$1,500,000
Dollar amount raised(3)	1,695,813	1,750,291	1,753,560	1,741,472		1,791,198	1,557,640		1,697,677	(4)
Length of offerings (in months)	42	18	10	43		27	7		40
Months to invest 90% of amount available for investment (from beginning of the offering)	39	18	14	N/A	(5)	32	N/A	(5)	40

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private programs.
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.
(3)	As of December 31, 2013. Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(4)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(5)	As of December 31, 2013 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

A-2

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

	ARCT(2)					ARCT III(3)			ARCT IV
(dollars in thousands, except per share data)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(23,955)	$(9,652)	$(4,315)	$(4,283)	$(1)	$(32,151)	$(2,124)	$—	$(71,659)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$801
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.78	$5.50	$—	$51.62	$3.14
From operations and sales of properties	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From all other sources (financing or offering proceeds)	$24.69	$17.99	$21.96	$12.71	$—	$28.61	$5.50	$—	$40.61	$3.14
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-3

	PE-ARC					HCT
(dollars in thousands, except per share data)	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 13, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$73,165	$17,550	$3,529	$98	$—	$125,353	$35,738	$3,314	$—
Operating expenses	$75,184	$18,804	$5,234	$808	$—	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(2,019)	$(1,254)	$(1,705)	$(710)	$—	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(10,511)	$(3,020)	$(811)	$(38)	$—	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(12,350)	$(4,273)	$(2,516)	$(747)	$—	$(22,172)	$(10,637)	$(4,117)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$18,540	$4,033	$593	$201	$—	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$—	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$1,210,275	$195,130	$61,818	$21,555	$200	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$38,007	$3,673	$873	$—	$—	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$54.12	$56.43	$58.07	$—	$—	$53.50	$29.48	$91.49	$—
From operations and sales of properties	$26.40	$56.43	$39.44	$—	$—	$25.11	$15.87	$—	$—
From all other sources (financing or offering proceeds)	$27.72	$—	$18.62	$—	$—	$28.39	$13.61	$91.49	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,767,110	$337,167	$87,463	$22,831	$1,143	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$1,721,527	$325,410	$85,192	$22,713	$1,143	$1,734,573	$690,668	$172,315	$844
Total liabilities	$251,995	$173,139	$58,007	$21,556	$943	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-4

	ARCT V	NYRT
(dollars in thousands, except per share data)	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,311)	$(6,372)	$(3,265)	$(1,871)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$1
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (4)	$— (4)	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—
From operations and sales of properties	$—	$5.55	$17.30	$6.04	$—	$—
From all other sources (financing or offering proceeds)	$22.65	$16.03	$20.98	$16.23	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT's shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	Excludes distributions related to private placement programs.

A-5

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV includes the operations of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

Program name (dollars in thousands)	ARCT(1)		ARCT III(2)		ARCT IV(3)		PE-ARC		HCT		ARCT V		NYRT
Date of program closing of offering	3/1/2012		2/26/2013		1/3/2014		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Duration of program offering (months)	50		23		19		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,741,472		$1,791,198		$1,557,640		$1,697,677	(4)
Annualized Return on Investment	8.7	%(6)	22.0	%(7)	17.4	%(7)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Median Annual Leverage	31.9%		15.0%		0.0%		50.1%		15.8%		0.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$158,925		$190,285		$173,491		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private programs. On March 1, 2012, ARCT became a self-administered REIT and listed it common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion.
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III's common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP for those stockholders of ARCT III or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV's common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP's common stock; and (iii) 0.5937 of a share of ARCP's 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(5)	These programs have closed, but a liquidity event has not occurred as of December 31, 2013.
(6)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

A-6

TABLE V

SALES OR DISPOSALS OF PROGRAM

Table V summarizes the sales or disposals of properties by ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

			Selling Price, Net of Closing costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property (dollars in thousands)	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
ARCT(6):
PNC Bank Branch — New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch — New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305

ARCT III(7)
ARCT IV:(8)
PE-ARC: Not applicable
HCT: Not applicable
ARCT V: Not applicable
NYRT: Not applicable

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On March 1, 2012, ARCT became a self-administered REIT and listed it common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and all of ARCT's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion.
(7)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(8)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.

A-7

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

American Realty Capital — Retail Centers of America II, Inc.
EFFECTIVE AS OF SEPTEMBER 25, 2014

American Realty Capital — Retail Centers of America II, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”), in each case as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares or by delivering a completed and executed authorized form to the Administrator, which can be obtained from the Administrator. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan initially at a price equal to $23.75 per share, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. Beginning with the date on which the Company files its second Quarterly Report on Form 10-Q (or its Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the U.S. Securities and Exchange Commission (the “SEC”) following September 25, 2016, which is two years from the effective date of the Company’s initial public offering, the Company intends to offer Shares pursuant to the Plan at the net asset value of the Company as determined by American Realty Capital Retail II Advisors, LLC, divided by the number of shares of common stock outstanding as of the end of the business day immediately preceding the day on which the Company makes its quarterly periodic filing. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $23.75 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s charter (as may be amended, amended and restated, supplemented or otherwise modified from time to time). For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate of the outstanding shares of our stock or not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding shares of our stock.

4. Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

9. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

10. Amendment to or Suspension or Termination of the Plan.

(a) Except for Section 8(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

11. Participation by Limited Partners of American Realty Capital Retail II Operating Partnership, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Retail II Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

12. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

13. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Administrator, c/o DST Systems, Inc., 430 W 7th St., Kansas City, MO 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator or by providing the relevant information in a press release or a report filed by the Company with the SEC. Each Participant shall notify the Administrator promptly in writing of any changes of address.

14. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

APPENDIX C

American Realty Capital - Retail Centers of America II, Inc.
PRE-ESCROW BREAK SUBSCRIPTION AGREEMENT

American Realty Capital
Retail Centers of America II

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

1 Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REIT, ARC-Retail II and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

- State in which sale was made: _______

☐ Initial Investment
☐ Additional Investment:
Acct# ___________________

Investment Amount

$ ______________________________

- *$2,500 minimum investment*
- *$100 increments for additional investments*

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

Pre-Escrow Break Instructions: Please follow the instructions outlined below

PROCEDURES PRIOR TO ESCROW BREAK:

Until we have raised the minimum offering amount of $2,000,000 of shares of common stock, your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to "UMB Bank, N.A., Escrow Agent for American Realty Capital – Retail Centers of America II, Inc." to American National Stock Transfer, LLC at the following address (except that Pennsylvania and Washington investors should continue to follow the instructions above until $156,250,000 and $20,000,000 has been raised, respectively. (See "Prospectus Summary — Terms of the Offering" in the prospectus):

American Realty Capital - Retail Centers of America II, Inc.
c/o American National Stock Transfer, LLC
430 W 7th St, Kansas City, MO 64105-1407
Phone: (877) 373-2522
Fax: (646) 861-7793

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522.

NOTE: Different Procedures Apply Post-Escrow Break

Payment Instructions: Please follow the instructions outlined below.

Instructions to Subscribers

Section 1: Indicate investment amount **(Make all checks payable as described above.)**

Section 2: Choose type of ownership

Non-Custodial Ownership:

Accounts with more than one owner must have ALL PARTIES SIGN where indicated in Section 6a. Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in Section 2.

Custodial Ownership:

- For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.
- For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: All names, mailing addresses, Tax ID and Account Numbers of Trustees

Section 4: All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors

Section 5: Choose Distribution Allocation option

Sections 6 and 6a: Have ALL owners initial and sign where indicated in Section 6a

Section 6b: All investors that are U.S. persons must complete and sign the attached substitute IRS Form W-9 (the "Substitute Form W-9") and all investors that are not U.S. persons must complete and sign the applicable IRS Form W-8

Section 7: To be signed and completed by your Financial Advisor (be sure to include CRD number for FA and BD Firm and the Branch Manager's signature)

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

- ☐ **Individual –** *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*
- ☐ **Tenants in Common –** *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA) –** *Owner and custodian signature required.*
  State of ______ Custodian for ____________________
- ☐ **Estate –** *Personal representative signature required.*
  Name of Executor: ____________________
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ____________________
- ☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ____________________
  Include title and signature pages.

2b. Custodial Ownership
(Qualified)

- ☐ **Traditional IRA* –** *One signature required.*
- ☐ **Roll-Over IRA* –** *One signature required.*
- ☐ **Roth IRA* –** *One signature required.*
- ☐ **KEOGH Plan* –** *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*
- ☐ **Other** (Specify) – ____________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete the attached Substitute Form W-9.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
CITY STATE/PROVINCE COUNTRY

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______

Account No. (required):______

☐ Foreign national identity documents Bank Name (required):______

Phone No. (required):______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital - Retail Centers of America II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital - Retail Centers of America II, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *I/we authorize American Realty Capital - Retail Centers of America II, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **AMERICAN REALTY CAPITAL - RETAIL CENTERS OF AMERICA II, INC.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital - Retail Centers of America II, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital - Retail Centers of America II, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital - Retail Centers of America II, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital - Retail Centers of America II, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability standard as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC-Retail II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Retail II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to an Alabama resident that represents that he or she has a liquid net worth of at least 10 times the amount of their investment in ARC-Retail II and its affiliates.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Retail II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor's total investment in ARC-Retail II shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets that may be convertible to cash within one year.)		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC Retail II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Retail II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-Retail II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Retail II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC-Retail II common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Retail II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-Retail II securities registered for the offering with the Missouri Securities Division.

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

6 Continued

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE (5) BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.*

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6a)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 8-2013))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)____________________

Check appropriate box:

☐ Individual/Sole Proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ________

☐ Other

Exempt payee code (if any) ________________ **Exemption from FATCA reporting code** (if any) ________________

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

	OR	
Social Security Number		Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name Date

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) A SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or FIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

EFFECTIVE SEPTEMBER 26, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT PRIOR TO BREAKING ESCROW.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________

Representative # ______________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail

American Realty Capital - Retail Centers of America II, Inc.
c/o American National Stock Transfer, LLC,
430 W 7th St, Kansas City, MO 64105-1407
Phone: (877) 373-2522
Fax: (646) 861-7793

For Overnight Deliveries

American Realty Capital - Retail Centers of America II, Inc.
c/o American National Stock Transfer, LLC,
430 W 7th St, Kansas City, MO 64105-1407
Phone: (877) 373-2522
Fax: (646) 861-7793

▸ **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

APPENDIX D

TRANSFER ON DEATH DESIGNATION

American Realty Capital — Retail Centers of America II, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, American National Stock Transfer, LLC, is located in New York, and thus, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rico or Texas.
2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.
c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.
d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.
8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/ or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Realty Capital — Retail Centers of America II, Inc. of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐	First	Middle	Last
Co-stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐	First	Middle	Last
Social Security Number(s) of Stockholder(s)
Daytime Telephone		Stockholder			Co-Stockholder
(Not accepted from residents of Louisiana, Puerto Rico or Texas)

B — TRANSFER ON DEATH (Not permitted in Louisiana, Puerto Rico or Texas)

I (we) authorize American Realty Capital — Retail Centers of America II, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	Lineal Descendants per Stirpes (“LDPS”): Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Realty Capital — Retail Centers of America II, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Realty Capital — Retail Centers of America II, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Realty Capital — Retail Centers of America II, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 4 of this form.

I (we) further understand that American Realty Capital — Retail Centers of America II, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Realty Capital — Retail Centers of America II, Inc.

Signature — Investor (Required)	Date	Signature — Co-Investor (If Applicable)	Date

APPENDIX E

LETTER OF DIRECTION

    , 20
American Realty Capital — Retail Centers of America II, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City,
Missouri 64105-1407

Re:	Registered Investment Advisory Fees Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to, my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital — Retail Centers of America II, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$     ; or

    % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama, Maryland, North Dakota or Ohio investors.

E-1

APPENDIX F

NOTICE OF REVOCATION

    , 20
American Realty Capital — Retail Centers of America II, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407
Re: Revocation of Instruction
Account No.     (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to     , my registered investment advisor, pursuant to my letter to you dated.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

F-1

APPENDIX G

PRIVACY POLICY NOTICE

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY.  We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

Information we may Collect.  We may collect Non-Public Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms. This category may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license, citizenship, number of dependents, assets, income, employment history, beneficiary information and personal bank account information.
•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, transactional history and payment history.
•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

Why We Collect Non-Public Personal Information. We Collect Information from and about you:

•	in order to identify you as a customer;
•	in order to establish and maintain your customer accounts;
•	in order to complete your customer transactions;
•	in order to market investment products or services that may meet your particular financial and investing circumstances;
•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and
•	in order to meet our obligations under the laws and regulations that govern us.

Persons to Whom We May Disclose Information.  We may disclose all types of Non-Public Personal Information about you to the following third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Non-Public Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.

•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Non-Public Personal Information we collect as described above to such companies. However, before we disclose Non-Public Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Non-Public Personal Information confidential and secure and to use it only as authorized by us.
•	Other Nonaffiliated Third Parties. We do not sell or share your Non-Public Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we also may use and disclose all of the Non-Public Personal Information we collect about you to the extent permitted by law. For example, to:
•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;
•	protect the security and integrity of our records, website and customer service center;
•	protect our rights and property and the rights and property of others;
•	take precautions against liability;
•	respond to claims that your information violates the rights and interests of third parties;
•	take actions required by law or to respond to judicial process;
•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and
•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually. We also will send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?
If you have any questions about this Policy,
please do not hesitate to call Nicholas Radesca at (212) 415-6500.

Your Right to Limit Our Information Sharing With Affiliates

This Privacy Policy applies to American Realty Capital — Retail Centers of America II, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates in the American Realty Capital group of companies, such as our securities affiliates, from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:
By telephone at:
By mail: Mark your choices below, fill in and send to:
AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.
405 Park Avenue
New York, New York 10022

☐	Do not share information about my creditworthiness with your affiliates for their everyday business purposes.
☐	Do not allow your affiliates to use my personal information to market to me.

Name:

Signature:

Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA II, INC.

Common Stock

80,000 SHARES OF COMMON STOCK — MINIMUM OFFERING

125,000,000 SHARES OF COMMON STOCK — MAXIMUM OFFERING

PROSPECTUS

September 25, 2014

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by American Realty Capital — Retail Centers of America II, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution (assuming sale of maximum offering).

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

SEC registration fee	$483,000
FINRA filing fee	$225,500
Printing and mailing expenses	$13,000,000
Blue sky filing fees and expenses	$1,000,000
Legal fees and expenses	$3,500,000
Accounting fees and expenses	$1,250,000
Transfer agent and escrow fees	$10,084,000
Advertising and sales literature	$18,950,000
Due diligence expenses	$7,000,000
Miscellaneous(1)	$7,007,500
Total	$62,500,000

(1)	These miscellaneous expenses include issuer costs related to seminars and training and education meetings, office rent and utilities, rental equipment, repairs and maintenance, telephone and internet, hardware and software, software licenses and maintenance, supplies, office furniture, website hosting and development, industry associations and sponsorships and issuer non-transaction-based compensation costs.

Item 32. Sales to Special Parties.

The advisor and its assignees will receive certain distributions from our operating partnership. The special limited partner will receive a special limited partner interest of our operating partnership. Stockholders will be allowed to purchase shares pursuant to the DRIP at a price of $23.75 per share and, once we calculate NAV, at per share NAV. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and Friends, may purchase shares offered in this offering at a discount. The purchase price will be $22.50 per share, reflecting no selling commission or dealer manager fees will be paid in connection with such sale and, once we calculate NAV, at per share NAV. See the sections entitled “Plan of Distribution — Volume Discounts” and “Plan of Distribution — Shares Purchased by Affiliates and Participating Broker-Dealers” in the prospectus that is part of this registration statement.

Item 33. Recent Sale of Unregistered Securities.

In connection with our organization, the special limited partner purchased from us 8,888 shares of common stock for $22.50 per share, reflecting no selling commission or dealer manager fees paid in connection with such sale, for an aggregate purchase price of $200,000 on May 21, 2014. We made a capital contribution to our operating partnership in the amount of $200,000 in exchange for 8,888 general partner units of the operating partnership. We expect that our special limited partner also will make a capital contribution to our operating partnership in the amount of $2,020 in exchange for 90 limited partner units of the operating partnership. The 90 limited partner units that will be issued to our special limited partner may be exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. No sales commission or other consideration will be paid in connection with such sales, which will be consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers.

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and our charter.

Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor, the service provider or any of their respective affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following conditions are met: (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; (iii) the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct and (iv) the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

Our charter provides that the service provider and its affiliates also will be subject to the same limitations set forth in the preceding paragraph.

In addition, we will not indemnify any director, our advisor or any of its affiliates or the service provider or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates and the service provider and its affiliates performing services for us and/or on our behalf from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, the services agreement and the other agreements between the advisor and the service provider, as applicable. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement, the services agreement and other agreements between the advisor and the service provider, as applicable.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates or the service provider any of its affiliates in advance of final disposition of a proceeding only if all of the following additional conditions are satisfied: (i) the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; (iii) the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (iv) the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements:

The following documents are filed as part of this registration statement:

American Realty Capital — Retail Centers of America II, Inc.’s Consolidated Balance Sheet as of December 31, 2014, and the related Consolidated Statement of Operations and Comprehensive Loss for the period from April 23, 2014 (date of inception) to December 31, 2014, Consolidated Statement of Stockholders’ Deficit for the period from April 23, 2014 (date of inception) to December 31, 2014, Consolidated Statement of Cash Flows for the period from April 23, 2014 (date of inception) to December 31, 2014 and the Notes to the Consolidated Financial Statements, dated as of December 31, 2014.

American Realty Capital — Retail Centers of America II, Inc.’s Consolidated Balance Sheet as of March 31, 2015 (unaudited), and the related Consolidated Statement of Operations and Comprehensive Loss for the three months ended March 31, 2015 (unaudited), Consolidated Statement of Changes in Stockholders’

Deficit for the three months ended March 31, 2015 (unaudited), Consolidated Statement of Cash Flows for the three months ended March 31, 2015 (unaudited) and the Notes to the Consolidated Financial Statements, dated as of March 31, 2015 (unaudited).

(b) Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings.

(A)	The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(B)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and (2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(C)	The undersigned registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
(D)	The undersigned registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first year of operations of the registrant.

(E)	The undersigned registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.
(F)	The undersigned registrant undertakes to file, after the end of the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X for each significant property acquired, and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.
(G)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(H)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of May, 2015.

AMERICAN REALTY CAPITAL — RETAIL
CENTERS OF AMERICA II, INC.

/s/ William M. Kahane

Name: William M. Kahane
Title:   Chief Executive Officer, President and
             Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ William M. Kahane William M. Kahane	Chief Executive Officer, President and Chairman of the Board of Directors	May 29, 2015
/s/ Patrick J. Goulding Patrick J. Goulding	Chief Financial Officer, Treasurer and Secretary	May 29, 2015
/s/ Kase Abusharkh Kase Abusharkh	Chief Investment Officer	May 29, 2015
/s/ B. J. Penn B.J. Penn	Independent Director	May 29, 2015
/s/ Herbert Vederman Herbert Vederman	Independent Director	May 29, 2015

EXHIBITS INDEX

The following exhibits are included, or incorporated by reference, in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1(3)	Dealer Manager Agreement among American Realty Capital — Retail Centers of America II, Inc., American Realty Capital Retail II Advisors, LLC and Realty Capital Securities, LLC
1.2(2)	Form of Soliciting Dealers Agreement between Realty Capital Securities, LLC and the Soliciting Dealers
3.1(3)	Articles of Amendment and Restatement of the Company
3.2(1)	Bylaws of the Company
4.1(3)	Agreement of Limited Partnership of American Realty Capital Retail II Operating Partnership, L.P., between the Company and American Realty Capital Retail II Advisors, LLC
4.2*	First Amendment to the Agreement of Limited Partnership of American Realty Capital Retail II Operating Partnership, L.P., dated May 29, 2015
5.1(1)	Opinion of Venable LLP
8.1(1)	Opinion of Proskauer Rose LLP as to tax matters
10.1(3)	Escrow Agreement among American Realty Capital — Retail Centers of America II, Inc., UMB Bank, N.A., and Realty Capital Securities, LLC
10.2(3)	Property Management Agreement between American Realty Capital Retail II Advisors, LLC and American Realty Capital - Retail Centers of America II, Inc.
10.3(3)	Leasing Agreement between American Realty Capital — Retail Centers of America II, Inc. and American Realty Capital Retail II Advisors, LLC
10.4(3)	Advisory Agreement among American Realty Capital — Retail Centers of America II, Inc., American Realty Capital Retail II Operating Partnership, L.P. and American Realty Capital Retail II Advisors, LLC
10.5(1)	Employee and Director Incentive Restricted Share Plan of the Company
10.6(5)	Indemnification Agreement, dated December 31, 2014, between American Realty Capital — Retail Centers of America II, Inc. and each of its directors and officers, and certain former directors and officers
10.7(5)	Indemnification Agreement, dated March 26, 2015, between American Realty Capital — Retail Centers of America II, Inc. and Mr. Herbert Vederman
14(1)	Code of Ethics
16.1(4)	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 28, 2015
21.1(1)	List of Subsidiaries
23.1*	Consent of KPMG LLP
23.2(1)	Consent of Venable LLP (included in Exhibit 5.1)
23.3(1)	Consent of Proskauer Rose LLP (included in Exhibit 8.1)
101(5)	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital — Retail Centers of America II, Inc.’s Annual Report on Form 10-K for the period from April 23, 2014 (date of inception) to December 31, 2014, formatted in XBRL: (i) the Consolidated Balance Sheet, (ii) the Consolidated Statement of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Stockholders’ Deficit, (iv) the Consolidated Statement of Cash Flows and (v) the Notes to Consolidated Financial Statements.

*	Filed herewith
(1)	Filed as an exhibit to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed with the SEC on August 18, 2014.
(2)	Filed as an exhibit to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 filed with the SEC on September 15, 2014.
(3)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 13, 2014.
(4)	Filed as an exhibit to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed with the SEC on January 29, 2015.
(5)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 31, 2015.